EXHIBIT (a)(1)

Offering Memorandum
TerreStar Corporation
TerreStar Holdings Inc.
and
TerreStar Networks Inc.

Offers to Exchange the Original Securities for the Exchange Securities
as Set Forth in the Tables below
and
Solicitation of Consents for (a) Amendments to the Series B Preferred
Certificate of Designations, (b) Amendments to the 6.5% Notes Indenture and
(c) Approval of the Exchange Offers and Solicitation by the Holders of the 6.5% Notes

The Original Securities	The Exchange Securities
(1) All outstanding shares of Series A Cumulative Convertible Preferred Stock (“Series A Preferred”) of TerreStar Corporation (“TSC”) for	Up to 90,000 shares of Series F Preferred Stock (“Sub Series F Preferred”) of TerreStar Holdings Inc. (“Holdings”)
(2) All outstanding shares of Series B Cumulative Convertible Preferred Stock of TSC (“Series B Preferred,” collectively with the Series A Preferred, “Series A&B Preferred”) for	Up to 318,500 shares of Sub Series F Preferred of Holdings
(3) All outstanding shares of Series E Junior Participating Preferred Stock of TSC (“Series E Preferred”) for	Up to 300,000 shares of Series G Junior Preferred Stock of Holdings (“Sub Series G Preferred”)

The Exchange Offers and Solicitation will expire at 5:00 p.m., New York City time, on Wednesday , January 6, 2010 , unless extended or earlier terminated (the “Expiration Time”).  Withdrawal rights for tenders of each series of Original Securities and withdrawal rights for Consents will expire at the Expiration Time.  All capitalized terms that are not defined above have the meanings given them in this Offering Memorandum.  It is expected that the Expiration Time will be extended to 5:00 p.m. New York City time, on the Schedule 14A Date (as defined on page 9 herein) if such date occurs after January 6, 2010 .

None of TerreStar Corporation, TerreStar Networks Inc., TerreStar Holdings Inc., the Exchange and Information Agent or any of their respective affiliates makes any recommendation as to whether or not holders should tender Original Securities or deliver Consents in response to the Exchange Offers and Solicitation.  Each holder must make his, her or its own decision as to whether to participate in the Exchange Offers and Solicitation.

TerreStar Corporation, a Delaware corporation (“TSC”), and TerreStar Holdings Inc., a Delaware corporation and a direct wholly-owned subsidiary of TSC (“Holdings” and, together with TSC and TSN (as defined below), the “Companies”), are offering to exchange (each, an “Exchange Offer” and collectively, the “Exchange Offers”) (i) all outstanding shares of Series A Preferred for up to 90,000 shares of Sub Series F Preferred, (ii) all outstanding shares of Series B Preferred for up to 318,500 shares of Sub Series F Preferred and (iii) all outstanding shares of Series E Preferred for up to 300,000 shares of Sub Series G Preferred.  Additionally, TerreStar Networks Inc., a Delaware corporation and an indirect majority-owned subsidiary of TSC (“TSN”), and TSC propose to amend all outstanding $167.0 million (as of September 30, 2009) aggregate principal amount of 6.5% Senior Exchangeable PIK Notes due 2014 (the “6.5% Notes”) in the form of a supplemental indenture (the “6.5% Notes Supplement”) to the indenture governing the 6.5% Notes (the “6.5% Notes Indenture”) upon the receipt of the requisite consents as described herein.  In connection with the Exchange Offers, Holdings will issue 150,000 shares of the Sub Series G Preferred to each of (i) EchoStar Corporation or its affiliates (“EchoStar”), and (ii) Harbinger Capital Partners or its affiliates  (“Harbinger”), for a total additional issuance of 300,000 shares of Sub Series G Preferred, in exchange for their waiver of certain Fundamental Corporate Transaction Approval Rights, as set forth in the applicable certificates of designation in respect of the Exchange Offers, as holders of TSC’s Series C Preferred Stock (“Series C Preferred”) and TSC’s Series D Preferred Stock (“Series D Preferred,” and, together with the Series C Preferred, the “Series C&D Preferred”) and holders of TSN’s Series A Preferred Stock (“TSN Series A Preferred”) and TSN’s Series B Preferred Stock (“TSN Series B Preferred,” and together with the TSN Series A Preferred, the “TSN Series A&B Preferred”) and their rights under their respective Right of First Offer Agreement, discussed below (the “Consent Payment”).  While holders of the Series C&D Preferred and TSN Series A&B Preferred will be solicited for consents and will receive the Consent Payment, the Series C&D Preferred and TSN Series A&B Preferred are not a part of the Exchange Offers, nor are any of the Companies making an offer to exchange the Series C&D Preferred and TSN Series A&B Preferred outside of the Exchange Offers.  EchoStar is the sole holder of TSC’s Series C Preferred and TSN’s Series A Preferred, and Harbinger is the sole holder of TSC’s Series D Preferred Stock and TSN’s Series B Preferred.

In connection with the Exchange Offers, TSC is hereby soliciting consents for certain proposed amendments to the certificate of designations of the Series B Preferred (the “Series B Preferred Amendments”), which certificate governs the terms of the Series B Preferred.  Additionally, in connection with the 6.5% Notes Supplement, TSC and TSN are hereby soliciting consents to certain amendments to the 6.5% Notes Indenture (the “6.5% Notes Amendments,” and, together with the Series B Preferred Amendments, the “Proposed Amendments”).  Also, TSC, TSN and Holdings are soliciting consents for the approval of the Exchange Offers and Solicitation (as defined below) by holders of the 6.5% Notes (the “6.5% Noteholders’ Approval”).  While the 6.5% Notes held by TSN and any affiliate of TSN (including Harbinger and Echostar) are to be disregarded for the purposes of consents, waivers and directions under the 6.5% Notes Indenture, TSC and TSN have determined that the consent of Harbinger will nonetheless be sought for purposes of the 6.5% Notes Amendments as Harbinger has rights as a holder of the 6.5% Notes that are different from other holders of the 6.5% Notes, which rights will be affected by the 6.5% Notes Amendments.  Therefore, TSC, TSN and Holdings, will not effect the 6.5% Notes Supplement containing the 6.5% Notes Amendments without consents from Harbinger.  For the purposes of this Offering Memorandum, we refer to consents for the 6.5% Noteholders’ Approval and Proposed Amendments as the “Consents,” and we refer to the solicitations for the 6.5% Noteholders’ Approval and Proposed Amendments as the “Solicitation,” and, together with the Exchange Offers, the “Exchange Offers and Solicitation.”  In the event we have obtained the requisite Consents and have obtained the other consents and approvals that are conditions to the consummation of the Exchange Offers and Solicitation, holders of the Series B Preferred that do not furnish Consents will nevertheless have their Series B Preferred amended, which shares will become shares of the Parent Amended Series B Preferred (as defined below), and holders of the 6.5% Notes that do not furnish Consents will nevertheless have their 6.5% Notes amended and will be bound by the 6.5% Notes Amendments.  Consents from holders of more than a majority of outstanding Series B Preferred constitute the requisite consents to the Series B Preferred Amendments.  Consents from the holders of more than a majority of outstanding aggregate principal amount of the 6.5% Notes held by non-affiliates of TSC and TSN (the “Majority Unaffiliated Holders”) constitute, for purposes of the Exchange Offers and Solicitation, the requisite consents to the 6.5% Noteholders’ Approval, and the consents of the Majority Unaffiliated Holders, together with the consent of Harbinger, constitute the requisite consents for the 6.5% Notes Amendments.

In connection with the Exchange Offers, (i) a holder of each share of Series A Preferred or Series B Preferred will be entitled to receive one (1) share of Sub Series F Preferred (exchange ratio = 1:1) and (ii) a holder of each share of Series E Preferred will be entitled to receive 0.25 shares of Sub Series G Preferred (exchange ratio = 1:0.25).  In connection with the 6.5% Notes Supplement, a holder of each $1,000 in principal amount of 6.5% Notes, upon receipt of the requisite consents for the 6.5% Notes Amendments and the 6.5% Noteholders’ Approvals, will own $1,000 in principal amount of the 6.5% Notes as Amended (as defined below).  After giving effect to the 6.5% Notes Amendments, each $1,000 in principal amount of the 6.5% Notes as Amended shall be exchangeable for a number of shares of Sub Series G Preferred equal to (i) 1,000, divided by (ii) the product of (a) 100 and (b) the product of (x) the average of the closing prices of a share of TSC’s Common Stock over the ten (10) trading day period ending three (3) days immediately prior to the close of the proposed Exchange Offers and Solicitation and (y) 125%.  As a result of being a holder of shares of Sub Series G Preferred, such holder will also be a beneficial owner of the same number of shares of Parent Amended Series E Preferred Stock of TSC (the “Parent Amended Series E Preferred”).  Each share of Parent Amended Series E Preferred may be converted into one hundred (100) shares of TSC’s Common Stock (the “Conversion Ratio”).  The 6.5% Notes Amendments will result in the effective price of each share of TSC’s Common Stock issuable upon the exercise of a holder’s exchange rights to acquire Sub Series G Preferred, and the subsequent exercise of such holder’s conversion rights under the Parent Amended Series E Preferred to acquire TSC’s Common Stock, to be equal to the Parent Amended Series B Conversion Price (as defined below).  In addition, EchoStar, as the sole holder of TSC’s Series C Preferred and TSN’s Series A Preferred and Harbinger, as the sole holder of TSC’s Series D Preferred and TSN’s Series B Preferred, will be entitled to receive the Consent Payment.

ii

In connection with the Exchange Offers and Solicitation, TSC has formed a new wholly-owned subsidiary, Holdings, and (i) Holdings will acquire all of the issued and outstanding non-voting common stock of MVH Holdings Inc. (“MVH”), currently a direct, wholly-owned subsidiary of TSC, such that MVH will become a subsidiary of Holdings, with all of the voting power with respect to MVH being retained by TSC and virtually all of the non-voting, economic rights with respect to MVH being held by Holdings (which rights shall not be transferrable), and (ii) as a result of the consummation of the Exchange Offers and Solicitations, Holdings will own of record (a) up to 408,500 shares of the Series B Preferred, the terms of which will be amended from their existing terms per the Proposed Amendments, (the “Parent Amended Series B Preferred”), and (b) up to 600,000 shares of the Series E Preferred, the terms of which will be amended from their existing terms (the “Parent Amended Series E Preferred”).  All such transactions in respect of MVH will be effected immediately prior to the consummation of the Exchange Offers and Solicitation.  In addition, TSC has caused the formation of TerreStar 1.4 Holdings LLC (“Spectrum LLC”), a Delaware limited liability company and a wholly-owned subsidiary of Holdings to which TSC has transferred its 1.4GHz spectrum (the “Spectrum”).  Holdings will authorize two (2) classes of Preferred Stock constituting the Exchange Securities: the Sub Series F Preferred and the Sub Series G Preferred, each with the rights and preferences described elsewhere in this Offering Memorandum.  The creation of Holdings and its wholly-owned subsidiary, Spectrum LLC, and the transfer of the Spectrum to Spectrum LLC was effected in order to make the rights that the holders of the Exchange Securities have to the assets at Holdings and its subsidiaries (in particular the Spectrum) structurally superior to the rights that the equity holders at the TSC level have with respect to such assets.  The certificates of designations of the Sub Series F Preferred, Sub Series G Preferred, Parent Amended Series B Preferred and Parent Amended Series E Preferred shall be substantially in the forms as those attached to this Offering Memorandum as Exhibit A, Exhibit B, Exhibit C and Exhibit D, respectively.  The 6.5% Notes Supplement to the 6.5% Notes Indenture will be substantially in the form as is attached to this Offering Memorandum as Exhibit E.

As of November 16, 2009, there were 90,000 shares of Series A Preferred outstanding, 318,500 shares of Series B Preferred outstanding, 1,200,000 shares of TSC’s Series E Preferred and $167.0 million (as of September 30, 2009) aggregate principal amount of 6.5% Notes outstanding.  There is no established trading market for the Original Securities and the 6.5% Notes.  The Exchange Offers and Solicitation are being made to all holders of our Original Securities and 6.5% Notes, respectively, including EchoStar and Harbinger, who may be deemed affiliates of TSC and TSN.  Upon consummation of the Exchange Offers and Solicitation, and assuming 100% participation, the shares of TSC’s Series B Preferred and Series E Preferred that remain outstanding, will be amended as set forth in this Offering Memorandum and will be held of record by Holdings, as fiduciary for the benefit of the holders of the Sub Series F Preferred and the Sub Series G Preferred.  The shares of TSC’s Series A Preferred that are tendered will become treasury stock and will be subject to re-issuance as any of the other series of TSC’s Preferred Stock.

iii

The Exchange Offers and Solicitation are being conducted in an effort to extend the maturity of the Original Securities, among other things.   For purposes of this Offering Memorandum, (i) the term “Original Securities” means, collectively, the Series A&B Preferred and Series E Preferred, (ii) the term “Exchange Securities” means, collectively, the Sub Series F Preferred and the Sub Series G Preferred, (iii) the term “6.5% Notes” means the 6.5% Senior Exchangeable PIK Notes due 2014, (iv) the term “6.5% Notes as Amended” means the 6.5% Notes, as amended, upon receipt of the requisite consents described herein and the execution and delivery of the 6.5% Notes Supplement, (v) the term “TSC’s Preferred Stock” means, collectively, at any time, all of the series of preferred stock of TSC at such time, and (vi) the term “TSC’s Common Stock” means the common stock, par value of $0.01 per share, of TSC.  Unless otherwise specified herein, all references to “we,” “our” and “us” refer to TSC and its subsidiaries on a consolidated basis.

The Exchange Offers and Solicitation will be consummated upon the simultaneous occurrences of the following:  (i) the exchange of each series of the Original Securities for the corresponding series of the Exchange Securities, (ii) the execution and filing with the Secretary of State of the State of Delaware of the certificates of designations of the Parent Amended Series B Preferred, Parent Amended Series E Preferred, Sub Series F Preferred and Sub Series G Preferred, evidencing the effectiveness of such series of preferred stock and (iii) the execution and delivery of the 6.5% Notes Supplement to the 6.5% Notes Indenture, evidencing the effectiveness of the 6.5% Notes Amendments.  The Exchange Offers and Solicitation will be on the terms and subject to the conditions set forth in this Offering Memorandum (as it may be amended or supplemented from time to time, the “Offering Memorandum”), in the accompanying Letter of Transmittal (the “Letter of Transmittal”), and in the Letter of Consent (the “Letter of Consent” and, together with this Offering Memorandum and the Letter of Transmittal, the “Offer Documents”).

This Offering Memorandum contains important information that should be read before any decision is made with respect to the Exchange Offers and Solicitation.  In particular, see “Risk Factors” beginning on page 27 for a discussion of risks you should consider before participating in the Exchange Offers and Solicitation.

Neither the Exchange Securities nor the 6.5% Notes as Amended nor any security underlying the Exchange Securities or the 6.5% Notes as Amended has been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.  Unless so registered, none of the Exchange Securities, 6.5% Notes as Amended or any security underlying the Exchange Securities or the 6.5% Notes as Amended may be offered, sold, exercised or converted, as applicable, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements, the Securities Act and applicable state securities laws.  Accordingly, the resale of the Exchange Securities, the 6.5% Notes as Amended and any security underlying the Exchange Securities or the 6.5% Notes as Amended will be restricted.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Offer Documents. Any representation to the contrary is a criminal offense.

November 16, 2009

iv

v

IMPORTANT INFORMATION

To effectively exchange the Original Securities for the Exchange Securities and deliver Consents as to which the holder is a custodian bank, depositary, broker, trust company or other nominee, the beneficial owner of those Original Securities and 6.5% Notes must instruct the holder to tender such Original Securities and deliver Consents on behalf of the beneficial owner.  An Instruction Letter (the “Instruction Letter”) is included in the Offer Documents accompanying this Offering Memorandum.  If a holder’s Original Securities and/or 6.5% Notes are registered in the name of a custodian bank, depositary, broker, trust company or other nominee, the holder must contact that custodian bank, depositary, broker, trust company or other nominee in order to exchange such Original Securities and/or deliver such Consents.  See “The Exchange Offers and Solicitation—Procedures for Tendering Original Securities—Tender of Original Securities Held Through DTC.” and “The Exchange Offers and Solicitation—Procedures for Delivering Consents to the 6.5% Notes Amendments and the 6.5% Noteholders’ Approval.”

To effect an exchange of Original Securities, participants of The Depository Trust Company (“DTC”) must, in lieu of physically completing, signing and delivering the Letter of Transmittal to the Exchange Agent, electronically transmit tenders in the Exchange Offers to DTC through DTC’s ATOP (as defined below), and follow the procedure for book-entry transfer set forth under “The Exchange Offers and Solicitation—Procedures for Tendering Original Securities—Book-Entry Transfer.”

Holders of certificated Original Securities wishing to exchange the Original Securities for the Exchange Securities, should complete and sign the accompanying Letter of Transmittal (or a facsimile thereof), in accordance with the instructions set forth therein, and send or deliver it together with any other required documents, including, without limitation, certificates evidencing such Original Securities to the Exchange Agent at the address or facsimile number set forth on the last page of this Offering Memorandum.

The acceptance of the applicable Exchange Offers by a holder who has agreed to tender to Holdings pursuant to any of the procedures set forth herein will constitute an agreement by such holder to deliver good and marketable title to such holder’s Original Securities on the first date on which such Original Securities are accepted for exchange by Holdings pursuant to the applicable Exchange Offers and Solicitation free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

Neither the offering and sale of the Exchange Securities will be registered under the Securities Act.  Similarly, neither the 6.5% Notes nor the 6.5% Notes as Amended have been or will be registered under the Securities Act. Accordingly, the Exchange Securities and the 6.5% Notes as Amended must continue to be held unless a subsequent disposition is exempt from the registration requirements of the Securities Act or pursuant to an effective registration statement.  In addition, for purposes of Rule 144 under the Securities Act, investors of the Original Securities will not be able to tack their holding period under the Original Securities onto the holding period under the Exchange Securities upon the consummation of the Exchange Offers and Solicitation, nor will they be able to tack their holding period under the Exchange Securities onto the holding period under TSC’s Common Stock upon conversion of the Exchange Securities.  Therefore, investors of the Exchange Securities and TSC’s Common Stock are subject to the applicable full holding period requirement under Rule 144 of the Securities Act, and their ability to transfer the Exchange Securities and TSC’s Common Stock will be limited.  We urge Investors to consult with their respective counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act.

No secondary trading market for the Exchange Securities or the 6.5% Notes as Amended is expected to develop and investors should be aware that they might be required to bear the financial risk of their investment for an indefinite period of time.  See “Notice to Investors; Transfer Restrictions.”

THIS OFFERING MEMORANDUM, THE LETTER OF TRANSMITTAL AND THE LETTER OF CONSENT CONTAIN OR INCORPORATE BY REFERENCE IMPORTANT INFORMATION THAT SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO THE EXCHANGE OFFERS AND SOLICITATION.  SEE “WHERE YOU CAN FIND MORE INFORMATION” AND “INCORPORATION OF DOCUMENTS BY REFERENCE.”

The Exchange Offers and Solicitation are not being made to (nor will the surrender of Original Securities for exchange or the delivery of Consents be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the Exchange Offers and Solicitation would not be in compliance with the laws of such jurisdiction.  In those jurisdictions where the securities, blue sky or other laws require the Exchange Offers and Solicitation to be made by a licensed broker or dealer, the Exchange Offers and Solicitation shall be deemed to be made on behalf of the Companies by the Exchange Agent or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

No person has been authorized to provide any information with respect to the Exchange Offers and Solicitation, or to make any representation in connection therewith, other than those contained herein, in the related Letter of Transmittal, or in the related Letter of Consent.  If made or given, such recommendation or any such information or representation must not be relied on as having been authorized by the Companies or the Exchange Agent.  No person has been authorized to make any recommendation on behalf of the Companies as to whether holders should exchange their Original Securities for Exchange Securities or deliver their Consents pursuant to the Exchange Offers and Solicitation.

Neither the delivery of this Offering Memorandum nor any acceptance for exchange of the Original Securities or acceptance of the delivered Consents shall under any circumstances create any implication that the information contained or incorporated by reference herein is correct as of any time subsequent to the date hereof or that there has been no change in the information contained or incorporated by reference herein or in the affairs of the Companies or any of their subsidiaries or affiliates since the date hereof.

NONE OF THE COMPANIES, THE EXCHANGE AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY RECOMMENDATION AS TO WHETHER OR NOT HOLDERS SHOULD TENDER ORIGINAL SECURITIES OR DELIVER CONSENTS IN RESPONSE TO THE EXCHANGE OFFERS AND SOLICITATION.  EACH HOLDER MUST MAKE HIS, HER OR ITS OWN DECISION AS TO WHETHER TO PARTICIPATE IN THE EXCHANGE OFFERS AND SOLICITATION.

Jefferies & Company, Inc. (“Jefferies”) has been engaged as financial advisor and dealer manager to the Companies in connection with, among other things, the Exchange Offers and the Solicitation, and as such has been receiving and will continue to receive a monthly fee equal to $175,000 per month (beginning on May 4, 2009, and ending upon termination of the agreement), plus reasonable out-of-pocket expenses.  Assuming 100% participation in the Exchange Offers and Solicitation and upon consummation thereof, Jefferies will receive a reasonable and customary fee (with 75% of certain monthly fees previously paid to Jefferies to be credited against such fee).

FORWARD-LOOKING STATEMENTS

This Offering Memorandum, including the documents incorporated by reference herein, contains forward-looking statements.  All statements regarding our expected financial position and operating results, our business strategy, and our financing plans are forward-looking statements.  These statements can sometimes be identified by our use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” or “intend.”  These forward-looking statements reflect our plans, expectations and beliefs and, accordingly, are subject to certain risks and uncertainties.  We cannot guarantee that any of such forward-looking statements will be realized.

Statements regarding factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, or cautionary statements, include, among others, those under the caption “Risk Factors” and elsewhere in this Offering Memorandum, including in conjunction with the forward-looking statements included in this Offering Memorandum and in the documents incorporated by reference.  All of our subsequent written and oral forward-looking statements (or statements that may be attributed to us) are expressly qualified by the cautionary statements.  You should carefully review the risk factors described in this Offering Memorandum and in our other filings with the Securities and Exchange Commission (“SEC”) from time to time, including our reports on Forms 10-Q and 10-K which will be filed in the future, as well as our other reports and filings with the SEC.

Our forward-looking statements are based on information available to us today, and we will not update these statements unless required by law.  Our actual results may differ significantly from the results discussed.

SUMMARY
The following summary highlights selected information contained elsewhere in this Offering Memorandum, the Letter of Transmittal and the Letter of Consent and may not contain all the information that is important to you. For a more complete understanding of the Exchange Offers and Solicitation, you should read this entire Offering Memorandum, the information incorporated by reference herein and the Offer Documents. Capitalized terms used but not defined in this Summary have the meanings given to them elsewhere in this Offering Memorandum.
Companies	TSC, Holdings and TSN

Formation of Holdings and Transfer of Spectrum
In connection with the Exchange Offers and Solicitation, TSC has formed a new wholly-owned subsidiary, Holdings, and (i) Holdings will acquire all of the issued and outstanding non-voting common stock of MVH, such that MVH will become a subsidiary of Holdings, with all of the voting power with respect to MVH being retained by TSC and virtually all of the non-voting, economic rights with respect to MVH being held by Holdings (which rights shall not be transferrable) and (ii) as a result of the consummation of the Exchange Offers and Solicitation, Holdings will own of record (a) up to 408,500 shares of the Parent Amended Series B Preferred and (b) up to 600,000 shares of its Parent Amended Series E Preferred. All such transactions in respect of MVH will be effected immediately prior to the consummation of the Exchange Offers and Solicitation. In addition, TSC has caused the formation of Spectrum LLC to which TSC has transferred the Spectrum. Holdings will authorize two (2) classes of Preferred Stock constituting the Exchange Securities: the Sub Series F Preferred and the Sub Series G Preferred, each with the rights and preferences described elsewhere in this Offering Memorandum. The creation of Holdings and its wholly-owned subsidiary, Spectrum LLC, and the transfer of the Spectrum to Spectrum LLC was effected in order to make the rights that the holders of the Exchange Securities have to the assets at Holdings and its subsidiaries (in particular the Spectrum) structurally superior to the rights that the equity holders at the TSC level have with respect to such assets.

Principal Terms of the Exchange Offers and Solicitation

The Exchange Offers and Solicitation
TSC and Holdings are offering to exchange:

(i) all outstanding shares of Series A Preferred for 90,000 shares of Sub Series F Preferred, (ii) all outstanding shares of Series B Preferred for 318,500 shares of Sub Series F Preferred and (iii) all outstanding shares of Series E Preferred for 300,000 shares of Sub Series G Preferred.  Additionally, TSC and TSN propose to amend the 6.5% Notes Indenture under which all outstanding $167.0 million (as of September 30, 2009) aggregate principal amount of 6.5% Notes were issued as set forth in the 6.5% Notes Supplement.  In connection with the Exchange Offers, Holdings will issue 150,000 shares of the Sub Series G Preferred to each of EchoStar and Harbinger, for a total additional issuance of 300,000 shares of Sub Series G Preferred, in exchange for their waiver of certain Fundamental Corporate Transaction Approval Rights, as set forth in the applicable certificates of designation in respect of the Exchange Offers, as holders of Series C&D Preferred and TSN Series A&B Preferred and their rights under their respective Right of First Offer Agreement, discussed below .  While holders of the Series C&D Preferred and TSN Series A&B Preferred will be solicited for consents and will receive the Consent Payment, the Series C&D Preferred and TSN Series A&B Preferred are not a part of the Exchange Offers, nor are any of the Companies making an offer to exchange the Series C&D Preferred and TSN Series A&B Preferred outside of the Exchange Offers.  EchoStar is the sole holder of TSC’s Series C Preferred and TSN’s Series A Preferred, and Harbinger is the sole holder of TSC’s Series D Preferred and TSN’s Series B Preferred.

In connection with the Exchange Offers, TSC is hereby soliciting Consents for the Series B Preferred Amendments.  Additionally, in connection with the 6.5% Notes Supplement, TSC and TSN are hereby soliciting consents for the 6.5% Notes Amendments.  Also, TSC, TSN and Holdings are soliciting consents for effectuating the 6.5% Noteholders’ Approval.  While the 6.5% Notes held by TSN and any affiliate of TSN (including Harbinger and Echostar) are to be disregarded for the purposes of consents, waivers, and directions under the 6.5% Notes Indenture, TSC and TSN have determined that the consent of Harbinger will nonetheless be sought for purposes of the 6.5% Notes Amendments as Harbinger has rights as a holder of the 6.5% Notes that are different from other holders of the 6.5% Notes, which rights will be affected by the 6.5% Notes Amendments.  Therefore, TSC, TSN and Holdings, as applicable, will not effect the 6.5% Notes Supplement containing the 6.5% Notes Amendments without consents from Harbinger.  Also, TSC, TSN and Holdings are soliciting consents for effectuating the 6.5% Noteholders’ Approval.  In the event we have obtained the requisite Consents and have obtained the other consents and approvals that are conditions to the consummation of the Exchange Offers and Solicitation, holders of the Series B Preferred that do not furnish consents will nevertheless have their Series B Preferred amended, which shares will become shares of the Parent Amended Series B Preferred, and holders of the 6.5% Notes that do not furnish consents will nevertheless have their 6.5% Notes amended and will be bound by the 6.5% Notes Amendments.  Consents from the holders of more than a majority of the outstanding aggregate principal amount of the 6.5% Notes held by the Majority Unaffiliated Holders constitute, for purposes of the Exchange Offers and Solicitation, the requisite consents to the 6.5% Noteholders’ Approval and, the consents of the Majority Unaffiliated Holders together with the consent of Harbinger, constitute the requisite consent to the 6.5% Notes Amendments.

Requisite Consents
Consents from holders of more than a majority of outstanding Series B Preferred constitute the requisite consents to the Series B Preferred Amendments.  Consents from the Majority Unaffiliated Holders constitute, for purposes of the Exchange Offers and Solicitation, the requisite consents to the 6.5% Noteholders’ Approval and the consents of the Majority Unaffiliated Holders together with the consent of Harbinger, constitute the requisite consent to the 6.5% Notes Amendments.

Purpose
The Exchange Offers and Solicitation are being conducted in an effort to extend the maturity of the Original Securities, among other things.   The purpose of the Consents is to obtain the requisite consents to effectuate the Proposed Amendments and to approve the Exchange Offers.

Use of Proceeds
The Companies will not receive any cash proceeds from the issuance of the Sub Series F Preferred or Sub Series G Preferred or otherwise in connection with the Exchange Offers.  Additionally, the Companies will not receive any cash proceeds in connection with the 6.5% Notes Supplement.

Expiration Time
5:00 p.m., New York City time, on January 6, 2010 , unless the Companies, in their sole discretion, extend the period of time during which the Exchange Offers and Solicitation are open or earlier terminate the Exchange Offers and Solicitation (the “Expiration Time”).  It is expected that the Expiration Time  will be extended to the Schedule 14A Date (as defined on page 9 herein) if such date occurs after January 6, 2010 .

Conditions
The Exchange Offers and Solicitation are subject to certain conditions, including:

(i) receipt of all required approvals and consents or waivers thereof, from certain TSC and TSN equity holders and TSN debt holders, including, without limitation, (a) the consent of the holders of TSC’s Common Stock in connection with the authorization of additional shares of TSC’s Common Stock, (b) the Consents of the holders of Series B Preferred in respect of the Series B Preferred Amendments and holders of the 6.5% Notes with respect to the 6.5% Notes Amendments and the 6.5% Noteholders’ Approval and the consent of the holder of Series E Preferred in connection with amendments to the certificate of designations of the Series E Preferred, (c) the consent of the holders of TSC’s Common Stock in connection with the Series B Preferred Amendments and amendments to the certificate of designations of the Series E Preferred, including without limitation, as such amendments relate to the issuance of TSC’s Common Stock upon the conversion of the Parent Amended Series B Preferred and Parent Amended Series E Preferred, (d) the required consents of the holders of each of the Series C&D Preferred and each of the TSN Series A&B Preferred in connection with the Exchange Offers and Solicitation, and (e) the waivers of certain equity holders under certain preemptive rights agreements with TSC and TSN.

(ii) receipt of all other required consents, approvals and/or waivers thereof;

( iii ) receipt of any required governmental or quasi-governmental and regulatory or quasi-regulatory consents and approvals (including any consents and approvals required from the Federal Communications Commission and Nasdaq);

( iv ) receipt of certain other consents and approvals, including, without limitation, approval of the board of directors of TSC and its affiliates, including the boards of directors of TSN and Holdings, and the affirmative participation in the Exchange Offers and Solicitation of at least 90% of each series of Original Securities to be tendered in the Exchange Offers and Solicitation;

(It is likely that TSC and Holdings will waive the foregoing condition if the 90% participation level is not reached because the holder of the Series A Preferred does not tender its shares in the Exchange Offers.  TSC and Holdings do not believe that the consummation of the Exchange Offers will trigger any rights of any non-participating holder to require TSC to redeem such holder’s shares of Preferred Stock, pursuant to the terms of the applicable certificate of designations.  However, if a holder asserted such right and prevailed, the redemption price per share in such event would be 108% of the liquidation amount of the applicable Preferred Stock, which liquidation amount is equal to $1000 per share plus all accrued and unpaid dividends thereon.  Further, if the holder of the Series A Preferred does not affirmatively tender in the Exchange Offer, all outstanding shares of the Series A Preferred will become mandatorily redeemable on April 15, 2010 at the applicable liquidation amount.  Failure by TSC to redeem the Series A Preferred when required to do so, including at the April 15, 2010 maturity date of the Series A Preferred, would result in the ability of the Series A Preferred, voting as a single class with all other parity securities upon which like voting rights have been conferred and are exercisable, to elect two (2) members to TSC’s board of directors until such failure is cured.  In the event that the Exchange Offer for the Series B Preferred is not consummated, the Series B Preferred will similarly become mandatorily redeemable on April 15, 2010 at the applicable liquidation amount.  A failure by TSC to redeem the Series B Preferred shares when required to do so would result in the ability of the Series B Preferred, voting as a single class with all other parity securities upon which like voting rights have been conferred and are exercisable, to elect a majority of the members to TSC’s board of directors until such failure is cured.  Holders of the Series A Preferred and Series B Preferred might also, in such circumstances, seek additional remedies against TSC for failure to so redeem as required.  See “Legal Proceedings” for a discussion of existing legal matters in respect of the Series A Preferred holder.  If the holder of the Series A Preferred does not affirmatively tender in the Exchange Offer or if the Exchange Offers are not consummated, the Companies cannot provide assurances that they would be able to redeem the Series A Preferred and Series B Preferred when they come due, especially in light of the uncertainty in the credit and equity markets due to the economic downturn.

( v ) no actions seeking to enjoin the consummation of the Exchange Offers and Solicitation shall have been undertaken and no orders, decrees or ruling by any court or governmental body restraining or enjoining the Exchange Offers and Solicitation shall have been entered and no actions, orders, decrees or ruling by any court or governmental body shall have been entered that, in the Companies’ reasonable objective judgment, is, or is reasonably likely to be, materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities of the Companies and its subsidiaries, taken as a whole;

( vi ) there shall have not occurred or be unlikely to occur, in their reasonable objective judgment, any event affecting the business or financial affairs of the Companies that, in their reasonable objective judgment, would or might prohibit, prevent, restrict or delay consummation of the Exchange Offers and Solicitation; and

( vii ) there has not occurred (a) any general suspension of or limitation on prices for trading in securities in the United States securities or financial markets, (b) a decline of the average closing price of TSC’s Common Stock to less than $1.25 per share for any 20 day period following the commencement of the Exchange Offers and Solicitation, (c) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or other major financial markets, (d) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in the Companies’ reasonable objective judgment, might affect the extension of credit by banks or other lending institutions, (e) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or (f) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof.

With respect to consents required from the holders of TSC’s Common Stock, we will be required to file a Schedule 14A with the SEC to solicit such proxies or consent to the authorization of additional shares of TSC’s Common Stock and the effectiveness of the Series B Preferred Amendments and amendment to the certificate of designations of the Series E Preferred.  These matters will not take effect until the requisite proxies or consents, in connection with the Schedule 14A have been obtained (the “Schedule 14A Date”).

Notwithstanding any other provisions of the Exchange Offers and Solicitation, TSC’s and Holding’s obligation to accept for exchange:

•  the Series A Preferred is conditioned on TSC’s and Holding’s valid acceptance for exchange of the tendered Series B Preferred and Series E Preferred, and TSC’s and TSN’s receipt of the requisite consents sufficient to effectuate the 6.5% Notes Amendments;

•  the Series B Preferred is conditioned on TSC’s and Holding’s valid acceptance for exchange of the tendered Series A Preferred and Series E Preferred, and TSC’s and TSN’s receipt of the requisite consents sufficient to effectuate the 6.5% Notes Amendments; and

•  the Series E Preferred is conditioned on TSC’s and Holding’s valid acceptance for exchange of the tendered Series A&B Preferred, and TSC’s and TSN’s receipt of the requisite consents sufficient to effectuate the 6.5% Notes Amendments.

In addition, TSC’s and TSN’s obligation to effect the 6.5% Notes Amendments is conditioned on TSC’s and Holding’s valid acceptance for exchange of the tendered Series A&B Preferred and Series E Preferred.  The foregoing conditions may be asserted or may be waived by the Companies, in whole or in part, at any time prior to the Expiration Time.

Withdrawal and Revocation Rights	Holders may withdraw their tendered Original Securities and revoke their delivered Consents, as applicable, at any time prior to the Expiration Time.

Procedures for Tendering Original Securities and Delivering Consents
Any holder wishing to exchange Original Securities and/or deliver Consents should complete and sign the accompanying Letter of Transmittal and/or the Letter of Consent (or a facsimile thereof), as applicable, in accordance with the instructions set forth therein, having his or her signature thereon guaranteed (if required by instructions to the Letter of Transmittal or Letter of Consent, as applicable), and, in the case of tendering Original Securities send or deliver the Letter of Transmittal together with any other required documents, including, without limitation, certificates evidencing such Original Securities (or, in the case of Original Securities and delivered by book-entry transfer, confirmation of the transfer of such Original Securities into the Exchange Agent’s account with DTC pursuant to the procedures set forth herein and in the Letters of Transmittal) to the Exchange Agent at the address or facsimile number set forth on the last page of this Offering Memorandum.

Special Procedures for Beneficial Owners
If you are a beneficial owner whose Original Securities or 6.5% Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender Original Securities and/or deliver Consents, you should contact the registered holder and instruct the registered holder to tender the Original Securities and/or deliver Consents on your behalf.  An Instruction Letter has been delivered with the Offer Documents which may be used to deliver instructions to the registered holder of your Original Securities and 6.5% Notes.  A copy of the Instruction Letter may be obtained from your broker or other nominee.

Acceptance of Original Securities and Consents and Delivery of Exchange Securities
Subject to the satisfaction or waiver of the conditions set forth herein, the Companies will accept for exchange all Original Securities and all Consents that are properly tendered and delivered, respectively, prior to the Expiration Time and not properly withdrawn or revoked, as applicable.  The Exchange Securities will be delivered promptly following the Expiration Time.

The Exchange and Information Agent
Epiq Financial Balloting Group is the Exchange and Information Agent for the Exchange Offers and Solicitation.  Questions concerning the terms of the Exchange Offers and Solicitation or tender procedures and requests for additional copies of this Offering Memorandum, the accompanying Letter of Transmittal or the Letter of Consent and related documents should be directed to the Exchange Agent at the address and telephone number on the last page of this Offering Memorandum.

Agreements with Harbinger and Echostar
TSC and TSN entered into Master Investment Agreements with each of EchoStar (the “EchoStar Investment Agreement”), and Harbinger (the “Harbinger Investment Agreement”), each dated February 5, 2008.   The EchoStar Investment Agreement provides for, among other things, (i) purchase by EchoStar of $50 million of 15.0% Senior Secured PIK Notes due 2014 under TSC’s existing high-yield indenture, (ii) purchase by EchoStar of $50 million of 6.5% Notes, exchangeable for shares of TSC’s Common Stock, at a conversion price of $5.57 per share and (iii) a commitment to lend $50 million to TSN pursuant to the $100,000,000 Purchase Money Credit Agreement (the “Credit Agreement”), dated February 5, 2008, among TSN, as the borrower, the guarantors party thereto from time to time, U.S. Bank National Association, as collateral agent, and Harbinger and EchoStar, as lenders.   The Harbinger Investment Agreement provides for, among other things, (i) purchase by Harbinger of $50 million of 6.5% Notes and (ii) a commitment to lend $50 million to TSN pursuant to the Credit Agreement.

TSC, TSN, EchoStar, Harbinger and the existing institutional shareholders entered into a Registration Rights Agreement, dated February 5, 2008, containing customary terms and conditions providing for the registration of Common Stock to be issued in these transactions.  Furthermore, on February 5, 2008, TSC and TSN entered into Right of First Offer Agreements with each of EchoStar and Harbinger, whereby in the event that either TSC or TSN proposes to sell, issue, or otherwise transfer any equity or debt securities of TSC or TSN, Echostar and Harbinger  will have the right to agree to purchase, an amount of such equity or debt securities of TSC or TSN, as applicable, up to their respective proportionate number (in each case calculated prior to the issuance), as set forth in the Right of First Offer Agreements for the price and upon the terms specified in the Right of First Offer Agreement by giving written notice to TSC or TSN, as applicable, and stating therein the amount of such equity or debt securities to be purchased.

Harbinger, as the holder of the Series D Preferred and the TSN Series B Preferred, has the right, for so long as Harbinger beneficially owns at least 10% of TSC’s Common Stock on a fully-diluted basis, to nominate two (2) directors to the board of directors of each of TSC and TSN, and to approve certain fundamental corporate actions of TSC and TSN, and, for so long as Harbinger beneficially owns at least 5% of TSC’s Common Stock on a fully-diluted basis, Harbinger has the right to nominate one (1) director to the board of directors of each of TSC and TSN.  EchoStar, as the holder of the Series C Preferred and the TSN Series A Preferred, has the same rights under the same circumstances.

The Exchange Securities

Sub Series F Preferred

Issuer	TerreStar Holdings Inc.

Beneficial Ownership of Parent Amended Series B Preferred
Pursuant to the provisions of the certificate of designations of the Sub Series F Preferred, Holdings will own of record and hold as fiduciary, for the benefit of the holders of the Sub Series F Preferred, up to 408,500 shares of Parent Amended Series B Preferred.  Each holder of the Sub Series F Preferred will be, to the fullest extent permitted by law, entitled to all the rights of a holder of Parent Amended Series B Preferred, as though the Sub Series F Preferred holder was both the beneficial and record owner of the same number of shares as such holder owns of the Sub Series F Preferred.  Under the provisions of the certificate of designations of the Sub Series F Preferred, Holdings will irrevocably disclaim and relinquish all beneficial ownership of the Parent Amended Series B Preferred, including without limitation, of all voting, dispositive and economic rights in respect thereof.  Holdings will also, simultaneous with the delivery of the Exchange Securities, deliver to each holder of shares of Sub Series F Preferred an irrevocable proxy to vote the corresponding shares of the Parent Amended Series B Preferred that each holder beneficially owns.

Maturity
Parent Amended Series B Preferred will mature and become mandatorily redeemable on June 30, 2014, for an amount in cash per share equal to the greater of the Parent Amended Series B Liquidation Amount (as defined below in “Liquidation”) and the market value of the shares of TSC’s Common Stock into which the Parent Amended Series B Preferred would have been converted if such conversion had occurred immediately prior to the redemption date.  At such time the Sub Series F Preferred will also be mandatorily redeemed.  See “Summary—Sub Series F Preferred—Redemption” below.

Dividends
Each holder of shares of Sub Series F Preferred will be entitled, as beneficial owner of Parent Amended Series B Preferred shares, to receive, when and as declared by TSC’s board of directors, dividends, payable in cash out of funds legally available therefor, or, at the election of TSC in its sole discretion, in shares of TSC’s Common Stock, in the amount of 7% of the Parent Amended Series B Liquidation Amount per share per annum.  Dividends on the Parent Amended Series B Preferred will accrue on a daily basis at the applicable rate and be payable semi-annually on April 15 and October 15 of each year; provided that the accumulation of dividends, without payment thereof in cash or TSC’s Common Stock, for two (2) or more periods, whether or not consecutive, will trigger certain board of directors election rights as more fully described in this Offering Memorandum.  See “Description of Exchange Securities, 6.5% Notes and Amendments to 6.5% Notes—Description of Sub Series F Preferred—Dividends.”

Ranking
After giving effect to the Exchange Offers and Solicitation, the Sub Series F Preferred (i) will rank senior to the Sub Series G Preferred and the common stock of Holdings, and (ii) as a result of the beneficial ownership of the Parent Amended Series B Preferred, will rank senior to the Parent Amended Series E Preferred and TSC’s Common Stock.  See “Description of Exchange Securities, 6.5% Notes and Amendments to 6.5% Notes—Description of Sub Series F Preferred—Ranking.”

Voting Rights
Except as required by law, the Sub Series F Preferred holders will not be entitled to vote the Parent Amended Series B Preferred upon any matters required or permitted to be voted on by the shareholders of TSC, except that, as proxy for the record owner of the Parent Amended Series B Preferred, the holders of at least a majority of the then-outstanding shares of Sub Series F Preferred will be entitled, upon the occurrence of certain voting rights triggering events as specified under the certificate of designations of the Parent Amended Series B Preferred, to elect a majority of the members of TSC’s board of directors for successive one (1) year terms until the defects that allowed the shareholders to vote have been cured.

Except as required by law, the holders of Sub Series F Preferred will not be entitled to vote on any matters required or permitted to be voted on by the shareholders of Holdings.

Redemption
Elective Redemption.  Upon the occurrence of either a Change in Control or a Senior Security Trigger Date (each as defined in the certificate of designations of Parent Amended Series B Preferred), each holder of Sub Series F Preferred, as beneficial owner of the Parent Amended Series B Preferred, may require TSC to redeem on such holder’s behalf all or a portion of the shares of Parent Amended Series B Preferred then beneficially held by such holder for an amount in cash equal to 108% of the Parent Amended Series B Liquidation Amount (as defined below).

Mandatory Redemption.  On June 30, 2014, each holder of the Sub Series F Preferred, as beneficial owner of the Parent Amended Series B Preferred, shall be required to surrender the shares of Parent Amended Series B Preferred beneficially owned by such holder for redemption by TSC for an amount per share equal to the greater of the Parent Amended Series B Liquidation Amount and the market value of the shares of TSC’s Common Stock into which the Parent Amended Series B Preferred would have been converted if such conversion had occurred immediately prior to the maturity date.

Upon any redemption of the Parent Amended Series B Preferred, a corresponding number of shares of Sub Series F Preferred will also be redeemed for an aggregate amount per holder of $1.00.

Conversion Rights
Elective Conversion.  Each holder of Sub Series F Preferred, as a beneficial owner of the Parent Amended Series B Preferred, may, at its option, cause the conversion of such holder’s beneficially owned shares of Parent Amended Series B Preferred into such number of shares of TSC’s Common Stock as is determined by dividing the Parent Amended Series B Liquidation Amount by the Parent Amended Series B Conversion Price.  The Parent Amended Series B Conversion Price shall be the product of (i) the average of the closing prices of a share of TSC’s Common Stock over the ten (10) trading day period ending three (3) days immediately prior to the close of the proposed Exchange Offers and Solicitation and (ii) 125%, but in no event less than the market value as of such date as calculated in accordance with the rules of the Nasdaq National or Small Cap Market System.  Based on the average of the closing price of a share of TSC’s Common Stock over the ten (10) day trading period ending December 3, 2009, which was equal to $1.15, the number of shares of TSC’s Common Stock issuable upon conversion of a single share of Parent Amended Series B Preferred would be 695 and the number of shares of TSC’s Common Stock issuable upon conversion of all outstanding shares of Parent Amended Series B Preferred (including the October 15, 2009 dividend that was accrued at the rate of 6.25% and not paid) would be 228,489,130.

Mandatory Conversion.  Each holder of Sub Series F Preferred, as a beneficial owner of the Parent Amended Series B Preferred, shall be required to surrender the shares of Parent Amended Series B Preferred beneficially owned by such holder if, at any time, TSC shall elect to cause a conversion; provided, however, that mandatory conversion of shares of Parent Amended Series B Preferred shall only occur if certain minimum pricing thresholds are met and a registration statement registering the resale of the shares of TSC’s Common Stock issuable upon conversion of the Parent Amended Series B Preferred has been filed and is effective.

Upon any conversion of all or a portion of the shares of Parent Amended Series B Preferred, a corresponding number of shares of Sub Series F Preferred shall simultaneously be redeemed for an aggregate amount per holder of $1.00.

Liquidation
The holders of the Sub Series F Preferred shall be entitled to receive upon a Liquidation Event at either Holdings or, as beneficial owners of the Parent Amended Series B Preferred, at TSC, an amount per share equal to (a) $1,000, plus (b) all accrued but unpaid dividends on the Parent Amended Series B Preferred that have accumulated to the date of such Liquidation Event (the sum of (a) and (b) above is referred to as the “Parent Amended Series B Liquidation Amount”); provided that if the amount equal to the value of the shares of TSC’s Common Stock into which such holder’s beneficially owned  Parent Amended Series B Preferred could have been converted immediately prior to such Liquidation Event is greater than the Parent Amended Series B Liquidation Amount, then the holders of the Sub Series F Preferred will receive such alternate amount.

Upon a Liquidation Event, holders of the Sub Series F Preferred shall not be entitled to receive from TSC and Holdings, in the aggregate, more than the Parent Amended Series B Liquidation Amount.

Sub Series G Preferred

Issuer	TerreStar Holdings Inc.

Beneficial Ownership of Parent Amended Series E Preferred
Pursuant to the provisions of the certificate of designations of the Sub Series G Preferred,  Holdings will own of record and hold as fiduciary, for the benefit of the holders of Sub Series G Preferred, up to 600,000 shares of Parent Amended Series E Preferred.  Each holder of the Sub Series G Preferred will, to the fullest extent permitted by law, be entitled to all the rights of a holder of Parent Amended Series E Preferred, as though the Sub Series G Preferred holder was both the beneficial and record owner of an equal number of shares of the Parent Amended Series E Preferred as such holder owns of the Sub Series G Preferred.  Under the provisions of the certificate of designations of the Sub Series G Preferred, Holdings will irrevocably disclaim and relinquish all beneficial ownership of the Parent Amended Series E Preferred, including without limitation, all voting, dispositive and economic rights in respect thereof.  Holdings will also, simultaneous with the delivery of the Exchange Securities, deliver to each holder of shares of Sub Series G Preferred an irrevocable proxy to vote the corresponding shares of the Parent Amended Series E Preferred that each holder beneficially owns.

Dividends
Each holder of shares of Sub Series G Preferred will be entitled, as beneficial owner of Parent Amended Series E Preferred shares, to participate, on an as-converted basis, in dividends, as and when dividends are declared and paid on TSC’s Common Stock.  See “Description of Exchange Securities, 6.5% Notes and Amendments to 6.5% Notes—Description of Sub Series G Preferred—Dividends.”

Ranking
After giving effect to the Exchange Offers and Solicitation, the Sub Series G Preferred (i) will rank junior to Sub Series F Preferred and senior to the common stock of Holdings, and (ii) as a result of the  beneficial ownership of the Parent Amended Series E Preferred, will rank junior to Parent Amended Series B Preferred and senior to TSC’s Common Stock.  See “Description of Exchange Securities, 6.5% Notes and Amendments to 6.5% Notes—Description of Sub Series G Preferred—Ranking.”

Voting Rights
The Sub Series G Preferred holders shall not be entitled to vote the Parent Amended Series E Preferred on any matter required or permitted to be voted on by the shareholders of TSC, except as otherwise provided by applicable law.
The holders of Sub Series G Preferred will not be entitled to vote upon any matters required or permitted to be voted on by the shareholders of Holdings, except as otherwise provided by applicable law.

Conversion
Each holder of Sub Series G Preferred may, as a beneficial owner of the Parent Amended Series E Preferred, at its option, cause the conversion of such holder’s shares of Parent Amended Series E Preferred, at any time and from time to time, into one hundred (100) shares of TSC’s Common Stock for each share of Parent Amended Series E Preferred being converted; provided, that no such conversion rights shall apply if the conversion would trigger certain change of control events at TSC or would violate or conflict with the terms of, or result in the acceleration of, any indebtedness or obligation of TSC or any of its affiliates.  The holders of the Sub Series G Preferred (excluding, for purposes of this example holders of 6.5% Notes who have the right to exchange such 6.5% Notes for shares of Sub Series G Preferred, but including holders of Sub Series G Preferred who would hold shares of Sub Series G Preferred as a result of the Exchange Offers and Consent Payment) would be able to convert their shares of Sub Series G Preferred for an aggregate total of 60,000,000 shares of TSC’s Common Stock.

The Conversion Ratio in respect of the Parent Amended Series E Preferred is subject to adjustment upon the occurrence of certain events including dividends or other distributions to holders of TSC’s Common Stock payable in shares of TSC’s Common Stock or cash, subdivisions, combinations or certain reclassifications of TSC’s Common Stock, certain distributions of rights or warrants to the holders of TSC’s Common Stock, distributions of evidences of indebtedness or other assets to the holders of TSC’s Common Stock and, upon certain tender offers or exchange offers of TSC’s Common Stock.

The number of Sub Series G Preferred Shares are subject to adjustment as necessary such that the holder of each share of Sub Series G Preferred continues to beneficially own one share of Parent Amended Series E Preferred.

Upon the conversion of all or a portion of the shares of Parent Amended Series E Preferred, a corresponding number of shares of Sub Series G Preferred shall simultaneously be redeemed for an aggregate amount per holder of $1.00.

Liquidation
The holders of the Sub Series G Preferred shall be entitled to receive upon a Liquidation Event at either Holdings or, as beneficial owners of the Parent Amended Series E Preferred, at TSC, an amount per share equal to (a) $.0001, plus (b) all accrued but unpaid dividends on the Parent Amended Series E Preferred to the date of such Liquidation Event (the “Parent Amended Series E Liquidation Amount”); provided that if the amount equal to the value of the shares of TSC’s Common Stock into which such holder’s beneficially owned Parent Amended Series E Preferred could have been converted immediately prior to such Liquidation Event is greater than the Parent Amended Series E Liquidation Amount, then the holders of the Sub Series G Preferred will receive such alternate amount.

Upon a Liquidation Event, the holders of Sub Series G Preferred shall not be entitled to receive from TSC and Holdings, in the aggregate, more than the Parent Amended Series E Liquidation Amount.

No Transfers
The shares of Sub Series G Preferred and the beneficially owned shares of the Parent Amended Series E Preferred will not be transferrable by a holder thereof except to a Related Party of such holder as defined in the certificates of designations for the Sub Series G Preferred and the Parent Amended Series E Preferred.

6.5% Notes as Amended

Issuer	TerreStar Networks Inc.

General
The 6.5% Notes as Amended and the 6.5% Notes share  the following terms:

The 6.5% Notes as Amended bear interest from February 7, 2008 at a rate of 6.5% per annum, payable on a quarterly basis.  Until and including March 15, 2011, interest on the 6.5% Notes as Amended is payable in additional 6.5% Notes quarterly, starting February 7, 2008.  Thereafter, interest on the 6.5% Notes as Amended is payable in cash quarterly, starting March 16, 2011.  The 6.5% Notes as Amended rank senior in right of payment to all and future subordinated indebtedness of TSN and pari-passu with all other unsubordinated indebtedness of TSN.  The 6.5% Notes as Amended are guaranteed on a senior unsecured basis by subsidiaries of TSN.  The 6.5% Notes are scheduled to mature on June 15, 2014.  See “Description of Exchange Securities, 6.5% Notes and Amendments to 6.5% Notes” for a full description of the material terms of the 6.5% Notes and the 6.5% Notes as Amended.

TSC and TSN propose to amend the 6.5% Notes Indenture such that (i) the underlying securities for which the 6.5% Notes are exchangeable shall be changed into Sub Series G Preferred, which shall beneficially own the Parent Amended Series E Preferred, which Parent Amended Series E Preferred shall in turn be exchangeable for TSC’s Common Stock, (ii) the Exchange Rate in respect of the exchange of the 6.5% Notes into Sub Series G Preferred Stock and the related Conversion Ratio of the Parent Amended Series E Preferred into TSC’s Common Stock will be more favorable to all holders of the 6.5% Notes as Amended, than the current exchange rates for 6.5% Notes held by Harbinger and its affiliates or for the 6.5% Notes held by the other holders, (iii) Holdings will become a party to the 6.5% Notes Indenture, (iv) the negative covenants that would otherwise prevent the consummation of the Exchange Offers and the other transactions described in this Offering Memorandum shall be revised to permit the same and thereafter to apply to Holdings in the same manner as they presently apply to TSC and TSN, and (v) certain other minor changes will be made, including a clarification that a breach by either TSC or Holdings of a covenant applicable to such entity will be a Default (as defined in the 6.5% Notes Indenture). The 6.5% Notes Amendments are generally described below.

Amendment to Underlying Securities
The 6.5% Notes are exchangeable into TSC’s Common Stock except for those 6.5% Notes held by Harbinger which are exchangeable into Series E Preferred, which are in turn convertible into TSC’s Common Stock.  The 6.5% Notes as Amended shall be exchangeable by all holders, including Harbinger, for Sub Series G Preferred.

Each holder of Sub Series G Preferred will be the beneficial owner of an equal number of shares of the Parent Amended Series E Preferred and may, as a beneficial owner of the Parent Amended Series E Preferred, at its option cause the conversion of such holder’s shares of Parent Amended Series E Preferred at any time and from time to time into one hundred (100) shares of TSC’s Common Stock for each share of Parent Amended Series E Preferred being converted; provided, that no such conversion right shall apply if the conversion would trigger certain change of control events at TSC or would violate or conflict with the terms of, or result in the acceleration of, any indebtedness or obligation of TSC or any of its affiliates.  The anti-dilution protections contained in the current 6.5% Notes Indenture will be made generally applicable to the Parent Amended Series E Preferred, as to which holders of the Sub Series G Preferred, the new securities underlying the 6.5% Notes as Amended, will have beneficial ownership.

The other rights and preferences of the Sub Series G Preferred and the Parent Amended Series E Preferred are described elsewhere in this Offering Memorandum.  See “Summary—The Exchange Securities—Sub Series G Preferred” and “Description of Exchange Securities, 6.5% Notes and Amendments to 6.5% Notes—Description of Sub Series G Preferred.”

Amendment to Exchange Rate
Subject to certain limitations and adjustments, each $1,000 in principal amount of the 6.5% Notes are exchangeable for shares of TSC’s Common Stock at an exchange rate of 179.400 shares of TSC’s Common Stock, except for those 6.5% Notes held by Harbinger which are exchangeable for shares of Series E Preferred at an exchange rate of 7.176 shares of Series E Preferred for each $1,000 of principal amount of the 6.5% Notes; each share of Series E Preferred is currently convertible into 25 shares of TSC’s Common Stock.

After giving effect to the 6.5% Notes Amendments, each $1,000 principal amount of the 6.5% Notes as Amended shall be exchangeable for a number of shares of Sub Series G Preferred equal to (i) 1,000, divided by (ii) the product of (a) 100 and (b) the product of (x) the average of the closing prices of a share of TSC’s Common Stock over the ten (10) trading day period ending three (3) days immediately prior to the close of the proposed Exchange Offers and Solicitation and (y) 125%.  Such change would result in a conversion ratio in respect of the 6.5% Notes into TSC’s Common Stock, after giving effect to the exchange rights of the Sub Series G Preferred, equivalent to the exchange ratio in respect of the Parent Amended Series B Preferred.  Based on the average of the closing price of a share of TSC’s Common Stock over the ten (10) day trading period ending December 3, 2009, which is equal to $1.15, each $1,000 principal amount of 6.5% Notes, as amended would be exchangeable for 695 shares of TSC’s Common Stock.

See “Description of Exchange Securities, 6.5% Notes and Amendments to 6.5% Notes—Description of Sub Series F Preferred.”

Amendment Making Holdings a Party to the Indenture	Holdings will become party to the 6.5% Notes Indenture to the extent necessary to uphold the obligations of TSN in respect of the Sub Series G Preferred, as set forth in the 6.5% Notes Supplement.

Amendment to Anti-Dilution Provisions
The anti-dilution protections for the Sub Series G Preferred and the Parent Amended Series E Preferred, the new underlying securities, will be generally comparable to those existing anti-dilution provision included in the Indenture.

Amendment to Negative Covenants
The negative covenants that would otherwise prohibit the consummation of the Exchange Offers shall be revised to permit the same and thereafter to apply to Holdings in the same manner as they presently apply to TSC and TSN.

Comparison of Certain Terms of the Original Securities and 6.5% Notes with those of the Exchange Securities and 6.5% Notes as Amended, respectively
Certain material terms of the Exchange Securities and 6.5% Notes as Amended are different from and may be considered less favorable to the holders thereof than those of the Original Securities and 6.5% Notes.   The following chart merely outlines certain of the differences in such terms.   Reference is made to the respective certificates of designations of the Original Securities and the 6.5% Notes Indenture and the respective certificates of designations of the Exchange Securities and the 6.5% Notes Supplement for the complete descriptions of the terms of all such securities.  The information contained in the chart below is qualified in its entirety by reference to such certificates of designations and 6.5% Notes Supplement.

Rights of Series A&B Preferred	Rights of Sub Series F Preferred
Maturity Date—The Series A&B Preferred mature and become mandatorily redeemable by TSC on April 15, 2010.	Maturity Date—Parent Amended Series B Preferred matures and becomes mandatorily redeemable by TSC on June 30, 2014; at such time, the Sub Series F Preferred is mandatorily redeemable by Holdings.
Dividends—Holders of Series A&B Preferred are entitled to dividends payable in cash at a rate of 5.25% per annum or shares of TSC’s Common Stock at a rate of 6.25% per annum.  Accumulation of dividends, instead of payment thereof, for two (2) or more periods will trigger the board election rights described below.

Dividends—Holders of Sub Series F Preferred, as beneficial owners of Parent Amended Series B Preferred, are entitled to dividends payable in cash or shares of TSC’s Common Stock at a rate of 7% per annum.  Accumulation of dividends, instead of payment thereof, for two (2) or more periods will trigger the board election rights described below.

Board Rights—The holder of the Series A Preferred is entitled, together with the holders of any parity securities, acting as a single class, to elect two (2) directors to the board of directors of TSC upon the occurrence of certain triggering events.  Separately, holders of the Series B Preferred are entitled, together with the holders of any parity securities, acting as a single class, to elect a majority of directors to the board of directors of TSC upon the occurrence of certain triggering events.

Board Rights—The holders of the Sub Series F Preferred will have the right, as beneficial owners of the Parent Amended Series B Preferred and as a class, to elect a majority of the board of directors of TSC upon the occurrence of certain triggering events.

Conversion—Holders of the Series A Preferred are entitled to receive on conversion of the Series A Preferred a number of shares of TSC’s Common Stock equal to the Series A Liquidation Amount divided by the market value per share of TSC’s Common Stock on the date the Series A Preferred was issued, plus a premium of 33.3%, which is equal to a conversion price of $33.331.  Holders of the Series B Preferred are entitled to receive on conversion of the Series B Preferred a number of shares of TSC’s Common Stock equal to the Series B Liquidation Amount divided by the market value per share of TSC’s Common Stock on the date the Series B Preferred was issued, plus a premium of 97.2%, which is equal to a conversion price of $33.33.2

Conversion—The holders of the Sub Series F Preferred, as beneficial holders of the Parent Amended Series B Preferred, are entitled to receive upon conversion of the Parent Amended Series B Preferred, a number of shares of TSC’s Common Stock equal to the Parent Amended Series B Liquidation Amount divided by the product of (i) the average of the closing prices of a share of TSC’s Common Stock over the ten (10) trading day period ending three (3) days immediately prior to the close of the proposed Exchange Offers and Solicitation and (ii) 125%, but in no event less than the market value as of such date as calculated in accordance with the rules of the Nasdaq National or Small Cap Market System.  Based on the average of the closing price of a share of TSC’s Common Stock over the ten (10) day trading period ending December 3, 2009, which was equal to $1.15, the number of shares of TSC’s Common Stock issuable upon conversion of a single share of Parent Amended Series B Preferred would be 695 and the number of shares of TSC’s Common Stock issuable upon conversion of all outstanding shares of Parent Amended Series B Preferred (including the October 15, 2009 dividend that was accrued at the rate of 6.25% and not paid) would be 228,489,130.

1 Based on TSC’s Common Stock closing price of $25.00 on April 15, 2005, the date on which the Series A Preferred was originally issued.

2 Based on TSC’s Common Stock closing price of $16.90 on October 25, 2005, the date on which the Series B Preferred was originally issued.

Rights of Series E Preferred	Rights of Sub Series G Preferred
Restrictions on Transfer—The certificate of designations contains no express prohibitions on transfer.
Restrictions on Transfer—The certificates of designations of each of the Sub Series G Preferred and Parent Amended Series E Preferred contain an express prohibition on transfer to any entity other than a Related Party of the holder, as such term is defined in such certificate of designations.

Anti-Dilution Provisions—The anti-dilution protections provided in the Series E Preferred certificate of designations provide for adjustment of the number of shares of TSC’s Common Stock into which the Series E Preferred is convertible in the event that the Company declares or pays any dividend on TSC’s Common Stock payable in shares of TSC’s Common Stock or effects a subdivision or combination or consolidation of the outstanding shares of TSC’s Common Stock.

Anti-Dilution Provisions—The anti-dilution protections in the Parent Amended Series E Preferred which the holders of the Sub Series G Preferred will beneficially own will be amended so as to be generally comparable to the anti-dilution provisions contained in the 6.5% Notes Indenture.  In particular, the Parent Amended Series E certificate of designations provides for the adjustment of the number of shares of TSC’s Common Stock into which the Parent Amended Series E is convertible upon dividends or other distributions to holders of TSC’s Common Stock payable in shares of TSC’s Common Stock, or cash, subdivisions, combinations or evidences of indebtedness or other assets to the holders of TSC’s Common Stock and upon certain tender offers or exchange offers of TSC’s Common Stock.

Rights of 6.5% Notes	Rights of the 6.5% Notes as Amended
Conversion Ratio and Underlying Stock—The 6.5% Notes are exchangeable for shares of Common Stock, except for the 6.5% Notes held by Harbinger which are exchangeable for shares of Series E Preferred (each of which is currently convertible into 25 shares of Common Stock).  For each $1,000 of principal amount thereof, the 6.5% Notes are exchangeable for 179.400 shares of Common Stock, except for the 6.5% Notes held by Harbinger, each $1,000 of which is exchangeable for 7.716 shares of Series E Preferred.

Conversion Ratio and Underlying Stock—All the 6.5% Notes as Amended are exchangeable for shares of Sub Series G Preferred.  For each $1,000 of principal amount thereof, the 6.5% Notes as Amended are exchangeable for a number of shares of Sub Series G Preferred equal to (i) 1,000, divided by (ii) the product of (a) 100 and (b) the product of (x) the average of the closing prices of a share of TSC’s Common Stock over the ten (10) day trading period ending three (3) days immediately prior to the close of the proposed Exchange Offers and Solicitation and (y) 125%.

Each holder of Sub Series G Preferred may, as a beneficial owner of the Parent Amended Series E Preferred, cause the conversion of such holder’s shares of Parent Amended Series E Preferred into one hundred (100) shares of Common Stock; provided, that no such conversion rights shall apply if the conversion would trigger certain change of control events at TSC or would violate or conflict with the terms of, or result in the acceleration of, any indebtedness or obligation of TSC or any of its affiliates.  Conversion ratio in respect of the 6.5% Notes into TSC’s Common Stock, after giving effect to the exchange rights of the Sub Series G Preferred, equivalent to the exchange ratio in respect of the Parent Amended Series B Preferred.  Based on the average of the closing price of a share of TSC’s Common Stock over the ten (10) day trading period ending December 3, 2009, which is equal to $1.15, each $1,000 principal amount of 6.5% Notes, as amended would be exchangeable for 695 share of TSC’s Common Stock.  The conversion ratio in respect of the 6.5% Notes into TSC’s Common Stock, after giving effect to the exchange rights of the Sub Series G Preferred, would be equivalent to the exchange ratio in respect of the Parent Amended Series B Preferred.  Based on the average of the closing price of a share of TSC’s Common Stock over the ten (10) day trading period ending December 3, 2009, which is equal to $1.15, each $1,000 principal amount of 6.5% Notes, as amended would be exchangeable for 695 share of TSC’s Common Stock.  See “Comparison of Certain Terms of the Original Securities and 6.5% Notes with those of the Exchange Securities and the 6.5% Notes as Amended, respectively — Rights of Series E Preferred and Rights of Sub Series G Preferred.”

Parties—TSC and TSN, as well as certain affiliates, are parties to the 6.5% Notes Indenture.	Parties—Holdings will become a party to the 6.5% Notes Indenture to uphold the obligations of TSN in respect of the Sub Series G Preferred, as set forth in the 6.5% Notes Supplement.
Anti-Dilution Provisions and Negative Covenants—The anti-dilution protections provided in the 6.5% Notes Indenture apply to TSC’s Common Stock, the securities into which the 6.5% Notes are exchangeable.  The negative covenants contained in the 6.5% Notes Indenture would prohibit the consummation of the Exchange Offers, and Solicitation.

Anti-Dilution Provisions and Negative Covenants—The anti-dilution protections in the 6.5% Notes Indenture will be amended as set forth in the 6.5% Notes Supplement to apply to the Sub Series G Preferred, the new underlying security for the 6.5% Notes as Amended.  The negative covenants that would otherwise prohibit the consummation of the Exchange Offers and Solicitation shall be revised to permit the same and thereafter to apply to Holdings in the same manner as they presently apply to TSC and TSN.

TSC Organizational Structure

The following charts summarize our current ownership structure and our as adjusted capital structure as of September 30, 2009 after giving effect to the Exchange Offers and Solicitation and assuming 100% participation.

Current Capital Structure
(1)      TerreStar Networks debt is shown at the original issue amount.
(2)      Motient Ventures Holding Inc. owns 88.4% of TSN.
(3)      15.0% Senior Secured PIK Notes due 2014 are currently paying interest in-kind at a rate of 16.5% pursuant to the terms of the governing indenture.

As-Adjusted Capital Structure

(1)       Includes 150,000 shares of Sub Series G Preferred and underlying Parent Amended Series E issued to Harbinger and EchoStar (300,000 shares in the aggregate) as Consent Payment discussed herein under “Summary.”
(2)       TerreStar Networks debt is shown at the original issue amount.
(3)       Motient Ventures Holding Inc. owns 88.4% of TSN.
(4)       15.0% Senior Secured PIK Notes due 2014 are currently paying interest in-kind at a rate of 16.5% pursuant to the terms of the governing indenture.

Summary Financial Information

The following summary financial information has been derived from and should be read in conjunction with our consolidated financial statements for the year ended December 31, 2008 and the quarter ended September 30, 2009 that are incorporated by reference in this Offering Memorandum.

Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Year ended December 31,			Nine months ended September 30,
	2006	2007	2008	2008	2009
Loss from operations	$(106,507)	$(182,713)	$(191,343)	$(156,350)	$(117,210)
Other income (expense)	7,830	(58,676)	(88,580)	(80,458)	(46,510)
Loss before income taxes	(98,677)	(241,389)	(279,923)	(236,808)	(163,720)
Income tax (provision) benefit	(4,535)	2,248	2,231	754	(1,766)
Net loss	(103,212)	(239,141)	(277,692)	(236,054)	(165,486)
Net loss from discontinued operations	(30,422)	-	-	-	-
Net loss attributable to non-controlling interests	-	-	-	10,545	16,312
Net loss of TerreStar Corporation	(133,634)	(239,141)	(277,692)	(225,509)	(149,174)
Dividends on Series A&B Preferred	(23,627)	(23,232)	(19,139)	(17,440)	(19,091)
Accretion of issuance costs on Series A&B Preferred	(4,029)	(4,542)	(4,553)	(3,409)	(3,399)
Net loss available to common shareholders	(161,290)	(266,915)	(301,384)	(246,358)	(171,664)

Basic and diluted loss per share from continuing operations	$(2.01)	$(3.22)	$(2.81)	$(2.40)	$(1.30)
Condensed Consolidated Balance Sheets1 (In thousands)
	As of December 31,		As of September 30,
	2007	2008	2009
Assets:
Cash and cash equivalents	$89,134	$236,820	$72,337
Other current assets	18,424	11,646	8,633
Noncurrent assets	1,135,665	1,092,711	1,259,783
Total assets	$1,243,223	$1,341,177	$1,340,753
Liabilities and Stockholders’ Equity:
Current liabilities	$52,611	$23,360	$53,521
Noncurrent liabilities	753,254	788,029	929,427
Total liabilities	805,865	811,389	982,948
Series A&B Preferred	408,500	408,500	408,500
Minority interest in TSN	12,141	-	-
Total stockholders’ equity (Deficit)	16,717	121,288	(35,026)
Noncontrolling interest	-	-	(15,669)
Total liabilities and stockholders’ equity	$1,243,223	$1,341,177	$1,340,753

1. The book value per share as of September 30, 2009 was $(3.27).

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFERS AND SOLICITATION

1. What are the Exchange Offers?

The Exchange Offers are offers by TSC and Holdings to exchange (i) all outstanding shares of Series A Preferred for up to 90,000 shares of Sub Series F Preferred, (ii) all outstanding shares of Series B Preferred for up to 318,500 shares of Sub Series F Preferred and (iii) all outstanding shares of Series E Preferred for up to 300,000 shares of Sub Series G Preferred.

Additionally, TSC and TSN propose to amend the terms of all outstanding $167.0 million (as of Setpember 30, 2009) of 6.5% Notes as set forth in the 6.5% Notes Supplement.

2. What is the Solicitation?

In connection with the Exchange Offers, TSC is soliciting consents for the Series B Preferred Amendments, TSC and TSN are soliciting consents for the 6.5% Notes Amendments and TSC, TSN and Holdings are soliciting consents for the 6.5% Noteholders’ Approval.  Upon approval, the Series B Preferred will become the Parent Amended Series B Preferred and the 6.5% Notes will become the 6.5% Notes as Amended.

3. What will a holder receive upon the consummation of the Exchange Offers and Solicitation?

In connection with the Exchange Offers, (i) a holder of each share of Series A Preferred or Series B Preferred will be entitled to receive one (1) share of Sub Series F Preferred (exchange ratio = 1:1) and (ii) a holder of each share of Series E Preferred will be entitled to receive 0.25 shares of Sub Series G Preferred (exchange ratio = 1:0.25).  In connection with the 6.5% Notes Supplement, a holder of each $1,000 in principal amount of 6.5% Notes, upon receipt of the requisite Consents for the 6.5% Notes Amendments and the 6.5% Noteholders’ Approvals, will own $1,000 in principal amount of the 6.5% Notes as Amended and be bound by the 6.5% Notes Supplement.

In addition, in connection with the Exchange Offers and Solicitation, Holdings will provide to each of EchoStar and Harbinger the Consent Payment in exchange for their waiver of certain Fundamental Corporate Transaction Approval Rights, as set forth in the applicable certificates of designation in respect of the Exchange Offers, as holders of Series C&D Preferred and holders of TSN Series A&B Preferred and their rights under their respective Right of First Offer Agreement, as previously discussed .

4. What will happen to a holder’s Series B Preferred or 6.5% Notes if the holder does not consent to the Proposed Amendments and the Exchange Offers are not consummated?

In the event we have obtained the requisite consents to the Series B Preferred Amendments from holders of the Series B Preferred, the 6.5% Noteholders’ Approval and the other consents and approvals listed as conditions to the consummation of the Exchange Offers, shares of any holders of the Series B Preferred that do not participate in the Exchange Offer will nevertheless be amended and will become shares of the Parent Amended Series B Preferred.  In the event we have obtained the requisite consents to the 6.5% Notes Amendments from holders of 6.5% Notes, the 6.5% Noteholders’ Approval and the other consents and approvals listed as conditions to the consummation of the Exchange Offers, holders of the 6.5% Notes that do not participate in the Exchange Offer will nevertheless have their 6.5% Notes amended and will be bound by the proposed 6.5% Notes Amendments.  In the event we have not obtained the requisite consents to the Series B Preferred Amendments, the 6.5% Notes Amendments, the 6.5% Noteholders’ Approval or the other consents and approvals listed as conditions to the consummation of the Exchange Offers, the Series B Preferred and/or the 6.5% Notes, as applicable, will remain outstanding and their respective terms will remain unchanged.

5. What is the purpose of the Exchange Offers and Solicitation?

The Exchange Offers and Solicitation are being conducted in an effort to extend the maturity of the Original Securities, among other things.   The purpose of the Consents is to obtain the requisite consents to effectuate the Proposed Amendments and to approve the Exchange Offers.

6. Why was TerreStar Holdings Inc. formed?

In connection with the Exchange Offers and Solicitation, TSC has formed a new wholly-owned subsidiary, Holdings, and (i) Holdings will acquire all of the issued and outstanding non-voting common stock of MVH, such that  MVH will become a subsidiary of Holdings, with all of the voting power with respect to MVH being retained by TSC and virtually all of the non-voting, economic rights with respect to MVH being held by Holdings (which rights shall not be transferrable), and (ii) as a result of the consummation of the Exchange Offers and Solicitation, Holdings will own of record (a) up to 408,500 shares of the Parent Amended Series B Preferred and (b) up to 600,000 shares of the Parent Amended Series E Preferred.  All such transactions in respect of MVH will be effected immediately prior to the consummation of the Exchange Offers and Solicitation.  In addition, TSC has caused the formation of Spectrum LLC to which TSC has transferred the Spectrum.  Holdings will authorize two (2) classes of Preferred Stock constituting the Exchange Securities: the Sub Series F Preferred and the Sub Series G Preferred, each with the rights and preferences described elsewhere in this Offering Memorandum.

The creation of Holdings and its wholly-owned subsidiary, Spectrum LLC, and the transfer of the Spectrum to Spectrum LLC was effected in order to make the rights that the holders of the Exchange Securities have to the assets at Holdings and its subsidiaries (in particular the Spectrum) structurally superior to the rights that the equity holders at the TSC level have with respect to such assets.

7. How will holders of the Sub Series F Preferred and the Sub Series G Preferred become the beneficial holders of the Parent Amended Series B Preferred and the Parent Amended Series E Preferred, described respectively elsewhere? What is the reason for this arrangement?

Holdings will own of record and hold as fiduciary for the benefit of the holders of the Sub Series F Preferred and Sub Series G Preferred, up to 408,500 shares of Parent Amended Series B Preferred and up to 600,000 shares of Parent Amended Series E Preferred, respectively.

The purpose of this arrangement is to afford the holders of the Exchange Securities, through their beneficial ownership of the Parent Amended Series B Preferred and Parent Amended Series E Preferred, voting, conversion, redemption and other applicable rights at the TSC level even though such holders do not own of record such TSC securities and only own of record securities at the Holdings level.

For a description of the terms of the Parent Amended Series B Preferred and the Parent Amended Series E Preferred, we refer you to the descriptions of the Sub Series F Preferred and the Sub Series G Preferred on pages 42 and 45, respectively.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and consolidated capitalization as of September 30, 2009, on an actual basis and on an as adjusted basis after giving effect to the Exchange Offers and Solicitation (assuming 100% participation).

	As of September 30, 2009
	Actual	As Adjusted(1)
	(in millions)
Cash and Cash Equivalents(2)	$72.3	$62.3

Total stockholders’ equity (deficit) of TSC	$(35,026)	$(35,026)
Debt at TSN
15.0% Senior Secured PIK Notes due 2014(3)	$810.4	$810.4
6.5% Senior Exchangeable PIK Notes due 2014	167.0	167.0
14.0% Purchase Money Credit Facility due 2013	65.3	65.3
Total Debt at TSN	1,042.7	1,042.7

Preferred Securities
Series A Preferred Stock @ TSN	0.0	0.0
Series B Preferred Stock @ TSN	0.0	0.0
Series A Cumulative Convertible Preferred @ TSC	90.0	-
Series B Cumulative Convertible Preferred @ TSC	318.5	-
Series C Preferred Stock @ TSC	0.0	0.0
Series D Preferred Stock @ TSC	0.0	0.0
Series E Junior Participating Preferred Stock @ TSC	0.0	-
New Sub Series F Preferred @ Holdings	-	408.5
New Sub Series G Preferred @ Holdings(4)	-	0.0
Parent Amended Series B Preferred @ TSC	-	0.0
Parent Amended Series E Preferred @ TSC	-	0.0
Total Consolidated Debt and Preferred Stock of TSC	$1,451.3	$1,451.3

Note:  Debt shown at gross value.

(1)	Assumes that none of the 6.5% Notes as Amended have been converted into shares of the Sub Series G Preferred.
(2)	Assumes fees and expenses of $10.0 million from the Exchange Offers and Solicitation and related transactions.
(3)	Currently accruing interest at a rate of 16.5% pursuant to the terms of the governing indenture.
(4)
Represents $6,000 face value of the 600,000 shares of the Sub Series G Preferred, including 300,000 shares of Sub Series G Preferred issued to Harbinger and EchoStar (150,000 shares each) as Consent Payment discussed under “Summary.”

RISK FACTORS

You should carefully consider the risks described below, as well as the other information contained in this Offering Memorandum or incorporated by reference herein from our filings with the SEC, to which we refer you for more detailed information on our business, industry, and financial and corporate operations and structure.  Any of the following risks, as well as other risks and uncertainties, could harm the value of the Exchange Securities and/or 6.5% Notes as Amended  directly or our business and financial results and thus indirectly cause the value of the Exchange Securities and/or 6.5% Notes as Amended  to decline, which in turn could cause you to lose all or part of your investment.  The risks below are not the only risks related to us, the Exchange Securities or the 6.5% Notes as Amended. Additional risks not currently known to us or that we currently deem immaterial also may impair our business and cause the value of the Exchange Securities and/or the 6.5% Notes as Amended  to decline.  See “Forward-Looking Statements.”

Risks Related to the Exchange Offers and Solicitation

In the event the Exchange Offers and Solicitation are not consummated, the Companies will need to find alternative methods to refinance or extend the maturity of the Original Securities, which may be prohibitively expensive.

One of the reasons for conducting the Exchange Offers and Solicitation is to extend the maturity date of the Original Securities which are scheduled to mature on April 15, 2010. If the Exchange Offers and Solicitation are not consummated or the Company is not otherwise able to refinance or amend the maturity date of the Original Securities, the Companies cannot provide assurances that they would be able to redeem the Original Securities when they come due, especially in light of uncertainty in the credit and equity markets due to the economic downturn.

The Exchange Securities will be subordinated to TSN’s existing and future indebtedness, Holdings’ future indebtedness, and the present and future indebtedness and preferred stock of the other direct and indirect subsidiaries of Holdings in our capital structure.

The Exchange Securities will be subordinate to all present and future indebtedness and other liabilities of TSN, all future indebtedness of Holdings, all present and future indebtedness and other liabilities and preferred stock of the other direct and indirect subsidiaries of Holdings with respect to assets available to satisfy claims against TSN, Holdings and Holdings’ other subsidiaries, including, without limitation, in the event of any liquidation, dissolution or winding up of TSN, Holdings and Holdings’ other subsidiaries.  As a result, holders of the Exchange Securities will not be entitled to receive any payment or other distribution of assets upon liquidation or dissolution until after TSN’s obligations to its debt holders and other creditors.  At the time of any distributions are made to Holdings, pro rata distributions will have to be made to the minority shareholders of TSN.  Holdings’ obligations to its debt holders, and Holdings’ other subsidiaries’ obligations to their debt holders and preferred stockholders will have to be satisfied before any payments or distributions are made on the common equity of Holdings.  In addition, the 6.5% Note Indenture and certain other debt instruments of TSN contain restricted payment covenants, which restrict the ability of TSN to pay dividends on a repurchase its capital stock.

Holders of the Exchange Securities and the 6.5% Notes as Amended are subject to future economic dilution in the event that TSC issues additional shares of TSC’s Common Stock.

TSC is not prohibited from issuing TSC’s Common Stock and additional shares of the Exchange Securities to third parties unaffiliated with holders of the Exchange Securities.  In the event of any such issuance, holders of the Exchange Securities and the 6.5% Notes as Amended who are also beneficial holders of the Parent Amended Series B Preferred and Parent Amended Series E Preferred will be economically diluted, and their participation in increases, if any, in the value of TSC will be proportionally diluted.  The anti-dilution provisions of the Parent Amended Series E Preferred do not address any future issuances of TSC’s Common Stock to persons other than holders of TSC’s Common Stock.

The Exchange Securities and the 6.5% Notes as Amended are restricted securities and therefore are not freely transferrable.

The Exchange Securities and the 6.5% Notes as Amended have not been and will not be, at the time of the Exchange Offers and Solicitation, registered under the Securities Act or any securities laws of any jurisdiction and may not be offered or sold except pursuant to an effective registration statement or an exemption from, or in a transaction, not subject to the registration requirements of the Securities Act.  In addition, holders of the Original Securities will not be able to tack their holding period under the Original Securities onto the holding period under the Exchange Securities upon the consummation of the Exchange Offers and Solicitation, nor will they be able to tack their holding period under the Original Securities onto the holding period under TSC’s Common Stock upon conversion of the Exchange Securities.  Therefore, holders of the Exchange Securities and TSC’s Common Stock are subject to the applicable full holding period requirement under Rule 144 of the Securities Act and their ability to transfer the Exchange Securities and TSC’s Common Stock will be limited.

There is no public market for the Exchange Securities and the 6.5% Notes as Amended.  If an active trading market does not develop for the Exchange Securities and/or the 6.5% Notes as Amended, you may be unable to sell the Exchange Securities and/or the 6.5% Notes as Amended at a price you deem sufficient or at all.

There is no established trading market for the Exchange Securities and the 6.5% Notes as Amended and we do not expect a market to develop.  In addition, we do not intend to list the Exchange Securities or the 6.5% Notes as Amended on any securities exchange or automated quotation system.  Without an active market, liquidity of the Exchange Securities and the 6.5% Notes as Amended will be limited.  Investors may be required to bear the financial risk of their investment for an indefinite period of time.

The Companies may elect to waive the condition of minimum participation and proceed with the Exchange Offers.

It is likely that TSC and Holdings will waive the minimum participation condition if the 90% participation level is not reached because the holder of the Series A Preferred does not tender its shares in the Exchange Offers.  In the event TSC and Holdings determine to waive such condition of minimum participation and proceed with the Exchange Offers, it is possible that the non-participating holders could commence litigation against the Companies seeking to enjoin the Exchange Offers or other equitable remedies.  The Companies can offer you no assurances that they would prevail in any such litigation.  TSC and Holdings do not believe that the consummation of the Exchange Offers will trigger any rights of any non-participating holder to require TSC to redeem such holder’s shares of Preferred Stock, pursuant to the terms of the applicable certificate of designations.  However, if a holder asserted such right and prevailed, the redemption price per share in such event would be 108% of the liquidation amount of the applicable Preferred Stock, which liquidation amount is equal to $1000 per share plus all accrued and unpaid dividends thereon.  Further, if the holder of the Series A Preferred does not affirmatively tender in the Exchange Offer, all outstanding shares of the Series A Preferred will become mandatorily redeemable on April 15, 2010 at the applicable liquidation amount.  Failure by TSC to redeem the Series A Preferred when required to do so, including at the April 15, 2010 maturity date of the Series A Preferred, would result in the ability of the Series A Preferred, voting as a single class with all other parity securities upon which like voting rights have been conferred and are exercisable, to elect two (2) members to TSC’s board of directors until such failure is cured.  In the event that the Exchange Offer for the Series B Preferred is not consummated, the Series B Preferred will similarly become mandatorily redeemable on April 15, 2010 at the applicable liquidation amount.  A failure by TSC to redeem the Series B Preferred shares when required to do so would result in the ability of the Series B Preferred, voting as a single class with all other parity securities upon which like voting rights have been conferred and are exercisable, to elect a majority of the members to TSC’s board of directors until such failure is cured.  Holders of the Series A Preferred and Series B Preferred might also, in such circumstances, seek additional remedies against TSC for failure to so redeem as required.  See “Legal Proceedings” for a discussion of existing legal matters in respect of the Series A Preferred holder.  If the holder of the Series A Preferred does not affirmatively tender in the Exchange Offer or if the Exchange Offers are not consummated, the Companies cannot provide assurances that they would be able to redeem the Series A Preferred and Series B Preferred when they come due, especially in light of the uncertainty in the credit and equity markets due to the economic downturn.

In certain circumstances, you may be deemed to have received a taxable dividend even if we have not paid an actual dividend.

In certain circumstances, you may be deemed to have received a taxable dividend even if we have not paid an actual dividend.  For example, if the conversion ratio in respect of the Parent Amended Series B Preferred is adjusted (or if the rate is not adjusted upon certain events) and distributions of property are made on another class of stock of TSC, then holders of the Parent Amended Series B Preferred and the Sub Series F Preferred, as beneficial owners of the Parent Amended Series B Preferred, may be considered to have received a constructive dividend for U.S. federal income tax purposes, notwithstanding the fact that no actual dividend has been paid.  In addition, holders of the Parent Amended Series B Preferred and the Sub Series F Preferred, as beneficial owners of the Parent Amended Series B Preferred, may be deemed to receive a taxable dividend up to the amount of accrued and unpaid dividends, even though no actual dividend has been paid.  For additional information, see “Certain United States Federal Income Tax Consequences.”

Risks Related to Our Business

For a discussion of risks associated with our business, please see the discussion of risks related to our business under the heading “Risk Factors” in TSC’s Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference in this Offering Memorandum.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for the periods presented:

	Years ended		Nine months ended
	December 31,	December 31,	September 30,
	2008	2007	2009
	(1)	(2)	(3)

(1)
For the year ended December 31, 2008, earnings were inadequate to cover fixed charges, and the ratio of earnings to fixed charges therefore has not been presented for that period.  The coverage deficiency necessary for the ratio of earnings to fixed charges to equal 1.00x (one-to-one coverage) was $109 million for the year ended December 31, 2008.

(2)
For the year ended December 31, 2007, earnings were inadequate to cover fixed charges, and the ratio of earnings to fixed charges therefore has not been presented for that period.  The coverage deficiency necessary for the ratio of earnings to fixed charges to equal 1.00x (one-to-one coverage) was $107 million for the year ended December 31, 2007.

(3)
For the nine months ended September 30, 2009, earnings were inadequate to cover fixed charges, and the ratio of earnings to fixed charges therefore has not been presented for that period.  The coverage deficiency necessary for the ratio of earnings to fixed charges to equal 1.00x (one-to-one coverage) was $5 million for the nine months ended September 30, 2009.

RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS

The following table shows our ratio of combined fixed charges and preference dividends for the periods presented:

	Years ended		Nine months ended
	December 31,	December 31,	September 30,
	2008	2007	2009
	(1)	(2)	(3)

(1)
For the year ended December 31, 2008, earnings were inadequate to cover combined fixed charges and preference dividends, and the ratio of combined fixed charges and preference dividends to earnings therefore has not been presented for that period.  The coverage deficiency necessary for the ratio of combined fixed charges and preference dividends to earnings to equal 1.00x (one-to-one coverage) was $92 million for the year ended December 31, 2008.

(2)
For the year ended December 31, 2007, earnings were inadequate to cover combined fixed charges and preference dividends, and the ratio of combined fixed charges and preference dividends to earnings therefore has not been presented for that period.  The coverage deficiency necessary for the ratio of combined fixed charges and preference dividends to earnings to equal 1.00x (one-to-one coverage) was $82 million for the year ended December 31, 2007.

(3)
For the nine months ended September 30, 2009, earnings were inadequate to cover combined fixed charges and preference dividends, and the ratio of combined fixed charges and preference dividends to earnings therefore has not been presented for that period.  The coverage deficiency necessary for the ratio of combined fixed charges and preference dividends to earnings to equal 1.00x (one-to-one coverage) was $16 million for the nine months ended September 30, 2009.

THE EXCHANGE OFFERS AND SOLICITATION

Terms of the Exchange Offers and Solicitation

TSC and Holdings hereby offer, upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Offering Memorandum, the accompanying Letter of Transmittal, and the Letter of Consent and related documents, to exchange (i) all outstanding shares of Series A Preferred for up to 90,000 shares of Sub Series F Preferred, (ii) all outstanding shares of Series B Preferred for up to 318,500 shares of Sub Series F Preferred and (iii) all outstanding shares of Series E Preferred Stock for up to 300,000 shares of Sub Series G Preferred.  In connection with the Exchange Offers, (i) TSC is soliciting consents for the Series B Preferred Amendments, (ii) TSC and TSN are soliciting consents for the 6.5% Notes Amendments and (iii) the Companies are soliciting consents for 6.5% Noteholders’ Approval.  In the event we have obtained the requisite Consents and have obtained the other consents and approvals that are conditions to the consummation of the Exchange Offers and Solicitation, shares of any holders of the Series B Preferred that do not participate in the Exchange Offers will nevertheless be amended and will become subject to the terms of the amended certificate of designations of the Parent Amended Series B Preferred, and holders of the 6.5% Notes that do not participate in the Exchange Offers will nevertheless have their 6.5% Notes amended and become holders of the 6.5% Notes as Amended.

The Companies, as applicable, will exchange the Original Securities properly tendered, and not properly withdrawn, for Exchange Securities and will accept Consents, including the consents necessary for the 6.5% Notes Supplement, in each case prior to the Expiration Time and otherwise in accordance with the procedures described below.  Subject to the satisfaction or waiver of the conditions, Exchange Securities will be issued and the 6.5% Notes will be amended promptly following the Expiration Time.

The Exchange Offers and Solicitation are not being made to, and the Companies will not accept tenders of Original Securities from holders of Original Securities and will not accept consents regarding the 6.5% Notes from holders of 6.5% Notes, in jurisdictions in which the Exchange Offer and Solicitation or the acceptance of the offers made hereby would not be in compliance with the securities or blue sky laws of that jurisdiction.

Original Securities that are not tendered, or are tendered but not accepted, will remain outstanding and will be entitled to the benefits of the certificates of designations relating to such Original Securities.  Holders of 6.5% Notes that do not consent to the 6.5% Notes Supplement, or do not have their consent accepted, will nonetheless enjoy the same benefits of the 6.5% Notes as Amended as those holders of 6.5% Notes that properly consent to the 6.5% Notes Supplement prior to the Expiration Time.

The Companies will be considered to have accepted validly tendered Original Securities and validly delivered Consents if and when the Companies give oral notice of such acceptance followed by written confirmation or written notice to the Exchange Agent (the “Exchange Agent”).  The Exchange Agent will act as the tendering holders’ agent for purposes of receiving the Exchange Securities and accepting Consents.  If the Companies do not accept any delivered Letters of Consent because of an invalid delivery or the occurrence of other events, the Exchange Agent will return the Letters of Consent, without expense, to the consenting holder promptly after the Expiration Time.  Furthermore, if the Companies do not accept any tendered Original Securities for exchange because of an invalid tender or delivery or the occurrence of other events, the Exchange Agent will return the certificates representing the unaccepted Original Securities, without expense, to the tendering holder promptly after the Expiration Time, or, if the Original Securities are uncertificated, those securities will be returned to the tendering holder, promptly after the Expiration Time via book-entry transfer.

No one has been authorized to make any recommendation concerning whether holders should tender their Original Securities or deliver their Consents in the Exchange Offers and Solicitation.  Holders must make their own decision as to whether to tender their Original Securities or deliver their Consents.

Expiration Time.  The Expiration Time for each Exchange Offer and Solicitation is 5:00 p.m., New York City time, on January 6, 2010 , unless extended or earlier terminated by the Companies.  In that case, the Expiration Time will be the latest date and time on which such Exchange Offer and Solicitation is extended.  It is expected that the Expiration Time will be extended to the Schedule 14A Date if such date occurs after January 6, 2010 .

Extension, Termination or Amendment.  If, by the Expiration Time, any or all conditions of the Exchange Offers and Solicitation have not been satisfied, the Companies reserve the right (but will not be obligated) to (i) extend the Exchange Offers and Solicitation on a daily basis or for such period or periods as the Companies in their sole discretion may determine and retain all tendered Original Securities and delivered Consents until the Expiration Time and (ii) amend the Exchange Offers and Solicitation in any respect by giving written notice of such amendment to the Exchange Agent and making public disclosure of such amendment to the extent required by law; provided, however, that the Companies will not amend the Exchange Offers and Solicitation after the Expiration Time.  In addition, the Companies expressly reserve the right to terminate the Exchange Offers and Solicitation in the event that any condition of the Exchange Offer is not satisfied or, in the reasonable objective judgment of the Companies, is unlikely to be satisfied.

Subject to the applicable regulations of the SEC, the Companies expressly reserve the right, in their sole discretion, at any time and from time to time, and regardless of whether any of the events set forth in “—Conditions of the Exchange Offers and Solicitation” shall have occurred or shall have been determined by the Companies to have occurred, to extend the period during which the Exchange Offers and Solicitation are open and thereby delay acceptance for exchange for any Original Securities or for any delivered Consents, by giving written notice of such extension to the Exchange Agent and by making public disclosure of such extension to the extent required by law.  The rights reserved by the Companies in this paragraph are in addition to the Companies’ rights to terminate the Exchange Offers and Solicitation pursuant to the conditions under “—Conditions of the Exchange Offers and Solicitation.”

The Exchange Offers and Solicitation may be amended, extended or terminated pursuant to the conditions under “—Conditions of the Exchange Offers and Solicitation.”  There can be no assurance that the Companies will exercise their right to extend, terminate or amend the Exchange Offers and Solicitation.  During any extension and irrespective of any amendment to the Exchange Offers and Solicitation, all Original Securities previously tendered pursuant to the Exchange Offers and Solicitation and not accepted for exchange or withdrawn and all consents previously delivered and not accepted or revoked will remain subject to the Exchange Offers and Solicitation and may be accepted thereafter by the Companies, as applicable.  See “—Procedures for Tendering Original Securities—Withdrawal of Tenders” and “—Procedures for Delivering Consents to the 6.5% Notes Amendments and 6.5% Noteholders’ Approval—Revocation of Consents.”  Subject to compliance with applicable law, the Companies may waive conditions without extending the Exchange Offers and Solicitation.

Announcements.  Any extension, termination or amendment will be followed as promptly as practicable by announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled Expiration Time.  Without limiting the manner in which the Companies may choose to make such announcement, the Companies will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate any such announcement other than by making a release to the Dow Jones News Service, Business Wire or such other means of announcement as the Companies deem appropriate.

Beneficial Owners.  Persons who are beneficial owners and who seek to tender Original Securities and/or deliver Consents should contact the holder and instruct such holder to tender Original Securities and/or deliver Consents on its behalf or either (a) obtain and include with the accompanying Letter of Transmittal and/or Letters of Consent, as applicable, Original Securities properly endorsed for transfer by the holder or accompanied by a properly completed stock power from the holder with signatures on the endorsement or stock power guaranteed by an Eligible Institution (as hereinafter defined) or (b) effect a record transfer of such Original Securities from the holder to such beneficial owner and comply with the requirements applicable to holders for tendering Original Securities and/or delivering Consents, prior to the Expiration Time, as the case may be.  Any Original Securities properly tendered and any consents properly delivered prior to the Expiration Time accompanied by a properly completed Letter of Transmittal or Letter of Consent, as applicable, will be transferred as of the Expiration Time, as applicable, at the discretion and upon the request of the Companies.  Neither the Companies nor the applicable transfer agent has any obligation to effect the transfer of any Original Securities from the name of the holder thereof if the Companies do not accept for tender any of the amount of the Original Securities.

An Instruction Letter has been included in the Offer Documents which may be used by a beneficial owner to instruct its broker, dealer, commercial bank or other nominee that is the holder of its Original Securities to tender such Original Securities in the Exchange Offers.  Copies of the Instruction Letter may be obtained from broker, dealer, commercial bank or other nominee of your Original Securities or 6.5% Notes or from the Exchange Agent.

Acceptance of Original Securities for Exchange Securities.  Upon the terms and subject to the satisfaction or waiver of conditions of the Exchange Offers and Solicitation (including, if an Exchange Offer is extended or amended, the terms and conditions of any extension or amendment) and applicable law, Holdings will exchange the Exchange Securities for all validly tendered Original Securities (which have not been properly withdrawn in accordance with “—Withdrawals of Tenders”) promptly following the Expiration Time.  The Companies expressly reserve the right, in their sole discretion, to delay closing the Exchange Offers and Solicitation (subject to Rule 14e-1(c) under the Exchange Act of 1934 (the “Exchange Act”), as amended, which requires that the Companies pay the consideration offered or return the Original Securities deposited pursuant to the Exchange Offers and Solicitation promptly after termination or withdrawal of the Exchange Offers and Solicitation), or to terminate the Exchange Offers and Solicitation and not accept for exchange any Original Securities or for any Consents delivered, (i) if any of the conditions set forth under “—Conditions of the Exchange Offers and Solicitation” shall not have been satisfied or validly waived by the Companies or (ii) in order to comply in whole or in part with any applicable law.  In addition, the Companies expressly reserve the right to terminate the Exchange Offers and Solicitation in the event that any condition of the Exchange Offer is not satisfied or, in the reasonable objective judgment of the Companies, is unlikely to be satisfied.  In all cases, issuance and delivery of the Exchange Securities to be issued pursuant to the Exchange Offers will be made only after timely receipt by the Exchange Agent of (a) certificates representing such Original Securities, or timely confirmation of a book-entry transfer (a “Book-Entry Confirmation”) of such Original Securities into the Exchange Agent’s account at a book-entry transfer facility pursuant to the procedures set forth in “—Procedures for Tendering Original Securities,” (b) the properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and (c) all applicable signature guarantees and any other documents required by the applicable Letter of Transmittal.  See “—Procedures for Tendering Original Securities” for a description of the procedures for tendering Original Securities pursuant to the Exchange Offers and Solicitation.

Tendering holders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 5 of the Letter of Transmittal, transfer taxes on the exchange of Original Securities for Exchange Securities and pursuant to the Exchange Offers and Solicitation.  The Companies will pay the customary compensation and expenses of the Exchange Agent in connection with the Exchange Offers and Solicitation.

Procedures for Tendering Original Securities

Set forth below are procedures for tendering the Original Securities.  In addition, the tender of shares of Series B Preferred pursuant to the Exchange Offers and in accordance with the procedures described below will constitute the delivery of consents to the Series B Preferred Amendments with respect to the shares of Series B Preferred tendered.  Holders may not tender their Series B Preferred without delivering their related consents pursuant to the Solicitation and may not deliver their consents to the Series B Preferred Amendments without validly tendering their Series B Preferred pursuant to the Exchange Offers.

Valid Tender.  Except as set forth below, for a holder to validly tender Original Securities, as applicable, pursuant to the Exchange Offers and Solicitation, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with any signature guarantees and any other document, required by the Instructions to such document, must be received by the Exchange Agent at the address set forth on the last page of this Offering Memorandum on or prior to the Expiration Time and either (i) certificates representing such Original Securities must be received by the Exchange Agent at such address or (ii) such Original Securities must be transferred pursuant to the procedures for book-entry transfer described under “Book-Entry Transfer” below, and a Book-Entry Confirmation must be received by the Exchange Agent, in each case, on or prior to the Expiration Time.  A holder who desires to tender Original Securities and who cannot comply with the procedures set forth herein for tender on a timely basis or whose Original Securities are not immediately available must comply with the procedures for guaranteed delivery described under “—Guaranteed Delivery” below.

In all cases, notwithstanding any other provision hereof, and subject to the satisfaction or waiver of the conditions to the Exchange Offers and Solicitation, the exchange of Exchange Securities for Original Securities pursuant to the Exchange Offers will be made only after timely receipt by the Exchange Agent of (i) certificates representing such Original Securities or a Book-Entry Confirmation with respect to such Original Securities, (ii) Letter of Transmittal (or a facsimile thereof) properly completed and duly executed and (iii) any required signature guarantees and other documents required by the Letter of Transmittal.  Accordingly, tendering holders receive Exchange Securities at different times depending upon when certificates representing Original Securities or Book-Entry Confirmations are actually received by the Exchange Agent.

Tender of Original Securities Held Through DTC.  The Exchange Agent and DTC will confirm that the Exchange Offers and Solicitation are eligible for DTC’s Automated Tender Offer Program (“ATOP”).  DTC is expected to authorize any DTC participant who has Original Securities credited to its DTC account at any time to tender Original Securities as if it were a holder.  Accordingly, DTC participants may electronically transmit their acceptance of the Exchange Offers and Solicitation by causing DTC to transfer Original Securities to the Exchange Agent in accordance with DTC’s ATOP procedures for transfer.  DTC will then send an Agent’s Message (as defined below) to the Exchange Agent.  See “—Book-Entry Transfer.”

The term “Agent’s Message” means a message transmitted by DTC, received by the Exchange Agent and forming part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from a participant in DTC that is tendering Original Securities which are the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal (or, in the case of an Agent’s Message relating to guaranteed delivery, that such participant has received and agrees to be bound by the Notice of Guaranteed Delivery), and that the Companies may enforce such agreement against such participant.

Book-Entry Transfer.  The Exchange Agent will establish an account at DTC (“Book-Entry Transfer Facility”) for purposes of the Exchange Offers within two (2) business days after the date of the Exchange Offers and Solicitation, and any financial institution that is a participant in a Book-Entry Transfer Facility’s system and whose name appears on a security position listing as the record owner of Original Securities may make book-entry delivery of Original Securities by causing such Book-Entry Transfer Facility to transfer such Original Securities into the Exchange Agent’s account at such Book-Entry Transfer Facility in accordance with such Book Entry Transfer Facility’s procedures for such transfer.  As part of the delivery of Original Securities through book-entry transfer into the Exchange Agent’s account at a Book-Entry Transfer Facility, the broker or other nominee effecting the book-entry transfer shall affirmatively acknowledge that all of the conditions set forth in the Letter of Transmittal are accepted by placing an “X” in the condition field, which will have the same effect as if they had completed and returned a physical Letter of Transmittal to the Exchange Agent.

Signature Guarantees.  Signatures on a Letter of Transmittal need not be guaranteed if the Original Securities tendered thereby are tendered (a) by the holder(s) (which term, for purposes of the Letter of Transmittal shall include any participant in a Book-Entry Transfer facility’s system whose name appears on a security position listing as the record owner of the Original Securities) thereof, unless such holder has completed either the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” in the Letter of Transmittal, or (b) for the account of a firm that is a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office in the United States, a member of the Stock Exchange Medallion Program or a member of the New York Stock Exchange Inc. Medallion Signature Program or certain other eligible guarantors (each, an “Eligible Institution”).  In all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.  See Instruction 3 of the Letter of Transmittal.

Except as provided below under “—Guaranteed Delivery,” unless the Original Securities being tendered are deposited with the Exchange Agent on or prior to the Expiration Time (accompanied by the appropriate, properly completed and duly executed Letter of Transmittal and any other documents required thereunder), the Companies may, in their sole discretion, reject such tender.

Guaranteed Delivery.  Holders whose certificates representing Original Securities are not immediately available, or who cannot deliver their certificates and other required documents to the Exchange Agent or complete the procedure for book-entry transfer on or prior to the Expiration Time, may nevertheless tender their Original Securities by properly completing and duly executing a Notice of Guaranteed Delivery if all the following conditions are satisfied: (a) the tender is made by or through an Eligible Institution; (b) a Notice of Guaranteed Delivery substantially in the form provided by the Companies herewith, properly completed and duly executed, is received by the Exchange Agent as provided below on or prior to the Expiration Time; and (c) the certificates representing all tendered Original Securities or a Book-Entry Confirmation with respect to all tendered Original Securities, together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, and any required signature guarantees and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the date of delivery of the Notice of Guaranteed Delivery.

A Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the Exchange Agent and must include a signature guarantee by an Eligible Institution in the form set forth in such Notice of Guaranteed Delivery.

The method of delivery of certificates representing Original Securities, Letter of Transmittal, any required signature guarantees and any other required documents, including delivery through a Book-Entry Transfer Facility, is at the option and risk of the tendering holder and, except as otherwise provided in the Letter of Transmittal, delivery will be deemed made only when actually received by the Exchange Agent.  In all cases, sufficient time should be allowed to ensure timely delivery.

Lost or Missing Certificates.  If a holder desires to tender Original Securities pursuant to the Exchange Offers and Solicitation, but the certificates representing such Original Securities have been mutilated, lost, stolen or destroyed, such holder should write to or telephone the Companies about procedures for obtaining replacement certificates representing such Original Securities, arranging for indemnification or about any other related matter.

Backup Federal Income Tax Withholding.  Under the “backup withholding” provisions of U.S. Federal income tax law, unless a tendering holder, or his assignee (in either case, the “Payee”), satisfies the conditions described in Instruction 9 of the Letter of Transmittal or is otherwise exempt, any consideration paid as a result of the Exchange Offers and Solicitation may be subject to backup withholding tax at a rate of 28%.  To prevent backup withholding, each Payee should complete and sign the Form W-9 provided in the applicable Letter of Transmittal or an appropriate Form W-8.  See Instruction 6 of the Letter of Transmittal.

Effect of Letter of Transmittal.  Subject to and effective upon the acceptance for exchange of the Original Securities tendered thereby for Exchange Securities, by executing and delivering a Letter of Transmittal, a tendering holder (i) irrevocably sells, assigns and transfers to, or upon the order of, the Companies, all right, title and interest in and to all the Original Securities tendered thereby and (ii) irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of such holder (with full knowledge that the Exchange Agent also acts as agent of the Companies) with respect to any such tendered Original Securities, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver certificates representing such Original Securities, or transfer ownership of such Original Securities, on the account books maintained by any of the Book-Entry Transfer Facilities, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Companies, (b) present such Original Securities for transfer on the security register and (c) receive all benefits or otherwise exercise rights of beneficial ownership of such Original Securities (except that the Exchange Agent will have no rights to, or control over, funds or Original Securities from the Companies, except as agent for the Companies, for the purchase price of any tendered Original Securities that are exchanged by the Companies) all in accordance with the terms of the Exchange Offers and Solicitation.  In addition, the tender of shares of Series B Preferred pursuant to the Exchange Offers and in accordance with the procedures described below will constitute the delivery of consents to the Series B Preferred Amendments with respect to the shares of Series B Preferred tendered.

Determination of Validity.  All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tendered Original Securities pursuant to any of the procedures described above and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by the Companies, in their sole discretion, which determination will be final and binding.  The Companies reserve the absolute right to reject any or all tenders of any Original Securities determined by them not to be in proper form or if the acceptance of such Original Securities may, in the opinion of the Companies’ counsel, be unlawful.  The Companies also reserve the right to waive or amend any condition to this Offering Memorandum to which they are legally permitted to waive or amend.  The Companies’ interpretation of the terms and conditions of this Offering Memorandum (including the Letters of Transmittal and the instructions thereto) will be final and binding.

No tender or delivery will be deemed to have been validly made until all defects or irregularities in such tender or delivery have been cured or waived.  None of the Companies, the Exchange Agent, or any other person will be under any duty to give notification of any defects or irregularities in any tender of any Original Securities or will incur any liability for failure to give any such notification.

Withdrawal of Tenders.  Tenders may be withdrawn at any time on or prior to the Expiration Time.  Original Securities tendered on or prior to the Expiration Time but not yet accepted by the Company may be withdrawn after January 13, 2010, which is forty (40) business days from the commencement of the Exchange Offer.  In the event of a termination of the Exchange Offers and Solicitation by the Companies, such Original Securities will be returned to the tendering holder promptly.

A valid withdrawal of tendered Series B Preferred prior to the Expiration Time will constitute the concurrent valid withdrawal of such holder’s related consents and a valid withdrawal of consents to the Series B Preferred Amendments will constitute the concurrent valid withdrawal of such holder’s related tendered Series B Preferred.  In order for a Holder to validly withdraw a consent to the Series B Preferred Amendments, such holder must validly withdraw the related tendered Series B Preferred.

If, for any reason whatsoever, acceptance for exchange of Exchange Securities for Original Securities tendered and Consents delivered pursuant to the Exchange Offers and Solicitation is delayed (whether before or after the Companies’ acceptance for exchange of Original Securities or Consents) or the Companies extend the Exchange Offers and Solicitation, the Companies may (without prejudice to its rights set forth herein) instruct the Exchange Agent to retain tendered Original Securities and delivered Consents, and such Original Securities and Consents may not be withdrawn except to the extent that the tendering holder is entitled to withdrawal rights as described herein (including in the first paragraph above).

Any holder who has tendered Original Securities or who succeeds to the record ownership of Original Securities in respect of which such tenders have previously been given may withdraw such tenders of Original Securities on or prior to the Expiration Time by delivery of a written notice of withdrawal subject to the limitations as described herein.  To be effective, a written or facsimile transmission notice must (i) be received by the Exchange Agent, at the address specified on the last page of this Offering Memorandum on or prior to the Expiration Time, (ii) specify the name of the holder to be withdrawn, (iii) contain the description of the Original Securities to be withdrawn or to which the notice of withdrawal relates, the certificate numbers shown on the particular certificates representing such Original Securities and the aggregate amount represented by such Original Securities and (iv) be signed by the holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee register the transfer of the Original Securities into the name of the person withdrawing such Original Securities.  The signature(s) on the notice of withdrawal of any tendered Original Securities must be guaranteed by an Eligible Institution unless the Original Securities have been tendered for the account of an Eligible Institution.  If the Original Securities to be withdrawn have been delivered or otherwise identified to the Exchange Agent, a signed notice of withdrawal is effective immediately upon receipt by the Exchange Agent of written or facsimile transmission of the notice of withdrawal even if physical release is not yet effected.  A withdrawal of Original Securities can only be accomplished in accordance with the foregoing procedures.

A withdrawal of a tender of Original Securities may not be rescinded and any Original Securities properly withdrawn will not be deemed to be validly tendered for purposes of this Offering Memorandum.  Withdrawn Original Securities may, however, be retendered by repeating one of the procedures described in “—Procedures for Tendering Original Securities” at any time on or prior to the Expiration Time.

Procedures for Delivering Consents to the 6.5% Notes Amendments and 6.5% Noteholders’ Approval.

In order to consent to the 6.5% Amendments and the 6.5% Noteholders’ Approval, a holder of the 6.5% Notes must validly execute and deliver to the Exchange Agent a copy of the Letter of Consent relating to the Indenture, or cause the Letter of Consent to be delivered to the Exchange Agent on the holder’s behalf, before the Expiration Time in accordance with the procedures described below.  Only registered holders of the 6.5% Notes may execute and deliver to the Exchange Agent the Letter of Consent.

If you are a beneficial owner of the 6.5% Notes held through a bank, broker or other financial institution, in order to consent to the 6.5% Amendments and the 6.5% Noteholders’ Approval, you must arrange for the bank, broker or other financial institution that is the registered holder to either (1) execute the Letter of Consent and deliver it either to the Exchange Agent on your behalf or to you for forwarding to the Exchange Agent before the Expiration Time or (2) forward a duly executed proxy from the registered holder authorizing you to execute and deliver the Letter of Consent with respect to the 6.5% Notes on behalf of the registered holder. In the case of clause (2) of the preceding sentence, you must deliver the executed Letter of Consent, together with the proxy, to the Exchange Agent before the Expiration Time.  Beneficial owners of the 6.5% Notes are urged to contact the bank, broker or other financial institution through which they hold their 6.5% Notes to obtain a valid proxy or to direct that a Letter of Consent be executed and delivered in respect of their Securities.  Holders who hold their Securities through a bank, broker or other financial institution must submit consents in the manner prescribed by such bank, broker or other financial institution. Therefore, please follow the instructions provided by the applicable bank, broker or other financial institution when submitting consents.

Giving a consent by submitting a Letter of Consent will not affect a holder’s right to sell or transfer its 6.5% Notes.  All consents received from the holder of record and not revoked by that holder before the Expiration Time will be effective.

Registered Holders of the 6.5% Notes who wish to consent should mail, hand deliver or send by overnight courier or facsimile a properly completed and executed Letter of Consent to the Exchange Agent at the address or facsimile number set forth under “Exchange and Information Agent,” in accordance with the instructions set forth in this Offering Memorandum and the Letter of Consent.  However, the Companies reserve the right to accept any Letter of Consent received by the Companies

All Letters of Consent that are properly completed, executed and delivered to the Exchange Agent, and not revoked before the Expiration Time, will be given effect in accordance with the terms of those Letters of Consent.  Registered holders who desire to consent to the Proposed Amendments should complete, sign and date the Letter of Consent and mail, deliver or send by overnight courier or facsimile the signed Letter of Consent to the Exchange Agent at the address or facsimile number set forth under “Exchange and Information Agent,” all in accordance with the instructions contained in this Offering Memorandum and the Letter of Consent prior to the Expiration Time.

Letters of Consent delivered by the registered holders of 6.5% Notes must be executed in exactly the same manner as those registered holders’ names appear on the certificates representing the 6.5% Notes.  If the 6.5% Notes to which a Letter of Consent relate are registered in the names of two or more holders, all of those holders must sign the Letter of Consent.  If a Letter of Consent is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must so indicate when signing, and proper evidence of that person’s authority to so act must be submitted with the Letter of Consent.  In addition, if a Letter of Consent relates to less than the total principal amount of 6.5% Notes registered in the name of a holder, the registered holder must list the certificate numbers and principal amount of 6.5% Notes registered in the name of that holder to which the Letter of Consent relates.  If the 6.5% Notes are registered in different names, a separate Letter of Consent must be signed and delivered with respect to each registered holder. If a Letter of Consent is executed by a person other than the registered holder, it must be accompanied by a proxy executed by the registered holder.

If the Letter of Consent is executed by a person or entity who is not the registered holder, then the registered holder must sign a valid proxy, with the signature of such registered holder guaranteed by a participant in a recognized medallion signature program (a “Medallion Signature Guarantor”).

No Medallion Signature Guarantor is required (a) if the Letter of Consent is signed by the registered holder(s) of the 6.5% Notes with respect to which the Letter of Consent is delivered (b) if the Letter of Consent is delivered by or for the account of a firm or any other entity indentified in Rule 17Ad-15 promulgated under the Exchange Act, as amended, including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker; (iii) a credit union, (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association. In all other cases, all signatures on letters of consent must be guaranteed by a Medallion Signature Guarantor.

In connection with the consent solicitation, the Companies will pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Offering Memorandum, the Letter of Consent and related documents to the beneficial owners of the 6.5% Notes and in handling or forwarding deliveries of consents by their customers.

All questions as to the validity, form and eligibility (including time of receipt) of Letters of Consent and the consent procedures will be determined by the Companies, in its sole discretion, which determination will be final and binding.  The Companies also reserve the right to waive any defects or irregularities as to deliveries of consents.

Revocation of Consents.  A consent may be revoked at any time prior to the Expiration Time.  Any holder who has delivered a consent, or who succeeds to ownership of 6.5% Notes in respect of which a consent has previously been delivered, may validly revoke such consent prior to the Expiration Time by delivering a written notice of revocation in accordance with the following procedures.  All properly completed and executed Letters of Consent that are received by the Exchange Agent will be counted as consents with respect to the proposed amendments, unless the Exchange Agent receives a written notice of revocation prior to the Expiration Time.

In order to be valid, a notice of revocation of consent must contain the name of the person who delivered the consent, the name of the holder and the description of the 6.5 Notes to which it relates, the certificate numbers of such 6.5% Notes and the aggregate principal amount represented by such 6.5% Notes.  The revocation of consent must be signed by the holder thereof in the same manner as the original signature on the Letter of Consent (including any required Medallion Signature Guarantor) or be accompanied by evidence satisfactory to the Companies and the Exchange Agent that the person revoking the consent has the legal authority to revoke such consent on behalf of the holder.  If the Letter of Consent was executed by a person other than the registered holder of the 6.5% Notes, the notice of revocation of consent must be accompanied by a valid proxy signed by such registered holder and authorizing the revocation of the registered holder’s consent.  To be effective, a revocation of consent must be received prior to the Expiration Time by the Exchange Agent, at the address set forth below.  A purported notice of revocation that lacks any of the required information or is sent to an improper address will not validly revoke a consent previously given.  Holders who hold their 6.5% Notes through a bank, broker or other financial institution may only revoke consents in the manner prescribed by such bank, broker or other financial institution.  Therefore, please follow the instructions provided by the applicable bank, broker or other financial institution if revoking consents.

Conditions of the Exchange Offers and Solicitation

Notwithstanding any other provision of the Exchange Offers and Solicitation, the Companies shall not be required to accept for exchange any Original Securities or any Consents delivered, subject to any applicable rules and regulations of the SEC, to issue the Exchange Securities or the 6.5% Notes as Amended pursuant to the Exchange Offers and Solicitation, unless the following conditions have been met:

(i) receipt of all required approvals and consents or waivers thereof, from certain TSC equity holders and TSN debt holders, including, without limitation, (a) the consent of the holders of  TSC’s Common Stock in connection with the authorization of additional shares of TSC’s Common Stock, (b) the Consents of the holders of Series B Preferred in respect of the Series B Preferred Amendments and holders of 6.5% Notes with respect to the 6.5% Notes Amendments and the 6.5% Noteholders’ Approval and the consent of the holder of Series E Preferred in connection with amendments to the certificate of designations of the Series E Preferred, (c) the consent of the holders of  TSC’s Common Stock in connection with the Proposed Amendments and amendments to the certificate of designations of the Series E Preferred, including without limitation, as such amendments relate to the issuance of TSC’s Common Stock upon the conversion of the Parent Amended Series B Preferred and Parent Amended Series E Preferred, (d) the required consents of the holders of each of the Series C&D Preferred and each of the TSN Series A&B Preferred in connection with the Exchange Offers and Solicitation, and (e) the waivers of certain equity holders under certain preemptive rights agreements with TSC and TSN.

(ii) receipt of all other required consents, approvals and/or waivers thereof;

(iii)  receipt of any required governmental or quasi-governmental and regulatory or quasi-regulatory consents and approvals (including any consents and approvals required from the Federal Communications Commission and Nasdaq);

(iv) receipt of certain other consents and approvals, including without limitation, approval of the board of directors of TSC and its affiliates, including the boards of directors of TSN and Holdings, and the affirmative participation in the Exchange Offers and Solicitation of at least 90% of each series of Original Securities to be tendered in the Exchange Offers and Solicitation;

(It is likely that TSC and Holdings will waive the foregoing condition if the 90% participation level is not reached because the holder of the Series A Preferred does not tender its shares in the Exchange Offers.  TSC and Holdings do not believe that the consummation of the Exchange Offers will trigger any rights of any non-participating holder to require TSC to redeem such holder’s shares of Preferred Stock, pursuant to the terms of the applicable certificate of designations.  However, if a holder asserted such right and prevailed, the redemption price per share in such event would be 108% of the liquidation amount of the applicable Preferred Stock, which liquidation amount is equal to $1000 per share plus all accrued and unpaid dividends thereon.  Further, a failure by TSC to redeem the Series A Preferred when required to do so, including at the April 15, 2010 maturity date of the Original Securities, would result in the ability of the Series A Preferred, voting as a single class with all other parity securities upon which like voting rights have been conferred and are exercisable, to elect two (2) to members TSC’s board of directors until such failure is cured.  A failure by TSC to redeem the Series B Preferred shares when required to do so would result in the ability of the Series B Preferred, voting as a single class with all other parity securities upon which like voting rights have been conferred and are exercisable, to elect a majority of the members to TSC’s board of directors until such failure is cured.  The Series A Preferred and Series B Preferred holders might also, in such circumstances, seek additional remedies against the Company for failure to so redeem as required.  See “Legal Proceedings” for discussion of existing legal matters in respect of the Series A Preferred holder.  If the holder of the Series A Preferred does not affirmatively tender in the Exchange Offer , all outstanding shares of the Series A Preferred will become mandatorily redeemable on April 15, 2010 at the applicable liquidation amount.  In the event that the Exchange Offers are not consummated, both the Series A Preferred and the Series B Preferred will become mandatorily redeemable on April 15, 2010 at the applicable liquidation amount.)

(v) no actions seeking to enjoin the consummation of the Exchange Offers and Solicitation shall have been undertaken and no orders, decrees, or ruling by any court or governmental body restraining or enjoining the Exchange Offers and Solicitation shall have been entered and no actions, orders, decrees or ruling by any court or governmental body shall have been entered that, in the Companies’ reasonable objective judgment, is, or is reasonably likely to be, materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities of the Companies and its subsidiaries, taken as a whole;

(vi) there shall have not occurred or be unlikely to occur in their reasonable objective judgment any event affecting the business or financial affairs of the Companies that, in their reasonable objective judgment, would or might prohibit, prevent, restrict or delay consummation of the Exchange Offers and Solicitation; and

(vii) there has not occurred (a) any general suspension of, or limitation on prices for, trading in securities in the United States securities or financial markets, (b) a decline of the average closing price of TSC’s Common Stock to less than $1.25 per share for any 20 day period following the commencement of the Exchange Offers and Solicitation, (c) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or other major financial markets, (d) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in the Companies’ reasonable objective judgment, might affect the extension of credit by banks or other lending institutions, (e) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or (f) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof.

With respect to consents required from the holders of TSC’s Common Stock, we will be required to file a Schedule 14A with the SEC to solicit such consents and such authorization of additional shares of TSC’s Common Stock and the effectiveness of the Series B Preferred Amendments and amendment to the certificate of designations of the Series E Preferred.  These matters will not take effect until the Schedule 14A Date.

Notwithstanding any other provisions of the Exchange Offers and Solicitation, TSC’s and Holding’s obligation to accept for exchange:

•   the Series A Preferred is conditioned on TSC’s and Holding’s valid acceptance for exchange of the tendered Series B Preferred and Series E Preferred, and TSC’s and TSN’s receipt of the requisite consents sufficient to effectuate the 6.5% Notes Amendments;

•   the Series B Preferred is conditioned on TSC’s and Holding’s valid acceptance for exchange of the tendered Series A Preferred and Series E Preferred, and TSC’s and TSN’s receipt of the requisite consents sufficient to effectuate the 6.5% Notes Amendments; and

•   the Series E Preferred is conditioned on TSC’s and Holding’s valid acceptance for exchange of the tendered Series A&B Preferred, and TSC’s and TSN’s receipt of the requisite consents sufficient to effectuate the 6.5% Notes Amendments.

In addition, TSC’s and TSN’s obligation to effect the 6.5% Notes Amendments is conditioned on TSC’s and Holding’s valid acceptance for exchange of the tendered Series A&B Preferred and Series E Preferred.

The foregoing conditions may be asserted or may be waived by the Companies, in whole or in part, at any time prior to the Expiration Time.  The Companies may additionally terminate the Exchange Offers and Solicitation in the event that any condition is not satisfied or, in the reasonable objective judgment of the Companies, is unlikely to be satisfied.  If any of the foregoing events shall not have occurred, subject to the termination rights described above, the Companies may (i) promptly return tendered Original Securities and delivered consents to the holders who tendered or delivered them, respectively, (ii) extend the Exchange Offers and Solicitation and retain all tendered Original Securities and delivered consents until the expiration of the extended Exchange Offers and Solicitation (in which case, the holders of such tendered Original Securities and delivered Consents will not necessarily be entitled to additional withdrawal rights. See “—Procedures for Tendering Original Securities—Withdrawal of Tenders” and “—Procedures for Delivering Consents to the 6.5% Notes Amendments and 6.5% Noteholders’ Approval—Revocation of Consents”), or (iii) amend the Exchange Offers and Solicitation in any respect by giving written notice of such amendment to the Exchange Agent and making public disclosure of such amendment to the extent required by law; provided, however, that the Companies will not amend the Exchange Offers and Solicitation after the Expiration Time.  The Companies reserve the right at any time to waive any or all of such conditions to the Exchange Offers and Solicitation.

DESCRIPTION OF EXCHANGE SECURITIES, 6.5% NOTES AND AMENDMENTS TO 6.5% NOTES

The following are summaries of certain terms of the Sub Series F Preferred, the Sub Series G Preferred, the 6.5% Notes and the 6.5% Notes Amendments which do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the forms of certificates of designations attached as Exhibits A, B, C and D and the 6.5% Notes Supplement attached as Exhibit E to this Offering Memorandum.

Description of Sub Series F Preferred

General

This series of preferred stock of Holdings is designated as “Series F Preferred Stock” and the number of authorized shares constituting such series will be 800,000 shares, par value $0.01 per share.  Such number of shares may be increased or decreased by a resolution of the board of directors of Holdings.

Beneficial Ownership of Parent Amended Series B Preferred

Pursuant to the provisions of the certificate of designations of the Sub Series F Preferred, Holdings will own of record and hold as fiduciary for the benefit of the holders of Sub Series F Preferred, up to 408,500 shares of Parent Amended Series B Preferred.  Each holder of the Sub Series F Preferred will be, to the fullest extent permitted by law, entitled to all the rights of a holder of Parent Amended Series B Preferred, as though the Sub Series F Preferred holder was both the beneficial and record owner of a number of shares of the Parent Amended Series B Preferred equal to the total number of shares of Sub Series F Preferred then beneficially owned by such holder (such ratio of one (1) share of Sub Series F Preferred to one (1) share of Parent Amended Series B Preferred, the “F/B Ratio”).  Under the provisions of the certificate of designations of the Sub Series F Preferred, Holdings will irrevocably disclaim and relinquish all beneficial ownership of the Parent Amended Series B Preferred, including all voting, dispositive and economic rights in respect thereof.  Holdings will also, simultaneous with the delivery of the Exchange Securities, deliver to each holder of shares of Sub Series F Preferred an irrevocable proxy to vote the corresponding shares of the Parent Amended Series B Preferred that each holder beneficially owns.

Maturity

Parent Amended Series B Preferred will mature and become mandatorily redeemable on June 30, 2014, for an amount per share in cash equal to the greater of the Parent Amended Series B Liquidation Amount (as defined below in “Liquidation”) and the market value of the shares of TSC’s Common Stock into which the Parent Amended Series B Preferred beneficially owned by such holder of Sub Series F Preferred would have been converted if such conversion had occurred immediately prior to the redemption date.  At such time the Sub Series F Preferred will also be mandatorily redeemed for an aggregate amount per holder of $1.00.  See “Redemption” below.

Dividends

Each holder of Sub Series F Preferred, shall, as beneficial owner of the Parent Amended Series B Preferred, be entitled to receive, prior and in preference to any shares of securities junior thereto, in accordance with its F/B Ratio, when and as declared by the board of directors of TSC, dividends payable in cash out of funds legally available therefor or, at the election of TSC in its sole discretion, in shares of TSC’s Common Stock, in the amount of 7% (the “Dividend Rate”) of the Parent Amended Series B Liquidation Amount per share per annum then in effect.  Dividends on each share of Parent Amended Series B Preferred shall accrue on a daily basis at the Dividend Rate and shall be payable on each of April 15 and October 15 beginning on April 15, 2010.  The accumulation of dividends, without payment thereof in cash or TSC’s Common Stock, for two (2) or more periods will trigger certain board of directors election rights as more fully described in this Offering Memorandum. Dividends may be paid in shares of TSC’s Common Stock only if a registration statement registering the resale of the shares of TSC’s Common Stock issuable on such Dividend Reference Date (defined below) has been filed with the SEC and such registration statement is effective on the date the board of directors of TSC declares such dividend.

The holders of Sub Series F Preferred will not be entitled to participate in dividends declared or paid on the common stock of Holdings, except that, to the extent any dividends are declared and accrued but unpaid on the shares of Parent Amended Series B Preferred beneficially owned by a holder of Sub Series F Preferred, a dividend shall also be declared and accrue at the same rate on the shares of Sub Series F Preferred owned by such holder.

Ranking

After giving effect to the Exchange Offers and Solicitation the Sub Series F Preferred shall, with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the applicable company, or otherwise (a) (i) rank senior and prior to the Sub Series G Preferred and the common stock of Holdings and each other class of securities of Holdings, whether currently issued or issued in the future, that by its terms ranks junior to the Sub Series F Preferred, (ii) rank on a parity with each other class of securities of Holdings, whether currently issued or issued in the future, that does not by its terms rank senior or junior to the Sub Series F Preferred, and (iii) rank junior to each other class of securities of Holdings, whether currently issued or issued in the future, that by its terms ranks senior to the Sub Series F Preferred, and (b) as a result of the beneficial ownership of the Parent Amended Series B Preferred (i) rank senior and prior to the Parent Amended Series E Preferred and TSC’s Common Stock and each other class of securities of TSC, whether currently issued or issued in the future, that by its terms ranks junior to the Parent Amended Series B Preferred, (ii) rank on a parity with each other class of securities of TSC, whether currently issued or issued in the future, that does not by its terms rank senior or junior to the Parent Amended Series B Preferred, and (iii) rank junior to each other class of securities of TSC, whether currently issued or issued in the future, that by its terms ranks senior to the Parent Amended Series B Preferred.

Voting Rights

Except as required by law, the holders of the Sub Series F Preferred shall have no voting rights and their consent shall not be required for taking any corporate actions by Holdings.  Except as required by law, the Sub Series F Preferred holders shall have no voting rights and their consent shall not be required for taking any corporate action by TSC, except that, as proxy for the record owner of the Parent Amended Series B Preferred, the holders of at least a majority of the then-outstanding shares of Sub Series F Preferred will be entitled, upon the occurrence of  (a) the accumulation of accrued and unpaid dividends for two (2) or more six (6) month periods, whether or not consecutive, (b) a violation by TSC of the Senior Security Cap or a Change in Control of TSC (each as defined in the certificate of designations for the Parent Amended Series B Preferred (the “Parent Amended Series B Certificate”)), or (c) the failure by TSC to comply with any other covenants or agreements set forth in the Parent Amended Series B Certificate and the continuance of such failure for a specified time thereafter, to the sole remedy of electing a majority of members of TSC’s board of directors for successive one (1) year terms until the defects that allowed the shareholders to vote have been cured.  The certificates of designations of the current Series A&B Preferred are silent as to the exclusivity of the board of directors election remedy upon the applicable triggering event, but the Parent Amended Series B Preferred is clear as to the exclusivity of this remedy, as was the intent under the certificates of designations for the Series A&B Preferred.   In addition, the certificate of designations of the Parent Amended Series B Preferred has been revised to make clear that the Senior Security Cap limit shall be calculated based upon the aggregate outstanding and unpaid gross proceeds from issuances of certain securities and not the aggregate amount of such securities issued, whether or not outstanding and unpaid.

Redemption

Elective Redemption.  Upon the occurrence of either a Change in Control or a Senior Security Trigger Date (as defined in the Parent Amended Series B Certificate), each holder of Sub Series F Preferred, as beneficial owner of the Parent Amended Series B Preferred, may require TSC to redeem on such holder’s behalf all or a portion of the shares of Parent Amended Series B Preferred then beneficially held by such holder for an amount in cash, out of lawfully available funds, equal to 108% of the Series B Liquidation Amount per share.

Mandatory Redemption.  On June 30, 2014, each holder of Sub Series F Preferred, as beneficial owner of the Parent Amended Series B Preferred, shall be required to surrender the shares of Parent Amended Series B Preferred beneficially owned by such holder for redemption by TSC for an amount per share in cash, out of lawfully available funds, equal to the greater of the Parent Amended Series B Liquidation Amount and the value of the shares of TSC’s Common Stock into which the Parent Amended Series B Preferred would have been converted if such conversion had occurred immediately prior to the maturity date.

Generally.  If the funds of TSC legally available for the redemption of shares of Parent Amended Series B Preferred are insufficient to redeem the total number of shares on the redemption date, those funds which are legally available will be used to redeem the maximum possible number of shares ratably among the holders.  The shares not redeemed shall remain outstanding and when additional funds of TSC are legally available for the redemption of shares of Parent Amended Series B Preferred, such funds will be used to redeem the balance of such shares not yet redeemed.

Upon any conversion or redemption of the Parent Amended Series B Preferred, a corresponding number of shares of Sub Series F Preferred, calculated in accordance with the F/B Ratio, will also be redeemed for an aggregate amount per holder of $1.00.  The shares of Sub Series F Preferred are not otherwise subject to redemption by Holdings.

Conversion Rights

Elective Conversion.  Each holder of Sub Series F Preferred may, as a beneficial owner of the Parent Amended Series B Preferred, at its option, cause the conversion of such holder’s beneficially owned shares of Parent Amended Series B Preferred into such number of fully paid and nonassessable shares of TSC’s Common Stock as is determined by dividing the Parent Amended Series B Liquidation Amount, by the Parent Amended Series B Conversion Price.  The Parent Amended Series B Conversion Price shall be the product of (i) the average of the closing prices of a share of TSC’s Common Stock over the ten (10) trading day period ending three (3) days immediately prior to the close of the proposed Exchange Offers and Solicitation and (ii) 125%, but in no event less than the market value as of such date as calculated in accordance with the rules of the Nasdaq National or Small Cap Market System (the “Parent Amended Series B Conversion Price”).

Mandatory Conversion.  Each holder of Sub Series F Preferred, as a beneficial owner of the Parent Amended Series B Preferred, shall be required to surrender the shares of Parent Amended Series B Preferred beneficially owned by such holder if, at any time, TSC shall elect to cause a conversion; provided, however, that mandatory conversion of shares of Parent Amended Series B Preferred shall only occur if (a) during the ninety (90) calendar day period immediately preceding the conversion date, the closing sale price of TSC’s Common Stock has been greater than the Parent Amended Series B Conversion Price plus a premium of 30%, for a total of not less than fifteen (15) trading days within a period of twenty (20) consecutive trading days during such ninety (90) calendar day period, and (b) a registration statement registering the resale of the shares of TSC’s Common Stock issuable upon conversion of the Parent Amended Series B Preferred has been filed with the SEC and is effective.

The shares of Sub Series F Preferred shall not be convertible, except upon the conversion of any Parent Amended Series B Preferred into TSC’s Common Stock, a corresponding number of shares of Sub Series F Preferred, calculated in accordance with the F/B Ratio shall simultaneously be redeemed for an aggregate amount per holder of $1.00.

Liquidation

Subject to the rights of any securities at the applicable company with rights senior to the Sub Series F Preferred or the Parent Amended Series B Preferred, as applicable, the holders of the Sub Series F Preferred shall be entitled to receive upon any liquidation, dissolution or winding up of the applicable company, whether voluntary or involuntary (each, a “Liquidation Event”) at either Holdings or, as beneficial owners of the Parent Amended Series B Preferred, at TSC, an amount per share equal to (a) $1,000, plus (b) an amount equal to all accrued but unpaid dividends on the Parent Amended Series B Preferred that have accumulated to the date of such Liquidation Event (the sum of (a) and (b) above is referred to as the “Parent Amended Series B Liquidation Amount”); provided that if the amount equal to the value of the shares of TSC’s Common Stock into which such holder’s beneficially owned  Parent Amended Series B Preferred could have been converted immediately prior to such Liquidation Event is greater than the Parent Amended Series B Liquidation Amount, then the holders of the Sub Series F Preferred will receive such alternative amount.

Upon a Liquidation Event, the holders of Sub Series F Preferred shall not be entitled to receive from TSC and Holdings, in the aggregate, more than the Parent Amended Series B Liquidation Amount.

Description of Sub Series G Preferred

General

This series of preferred stock of Holdings is designated as “Series G Junior Preferred Stock” and the number of authorized shares constituting such series will be 2,500,000 shares, par value $0.01 per share.  Such number of shares may be increased or decreased by resolution of the board of directors of Holdings.

Beneficial Ownership of Parent Amended Series E Preferred

Pursuant to the provisions of the certificate of designations of the Sub Series G Preferred, Holdings will own of record and hold as fiduciary for the benefit of the holders of Sub Series G Preferred, up to 600,000 shares of Parent Amended Series E Preferred.  Each holder of the Sub Series G Preferred will be, to the fullest extent permitted by law, entitled to all the rights of a holder of Parent Amended Series E Preferred, as though the Sub Series G Preferred holder was both the beneficial and record owner of an equal number of shares of Parent Amended Series E Preferred as such holder owns of the Sub Series G Preferred (such ratio of one (1) share of Sub Series G Preferred to one (1) share of Parent Amended Series E Preferred, the “G/E Ratio”).  Under the provisions of the certificate of designations of the Sub Series G Preferred, Holdings will irrevocably disclaim and relinquish all beneficial ownership of the Parent Amended Series E Preferred, including all voting, dispositive and economic rights in respect thereof.  Holdings will also, simultaneous with the delivery of the Exchange Securities, deliver to each holder of shares of Sub Series G Preferred an irrevocable proxy to vote the corresponding shares of the Parent Amended Series E Preferred that such holder beneficially owns.

Dividends

Each holder of shares of Sub Series G Preferred will be entitled, as a beneficial owner of Parent Amended Series E Preferred shares, subject to the rights of the holders of any shares of any series of TSC’s preferred stock (or any similar stock) ranking senior to the Parent Amended Series E Preferred, with respect to dividends, to participate, on a per share basis in accordance with its G/E Ratio, in dividends as and when dividends are declared and paid on TSC’s Common Stock.  Holders of shares of Sub Series G Preferred will not be entitled to participate in any dividends declared or paid by Holdings.

Upon receipt of any dividends paid on the Parent Amended Series E Preferred as record holder thereof, the Company shall likewise pay such cash or other property to the holders of the Sub Series G Preferred in accordance with the G/E Ratio.

Ranking

After giving effect to the Exchange Offers and Solicitation the Sub Series G Preferred shall, with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the applicable company or companies, or otherwise (a) (i) rank senior and prior (to the extent set forth in the certificate of designations of the Sub Series G Preferred) to the common stock of Holdings and each other class of securities of Holdings, whether currently issued or issued in the future, that by its terms ranks junior to the Sub Series G Preferred, (ii) rank on a parity with each other class of securities of Holdings, whether currently issued or issued in the future, that does not by its terms rank senior or junior to the Sub Series G Preferred, and (iii) rank junior to the Sub Series F Preferred and each other class of securities of Holdings, whether currently issued or issued in the future, that by its terms ranks senior to the Sub Series G Preferred, and (b) as a result of the beneficial ownership of the Parent Amended Series E Preferred (i) rank senior and prior (to the extent set forth in the certificate of designations of the Parent Amended Series E Preferred) to TSC’s Common Stock and each other class of securities of TSC, whether currently issued or issued in the future, that by its terms ranks junior to the Parent Amended Series E Preferred, (ii) rank on a parity with each other class of securities of TSC, whether currently issued or issued in the future, that does not by its terms rank senior or junior to the Parent Amended Series E Preferred, and (iii) rank junior to the Parent Amended Series B Preferred and each other class of securities of TSC, whether currently issued or issued in the future, that by its terms ranks senior to the Parent Amended Series E Preferred.

Voting Rights

Except as required by law, holders of the Sub Series G Preferred shall have no voting rights and their consent shall not be required for taking any corporate actions by Holdings.  Except as required by law, the Sub Series G Preferred holders shall not be entitled to or permitted to vote the Parent Amended Series E Preferred on any matter required or permitted to be voted on by the stockholders of TSC.

Conversion

Each holder of Sub Series G Preferred, as beneficial owner of the Parent Amended Series E Preferred, may, at its option, cause the conversion, at any time and from time to time, of such holder’s beneficially owned shares of Parent Amended Series E Preferred into one hundred (100) shares of TSC’s Common Stock for each share of Parent Amended Series E Preferred, subject to certain adjustments set forth in the certificate of designations of the Parent Amended Series E Preferred being converted.  Holders of the shares of Parent Amended Series E Preferred shall not have the right to convert, if (a) such conversion would trigger certain change of control events at TSC, or (b) such conversion would violate or conflict with the terms of, or result in the acceleration of, any indebtedness or obligation of TSC or any of its affiliates.

The Conversion Ratio in respect of the Parent Amended Series E Preferred is subject to adjustment upon the occurrence of certain events including dividends or other distributions to holders of TSC’s Common Stock payable in shares of TSC’s Common Stock or cash, subdivisions, combinations or certain reclassifications of TSC’s Common Stock, certain distributions of rights or warrants to the holders of TSC’s Common Stock, distributions of evidences of indebtedness or other assets to the holders of TSC’s Common Stock and upon certain tender offers or exchange offers of TSC’s Common Stock.  See “Description of Exchange Securities—Description of 6.5% Notes as Amended—Amendment to Anti-Dilution Provisions.”

Upon any conversion of the Parent Amended Series E Preferred, a corresponding number of shares of Sub Series G Preferred, calculated in accordance with the G/E Ratio will be simultaneously redeemed for an aggregate amount per holder of $1.00.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the applicable company or companies (each, a “Liquidation Event”), no distribution shall be made to the holders of any securities that are junior to the Sub Series G Preferred holders or the Parent Amended Series E Preferred holders, as the case may be, unless the Sub Series G Preferred holders have received (as direct owners of the Sub Series G Preferred or the beneficial owners of the Parent Amended Series E Preferred ) , an amount per share equal to (a) $0.0001, plus (b) all accrued but unpaid dividends on the Parent Amended Series E Preferred to the date of such Liquidation Event (the “Parent Amended Series E Liquidation Amount”); provided that if the amount equal to the value of the shares of TSC’s Common Stock into which such holder’s beneficially owned Parent Amended Series E Preferred could have been converted immediately prior to such Liquidation Event is greater than the Parent Amended Series E Liquidation Amount, then the holders of the Sub Series G Preferred will receive such alternate amount.

Upon a Liquidation Event, the holders of Sub Series G Preferred shall not be entitled to receive from TSC and Holdings, in the aggregate, more than the Parent Amended Series E Liquidation Amount.

No Transfers

The holders of the Sub Series G Preferred shall not be entitled to transfer any shares of Sub Series G Preferred or the beneficially owned shares of Parent Amended Series E Preferred to any party other than Related Parties of such holders, as such term is defined in the certificates of designations of the Sub Series G Preferred and the Parent Amended Series E Preferred.

Description of 6.5% Notes

General

On February 7, 2008, TSN issued $150.0 million aggregate principal amount of 6.5% Senior PIK Notes due 2014 pursuant to the 6.5% Notes Indenture among TSN, as issuer, and TSC and certain subsidiaries thereof as guarantors, and U.S. Bank National Association, as trustee.  The 6.5% Notes are scheduled to mature on June 15, 2014.

Payment of Interest

The 6.5% Notes bear interest from February 7, 2008, at a rate of 6.5% per annum, payable on a quarterly basis.  Until and including March 15, 2011, interest on the 6.5% Notes is payable in additional 6.5% Notes quarterly, starting March 15, 2008 unless the 6.5% Notes are accelerated or certain bankruptcy events have occurred.  Thereafter, interest on the 6.5% Notes is payable in cash quarterly, starting March 16, 2011.  As of September 30, 2009, there is outstanding $167.0 million aggregate principal amount of 6.5% Notes, $17.0 million of which represent additional 6.5% Notes issued as interest payments.

Subject to the terms of the 6.5% Notes Indenture, the Exchange Rate (as defined in the 6.5% Notes Indenture) for exchanges of 6.5% Notes held by holders other than Harbinger and Affiliates of Harbinger into TSC’s Common Stock will be adjusted for:

•	Dividends or distributions on TSC’s Common Stock payable in shares of TSC’s Common Stock;

•	Subdivisions, combinations or certain reclassifications of TSC’s Common Stock;

•
Distributions to all or substantially all holders of TSC’s Common Stock of certain rights or warrants entitling them, for a period expiring not more than sixty (60) days immediately following the record date for the distribution, to purchase or subscribe for shares of TSC’s Common Stock or securities convertible into or exchangeable or exercisable for shares of TSC’s Common Stock, at a price per share that is less than the “current market price” (as defined in the 6.5% Notes Indenture) of TSC’s Common Stock on the Trading Date (as defined in the 6.5% Notes Indenture) immediately preceding the announcement of the issuance of such rights or warrants;

•
Dividends or other distributions to all or substantially all holders of TSC’s Common Stock of shares of TSC’s capital stock (other than TSC’s Common Stock), evidences of indebtedness or other assets (other than dividends or distributions covered by the bullet points below) or the dividend or distribution to all or substantially all holders of TSC’s Common Stock of certain rights or warrants (other than those covered in the third bullet point above or, as described below, certain rights or warrants distributed pursuant to a stockholder rights plan) to purchase or subscribe for TSC’s securities, with there being special provisions for spin-offs or securities later listed or to be listed on a national or regional stock exchange or quoted on our automated quotation system;

•	Cash dividends or other cash distributions to all or substantially all holders or TSC’s Common Stock; and

•
Distributions of cash or other consideration by TSC or any of TSC’s subsidiaries in respect of a tender offer or exchange offer for TSC’s Common Stock, where such cash and the value of any such other consideration per share of TSC’s Common Stock validly tendered or exchanged exceeds the “Closing Price” (as defined in the 6.5% Notes Indenture) per share of TSC’s Common Stock on the First Trading Date (as defined in the 6.5% Notes Indenture) after the last date on which tenders or exchanges may be made pursuant to the tender or exchange offer.

If Holdings issues rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then the Exchange Rate will not be adjusted until the earliest of these triggering events occurs.

To the extent permitted by law the Exchange Rate may be increased by any amount for a period of at least twenty (20) days or any longer period required by law, so long as the increase is irrevocable during that period and TSN’s board of directors determines that the increase is in its best interests.  TSN will mail a notice of the increase to holders of the 6.5% Notes at least fifteen (15) days before the day on which the increase commences.  In addition, TSN may also increase the Exchange Rate as TSN determines to be advisable in order to avoid taxes to recipients of certain distributions.

The 6.5% Notes held by Harbinger and its Affiliates may be exchanged for Series E Preferred.  Each share of Series E Preferred (a) subject to certain conditions, is convertible into twenty-five (25) shares of TSC’s Common Stock, (b) has no voting rights except as required by Delaware law, and (c) with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the TSC, (i) ranks junior to the currently outstanding Series A&B Preferred and all future preferred stock of TSC, (ii) has a preference on liquidation or winding up of TSC of $.0001 per share and (iii) otherwise ranks equal to and participates with TSC’s Common Stock on a pro rata basis.  The Conversion Ratio of the Series E Preferred is to be adjusted for dividends or distributions of TSC’s Common Stock and for subdivisions, combinations or certain reclassifications of TSC’s common stock.

Covenants

The 6.5% Notes Indenture contains several restrictive covenants, including but not limited to, limitations on incurrence of indebtedness, incurrence of liens, limitations on mergers, combinations and sales of all or substantially all of the assets of TSN on a consolidated basis, limitations on transactions with affiliates, limitations on lines of business, asset sales and recovery events, limitations on dividends and other payment restrictions affecting restricted subsidiaries, restrictions on certain corporate actions of TSC and TSN such as entering into certain amendments to their respective certificates of incorporation and bylaws, making stock issuances, and approving anti-dilution events and requirements for providing financial and other reports.

Events of Default

The 6.5% Notes Indenture contains customary terms relating to events of default occurring and continuing, and provides that either the trustee or the holders of not less than 30% in outstanding principal amount of 6.5% Notes may declare the principal of the 6.5% Notes and any accrued and unpaid interest through the date of such declaration due and payable.

Description of 6.5% Notes as Amended

Amendment to Underlying Securities Issuable upon Exchange of the 6.5% Notes as Amended

The 6.5% Notes are exchangeable into TSC’s Common Stock except for those 6.5% Notes held by Harbinger which are convertible into Series E Preferred, which are in turn exchangeable into TSC’s Common Stock.

The 6.5% Notes as Amended shall be exchangeable for shares of Sub Series G Preferred.  Each holder of shares of Sub Series G Preferred will be a beneficial owner of an equal number of shares of the Parent Amended Series E Preferred and may, as a beneficial owner of shares of the Parent Amended Series E Preferred, at its option cause the conversion of such holder’s shares of Parent Amended Series E Preferred at any time and from time to time into one hundred (100) shares of TSC’s Common Stock; provided, that no such conversion right shall apply if the conversion would trigger certain change of control events at TSC or would violate or conflict with the terms of, or result in the acceleration of, any indebtedness or obligation of TSC or any of its affiliates.

The other rights and preferences of the Sub Series G Preferred and the Parent Amended Series E Preferred are described elsewhere in this Offering Memorandum.  See “Summary—Sub Series G Preferred” and “Description of Exchange Securities, 6.5% Notes and Amendments to 6.5% Notes—Description of Sub Series G Preferred.”

Amendment to Exchange Rate

Subject to certain limitations and adjustments, each $1,000 in principal amount of the 6.5% Notes are exchangeable for shares of TSC’s Common Stock at an exchange rate of 179.400 shares of TSC’s Common Stock, except for those 6.5% Notes held by Harbinger which are exchangeable for shares of Series E Preferred at an exchange rate of 7.176 shares of Series E Preferred for each $1,000 of principal amount of the 6.5% Notes; each share of Series E Preferred is convertible into 25 shares of TSC’s Common Stock.

The number of shares of TSC’s Common Stock that any holder of the 6.5% Notes as Amended may acquire (through the exchange of such holder’s 6.5% Notes as Amended for shares of Sub Series G Preferred and the subsequent conversion of the Shares of Parent Amended Series E Preferred beneficently owned by such holder) shall be based upon a price per share of TSC’s Common Stock equal to the Parent Amended Series B Conversion Price.  See “Description of Exchange Securities, 6.5% Notes and Amendments to 6.5% Notes—Description of Sub Series F Preferred.”  After giving effect to the 6.5% Notes Amendments, each $1,000 principal amount of the 6.5% Notes as Amended shall be exchangeable for a number of shares of Sub Series G Preferred equal to (i) 1,000, divided by (ii) the product of (a) 100 and (b) the product of (x) the average of the closing price of a share of TSC’s Common Stock over the ten (10) trading day period ending three (3) days immediately prior to the close of the proposed Exchange Offers and Solicitation and (y) 125%.

Amendment Making Holdings a Party to the Indenture

Holdings will become party to the 6.5% Notes Indenture to the extent necessary to uphold the obligations of TSC and TSN in respect of the Sub Series G Preferred, as set forth in the 6.5% Notes Supplement.

Amendment to Anti-Dilution Provisions

The anti-dilution protections contained in the Indenture will be made applicable to the Sub Series G Preferred.

Subject to the terms of the 6.5% Notes Indentures, the Exchange Rate for exchanges of the 6.5% Notes as Amended held by holders of Sub Series G Preferred will be adjusted for:

•	Dividends or distributions on Sub Series G Preferred Stock payable in shares of Sub Series G Preferred Stock;

•	Subdivisions, combinations or certain reclassifications of Sub Series G Preferred Stock;

•
Distributions to all or substantially all holders of Sub Series G Preferred Stock of certain rights or warrants entitling them, for a period expiring not more than sixty (60) days immediately following the record date for the distribution, to purchase or subscribe for shares of Sub Series G Preferred Stock or securities convertible into or exchangeable or exercisable for shares of Sub Series G Preferred Stock, at a price per share that is less than the “current market price” (as defined in the 6.5% Notes Indenture) of the number of shares of TSC’s Common Stock into which one share of Sub Series G Preferred Stock is convertible on the Trading Date (as defined in the 6.5% Notes Indenture) immediately preceding the announcement of the issuance of such rights or warrants;

•
Dividends or other distributions to all or substantially all holders of Sub Series G Preferred Stock of shares of Holdings’ capital stock (other than Sub Series G Preferred Stock), evidences of indebtedness or other assets (other than dividends or distributions covered by the bullet points below) or the dividend or distributions to all or substantially all holders of Sub Series G Preferred Stock of certain rights or warrants (other than those covered in the third bullet point above or, as described below, certain rights or warrants distributed pursuant to a stockholder rights plan) to purchase or subscribe for Holdings’ securities; and

•	Cash dividends or other cash distributions to all or substantially all holders or Sub Series G Preferred.

If TSC issues rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then the Exchange Rate will not be adjusted until the earliest of these triggering events occurs.

To the extent permitted by law the Exchange Rate may be increased by any amount for a period of at least twenty (20) days or any longer period required by law, so long as the increase is irrevocable during that period and TSN’s board of directors determines that the increase is in its best interests.  TSN will mail a notice of the increase to holders of the 6.5% Notes at least fifteen (15) days before the day on which the increase commences.  In addition, TSN may also increase the Exchange Rate as TSN determines to be advisable in order to avoid taxes to recipients of certain distributions.

To understand the complete exchange/conversion rights and adjustments for the 6.5% Notes as Amended, one must analyze the conversion adjustments for the Parent Amended Series E Preferred.  Subject to the terms of the Certificate of designation for the Parent Amended Series E Preferred (the “Series E Certificate”), the Conversion Ratio for conversion of Parent Amended Series E Preferred into TSC’s Common Stock will be adjusted for:

•	Dividends or distributions on TSC’s Common Stock payable in share of TSC’s Common Stock;

•	Subdivisions, combinations or certain reclassifications of TSC’s Common Stock;

•
Distributions to all or substantially all holders of TSC’s Common Stock of certain rights or warrants entitling them, for a period expiring not more than sixty (60) days immediately following the record date for the distribution, to purchase or subscribe for shares of TSC’s Common Stock or securities convertible into or exchangeable or exercisable for shares of TSC’s Common Stock, at a price per share that is less than the “current market price” (as defined in the Series E Certificate) of TSC’s Common Stock on the Trading Date (as defined in the Series E Certificate) immediately preceding the announcement of the issuance of such rights or warrants;

•
Dividends or other distributions to all or substantially all holders of TSC’s Common Stock of shares of TSC’s capital stock (other than TSC’s Common Stock), evidences of  indebtedness or other assets (other than dividends or distributions covered by the bullet points below) or the dividend or distributions to all or substantially all holders of TSC’s Common Stock of certain rights or warrants (other than those covered in the third bullet point above or, as described below, certain rights or warrants distributed pursuant to a stockholder rights plan) to purchase or subscribe for TSC’s securities, with there being special provisions for spin-offs or securities later listed or to be listed on a national or regional stock exchange or quoted on our automated quotation system;

•	Cash dividends or other cash distributions to all or substantially all holders or TSC’s Common Stock; and

•
Distributions of cash or other consideration by TSC or any of TSC’s subsidiaries in respect of a tender offer or exchange offer for TSC’s Common Stock, where such cash and the value of any such other consideration per share of TSC’s Common Stock validly tendered or exchanged exceeds the “Closing Price” (as defined in the Series E Certificate) per share of TSC’s Common Stock on the First Trading Date (as defined in the Series E Certificate) after the last date on which tenders or exchanges may be made pursuant to the tender or exchange offer.

If TSC issues rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then the exchange rate will not be adjusted until the earliest of these triggering events occurs.

To the extent permitted by law the Exchange Rate may be increased by any amount for a period of at least twenty (20) days or any longer period required by law, so long as the increase is irrevocable during that period and TSC’s board of directors determines that the increase is in its best interests.  TSC will mail a notice of the increase to holders of the 6.5% Notes as Amended and the Sub Series G Preferred at least fifteen (15) days before the day on which the increase commences.  In addition, TSC may also increase the Exchange Rate as TSC determines to be advisable in order to avoid taxes to recipients of certain distributions.

Amendment to Negative Covenants

The negative covenants that would otherwise prohibit the consummation of the Exchange Offers shall be revised to permit the same and shall thereafter apply to Holdings in the same manner as they presently apply to TSC and TSN.

LEGAL PROCEEDINGS

As of October 15, 2009, we are involved in the following claims and legal proceedings related to some of the Original Securities and certain holders thereof.

Highland Crusader Offshore Partners, L.P.; Highland Equity Focus Fund, L.P.; Highland Capital Management, L.P.; and Highland Capital Management Services, Inc. v. Motient Corporation, No. 05-07996 (101st District Court, Dallas County, Texas) (the “Rescission Litigation”).  In this suit, filed in August of 2005, Highland Capital Management, L.P. (“Highland”) and certain of its funds seek damages allegedly incurred in their purchase of the Series A Cumulative Convertible Preferred Stock issued by TSC in April 2005.  Plaintiffs apparently claim that the issuance of the Series A Cumulative Convertible Preferred Stock of TSC was void, and also that they were induced to purchase the Series A Cumulative Convertible Preferred Stock of TSC by reason of various supposed misrepresentations and omissions.  Specifically, Highland alleges, among other things, that TSC breached the Texas Securities Act, committed statutory fraud, committed common-law fraud, provided information negligently, and breached its contract and warranties with Highland.  They seek to rescind their purchase of the Series A Cumulative Convertible Preferred Stock of TSC and receive a return of the $90 million consideration paid.  They also seek as-yet-unspecified damages.

On November 30, 2007, the 101st District Court in Dallas County, Texas, granted TSC’s motion for summary judgment and thereby dismissed all of Plaintiffs’ claims against TSC.  Plaintiffs have since appealed that order to the Dallas Court of Appeals, which on March 6, 2009, reversed the summary judgment and remanded most of the claims to the District Court for trial.  TSC filed a petition for review with the Supreme Court of Texas, which, after requesting a reply from the Plaintiffs, denied the petition on September 25, 2009.  TSC intends to vigorously defend this litigation.

Motient Corporation v. James D. Dondero, No. 05-10742 (101st District Court, Dallas County, Texas).  In this suit, TSC asserts that Mr. Dondero has violated fiduciary duties owed to TSC by virtue of his service as a member of the board of directors.  Mr. Dondero did not file a counterclaim.  Although the 101st District Court of Dallas County, Texas, granted Dondero’s motion for summary judgment on April 18, 2007, the Texas Court of Appeals reversed that trial court’s judgment on August 20, 2008, and remanded it to the District Court, where it has been set for trial in May 2010.  Dondero has not filed a counterclaim or other pleading seeking damages from TSC.  Accordingly, at this time, this action does not appear to present any likelihood of a material loss.

Highland Crusader Offshore Partners, L.P., et al. v. TerreStar Corporation, No. 600320/08 (Supreme Court (Commercial Division), New York County, New York).  In February 2008, Highland filed a lawsuit, seeking unspecified damages and injunctive relief based on the TSC’s purported breach of contract.  Specifically, Highland alleged that TSC failed, as required under the Certificate of Designations for the Series A Cumulative Convertible Preferred Stock of TSC, to issue a certain written notice after TSC issued certain securities that Highland asserted were on parity with or senior to the Series A Cumulative Convertible Preferred Stock of TSC.  The Commercial Division of the New York Supreme Court dismissed the lawsuit on October 14, 2008, on grounds including the res judicata effect of the dismissal of the Rescission Litigation, but thereafter reinstated the case after the Texas summary judgment was set aside.  However, the Commercial Division has now stayed this action pending the outcome of the Rescission Litigation.  TSC intends to vigorously defend this litigation should the stay be lifted.

Highland Crusader Offshore Partners, L.P. et al. v. TerreStar Corporation, No. 4265-VCN (Chancery Court, New Castle County, Delaware).  On December 31, 2008, Highland filed a lawsuit seeking unspecified damages and injunctive relief based on TSC’s purported breach of contract.  Specifically, Highland alleges that TSC failed to provide a certain written notice after TSC, in 2008, allegedly underwent a “change in control,” as that term is defined in the Certificate of Designations for the Series A Cumulative Convertible Preferred Stock of TSC.  TSC has answered the complaint and is engaged in discovery.  TSC intends to vigorously defend this litigation.

NOTICE TO INVESTORS; TRANSFER RESTRICTIONS

Because the following restrictions will apply unless we cause a registration statement with respect to the resale of the Exchange Securities, the 6.5% Notes as Amended and the securities underlying the Exchange Securities and 6.5% Notes as Amended to be declared effective under the Securities Act and your Exchange Securities, the 6.5% Notes as Amended or the securities underlying the Exchange Securities and 6.5% Notes as Amended are sold pursuant thereto, we urge you to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Exchange Securities, the 6.5% Notes as Amended or TSC’s Common Stock.

The Exchange Securities, the 6.5% Notes as Amended and the securities underlying the Exchange Securities and 6.5% Notes as Amended have not been and will not be, at the time of Exchange Offers and Solicitation, registered under the Securities Act or any securities laws of any jurisdiction, and may not be offered or sold except pursuant to an effective registration statement or an exemption from, or in a transaction, not subject to, the registration requirements of the Securities Act.  In addition, for purposes of Rule 144 under the Securities Act, investors of the Original Securities will not be able to tack their holding period under the Original Securities onto the holding period under the Exchange Securities upon the consummation of the Exchange Offers and Solicitation, nor will they be able to tack their holding period under the Exchange Securities onto the holding period under TSC’s Common Stock upon conversion of the Exchange Securities.  Therefore, investors of the Exchange Securities and TSC’s Common Stock are subject to the applicable full holding period requirement under Rule 144 of the Securities Act and their ability to transfer the Exchange Securities and TSC’s Common Stock will be limited.  By tendering and not withdrawing your Original Securities in exchange for the Exchange Securities, each tendering holder agrees to make the following representations and acknowledgment.

•      No Registration.  The holder understands and acknowledges that the Exchange Securities, the 6.5% Notes as Amended and the securities underlying the Exchange Securities and 6.5% Notes as Amended have not been registered under the Securities Act or any other applicable securities laws, will be offered for resale in transactions not requiring registration under the Securities Act or any other applicable securities laws, pursuant to any exemption therefrom or in a transaction not subject thereto and in each case in compliance with the conditions for transfer set forth under the “Investment Representations” section below, and that the Exchange Securities, the 6.5% Notes as Amended and the securities underlying the Exchange Securities and 6.5% Notes as Amended and certificates evidencing the same will bear a legend reflecting such resale restrictions.

•      No Representations, Etc.  The holder acknowledges that neither we nor the Exchange Agent nor any person representing us or the Exchange Agent have made any representation to it with respect to us or the Exchange Securities, the 6.5% Notes as Amended or the securities underlying the Exchange Securities and 6.5% Notes other than the information contained in this Offering Memorandum.  The holder has received a copy of the Offering Memorandum relating to the Exchange Securities and the 6.5% Notes as Amended and acknowledges that (a) it is an “accredited investor” as such term is defined in Rule 501 under the Securities Act, (b) it has conducted its own investigation of the Companies and the terms of the Exchange Securities, the 6.5% Notes as Amended and the securities underlying the Exchange Securities and 6.5% Notes as Amended, and, in conducting its examination, it has not relied on either the Exchange Agent or on any statements or other information provided by either the Exchange Agent concerning the Companies or the terms of Exchange Securities, the 6.5% Notes as Amended or the securities underlying the Exchange Securities and 6.5% Notes as Amended, (c) it has had access to our SEC filings and such financial and other information as it deems necessary to make its decision to participate in the Exchange Offers and Solicitation, and (d) it has been offered the opportunity to ask questions of the Companies and received answers thereto, as it deemed necessary in connection with the decision to participate in the Exchange Offers and Solicitation.

•      Investment Representations.  The holder agrees on its own behalf and on behalf of any investor account for which it is tendering the Original Securities and/or providing a consent pursuant to the 6.5% Notes as, applicable, and each subsequent holder of the Exchange Securities and/or the 6.5% Notes as Amended or the securities underlying the Exchange Securities and 6.5% Notes by its acceptance thereof will be deemed to agree, to offer, sell or otherwise transfer such Exchange Securities, the 6.5% Notes as Amended or the securities underlying the Exchange Securities and 6.5% Notes as Amended only (i) (1) to the Companies or any of its subsidiaries, (2) in a transaction entitled to an exemption from registration provided by Rule 144 under the Securities Act, (3) to the extent the Exchange Securities, the 6.5% Notes as Amended and the securities underlying the Exchange Securities and 6.5% Notes are eligible for resale pursuant to Rule 144A under the Securities Act (“Rule 144A”), to a person whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A (4) in an offshore transaction in accordance with Rule 903 or 904 or Regulation S under the Securities Act, (5) in accordance with another applicable exemption from the registration requirements of the Securities Act, or (6) pursuant to an effective registration statement under the Securities Act and, in each case, in compliance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (ii) the holder will, and each subsequent holder is required to, notify any later purchaser from it of the resale restrictions described in (i) above.  Each purchaser acknowledges that prior to the expiration of any applicable resale restriction period, we reserve the right to require, prior to any offer, sale or other transfer made pursuant to clause (i)(2) above, the delivery of an opinion of counsel, certifications and/or other information satisfactory to us.

•      Additional Representations.  The holder acknowledges that the Companies, the Exchange Agent and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that, if any of the acknowledgments, representations or warranties deemed to have been made by such holder are no longer accurate, such holder shall promptly notify the Companies and the Exchange Agent.  If it is acquiring any Exchange Securities and the 6.5% Notes as Amended as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain U.S. federal income tax consequences of the (i) exchange of Original Securities for the Exchange Securities, including a beneficial interest in the Parent Amended Series B Preferred and the Parent Amended Series E Preferred; (ii) exchange of the Series B Preferred and Series E Preferred for a direct ownership interest in Parent Amended Series B Preferred and Parent Amended Series E Preferred, respectively; (iii) amendment of the 6.5% Notes (“Original Notes”) into the 6.5% Notes as Amended (“Amended Notes”); and (iv) the ownership and disposition of the Amended Notes, the Exchange Securities, including a beneficial or direct ownership interest in the Parent Amended Series B Preferred and a beneficial interest in the Parent Amended Series E Preferred, and shares of TSC’s Common Stock (TSC’s Common Stock together with the Parent Amended Series B Preferred, the Parent Amended Series E Preferred, and the Exchange Securities, the “Stock”), but does not purport to be a complete analysis of all the potential tax considerations.  This summary is based upon the Internal Revenue Code of 1986, as amended, or the Code, the Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.  This summary is limited to the tax consequences of those persons (the “Holders”) who hold the Amended Notes and the Exchange Securities, including a beneficial interest in the Parent Amended Series B Preferred and the Parent Amended Series E Preferred, as capital assets within the meaning of Section 1221 of the Code.  This summary does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular Holders in light of their particular investment circumstances or status, nor does it address specific tax consequences that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, insurance companies, partnerships or other pass-through entities, expatriates, banks, real estate investment trusts, regulated investment companies, tax-exempt organizations and U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar or persons in special situations, such as those who have elected to mark securities to market or those who hold notes as part of a straddle, hedge, conversion transaction or other integrated investment).  In addition, this summary does not address U.S. federal alternative minimum, estate and gift tax consequences or consequences under the tax laws of any state, local or foreign jurisdiction.  We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.

For purposes of the following summary, “U.S. Holder” is a Holder that is, for U.S. federal income tax purposes, (i) a citizen or individual resident of the United States; (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of the source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all its substantial decisions or if a valid election to be treated as a U.S. person is in effect with respect to such trust.  A “Non-U.S. Holder” is a Holder that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

An entity treated as a partnership for U.S. federal income tax purposes generally is not subject to income tax on income derived from holding the Stock, the Original Notes, or the Amended Notes.  A partner of the partnership may be subject to tax on such income under rules similar to the rules for U.S. Holders or Non-U.S. Holders depending on whether (i) the partner is a U.S. person and (ii) the partnership is engaged in a U.S. trade or business to which income or gain from the Stock, the Original Notes, or the Amended Notes, is effectively connected.  If you are a partner of a partnership acquiring the Exchange Securities or the Amended Notes, you should consult your tax advisor about the U.S. tax consequences of the exchange, ownership, and disposition of the Stock, the Original Notes, and the Amended Notes.

This summary is for general information only.  Prospective Holders of the Original Notes, Amended Notes, and the Stock are urged to consult their independent tax advisors concerning the U.S. federal income tax consequences to them of the exchange, ownership, and disposition of the Original Notes, Amended Notes, and the Stock, as well as the application of state, local and foreign and other tax laws.

Tax Characterization of the Exchange Securities, Parent Amended Series B Preferred, and Parent Amended Series E Preferred

The characterization of the Exchange Securities for U.S. federal income tax purposes is subject to significant uncertainty.  We intend, for U.S. federal income tax purposes, that the Holders of the Exchanged Securities, as beneficial owners of the Parent Amended Series B Preferred and the Parent Amended Series E Preferred, will be treated as shareholders of TSC and the rights inherent in the Sub Series F Preferred and the Sub Series G Preferred, other than rights attributable to the beneficial ownership interest in the Parent Amended Series B Preferred and the Parent Amended Series E Preferred, will be treated as an equity interest in Holdings.  Under this treatment, the exchange effects a recapitalization of TSC with the tax consequences described below.  Alternatively, the IRS or a court could treat the Exchange Securities as representing an interest only in TSC or only in Holdings, which if upheld could affect the tax consequences to you of the exchange, ownership and disposition of the Exchange Securities.  In particular, if the Exchange Securities were treated as representing an equity interest only in Holdings, the exchanges of the Series A Preferred and Series B Preferred for the Sub Series F Preferred and the Series E Preferred for the Sub Series G Preferred, could be treated as taxable transactions in which capital gain or loss may be recognized. The deduction of capital losses for U.S. federal income tax purposes is subject to limitations, including the “wash sale” rules as described below in “–  Amendment of Original Notes.”  Each Holder is urged to consult its own tax advisor regarding the characterization of the exchange for U.S. federal income tax purposes.  The remainder of this section, “Certain United States Federal Income Tax Consequences,” assumes that the exchange is characterized as described in the second and third sentences of this paragraph.

In addition, there are special rules that apply to stock treated as “preferred” stock for U.S. federal income tax purposes.  The IRS has issued Treasury Regulations that define “preferred” stock as stock which, in relation to other classes of stock outstanding, enjoys certain limited rights and privileges (generally associated with specified dividend and liquidation priorities) but does not participate in corporate growth to any significant extent.  We believe that none of the Parent Amended Series B Preferred, the Parent Amended Series E Preferred, or the Exchange Securities, should constitute “preferred” stock as described in the Treasury Regulations, and the remainder of this section assumes that this characterization is respected.  However, whether the preferred stock participates in corporate growth to any significant extent is based on all of the facts and circumstances, and no definitive thresholds exist.  Accordingly, there can be no assurance that the IRS would agree with our determination.  If our determination were challenged successfully, the Holders of the Parent Amended Series B Preferred, the Parent Amended Series E Preferred, and the Exchange Securities, could be deemed to receive constructive distributions in certain circumstances.  You should consult your own tax advisor regarding the characterization of the Exchange Securities, the Parent Amended Series B Preferred, and the Parent Amended Series E Preferred for U.S. federal income tax purposes.

Exchange of the Original Securities

Each of the exchange of the Series B Preferred for the Sub Series F Preferred, including a beneficial interest in the Parent Amended Series B Preferred, the exchange of Series E Preferred for Sub Series G Preferred, including a beneficial interest in the Parent Amended Series E Preferred, and the exchange of Series B Preferred and Series E Preferred for a direct ownership interest in Parent Amended Series B Preferred and Parent Amended Series E Preferred, respectively, should constitute a recapitalization of TSC.  We intend to treat the value of the equity interest in Holdings, excluding any value attributable to the beneficial ownership interest in the Parent Amended Series B Preferred and the Parent Amended Series E Preferred, as “boot,” which generally will be recognized to the extent of the lesser of gain, if any, realized on the exchange by a Holder and the fair market value of such interest.  The character of any gain recognized may be capital gain or a dividend (to the extent of the Holder’s ratable share of earnings and profits in the Company) if the receipt of the boot “has the effect of the distribution of a dividend.”  The Supreme Court has held that, for purposes of determining whether the receipt of other property had the effect of the distribution of a dividend, the shareholder is treated as having received solely stock of the acquiring corporation in the exchange and then having a portion of such stock redeemed in exchange for the value of the boot received in the transaction and then testing the redemption under the rules described below in “—Ownership and Disposition of Stock—U.S. Holders—Sale, Exchange or other Taxable Disposition of Stock.”  Each affected Holder must make this determination separately.  No loss will be recognized on the recapitalization.

In general, each Holder’s adjusted tax basis in its direct or beneficial ownership of the Parent Amended Series B Preferred and Parent Amended Series E Preferred received in the recapitalization will be the same as the Holder’s adjusted tax basis in its original Series B Preferred and Series E Preferred, respectively, exchanged in the recapitalization, increased by any gain recognized. In general, each Holder’s holding period in its direct or beneficial ownership interest in the Parent Amended Series B Preferred and Parent Amended Series E Preferred will include the period the Holder held such original Series B Preferred and Series E Preferred, respectively, exchanged in the recapitalization.  Holders that own multiple blocks or classes of Original Securities will be required to allocate their adjusted tax basis and holding period in such securities among the shares of Exchange Securities received in the recapitalization, including the beneficial ownership interest in the Parent Amended Series B Preferred and the Parent Amended Series E Preferred, as applicable.  Such Holders are urged to consult their own tax advisors with respect to their adjusted tax basis and holding period in such shares received in the recapitalization.

The adjusted tax basis for the equity interests in Holdings will be equal to the fair market value of such interests on the date the exchange is consummated (excluding the value attributable to the beneficial ownership interest in the Parent Amended Series B Preferred or the Parent Amended Series E Preferred conveyed through the ownership of such equity interests in Holdings).  The holding period for the equity interests in Holdings received in the recapitalization will begin on the day following the date the exchange is consummated.

Ownership and Disposition of Stock

U.S. Holders

Distributions

Distributions on our Stock (including certain distributions of TSC’s Common Stock) that are made at a time when we have current or accumulated earnings and profits will constitute taxable dividends for Federal income tax purposes.  Distributions in excess of our current and accumulated earnings and profits will be treated first as a return of capital and will reduce your adjusted tax basis (but not below zero) in your Stock.  This reduction in basis would increase any gain, or reduce any loss realized by you on the subsequent sale, redemption or other disposition of your Stock.  The amount of any such distribution in excess of your adjusted tax basis will then be taxed as capital gain.

If you are a corporation, distributions received by you that are taxed as dividends generally would be eligible for a 70% dividends received deduction under the Code, provided certain holding period and other requirements are satisfied.

If you are an individual, distributions received by you that are taxed as dividends generally would be subject to a maximum Federal income tax rate of 15% through December 31, 2010, provided certain holding period and other requirements are satisfied.  After December 31, 2010, the rate applicable to dividends is scheduled to increase to rates up to 39.6%.

You should consult your own tax advisor in determining the availability of the dividends–received deduction and the 15% tax rate discussed above in light of your particular circumstances.

Sale, Exchange or other Taxable Disposition of Stock

A sale, exchange or other taxable disposition of your Stock generally will result in gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis in the Stock.  Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if your holding period for such Stock exceeds one year.  If you are an individual, net long-term capital gain realized by you is subject to a maximum Federal income tax rate of 15% through December 31, 2010.  After December 31, 2010, the maximum rate is scheduled to return to the previously effective 20% rate.  The deduction of capital losses is subject to limitations.

To the extent your Stock is partially or completely redeemed, such redemption may be treated as a sale or exchange with consequences described in the preceding paragraph or as a distribution equal to the fair market value of the consideration received with consequences described above in “—Distributions,” depending on whether the transaction results in a significant reduction in the Holder’s percentage interest in the redeeming corporation.  The redemption of Stock generally will be treated as a sale or exchange, rather than as a distribution, if the receipt of the consideration upon the redemption (i) is “substantially disproportionate” with respect to the Holder, (ii) results in a “complete termination” of the Holder’s interest in the redeeming corporation, or (iii) is “not essentially equivalent to a dividend” with respect to the Holder.  These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a Holder takes into account not only Stock actually owned by the Holder, but also shares of Stock that are constructively owned by it.  A Holder may constructively own, in addition to Stock owned directly, Stock owned by certain related individuals and entities in which the Holder has an interest or that have an interest in such Holder, as well as any Stock the stockholder has a right to acquire by exercise of an option.  In order to meet the substantially disproportionate test, the percentage of our outstanding voting Stock actually and constructively owned by the Holder immediately following the redemption of the Stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting Stock actually and constructively owned by the Holder immediately before the redemption.  There will be a complete termination of a Holder’s interest if either (i) all of the shares of our Stock actually and constructively owned by the Holder are redeemed or (ii) all of the shares of our Stock actually owned by the Holder are redeemed and the Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of Stock owned by certain family members and the Holder does not constructively own any other Stock.  The redemption of the Stock will not be essentially equivalent to a dividend if a Holder’s redemption results in a “meaningful reduction” of the Holder’s proportionate interest in us.  Whether the redemption will result in a meaningful reduction in a Holder’s proportionate interest will depend on particular facts and circumstances.  However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”  If none of the foregoing tests are satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described above in “—Distributions”.  After the application of those rules, any remaining tax basis of the Holder in the redeemed Stock will be added to the Holder’s adjusted tax basis in his remaining Stock, or, if it has none, possibly to the Holder’s adjusted tax basis in other Stock constructively owned by it.

Conversion

To the extent U.S. Holders directly own, or beneficially own as a result of owning Sub Series F Preferred or Sub Series G Preferred, Parent Amended Series B Preferred or Parent Amended Series E Preferred, respectively, they will not recognize gain or loss upon the conversion of their direct or beneficial interest in Parent Amended Series B Preferred or Parent Amended Series E Preferred, into TSC’s Common Stock.  Generally, the adjusted tax basis in TSC’s Common Stock received upon conversion will equal the basis of the Stock exchanged, and the holding period of TSC’s Common Stock received will include the holding period of the Stock exchanged.

Constructive Distributions

The conversion rate of the Parent Amended Series B Preferred or Parent Amended Series E Preferred will be adjusted in certain circumstances.  Adjustments (or failures to make adjustments upon certain events) that have the effect of increasing the proportionate interest of a Holder of Parent Amended Series B Preferred or Parent Amended Series E Preferred, or a Holder of Sub Series F Preferred or Sub Series G Preferred, as beneficial owner of Parent Amended Series B Preferred or Parent Amended Series E Preferred, respectively, in our assets or earnings may in some circumstances result in a constructive distribution to such Holder, even though no actual distribution is paid.  Any constructive distributions will be taxed in accordance with the rules discussed above in “—Distributions.”

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments qualifying as dividends on the Stock and to the proceeds of a sale of Stock paid to you unless you are an exempt recipient such as a corporation.  A backup withholding tax (currently at a 28% rate but scheduled to increase to 31% in January 2011) will apply to those payments if you fail to provide your taxpayer identification number or certification of exempt status, if you fail to report dividend income accurately, or if the payor has actual knowledge or reason to know that information you provided is incorrect.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

U.S. Holders should consult their own tax advisors regarding their qualifications for an exemption from backup withholding and the procedure for obtaining such exemption, if applicable.

Non-U.S. Holders

Distributions and Constructive Distributions

Distributions of cash or TSC’s Common Stock (including constructive distributions, see “—U.S. Holders—Constructive Distributions”) paid to a Non−U.S. Holder that qualify as dividends generally will be subject to withholding of U.S federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.  In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to you, including, but not limited to, distributions of cash, TSC’s Common Stock or sales proceeds subsequently paid or credited to you.  However, dividends that are effectively connected with the conduct of a trade or business by the Non−U.S. Holder within the United States (and, where a tax treaty applies, are attributable to a U.S. permanent establishment of the Non−U.S. Holder) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied.  Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non−U.S. Holder were a U.S. person as defined under the Code.  In addition, any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non−U.S. Holder of Stock who wishes to claim the benefit of an applicable treaty rate (and avoid backup withholding, as discussed below) for dividends will be required to (a) complete IRS Form W−8BEN (or other applicable form) and certify under penalty of perjury that such Holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (b) if Stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury Regulations.  A Non−U.S. Holder of Stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Gain on Disposition of Stock

Any gain realized on the disposition of Stock by a Non-U.S. Holder generally will not be subject to U.S. federal income tax unless:

•
the gain is effectively connected with a trade or business in the United States of the Non-U.S. Holder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the Non-U.S. Holder), in which case, the gain generally will be subject to U.S. income tax on a net basis in the manner applicable to U.S. Holders and, if the Non-U.S. Holder is a foreign corporation, the “branch profits tax” described above may also apply;

•
the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met, in which case, the gain generally will be subject to a flat 30% tax, which may be offset by U.S. source capital losses; or

•
we are, or have been at any time during the shorter of the five-year period ending on the date of sale or other disposition or the period that such Non-U.S. Holder held Stock, a “U.S. real property holding corporation” for U.S. federal income tax purposes.

We believe we currently are not a “United States real property holding corporation” for U.S. federal income tax purposes, although we cannot give any assurances we are not, or will not become, a United States real property holding corporation in the future.  If, on the date the exchange is consummated, the value of a class of Exchange Securities received is 5% or less than the value of TSC’s Common Stock, then gain from the disposition of shares of such class will not be subject to U.S. federal income tax, even if we are or become a “United States real property holding corporation,” assuming that TSC’s Common Stock is considered to be regularly traded on an established securities market.

To the extent your Stock is partially or completely redeemed, such redemption may be treated as a sale or exchange with consequences described in the preceding paragraph or as a distribution equal to the fair market value of the consideration received with consequences described above in “—Distributions and Constructive Distributions,” depending on whether the transaction results in a significant reduction in the Holder’s percentage interest in the redeeming corporation.  The determination of whether such redemption is an exchange or distribution is made under the same rules described above in the second and third paragraphs of  “—U.S. Holders—Sale, Exchange or other Taxable Disposition of Stock.”

Conversion

To the extent Non-U.S. Holders directly own, or beneficially own as a result of owning Sub Series F Preferred or Sub Series G Preferred, Parent Amended Series B Preferred or Parent Amended Series E Preferred, respectively, they will not recognize gain or loss upon the conversion of their direct or beneficial interest in Parent Amended Series B Preferred or Parent Amended Series E Preferred into TSC’s Common Stock.  Generally, the adjusted tax basis in TSC’s Common Stock received upon conversion will equal the basis of the Stock exchanged, and the holding period of TSC’s Common Stock received will include the holding period of the Stock exchanged.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each Non−U.S. Holder the amount of distributions paid to such Holder and any tax withheld with respect to such distributions.  Copies of the information returns reporting such dividends and withholding may be made available to the tax authorities in the country in which the Non−U.S. Holder resides under the provisions of an applicable income tax treaty.  A backup withholding tax (currently at a 28% rate but scheduled to increase to 31% in January 2011) will apply to dividends paid to such Holder unless such Holder (i) certifies under penalty of perjury that it is a Non−U.S. Holder and we do not have actual knowledge or reason to know that such certification is false or (ii) otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding also will apply to the proceeds of a sale of our Stock within the United States or conducted through certain U.S.−related financial intermediaries, unless the beneficial owner (i) certifies under penalty of perjury that it is a Non−U.S. Holder and the payor does not have actual knowledge or reason to know that the certification is false or (ii) otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

Non-U.S. Holders should consult their own tax advisors regarding their particular circumstance and the availability of and procedure for, obtaining an exemption from backup withholding.

Amendment of Original Notes

A “significant modification” of a debt instrument creates a deemed exchange (upon which gain or loss may be recognized) if the modified debt instrument differs materially either in kind or in extent from the original debt instrument. Under applicable Treasury Regulations, the modification of a debt instrument is a significant modification that will create a deemed exchange if, based on all the facts and circumstances and taking into account certain modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” In addition, a significant modification that will create a deemed exchange occurs if one of the bright line tests set forth in Treasury Regulations Section 1.1001-3(e) is met.

The Company intends to take the position that the modifications to the Original Notes, including adjustments to permit exchanges into Sub Series G Preferred, including a beneficial interest in the Parent Amended Series E Preferred, are not economically significant for this purpose.  Based on this position, the amendment of the Original Notes into the Amended Notes pursuant to the Solicitation would not constitute a significant modification of the terms of the Original Notes, and no gain or loss should be recognized by Holders of the Original Notes.  In addition, U.S. Holders should continue to have the same tax basis and holding period with respect to the Amended Notes as they had before the amendments.  However, there can be no assurance that the IRS will not challenge this and take the position that the modifications to the Original Notes are “economically significant” and that a deemed exchange occurred for U.S. tax purposes.

In the event the modifications to the Original Notes were found to result in a deemed exchange for the Amended Notes, the U.S. federal income tax consequences would depend on, among other things, whether the Original Notes or Amended Notes are “securities.”  Neither the Code nor the Treasury Regulations promulgated thereunder defines the term “security.”  Whether a debt instrument constitutes a security for U.S. federal income tax purposes is determined based on all of the facts and circumstances.  Certain authorities have held that the length of the initial term of the debt instrument is an important factor in making such a determination.  Generally, these authorities have indicated that an initial term of less than five years is evidence that the instrument is not a security, whereas an initial term of ten years or more is evidence that it is a security.  The Original Notes had a 6.5-year maturity at issuance.  Because the maturity date is not being extended, the Amended Notes, if treated as newly issued, would have a maturity of less than five years.  However, the IRS has ruled that new 2-year notes deemed received as the result of modifying a 12-year debt instrument in its 10th year were securities where only minimal significant modifications were made.  In addition, there are numerous other factors that may be taken into account in determining whether a debt instrument is a security, including, but not limited to, whether the debt represents a proprietary interest, repayment is secured, the level of creditworthiness of the obligor, whether or not the instrument is subordinated, whether the holders have the right to vote or otherwise participate in the management of the obligor, whether the instrument is convertible into an equity interest, whether payments of interest are fixed, variable or contingent and whether such payments are made on a current basis or are accrued.  The Company believes that, if the modification of the Original Notes were treated as economically significant, the Original Notes and Amended Notes both would qualify as securities.

If both the Original Notes and the Amended Notes constitute securities for U.S. federal income tax purposes, the deemed exchange should constitute a recapitalization of TSN for U.S. federal income tax purposes.  As a result, a U.S. Holder of the Original Notes would not recognize gain or loss on the deemed exchange of its Original Notes for Amended Notes.  A U.S. Holder will recognize interest income to the extent of any payment of cash attributable to accrued but unpaid interest not previously included in income.  A U.S. Holder’s basis in the Amended Notes would be equal to the adjusted basis of the Original Notes.  The holding period of the Amended Notes will include the holding period of the Original Notes.

If it is determined that the modifications are economically significant and either the Original Notes or the Amended Notes are not securities for U.S. federal income tax purposes, the deemed exchange will be a taxable exchange for U.S. Holders and such U.S. Holders will recognize gain or loss equal to the difference, if any, between the amount realized on the deemed exchange and the U.S. Holder’s adjusted tax basis in the Original Notes. The amount realized will be equal to the “issue price” of the Amended Notes received. The Company believes that the issue price of the Amended Notes received would be equal to their stated principal amount, but the rules regarding the determination of issue price are complex and highly detailed, and Holders should consult their tax advisors regarding the determination of the issue price of the Amended Notes. Assuming the Original Notes were not acquired with any “market discount,” any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if at the time of the deemed exchange the Original Notes have been held for more than one year. The deduction of capital losses for U.S. federal income tax purposes is subject to limitations, including the wash sale rules described below. Amounts received in respect of accrued interest on the Original Notes not previously included in income will be taxable as ordinary interest income. A U.S. Holder’s holding period for the Amended Notes would commence on the date immediately following the date of the deemed exchange, and the U.S. Holder’s initial tax basis in the Amended Notes would be the issue price of the Amended Notes.

The “wash sale” rules generally restrict the ability of a taxpayer to deduct a loss from a sale or other disposition of stock or security where, within a period beginning 30 days before the date of such sale or disposition and ending 30 days after such date, the taxpayer acquires (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law) “substantially identical” stock or security.  Even if there is a “significant modification” as described above, it is unclear whether the Amended Notes received in the taxable exchange still could be considered “substantially identical” to the Original Notes surrendered for wash sale purposes.  While the Company believes that the Amended Notes should not be treated as substantially identical to the Original Notes if the modifications are “economically significant” to warrant deemed exchange treatment, there can be no assurance that the IRS or a court would agree with such treatment.  If the “wash sale” rules applied, any loss recognized on the deemed exchange would be deferred, and each Holder’s adjusted tax basis and holding period in the Amended Notes received in the taxable exchange would be the same as the Holder’s adjusted tax basis and holding period in the Original Notes surrendered.

Each U.S. Holder should consult its tax advisor regarding the particular tax consequences to such U.S. Holder in the deemed exchange transaction.

Ownership and Disposition of the Amended Notes

U.S. Holders

Interest

Payments of “qualified stated interest” are taxable to a U.S. Holder as ordinary income at the time they are received or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.  The term “qualified stated interest” means, generally, stated interest that is unconditionally payable in cash at least annually during the entire term of the debt instrument.  All of the stated interest on the Amended Notes is payable in kind (PIK) and will, therefore, not constitute “qualified stated interest.”

Regardless of whether the modifications of the Original Notes result in a deemed exchange or whether any exchange is taxable, the “stated redemption price at maturity” of the Amended Notes will exceed the “issue price” of the notes by an amount that exceeds the statutory de minimis amount.  Accordingly, the Amended Notes will be treated as issued with original issue discount (“OID”) for U.S. federal income tax purposes in an amount equal to the excess of their “stated redemption price at maturity” over their “issue price.”

Because the Amended Notes will be treated as issued with OID, as a general matter, a U.S Holder will be required to include in gross income OID on its Amended Note calculated on a constant yield to maturity method as prescribed by the regulations under the Code in advance of the receipt of the cash payment attributable to the OID.  The amount of OID included in gross income as interest by a U. S. Holder is the sum of the “daily portions” of OID with respect to that note for each day during the taxable year or portion thereof on which the U.S. Holder owns such note.  The daily portion of OID is determined by allocating to each day in any accrual period (generally, the period between interest payment dates or compounding dates) a ratable portion of the OID allocable to that accrual period.  The amount of OID on a note allocable to each accrual period is equal to the excess of (i) the product of the “adjusted issue price” (as defined below) of the note at the beginning of the accrual period and the “yield to maturity” of such note (adjusted to reflect the length of the accrual period) over (ii) the “qualified stated interest” allocable to the accrual period.  The “yield to maturity” of the note will be the discount rate at which the present value of all payments on the note as of the note’s original issue date equals the “issue price” of such note.  The “adjusted issue price” of a note at the beginning of any accrual period will be the sum of its issue price and the aggregate amount of OID allocable to all prior periods.

The rules regarding OID are complex.  U.S. Holders are strongly urged to consult their own tax advisors regarding the application of these rules in light of their particular circumstances.  A U.S. Holder generally may irrevocably elect to treat all interest on its Amended Notes as OID and calculate the amount includible in income using a constant yield method. U.S. Holders should consult their own tax advisors concerning this election.

Constructive Distributions

The conversion rate of the Amended Notes will be adjusted in certain circumstances.  Adjustments (or failures to make adjustments upon certain events) that have the effect of increasing the proportionate interest of a Holder of the Amended Notes in our assets or earnings may in some circumstances result in a constructive distribution to such Holder, even though no actual distribution is paid.  Any constructive distributions will be taxed in accordance with the rules discussed above in “—Ownership and Disposition of Stock -- U.S. Holders --Distributions.”

Sale, Exchange or Other Taxable Disposition of the Amended Notes

In general, a U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a Amended Note equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in the Amended Note.  A U.S. Holder’s adjusted tax basis in a Amended Note generally will be the U.S. Holder’s cost of such note, increased by the amounts included in income by the Holder as OID.  This gain or loss generally will be a capital gain or loss, and will be a long-term capital gain or loss if the U.S. Holder has held the Amended Note for more than one year at the time of disposition. The deductibility of any capital loss is subject to limitations.

The exercise of the right to exchange the Amended Notes for Sub Series G Preferred, including a beneficial interest in the Parent Amended Series E Preferred, will be a taxable exchange as described above.  The amount realized will be the fair market value of the Sub Series G Preferred, including a beneficial interest in the Parent Amended Series E Preferred, received by the U.S. Holder.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to payments of interest (including OID) and principal on the Amended Notes to U.S. Holders and the receipt of proceeds from the sale or other disposition (including a redemption) of the Amended Notes by U.S. Holders.  A U.S. Holder may be subject to a backup withholding tax with the same consequences and caveats as described above in “– Ownership and Disposition of Stock – U.S. Holders – Information Reporting and Backup Withholding.”

Non-U.S. Holders

Interest Payments That Are Not U.S. Trade or Business Income

Subject to the discussions of backup withholding below, interest (which for purposes of this discussion, includes OID) paid to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business will not be subject to U.S. federal income or withholding tax, provided that:

•	such Holder does not, actually or constructively, own 10% or more of the total combined voting power of all of our outstanding TSN stock;

•	such Holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related (directly or indirectly) to us through sufficient stock ownership; and

•
either (1) the Non-U.S. Holder certifies in a statement provided to us or our paying agent, under penalties of perjury, that it is not a “United States person” within the meaning of the Code and provides its name and address (generally on IRS Form W-8 BEN), or (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the notes on behalf of the Non-U.S. Holder certifies to us or our paying agent under penalties of perjury that it has received from the Non-U.S. Holder a statement, under penalties of perjury, that such Holder is not a “United States person” and provides us or our paying agent with a copy of such statement or (3) the Non-U.S. Holder holds its notes through a “qualified intermediary” and certain conditions are satisfied.

If the above conditions are not met, a Non-U.S. Holder will be subject to U.S. federal income tax (generally collected by means of withholding) at a rate of 30% unless such Holder is entitled to a reduction in, or exemption from, withholding tax on such interest under an income tax treaty between the United States and the Non-U.S. Holder’s country of residence.  To claim a reduction or exemption under an income tax treaty, a Non-U.S. Holder generally must complete IRS Form W-8BEN and claim the reduction or exemption on the form.  Alternatively, if applicable, a Non-U.S. Holder may complete IRS Form W-8ECI, stating that interest paid on the note is not subject to withholding tax because it is effectively connected with a U.S. trade or business of the Non-U.S. Holder. (U.S. taxation of such interest is described below under “U.S. Trade or Business”).

The certification requirements described above may require a Non-U.S. Holder that provides an IRS form, or that claims the benefit of an income tax treaty, to also provide its U.S. taxpayer identification number.

Prospective investors should consult their tax advisors regarding the certification requirements for Non-U.S. persons. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

Constructive Distributions

The conversion rate of the Amended Notes will be adjusted in certain circumstances.  Adjustments (or failures to make adjustments upon certain events) that have the effect of increasing the proportionate interest of a Holder of the Amended Notes in our assets or earnings may in some circumstances result in a constructive distribution to such Holder, even though no actual distribution is paid.  Any constructive distributions will be taxed in accordance with the rules discussed above in “—Ownership and Disposition of Stock – Non-U.S. Holders –Distributions and Constructive Distributions.”

Sale, Exchange or Other Taxable Disposition of the Amended Notes

Subject to the discussion of “U.S. Trade or Business” below, a Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other disposition of a Amended Note (excluding any portion of the gain representing accrued and unpaid interest, which will be taxable as described above), including an exchange for Sub Series G Preferred, including a beneficial interest in the Parent Amended Series E Preferred, unless such Holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case (except as otherwise provided by an applicable income tax treaty) the Non-U.S. Holder will be subject to a flat 30% U.S. federal income tax on any gain recognized, which may be offset by certain U.S. source losses.

U.S. Trade or Business

If interest or gain from a disposition of the Amended Notes is effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. Holder, unless an applicable income tax treaty provides otherwise. Any such interest or gain received with respect to the Amended Notes will not be subject to the 30% withholding tax described above (assuming an appropriate certification is provided on or before the payment date to claim the exemption).  A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty.

Information Reporting and Backup Withholding

Generally, we must report to the IRS and to each Non-U.S. Holder the amount of interest (including OID) paid to such Non-U.S. Holder and the amount of tax, if any, withheld with respect to those payments.  A Non-U.S. Holder may be subject to a backup withholding tax with the same consequences and caveats as described above in “– Ownership and Disposition of Stock – Non-U.S. Holders – Information Reporting and Backup Withholding.”

WHERE YOU CAN FIND MORE INFORMATION

TSC maintains a website at http://www.terrestarcorp.com and TSN maintains a website at http://www.terrestar.com.  The Companies’ websites and the information contained on those sites, or connected to those sites, are not included as a part of, or incorporated by reference into this Offering Memorandum.

We file annual, quarterly and current reports and other information with the SEC under the Exchange Act. The SEC maintains a website that contains annual, quarterly and current reports, proxy statements and other information regarding registrants, including us, that file reports with the SEC electronically. The SEC’s website address is www.sec.gov. You may also read and copy any materials we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this Offering Memorandum information that we have filed with the SEC, which means important information may be disclosed to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be part of this Offering Memorandum. The following documents we filed with the SEC are incorporated herein by reference and will be deemed to be a part hereof:

•     Annual report on Form 10-K for the fiscal year ended December 31, 2008, filed by TSC with the SEC on March 12, 2009, as amended by Amendment No.1 thereto, filed on form 10-K/A on March 27, 2009;

•     Quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 filed by TSC with the SEC on May 6, 2009, August 7, 2009 and November 9, 2009, respectively; and

•     Current reports on Form 8-K, filed by TSC with the SEC on January 16, 2009, February 9, 2009, March 11, 2009, March 16, 2009, March 31, 2009, April 9, 2009, June 8, 2009, June 16, 2009, July 1, 2009, July 13, 2009, July 14, 2009, July 20, 2009, July 27, 2009, August 5, 2009, August 12, 2009, August 27, 2009, September 17, 2009, September 30, 2009, October 9, 2009, November 10, 2009, November 16, 2009 and December 2, 2009.

Any statement contained herein or contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Offering Memorandum to the extent that a statement contained herein modifies or supersedes such statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Offering Memorandum.  Statements contained in this Offering Memorandum as to the contents of any contract or other document referred to in this Offering Memorandum do not purport to be complete and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects to all of the provisions of such contract or other document.

You can obtain any of the documents incorporated by reference in this document from the SEC’s website at the address described above and on TSC’s website at http://www.terrestarcorp.com.  You may also request a copy of these filings, at no cost, by writing or telephoning at the following address: TerreStar Corporation, Attention: Corporate Secretary, 12010 Sunset Hills Road, 6th Floor, Reston, VA, 20190, (703) 483-7800.

EXCHANGE AND INFORMATION AGENT

Epiq Systems, Inc. (Financial Balloting Group) is the Exchange and Information Agent and Information Agent for the Exchange Offers and Solicitation.  Questions concerning the terms of the Exchange Offers and Solicitation or tender or delivery procedures and requests for additional copies of this Offering Memorandum, the accompanying Letter of Transmittal, or the accompanying Letter of Consent and related documents should be directed to the Exchange and Information Agent at the address and telephone number below.  Holders of shares of Original Securities may also contact their bank, broker, custodian, or other nominee concerning the Exchange Offers and Solicitation.  We will pay the Exchange and Information Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Questions regarding the terms of the Exchange Offers and Solicitation should be directed to the Exchange and Information Agent at its address and telephone number listed below.

The Exchange and Information Agent for the Exchange Offers and Solicitation is:

Epiq Financial Balloting Group 757 Third Avenue, 3rd Floor New York, New York 10017 Attention: TerreStar (646) 282-1800 (Telephone) (646) 282-1804 (Fax)

EXHIBIT A

CERTIFICATE OF DESIGNATIONS OF
THE SERIES F PREFERRED STOCK
(Par Value $0.01 Per Share) OF
TERRESTAR HOLDINGS INC.
Pursuant to Section 151(g) of
the General Corporation Law of the State of Delaware

TerreStar Holdings Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law of the State of Delaware at a meeting duly called and held on November 12, 2009.

RESOLVED, that pursuant to the authority conferred on the Board of Directors by the Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $0.01 per share (the "Series F Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, powers and preferences, and qualifications, limitations and restrictions thereof as follows:

Section 1.        Number of Shares and Designations.  This series of preferred stock shall be designated as “Series F Preferred Stock” and the number of shares which shall constitute such series shall be 800,000, par value $0.01 per share.  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series F Preferred Stock then outstanding, plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon conversion of any outstanding securities issued by the Corporation and convertible into Series F Preferred Stock.

Section 2.        Rank.  Series F Preferred Stock shall, with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise (i) rank senior and prior to the Series G Junior Preferred Stock, the common stock, par value $0.01 per share, of the Corporation (the “Common Stock”), and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks junior to the Series F Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities, including the Common Stock, are collectively referred to herein as the “Junior Securities”), (ii) rank on a parity with each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms expressly provide that it ranks senior to or junior to the Series F Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the “Parity Securities”), and (iii) rank junior to each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks senior to the Series F Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the “Senior Securities”).

Section 3.        Voting Rights.  Except as required by law and as provided herein, holders of Series F Preferred Stock shall have no voting rights and their consent shall not be required for the taking of any corporate actions.  In addition to any vote required by law, as long as any shares of Series F Preferred Stock are outstanding, the approval (by vote or written consent, as permitted by law) of the holders of at least a majority of the then-outstanding shares of Series F Preferred Stock, voting or acting, as the case may be, as a single class, shall be required to modify the rights, preferences or privileges of the Series F Preferred Stock in a manner adverse to the holders of Series F Preferred Stock.

Section 4.        Dividends.  The holders of the Series F Preferred Stock shall not be entitled to participate in any dividends declared or paid by the Corporation, except that, as and to the extent any dividends accumulate on the Parent Series B Preferred Stock (as defined below) of TerreStar Corporation (the “Parent”) pursuant to the Amended and Restated Certificate of Designations of the Parent Series B Preferred Stock or otherwise, a dividend in the same amount shall accumulate on the shares of Series F Preferred Stock.

Section 5.        Liquidation.

(a)    In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), and subject to the rights of any Senior Securities with respect to distributions upon a Liquidation Event, distributions to the holders of the Series F Preferred Stock shall be made in the manner set forth in this Section 5.

(b)    The holders of the Series F Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Junior Securities by reason of their ownership of such stock and pari passu with any distribution of the assets of the Corporation to the holders of any Parity Securities by reason of their ownership of such stock, an amount per share of Series F Preferred Stock then held by them equal to (i) $1,000, plus (ii) all accrued and unpaid dividends on such shares of Series F Preferred Stock that have accumulated through the date of the Liquidation Event (the “Series F Liquidation Amount”) and such holders will not be entitled to any further payment with respect to such shares of Series F Preferred Stock.  Notwithstanding anything to the contrary contained herein, in the case of a Liquidation Event, if the Series F Liquidation Amount is less than the Conversion Value (as defined in the Amended and Restated Certificate of Designations of the Parent Series B Preferred Stock) of the Parent Series B Preferred Stock beneficially owned by such holder of Series F Preferred Stock immediately prior to such Liquidation Event, then the Series F Liquidation Amount shall be equal to such Conversion Value.

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If upon a Liquidation Event the assets and funds legally available for distribution among the holders of the Series F Preferred Stock and any Parity Securities shall be insufficient to permit the payment to such holders of the full Series F Liquidation Amount and pari passu amounts due with respect to such Parity Securities, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series F Preferred Stock and such Parity Securities in proportion to the Series F Liquidation Amount and pari passu amounts due with respect to such Parity Securities that each holder of Series F Preferred Stock and such Parity Securities is otherwise entitled to receive.  Notwithstanding anything to the contrary contained in this Certificate of Designations, in no event shall any amounts in excess of the Series F Liquidation Amount be paid to or in respect of a holder of the Series F Preferred Stock (including, without limitation, in such holder’s capacity as a beneficial owner of the Parent Series B Preferred Stock) in connection with a Liquidation Event or any liquidation, dissolution or winding up of Parent, whether voluntary or involuntary.

(c)    After payment in full has been made to the holders of the Series F Preferred Stock of the full Series F Liquidation Amount (and with respect to Parity Securities, such pari passu amounts) due pursuant to Section 5(b) above, the entire remaining assets and funds of the Corporation legally available for distribution to stockholders shall be distributed among the holders of Junior Securities in proportion to their respective rights to such remaining assets and funds.

(d)    If any of the assets of the Corporation are to be distributed under this Section 5, or for any purpose, in a form other than cash, the value of such assets will be its fair market value, as determined in good faith by the Board of Directors.  Any securities to be delivered to the holders of Series F Preferred Stock, Parity Securities or Junior Securities, as the case may be, shall be valued as follows:

(i)    If traded on a securities exchange or through the Nasdaq National or Small Cap Markets, the value shall be deemed to be the average of the Closing Prices of the securities on such exchange over the ten (10) Trading Day period ending three (3) days prior to the closing;

(ii)    If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the ten (10) Trading Day period ending three (3) days prior to the distribution; and

(iii)    If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an Affiliate or former Affiliate) shall be valued at an appropriate discount from the value determined as provided in Section 5(d)(i) or (ii) above to reflect the approximate fair market value thereof, as reasonably determined in good faith by the Board of Directors.

(e)    Prior to the occurrence of a Liquidation Event, the Corporation shall give each holder of record of Series F Preferred Stock written notice (the “Liquidation Event Notice”) not later than fifteen (15) days prior to the stockholders’ meeting called to approve such transaction or event, or fifteen (15) days prior to the closing of such transaction or event, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction or event.  The first of such notices shall describe the material terms and conditions of the impending transaction or event and the provisions of this Section 5.  The transaction or event shall not occur sooner than fifteen (15) days after the Corporation has given the first notice provided for herein.

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Section 6.        Redemption.

(a)    In addition to the terms of Section 7(b) and (c), upon any redemption or conversion of all or a portion of the shares of the Parent Series B Preferred Stock pursuant to the terms of the Amended and Restated Certificate of Designations for the Parent Series B Preferred Stock, the number of shares of Series F Preferred Stock that corresponds with the Parent/Sub Ratio (as defined below) shall be redeemed by the Corporation in funds lawfully available therefor for an aggregate amount in cash of $1.00 (the “Redemption Price”).

(b)    Redemption Procedures.  In the event the Corporation is required to redeem shares of Series F Preferred Stock, the Corporation shall send a written notice (the “Redemption Notice”) by first class mail to each holder of record of Series F Preferred Stock at such holder’s registered address, not more than sixty (60) days nor less than ten (10) days prior to the date upon which the redemption is to become effective (the “Redemption Date”) stating (i) the Redemption Date, (ii) the Redemption Price, (iii) the place or places where and manner in which such shares of Series F Preferred Stock may be surrendered for redemption, (iv) that certificates representing shares of the Series F Preferred Stock called for redemption must be surrendered to the Corporation to collect the Redemption Price, (v) if fewer than all of the outstanding shares of the Series F Preferred Stock are to be redeemed by the Corporation, the number of shares to be redeemed, and (vi) any other information the Corporation wishes to include.

(c)    Payment of Redemption Price.   Payment of the Redemption Price for shares of the Series F Preferred Stock is conditioned upon transfer and delivery of certificates representing, immediately prior to the Redemption Date, the shares of Series F Preferred Stock being redeemed, together with necessary endorsements, to the Corporation at any time after delivery of the Redemption Notice by the Corporation.    If fewer than all of the outstanding shares of Series F Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the Corporation shall redeem from each holder such holder’s pro rata share of the number of shares of Series F Preferred Stock to be redeemed.   Upon surrender of a certificate or certificates representing shares of Series F Preferred Stock that is or are redeemed in part, the Corporation shall execute and deliver to the holder of such shares a new certificate or certificates representing shares of the Series F Preferred Stock in an amount equal to the unredeemed portion of the whole shares of Series F Preferred Stock surrendered for partial redemption.

(d)    General.  On and after any Redemption Date, provided that the Corporation has made available at the office of the transfer agent for the Series F Preferred Stock a sufficient amount of cash to effect the redemption, such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Series F Preferred Stock shall cease except the right to receive the cash deliverable upon such redemption, without interest from the Redemption Date.

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Section 7.        Rights In Parent Series B Preferred Stock.   The Corporation is, as of the effective date of this Certificate of Designations, the record owner of up to 408,500 shares of Series B Cumulative Convertible Preferred Stock of Parent (as such number of shares may be adjusted from time to time for any recapitalizations, stock combinations, stock dividends, stock splits and the like, the “Parent Series B Preferred Stock”).  The Corporation is holding such shares of Parent Series B Preferred Stock as fiduciary, for the benefit of the holders of the Corporation’s Series F Preferred Stock.   Each holder of the Series F Preferred Stock shall, to the fullest extent permitted by law, be entitled to all the rights of a holder of Parent Series B Preferred Stock, as though such holder was the beneficial and record owner of a number of shares of the Parent Series B Preferred Stock equal to the total number of shares of Series F Preferred Stock then beneficially owned by such holder (such ratio of one share of Series F Preferred Stock to one share of Parent Series B Preferred Stock, the “Parent/Sub Ratio”), including, without limitation, the rights of a holder of such Parent Series B Preferred Stock in connection with dividends, voting, redemption, conversion or liquidation).  .  The Corporation irrevocably disclaims and relinquishes any and all beneficial ownership rights in respect of the Parent Series B Preferred Stock in favor of the holders of the Series F Preferred Stock, including without limitation all voting and dispositive power in respect thereof and grants an irrevocable proxy to each holder of a share of Series F Preferred Stock to exercise the voting rights in respect of the related shares of Parent Series B Preferred Stock beneficially owned by such holder. Upon an adjustment for any recapitalizations, stock combinations, stock dividends, stock splits and the like with respect to the number of shares of Parent Series B Preferred Stock owned of record by the Corporation, the number of shares of Series F Preferred Stock issued and outstanding shall likewise be adjusted so as to maintain the Parent/Sub Ratio, it being understood that it is the intent that the Parent/Sub Ratio be maintained and that the Board of Directors shall have the power and authority do such things and take such action as it deems necessary or advisable in its sole discretion to enact such intent.

For the avoidance of doubt, and for purposes of clarification:

(a)    Upon the declaration and payment of a dividend in cash or other property of Parent on or in respect of the Parent Series B Preferred Stock, the Corporation shall, upon receipt thereof as record holder of the Parent Series B Preferred Stock, likewise declare and pay out of funds legally available therefor to the holders of the Series F Preferred Stock an equivalent dividend in cash or property, as the case may be.  The accumulation of dividends on or in respect of the Parent Series B Preferred Stock and the effect thereof on the Series F Preferred Stock shall be governed by the provisions of Section 4 hereof.

(b)    Upon the conversion of all or a portion of the Parent Series B Preferred Stock into shares of common stock, par value $0.01 per share, of Parent (the “Parent Common Stock”) pursuant to the Amended and Restated Certificate of Designations of the Parent Series B Preferred Stock, the Corporation shall, upon receipt of thereof as the record holder of the Parent Series B Preferred Stock, likewise distribute such Parent Common Stock to the holders of the Series F Preferred Stock, and a number of shares of Series F Preferred Stock calculated in accordance with the Parent/Sub Ratio shall simultaneously be redeemed pursuant to the provisions of Section 6 hereof.

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(c)    Upon the redemption of all or a portion of the Parent Series B Preferred Stock pursuant to the Amended and Restated Certificate of Designations of the Parent Series B Preferred Stock, the Corporation shall, upon receipt of the applicable redemption consideration as the record holder of the Parent Series B Preferred Stock, likewise distribute such redemption consideration to the holders of the Series F Preferred Stock, and a number of shares of Series F Preferred Stock calculated in accordance with the Parent/Sub Ratio shall simultaneously be redeemed pursuant to the provisions of Section 6 hereof.

(d)    Subject to Section 5(c) hereof, upon the liquidation, dissolution or winding up of Parent, whether voluntary or involuntary (a “Parent Liquidation”) and the payment of any amounts (including any liquidation preference amounts) to holders of the Parent Series B Preferred Stock pursuant to the Amended and Restated Certificate of Designations of the Parent Series B Preferred Stock, the Corporation shall, upon receipt of the applicable liquidation amount as the record holder of the Parent Series B Preferred Stock, likewise distribute such liquidation amount to the holders of the Series F Preferred Stock.

(e)    In the event the holders of Parent Series B Preferred Stock become entitled to vote on any matters in respect of Parent, as set forth in the Amended and Restated Certificate of Designations of the Parent Series B Preferred Stock, the Corporation hereby grants to the holders of the Series F Preferred Stock an irrevocable proxy to exercise all voting and consent rights with respect to all shares of Parent Series B Preferred Stock now or hereafter owned by the Corporation (with each share of Series F Preferred Stock entitled to exercise a vote with respect to one share of Parent Series B Preferred Stock) on the terms and conditions set forth in a proxy to be delivered to a holder of shares of Series F Preferred Stock and to become effective concurrently with the issuance of such holder's shares of Series F Preferred Stock.

Section 8.        Notice.  Any notice required by the provisions of this Certificate of Designations to be given to the holders of shares of Series F Preferred Stock shall be deemed given three (3) calendar days after deposit in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation.

Section 9.        Definitions.  The following terms, as used herein, shall have the following meanings:

(a)    “Affiliate” shall have the meaning given such term as in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, and “beneficial ownership” shall have the meaning given such term as in Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

(b)    “Closing Price” means, for any security as of any date, the last closing trade price for such security on the principal United States securities market on which such security is traded as reported by Bloomberg Financial Markets (or any successor thereto, “Bloomberg”), or, if such exchange begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m. (New York City time) as reported by Bloomberg, or, if such exchange is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the highest bid prices and the lowest ask prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC.

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(c)    “Trading Day” means (x) if the applicable security is quoted on the Nasdaq National Market System, a day on which trades may be made thereon or (y) if the applicable security is listed or admitted for trading on the New York Stock Exchange, Inc.  (the “NYSE”), the American Stock Exchange LLC (“AMEX”) or another national securities exchange, a day on which the NYSE, the AMEX or such other national securities exchange is open for business or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

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EXHIBIT B

CERTIFICATE OF DESIGNATIONS OF
THE SERIES G JUNIOR PREFERRED STOCK
(Par Value $0.01 Per Share) OF
TERRESTAR HOLDINGS INC.
Pursuant to Section 151(g) of
the General Corporation Law of the State of Delaware

TerreStar Holdings Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law of the State of Delaware at a meeting duly called and held on November 12, 2009.

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the “Board of Directors”) in accordance with the provisions of the Certificate of Incorporation of this Corporation the Board of Directors hereby creates a series of Preferred Stock, par value $0.01 per share (the “Series G Preferred Stock”), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, powers and preferences, and qualifications, limitations and restrictions thereof as follows:

Section 1.   Number of Shares and Designations.  This series of preferred stock shall be designated as “Series G Junior Preferred Stock” and the number of shares which shall constitute such series shall be 2,500,000, par value $0.01 per share.  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series G Preferred Stock then outstanding, plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon conversion of any outstanding securities issued by the Corporation and convertible into Series G Preferred Stock.

Section 2.   Rank.  Series G Preferred Stock shall, with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise (i) rank senior and prior (to the extent set forth herein) to the common stock, par value $0.01 per share, of the Corporation (the “Common Stock”), and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks junior to the Series G Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities, including the Common Stock, are collectively referred to herein as the “Junior Securities”), (ii) rank on a parity with each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms expressly provide that it ranks senior to or junior to the Series G Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the “Parity Securities”), and (iii) rank junior to the Series F Preferred Stock of the Corporation (the “Series F Preferred Stock”) and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks senior to the Series G Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the “Senior Securities”).

Section 3.   Voting Rights.  Except as required by law and as provided herein, holders of Series G Preferred Stock shall have no voting rights and their consent shall not be required for the taking of any corporate actions.  In addition to any vote required by law, as long as any shares of Series G Preferred Stock are outstanding, the approval (by vote or written consent, as permitted by law) of the holders of at least a majority of the then-outstanding shares of Series G Preferred Stock, voting or acting, as the case may be, as a single class, shall be required for the Corporation to modify the rights, preferences or privileges of the Series G Preferred Stock in a manner adverse to the holders of Series G Preferred Stock.

Section 4.   Dividends.  The holders of the Series G Preferred Stock shall not be entitled to participate in any dividends that are declared or paid on the Common Stock of the Corporation, except that, as and to the extent any dividends accumulate on the Parent Series E Preferred Stock (as defined herein) of TerreStar Corporation (“Parent”) pursuant to the Amended and Restated Certificate of Designations of the Parent Series E Preferred Stock or otherwise, a dividend in the same amount shall accumulate on the shares of Series G Preferred Stock.

Section 5.   Liquidation.

(a)         In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (a “Liquidation Event”), no distribution shall be made to the holders of any Junior Securities, unless the holders of the Series G Preferred Stock shall have received $.0001 per share, plus any accrued but unpaid dividends with respect thereto (the “Series G Liquidation Amount”), or (b) to the holders of Parity Securities, except for distributions made ratably on the Series E Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

(b)         After payment in full has been made to the holders of the Series G Preferred Stock of the full Series G Liquidation Amount due pursuant to Section 5(a) above, the entire remaining assets and funds of the Corporation legally available for distribution to stockholders shall be distributed among the holders of Junior Securities in proportion to their respective rights to such remaining assets and funds.  Notwithstanding any other provision of this Certificate of Designations to the contrary, in no event shall any amounts in excess of the Series G Liquidation Amount be paid to or in respect of a Series G Preferred Stock holder (including, without limitation, in such holder’s capacity as a beneficial owner of the Parent Series E Preferred Stock) in connection with a Liquidation Event or any liquidation, dissolution or winding up of Parent, whether voluntary or involuntary.

(c)         Prior to the occurrence of a Liquidation Event, the Corporation shall give each holder of record of Series G Preferred Stock written notice (the “Liquidation Event Notice”) not later than fifteen (15) days prior to the stockholders’ meeting called to approve such transaction or event, or fifteen (15) days prior to the closing of such transaction or event, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction or event.  The first of such notices shall describe the material terms and conditions of the impending transaction or event and the provisions of this Section 5.  The transaction or event shall not occur sooner than fifteen (15) days after the Corporation has given the first notice provided for herein.

Section 6.   Redemption.

(a)         Upon any redemption or conversion of all or a portion of the shares of the Parent Series E Preferred Stock pursuant to the terms of the Amended and Restated Certificate of Designations for the Parent Series E Preferred Stock, the corresponding number of shares of Series G Preferred Stock shall be redeemed by the Corporation in funds lawfully available therefor for an aggregate amount in cash of $1.00 (the “Redemption Price”).

(b)         Redemption Procedures.  In the event the Corporation is required to redeem shares of Series G Preferred Stock, the Corporation shall send a written notice (the “Redemption Notice”) by first class mail to each holder of record of Series G Preferred Stock at such holder’s registered address, not more than sixty (60) days nor less than ten (10) days prior to the date upon which the redemption is to become effective (the “Redemption Date”) stating (i) the Redemption Date, (ii) the Redemption Price, (iii) the place or places where and manner in which such shares of Series G Preferred Stock may be surrendered for redemption, (iv) that certificates representing shares of the Series G Preferred Stock called for redemption must be surrendered to the Corporation to collect the Redemption Price, (v) if fewer than all of the outstanding shares of the Series G Preferred Stock are to be redeemed by the Corporation, the number of shares to be redeemed, and (vi) any other information the Corporation wishes to include.

(c)         Payment of Redemption Price.  Payment of the Redemption Price for shares of the Series G Preferred Stock is conditioned upon the transfer and delivery of certificates representing, immediately prior to the Redemption Date, the shares of Series G Preferred Stock being redeemed, together with necessary endorsements, to the Corporation at any time after delivery of the Redemption Notice by the Corporation.    If fewer than all of the outstanding shares of Series G Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the Corporation shall redeem from each holder such holder’s pro rata share of the number of shares of Series G Preferred Stock to be redeemed.   Upon surrender of a certificate or certificates representing shares of Series G Preferred Stock that is or are redeemed in part, the Corporation shall execute and deliver to the holder of such shares a new certificate or certificates representing shares of the Series G Preferred Stock in an amount equal to the unredeemed portion of the whole shares of Series G Preferred Stock surrendered for partial redemption.

(d)         General.  On and after any Redemption Date, provided that the Corporation has made available at the office of the transfer agent for the Series G Preferred Stock a sufficient amount of cash to effect the redemption, such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Series G Preferred Stock shall cease except the right to receive the cash deliverable upon such redemption, without interest from the Redemption Date.

Section 7.   Rights In Parent Series E Preferred Stock.   The Corporation is, as of the effective date of this Certificate of Designations, the record owner of up to 600,000 shares of Series E Junior Participating Preferred Stock of Parent (as such number of shares may be adjusted from time to time for any recapitalizations, stock combinations, stock dividends, stock splits and the like, the “Parent Series E Preferred Stock”).   The Corporation is holding such shares of Parent Series E Preferred Stock as fiduciary, for the benefit of the holders of the Corporation’s Series G Preferred Stock.   Each holder of the Series G Preferred Stock shall, to the fullest extent permitted by law, be entitled to all the rights of a holder of Parent Series E Preferred Stock, as though such holder was the beneficial and record owner of a number of shares of the Parent Series E Preferred Stock equal to the total number of shares of Series G Preferred Stock then beneficially owned by such holder (such ratio of one share of Series G Preferred Stock to one share of Parent Series E Preferred Stock, the “Parent/Sub Ratio”), including, without limitation, the rights of a holder of such Parent Series E Preferred Stock in connection with dividends, voting, redemption, conversion or liquidation.  The Corporation irrevocably disclaims and relinquishes any and all beneficial ownership rights in respect of the Parent Series E Preferred Stock in favor of the holders of the Series G Preferred Stock, including without limitation all voting and dispositive power in respect thereof and grants an irrevocable proxy to each holder of a share of Series G Preferred Stock to exercise the voting rights in respect of the related shares of Parent Series E Preferred Stock beneficially owned by such holder. Upon an adjustment for any recapitalizations, stock combinations, stock dividends, stock splits and the like with respect to the number of shares of Parent Series E Preferred Stock owned of record by the Corporation, the number of shares of Series G Preferred Stock issued and outstanding shall likewise be adjusted so as to maintain the Parent/Sub Ratio, it being understood that it is the intent that the Parent/Sub Ratio be maintained and that the Board of Directors shall have the power and authority do such things and take such action as it deems necessary or advisable in its sole discretion to enact such intent.

For the avoidance of doubt, and for purposes of clarification:

(a)         Upon the declaration and payment of a dividend in cash or other property of Parent on or in respect of the Parent Series E Preferred Stock, the Corporation shall, upon receipt thereof as record holder of the Parent Series E Preferred Stock, likewise declare and pay out of funds lawfully available therefor to the holders of the Series G Preferred Stock an equivalent dividend in cash or property, as the case may be.  The accumulation of dividends on or in respect of the Parent Series E Preferred Stock and the effect thereof on the Series G Preferred Stock shall be governed by the provisions of Section 4 hereof.

(b)         Upon the conversion of all or a portion of the Parent Series E Preferred Stock into shares of common stock, par value $0.01 per share, of Parent (the “Parent Common Stock”) pursuant to the Amended and Restated Certificate of Designations of the Parent Series E Preferred Stock, the Corporation shall, upon receipt of thereof as the record holder of the Parent Series E Preferred Stock, likewise distribute such Parent Common Stock to the holders of the Series G Preferred Stock, and a number of shares of Series G Preferred Stock calculated in accordance with the Parent/Sub Ratio shall simultaneously be redeemed pursuant to the provisions of Section 6 hereof.

(c)         Subject to Section 5(b) hereof, upon the liquidation, dissolution or winding up of Parent, whether voluntary or involuntary and the payment of any amounts (including any liquidation preference amounts) to holders of the Parent Series E Preferred Stock pursuant to the Amended and Restated Certificate of Designations of the Parent Series E Preferred Stock, the Corporation shall, upon receipt of the applicable liquidation amount as the record holder of the Parent Series E Preferred Stock, likewise distribute such liquidation amount to the holders of the Series G Preferred Stock.

(d)         If and to the extent the holders of Parent Series E Preferred Stock become entitled to vote on any matters in respect of Parent, as set forth in the Amended and Restated Certificate of Designations of the Parent Series E Preferred Stock, the Corporation hereby grants to the holders of the Series G Preferred Stock an irrevocable proxy to exercise all voting and consent rights with respect to all shares of Parent Series E Preferred Stock now or hereafter owned by the Corporation (with each share of Series G Preferred Stock entitled to exercise a vote with respect to one share of Parent Series E Preferred Stock) on the terms and conditions set forth in a proxy to be delivered to a holder of shares of Series G Preferred Stock and to become effective concurrently with the issuance of such holder's shares of Series G Preferred Stock.

(e)          Transfers.  No holder of Series G Preferred Stock may affect any Transfer, or enter into any agreement with respect to any Transfer, or grant any proxy with respect to, the Series G Preferred Stock, or any beneficial or other interest therein, to any Person other than Related Parties of such a holder of  Series G Preferred Stock.  Any purported Transfer to any Person other than a Related Party of such transferring holder of such Series G Preferred Stock shall be void ab initio.  The certificate representing the shares of Series G Preferred Stock shall bear the following legend:

THE SHARES OF SERIES G PREFERRED STOCK OF TERRESTAR HOLDINGS INC. REPRESENTED BY THIS CERTIFICATE ARE NOT TRANSFERRABLE TO ANY PERSON OR ENTITY OTHER THAN A RELATED PARTY AND ANY  PURPORTED TRANSFER SHALL BE  NULL AND VOID.

“Related Party” means, with respect to a holder of Series G Preferred Stock, (i) each Affiliate of such holder, (ii) each partner, member, director or officer of such holder and the respective members of their immediate families and (iii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding a majority or more controlling interest of which consist of any one or more of the persons described in the preceding clauses (i) and (ii).

Section 8.   Notice.  All notices referred to herein shall be dated and in writing, to the Corporation at its principal executive offices and to each holder of Series G Preferred Stock at such holder’s address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder), and shall be deemed to have been given (i) when delivered, if delivered personally, sent by confirmed facsimile or certified mail, return receipt requested, postage prepaid, (ii) on the next business day if sent by overnight courier and (iii) when received if delivered otherwise.

Section 9.    Any notice required by the provisions of this Certificate of Designations to be given to the holders of shares of Series G Preferred Stock shall be deemed given three (3) calendar days after deposit in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation.

Section 10.      Definitions.  The following terms, as used herein, shall have the following meanings:

(a)        “Affiliate” shall have the meaning given such term as in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, and “beneficial ownership” shall have the meaning given such term as in Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

(b)        “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

(c)        “Transfer” means any sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire beneficial ownership, or any agreement to take any such actions or cause any such events, with respect to the Series E Preferred Stock or Common Stock (following the exercise of any conversion right in respect of the Series E Preferred Stock); in each case, whether voluntary or involuntary, or whether by operation of law or otherwise.  The terms “Transferring” and “Transferred” shall have the correlative meanings.

EXHIBIT C

AMENDED AND RESTATED
CERTIFICATE OF DESIGNATIONS OF
THE SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
(Par Value $0.01 Per Share)
OF
TERRESTAR CORPORATION
Pursuant to Section 151(g) of the
General Corporation Law of the
State of Delaware

TerreStar Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law of the State of Delaware at a meeting duly called and held on November 12, 2009.

RESOLVED that, pursuant to authority conferred on the Board of Directors by the Certificate of Incorporation, and the approval of a majority of the stockholders of the Corporation, the Board of Directors hereby authorizes that the Certificate of Designations of the Series B Cumulative Convertible Preferred Stock of the Corporation, filed with the Secretary of State of the State of Delaware on October 26, 2005 is hereby amended and restated in its entirety, thereby fixing the relative rights, powers and preferences, and qualifications, limitations and restrictions thereof as follows:

Section 1. Number of Shares and Designations. This series of preferred stock shall be designated as “Series B Cumulative Convertible Preferred Stock” and the number of shares which shall constitute such series shall be 800,000, par value $0.01 per share. For the purpose of this Amended and Restated Certificate of Designations, the Series B Cumulative Convertible Preferred Stock shall be referred to as the “Series B Preferred Stock.”  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series B Preferred Stock then outstanding, plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon conversion of any outstanding securities issued by the Corporation and convertible into Series B Preferred Stock.

Section 2. Rank.  Series B Preferred Stock shall, with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise (i) rank senior and prior to the Series E Junior Participating Preferred Stock of the Corporation (the “Series E Preferred Stock”) and the common stock, par value $0.01 per share of the Corporation (the “Common Stock”), and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks junior to the Series B Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities, including the Common Stock, are collectively referred to herein as the “Junior Securities”), (ii) rank on a parity with each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms expressly provide that it ranks senior to or junior to the Series B Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the “Parity Securities”), and (iii) rank junior to each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks senior to the Series B Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the “Senior Securities”). The respective definitions of Junior Securities, Parity Securities and Senior Securities shall also include any rights or options exercisable or exchangeable for or convertible into any of the Junior Securities, Parity Securities or Senior Securities, as the case may be. At the date of the filing of this Amended and Restated Certificate of Designations, (i) there will be no Senior Securities or Parity Securities authorized or outstanding, and (ii) the shares of Common Stock (including any rights or options exercisable or exchangeable for or convertible into shares of Common Stock) and the shares of Series E Preferred Stock of the Corporation are the only Junior Securities issued and outstanding.

Section 3. Voting Rights.  Except as required by law and as provided herein, holders of Series B Preferred Stock shall have no voting rights and their consent shall not be required for taking any corporate actions. Upon (a) the accumulation of accrued and unpaid dividends on the outstanding shares of Series B Preferred Stock for two (2) or more six (6) month periods ending on a Dividend Reference Date (as defined below), whether or not consecutive, (b) the failure of the Corporation to comply with the provisions of Section 10(a) or Section 10(b) below or (c) the failure of the Corporation to comply with any of the other covenants or agreements set forth in this Amended and Restated Certificate of Designations and the continuance of such failure for thirty (30) consecutive days or more after receipt of notice of such failure from the holders of at least 25% of the Series B Preferred Stock then outstanding (each of the events described in clauses (a), (b) and (c) being referred to herein as a “Voting Rights Triggering Event”), then the sole remedy of the holders of at least a majority of the then-outstanding shares of Series B Preferred Stock shall be the ability to elect a majority of members of the Corporation’s Board of Directors for successive one-year terms until the Corporation has complied with the provisions of Section 10(a) or Section 10(b) of this Amended and Restated Certificate of Designations, as applicable, or such failure to comply with covenants or other agreements has been cured. Upon the Corporation’s complying with the provisions of Section 10(a) or Section 10(b) of this Amended and Restated Certificate of Designations, as applicable, or curing such failure to comply with covenants or other agreements, the term of office of each director elected will terminate immediately and the number of directors constituting the entire Board of Directors will be reduced by the number of directors elected by the holders of the Series B Preferred Stock. Notwithstanding the foregoing, the Corporation shall not have the right, as long as any shares of Series B Preferred Stock are outstanding, to modify the rights, preferences or privileges of the Series B Preferred Stock in a manner adverse to the holders of Series B Preferred Stock without first obtaining the approval (by vote or written consent, as permitted by law) of the holders of at least a majority of the then-outstanding shares of Series B Preferred Stock, voting or acting, as the case may be, as a single class.

Section 4. Dividends.

(a)           Each share of Series B Preferred Stock outstanding, prior and in preference to any shares of Junior Securities but subject to the rights of any Senior Securities, shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for the purpose, dividends payable in cash or, at the election of the Corporation, in shares of Common Stock in the amount of 7% (the “Dividend Rate”) of the Series B Liquidation Amount (as defined below) per share per annum then in effect (as appropriately adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like with respect to the shares of Series B Preferred Stock and the Common Stock) (the “Dividend Amount”). Dividends on each share of Series B Preferred Stock shall accrue on a daily basis at the Dividend Rate and shall be payable on each of April 15 and October 15 (each, a “Dividend Reference Date”), beginning on April 15, 2010, with the number of shares of Common Stock to be issued as such dividend (if so elected by the Corporation) to be determined by dividing the Dividend Amount by the Trading Price on the last Trading Day prior to the applicable Dividend Notice Date (all as defined below).  Dividends may be paid in shares of Common Stock only if a registration statement registering the resale of the shares of Common Stock issuable on such Dividend Reference Date (defined below) has been filed with the Securities and Exchange Commission and such registration statement is effective on the date the Board of Directors declares such dividend.  The Corporation covenants that all shares of Common Stock that may be issued upon payment of a dividend on the Series B Preferred Stock will, when issued, be fully paid and nonassessable and free of all taxes, liens and charges for the issue thereof.

(b)           The dividends to be paid pursuant to Section 4(a) above on the shares of Series B Preferred Stock shall accrue in each case from and including the applicable issuance date of each such share to and including the date on which such dividends are no longer owed pursuant to the terms hereof. Such dividends shall accrue whether or not they have been declared by the Board of Directors and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

(c)           The record date (the "Record Date") for the payment of dividends on the Series B Preferred Stock shall be fixed by the Board of Directors and shall not be more than sixty (60) days or less than ten (10) days preceding each Dividend Reference Date. Dividends shall be payable to the holders of record as they appear on the stock transfer books of the Corporation at the close of business on the Record Date. Five (5) Trading Days prior to each Record Date (the "Dividend Notice Date"), the Corporation will give notice (the "Dividend Notice") to each holder of Series B Preferred Stock that shall set forth (i) the Record Date and (ii) if the dividend as to which the Dividend Notice relates shall be paid in cash or Common Stock and, if paid in Common Stock, the applicable Trading Price for such dividend.

(d)           Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series B Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the shares of Series B Preferred Stock held by each such holder as compared to all holders of Series B Preferred Stock.

(e)           No dividends, including a dividend that constitutes a return of capital, shall be declared or paid, and no funds shall be set apart for payment, on any Junior Securities, unless (i) written notice of such dividend is given to each holder of shares of Series B Preferred Stock not less than fifteen (15) days prior to the record date for such dividend and (ii) a registration statement registering the resale of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock pursuant to the Securities Act of 1933, as amended has been filed with the Securities and Exchange Commission and is effective on the date the Board of Directors declares such dividend or other distribution.

(f)           No fractional shares of Common Stock shall be issued upon payment of a dividend in shares of Common Stock, and in lieu of any fractional shares to which the holder would otherwise be entitled, such amount shall be paid in cash equal to such fraction multiplied by the Trading Price on the last Trading Day prior to the applicable Dividend Notice Date for such dividend then in effect.

Section 5. Liquidation. (a)           In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), and subject to the rights of any Senior Securities with respect to distributions upon a Liquidation Event, distributions to the holders of the Series B Preferred Stock shall be made in the manner set forth in this Section 5.

(b)           The holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Junior Securities by reason of their ownership of such stock and pari passu with any distribution of the assets of the Corporation to the holders of any Parity Securities by reason of their ownership of such stock, an amount per share of Series B Preferred Stock then held by them equal to (i) $1,000 (as appropriately adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like with respect to such shares), plus (ii) all accrued but unpaid dividends on such shares of Series B Preferred Stock that shall have accumulated to the date of the applicable Liquidation Event  (or Conversion Date (as defined below) or Redemption Date (as defined below), as may be applicable) in cash at the rate set forth in Section 4 above (the sum of clauses (i) and (ii) with respect to such shares of Series B Preferred Stock, the “Series B Liquidation Amount”) and such holders will not be entitled to any further payment with respect to such shares of Series B Preferred Stock.

(c)           Notwithstanding anything to the contrary contained herein, in the case of a Liquidation Event, if the Series B Liquidation Amount is less than an amount equal to the value of the Common Stock into which the Series B Preferred Stock could have been converted immediately prior to such Liquidation Event, calculated as set forth in Section 10(b) below (the “Conversion Value”), then the Series B Liquidation Amount shall be equal to such Conversion Value.  Any amounts that have been paid to a holder of the Series F Preferred Stock of TerreStar Holdings Inc. upon the occurrence of a Liquidation Event at TerreStar Holdings Inc. shall be deducted from the Series B Liquidation Amount to which such holder of Series B Preferred Stock is entitled upon the occurrence of a Liquidation Event at the Corporation.

(d)           To the extent a share of Series B Preferred Stock is converted pursuant to Section 6 or redeemed pursuant to Section 10 or the Series B Liquidation Amount is payable to the holder of record of such share upon the consummation of a Liquidation Event pursuant to this Section 5, and the date of such Conversion, Redemption or Liquidation Event is after any Record Date with respect to the payment of a dividend but on or prior to the applicable Dividend Date, the dividend due on such Dividend Date shall not be included in the Series B Liquidation Amount but shall be payable to the holder of record as of such Record Date of such share of Series B Preferred Stock notwithstanding such Conversion, Redemption or occurrence of a Liquidation Event prior to such Dividend Date. If upon a Liquidation Event the assets and funds legally available for distribution among the holders of the Series B Preferred Stock and any Parity Securities shall be insufficient to permit the payment to such holders of the full Series B Liquidation Amount and pari passu amounts due with respect to such Parity Securities, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock and such Parity Securities in proportion to the Series B Liquidation Amount and pari passu amounts due with respect to such Parity Securities that each holder of Series B Preferred Stock and such Parity Securities is otherwise entitled to receive.

(e)           After payment in full has been made to the holders of the Series B Preferred Stock of the full Series B Liquidation Amount (and with respect to Parity Securities, such pari passu amounts) due pursuant to Section 5(b) or 5(c) above, the entire remaining assets and funds of the Corporation legally available for distribution to stockholders shall be distributed among the holders of Junior Securities in proportion to their respective rights to such remaining assets and funds.

(f)            If any of the assets of the Corporation are to be distributed under this Section 5, or for any purpose, in a form other than cash, the value of such assets will be its fair market value, as determined in good faith by the Board of Directors. Any securities to be delivered to the holders of Series B Preferred Stock, Parity Securities or Junior Securities, as the case may be, shall be valued as follows:

(i) If traded on a securities exchange or through the Nasdaq National or Small Cap Markets, the value shall be deemed to be the average of the Closing Prices of the securities on such exchange over the ten (10) Trading Day period ending three (3) days prior to the closing;

(ii) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the ten (10) Trading Day period ending three (3) days prior to the closing; and

(iii) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be valued at an appropriate discount from the value determined as provided in Section 5(f)(i) or (ii) above to reflect the approximate fair market value thereof, as reasonably determined in good faith by the Board of Directors.

(g)           Prior to the occurrence of a Liquidation Event, the Corporation shall give each holder of record of Series B Preferred Stock written notice (the “Liquidation Event Notice”) not later than fifteen (15) days prior to the stockholders’ meeting called to approve such transaction or event, or fifteen (15) days prior to the closing of such transaction or event, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction or event. The first of such notices shall describe the material terms and conditions of the impending transaction or event and the provisions of this Section 5. The transaction or event shall not occur sooner than fifteen (15) days after the Corporation has given the first notice provided for herein.

Section 6. Conversion.  The holders of the Series B Preferred Stock have conversion rights as follows (the “Conversion Rights”):

(a)           Right to Convert. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after such share is issued until the date such share of Series B Preferred Stock shall have been redeemed by the Corporation (the “Optional Conversion Date”) at the office of the Corporation or any transfer agent for the Series B Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B Liquidation Amount by the Series B Conversion Price.  The conversion price of the Series B Preferred Stock shall be $[______]1 (the “Series B Conversion Price”).

(b)           Mandatory Conversion.  Each share of Series B Preferred Stock shall be converted into shares of Common Stock at the Series B Conversion Price then in effect on the date of such conversion (the “Mandatory Conversion Date” and, together with the Optional Conversion Date, the “Conversion Date”), if the Corporation shall so elect. Notice of such election by the Corporation shall be set forth in a written notice that the Corporation shall give to each record holder of Series B Preferred Stock regarding the conversion of all outstanding shares of Series B Preferred Stock pursuant to this Section 6(b) (the “Mandatory Conversion Notice”).  Notwithstanding the foregoing, conversion of shares of Series B Preferred Stock into shares of Common Stock pursuant to this Section 6(b) shall only occur if (i) during the ninety (90) calendar day period immediately preceding the Mandatory Conversion Date, the Closing Sale Price of the Common Stock has been greater than $[_______]2 (as appropriately adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like with respect to the shares of Common Stock) for a total of not less than fifteen (15) Trading Days within a period of twenty (20) consecutive Trading Days during such ninety (90) calendar day period and (ii) a registration statement registering the resale of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock pursuant to the Securities Act of 1933, as amended, has been filed with the Securities and Exchange Commission and such registration statement is effective on the date the Corporation gives the Mandatory Conversion Notice.

______________________________
1 The average of the Closing Prices of a share of Common Stock over the ten (10) Trading Day period ending three (3) days immediately prior to the issuance date of preferred plus 25%, but in no event less than the market value as of such date as calculated in accordance with the rules of the Nasdaq National or Small Cap Market System.

2 30% premium to the Series B Conversion Price.

(c)           Mechanics of Conversion.

(i) No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction based on the Closing Sale Price of the Common Stock on the last Trading Day prior to the Conversion Date.

(ii) Before any holder of Series B Preferred Stock shall be entitled to convert such holder’s shares into shares of Common Stock pursuant to Section 6(a) above and upon the occurrence of the event specified in Section 6(b) above, as the case may be, and to receive certificates representing shares of Common Stock therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock and, if the conversion is effected pursuant to Section 6(a) above, shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which the certificate or certificates for shares of common stock are to be issued; provided, however, that any failure by a holder to comply with these provisions shall not have any effect on the automatic conversion of such holder’s shares, which shall in any event be deemed to have been converted, automatically and without any further action on the part of the holder of the Corporation, in accordance with Section 6(b) above. The Corporation shall, as promptly as practicable thereafter, issue and deliver to such holder’s address of record a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date the certificates representing shares of Series B Preferred Stock to be surrendered are received by the Corporation or any transfer agent for the shares of Series B Preferred Stock, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. The Corporation covenants that all shares of Common Stock that may be issued upon conversion of the Series B Preferred Stock will, when issued, be fully paid and nonassessable and free of all taxes, liens and charges for the issue thereof.

(d)        Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding shares of the Series B Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

Section 7. Adjustment of Series B Conversion Price.

(a)           Adjustments for Stock Dividends, Subdivisions, Combinations or Consolidations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by recapitalization, stock combination, stock dividend, stock split or otherwise) into a greater number of shares of Common Stock, the Series B Conversion Price shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Series B Conversion Price shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased. The Series B Conversion Price, as so adjusted, shall be readjusted in the same manner upon the occurrence of any successive event or events described in this Section 7(a).

(b)           Reorganization, Reclassification, Exchange, Substitution, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, exchange, substitution, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change”. In any Organic Change that is also a Change in Control, the holders of Series B Preferred Stock shall also have the rights set forth in Section 10(a) below. Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions to insure that each of the holders of Series B Preferred Stock shall thereafter have the right to acquire and receive, in lieu of the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Series B Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series B Preferred Stock immediately prior to such Organic Change. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. The provisions of this Section 7(b) shall apply similarly and equally to successive Organic Changes.

(c)           No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of Section 6 hereof and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.

(d)           Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series B Conversion Price pursuant to Section 7 hereof, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each record holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series B Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other securities and property which at the time would be received upon the conversion of Series B Preferred Stock.

Section 8. Change in Control.

(a)           “Change in Control” means the occurrence of one or more of the following events:

(i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Corporation’s assets to any Person or group of related Persons (other than to any of the Corporation’s majority owned subsidiaries) as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(ii) if any Person or group shall become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of shares representing more than 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of the Corporation; or

(iii) any consolidation or merger by the Corporation where Persons who were beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of the Corporation’s shares of voting stock immediately prior to such transaction no longer own at least a majority of the total voting power of the continuing or surviving corporation or entity.

(b)           Prior to the occurrence of a Change in Control, the Corporation shall give each holder of record of Series B Preferred Stock written notice (the “Change in Control Notice”) not later than five (5) business days prior to the record date for the stockholders’ meeting called to approve such transaction or event, or fifteen (15) days prior to the closing of such transaction or event, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction or event. The first of such notices shall describe the material terms and conditions of the Change in Control transaction or event and the provisions of Section 10(a) below. The Change in Control transaction or event shall not occur sooner than fifteen (15) days after the Corporation has given the first notice provided for herein.

Section 9. Senior Security Cap.

(a)           If (i) any shares of Series B Preferred Stock are outstanding, (ii) (A) the Corporation issues Senior Securities, Parity Securities or debt securities, (B) TerreStar Holdings Inc. issues any securities that by their terms rank senior to or on parity with the Series F Preferred Stock of TerreStar Holdings Inc. or issues any debt securities, or (C) TerreStar 1.4 Holdings LLC issues any preferred securities or any debt securities (the securities referred to in (A), (B) and (C), collectively, the "Additional Securities”), and (iii) the aggregate outstanding and unpaid gross proceeds from (A) the issuance of such Additional Securities, plus (B) the issuance of all other Additional Securities issued after the date of the first issuance of shares of Series B Preferred Stock under this Amended and Restated Certificate of Designations, exceeds $250,000,000 (the date of which such events shall have occurred shall be defined as the “Senior Security Trigger Date”), the holder of each share of Series B Preferred Stock shall have the rights set forth in Sections 10(b) and 11(a) below.

(b)           Within five (5) days following the Senior Security Trigger Date, the Corporation shall give each holder of record of Series B Preferred Stock written notice (the “Senior Security Notice”) of the occurrence of the Senior Security Trigger Date. The Senior Security Notice shall notify such holder of the occurrence of the Senior Security Trigger and describe the provisions of Section 10(a) below.

Section 10. Redemption.

(a)           Holder Redemption. Upon the occurrence of either a Change in Control or the Senior Security Trigger Date, each holder of Series B Preferred (each, a “Requesting Holder” and collectively, the “Requesting Holders”) may, by giving written notice to the Corporation, within ten (10) Trading Days following the date the Corporation gives the Change in Control Notice (defined below) or the Senior Security Notice, as applicable, require the Corporation to redeem all or a portion of the shares of Series B Preferred Stock then held by such Requesting Holder. In such redemption the Corporation shall redeem, out of lawfully available funds, shares of Series B Preferred Stock, for an amount in cash for each share of Series B Preferred Stock requested to be redeemed by a Requesting Holder equal to (i) 108% of the Series B Liquidation Amount (as appropriately adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like with respect to the shares of Series B Preferred Stock) (the “Holder Redemption Price”) on the date of the redemption (the “Holder Redemption Date”).

(b)           Mandatory Redemption. The Corporation shall redeem all, and not less than all, then outstanding shares of Series B Preferred Stock on June 30, 2014 (the “Mandatory Redemption Date” and, together with the Holder Redemption Date, a “Redemption Date”), for an amount in cash for each share of Series B Preferred Stock equal to the greater of (i) 100% of the Series B Liquidation Amount then in effect, and (ii) the Conversion Value immediately prior to the Redemption Date(the “Mandatory Redemption Price” and, together with the Holder Redemption Price, the “Redemption Price”).  For purposes hereof the Conversion Value per share of Common Stock shall be deemed to be the average of the Closing Prices of the Common Stock over the ten (10) Trading Day period ending three (3) days prior to the Redemption Date.

(c)           Redemption Payments. The Redemption Price shall be paid in cash from any funds legally available therefor. If the funds of the Corporation legally available for redemption of shares of Series B Preferred Stock on the Redemption Date are insufficient to redeem the total number of shares of Series B Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series B Preferred Stock. The shares of Series B Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series B Preferred Stock, such funds will be used to redeem the balance of the shares of Series B Preferred Stock that the Corporation has become obliged to redeem on the Redemption Date but that it has not redeemed.

(d)           Redemption Procedures. In the event the Corporation is required to redeem shares of Series B Preferred Stock, the Corporation shall send a written notice (the “Redemption Notice”) by first class mail to each holder of record of Series B Preferred Stock at such Holder’s registered address, not more than sixty (60) days nor less than ten (10) days prior to the Redemption Date stating:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) that holders of Series B Preferred Stock who want to convert shares of Series B Preferred Stock must satisfy the requirements set forth in Section 6(c) hereof and that the date on which the right to convert the shares of the Series B Preferred Stock called for redemption will terminate shall be at the close of business on the Trading Day immediately preceding the Redemption Date (unless the Corporation shall default in making the payment of the Redemption Price then due, in which case the right of the holder to convert such holder’s shares of Series B Preferred Stock shall terminate on the date such default is cured and such shares of Series B Preferred Stock are redeemed);

(iv) the date on which the right to convert the shares of Series B Preferred Stock called for redemption will terminate and the place or places where and manner in which such shares of Series B Preferred Stock may be surrendered for conversion;

(v) that certificates representing shares of the Series B Preferred Stock called for redemption must be surrendered to the Corporation to collect the Redemption Price;

(vi) if fewer than all the outstanding shares of the Series B Preferred Stock are to be redeemed by the Corporation, the number of shares to be redeemed; and

(vii) any other information the Corporation wishes to include.

(e)           Payment of Redemption Price.

(i) If the Corporation gives a Redemption Notice pursuant hereto, then, by 12:00 p.m., New York City time, on the Redemption Date, to the extent sufficient funds are legally available, the Corporation shall segregate or cause to be segregated cash sufficient to pay the Redemption Price and shall pay the Redemption Price to holders of such shares of the Series B Preferred Stock upon surrender of their certificates evidencing their shares of Series B Preferred Stock at the office of the Corporation or of any transfer agent for the Series B Preferred Stock. On and after the Redemption Date, all rights of holders of such shares of Series B Preferred Stock that have been redeemed shall terminate, other than the right of such holders to receive the Redemption Price upon delivery of the certificates formerly evidencing such redeemed shares of Series B Preferred Stock, payable in accordance with the terms hereof, unless the Corporation defaults in making payment of such Redemption Price.

(ii) Payment of the Redemption Price for shares of the Series B Preferred Stock is conditioned upon transfer and delivery of certificates representing, immediately prior to the Redemption Date, the shares of Series B Preferred Stock being redeemed, together with necessary endorsements, to the Corporation at any time after delivery of the Redemption Notice by the Corporation.

(iii) If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the Corporation shall redeem from each Holder such Holder’s pro rata share of the number of shares of Series B Preferred Stock to be redeemed. If any Holder of shares of Series B Preferred Stock selected for partial redemption elects to convert any of such Holder’s shares of Series B Preferred Stock after receipt of the Redemption Notice with respect to such partial redemption and prior to the applicable Redemption Date, the number of shares of Series B Preferred Stock of such Holder that would have been redeemed pursuant to such partial redemption shall be reduced by the number of shares of Series B Preferred Stock so converted.

(iv) Upon surrender of a certificate or certificates representing shares of Series B Preferred Stock that is or are redeemed in part, the Corporation shall execute and deliver to the holder of such shares a new certificate or certificates representing shares of the Series B Preferred Stock in an amount equal to the unredeemed portion of the whole shares of Series B Preferred Stock surrendered for partial redemption.

(f)           General. On and after any Redemption Date, provided that the Corporation has made available at the office of the transfer agent for the Series B Preferred Stock a sufficient amount of cash to effect the redemption, dividends will cease to accrue on the Series B Preferred Stock called for redemption (except for the Redemption Premium), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Convertible Series B Preferred Stock shall cease except the right to receive the cash deliverable upon such redemption, without interest from the Redemption Date.

Section 11. Notice.   Any notice required by the provisions of this Amended and Restated Certificate of Designations to be given to the holders of shares of Series B Preferred Stock shall be deemed given three (3) calendar days after deposit in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation.

Section 12. Definitions.  The following terms, as used herein, shall have the following meanings:

(a)           “Closing Price” means, for any security as of any date, the last closing trade price for such security on the principal United States securities market on which such security is traded as reported by Bloomberg Financial Markets (or any successor thereto, “Bloomberg”), or, if such exchange begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m.  (New York City time) as reported by Bloomberg, or, if such exchange is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the highest bid prices and the lowest ask prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC.

(b)           “Closing Sale Price” means, with respect to the Common Stock, for any day, the Closing Price per share of Common Stock.

(c)           “Trading Day” means (x) if the applicable security is quoted on the Nasdaq National Market System, a day on which trades may be made thereon or (y) if the applicable security is listed or admitted for trading on the New York Stock Exchange, Inc. (the “NYSE”), the American Stock Exchange LLC (“AMEX”) or another national securities exchange, a day on which the NYSE, the AMEX or such other national securities exchange is open for business or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(d)           “Trading Price” means, with respect to the Common Stock, for any day, the average of the Closing Sale Price of the Common Stock on the twenty (20) consecutive Trading Days ending the last Trading Day before applicable date.

EXHIBIT D

AMENDED AND RESTATED
CERTIFICATE OF DESIGNATIONS OF
THE SERIES E JUNIOR PARTICIPATING PREFERRED STOCK
(Par Value $0.01 Per Share)
OF
TERRESTAR CORPORATION
Pursuant to Section 151(g) of
the General Corporation Law of the State of Delaware

TerreStar Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law of the State of Delaware at a meeting duly called and held on November 12, 2009.

RESOLVED that, pursuant to authority conferred on the Board of Directors by the Certificate of Incorporation, the Board of Directors hereby authorizes that the Certificate of Designations of the Series E Junior Participating Preferred Stock of the Corporation, filed with the Secretary of State of the State of Delaware on February 7, 2008 is hereby amended and restated in its entirety, thereby fixing the relative rights, powers and preferences, and qualifications, limitations and restrictions thereof as follows:

1.        Designations and Amount.  This series of preferred stock of the Corporation shall be designated as “Series E Junior Participating Preferred Stock”, par value $0.01 per share (the “Series E Preferred Stock”), and the number of shares constituting such series shall be 2,500,000.  Such number of shares may be increased or decreased by resolution of the Board of Directors of the Corporation (the “Board of Directors”); provided that no decrease shall reduce the number of shares of Series E Preferred Stock then outstanding, plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon conversion of any outstanding securities issued by the Corporation and convertible into Series E Preferred Stock.

2.        Defined Terms.  For purposes of this Amended and Restated Certificate of Designations:

(a)       “Affiliate” shall have the meaning given such term as in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, and “beneficial ownership” shall have the meaning given such term as in Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

(b)       “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

(c)       “Transfer” means any sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire beneficial ownership, or any agreement to take any such actions or cause any such events, with respect to the Series E Preferred Stock or Common Stock (following the exercise of any conversion right in respect of the Series E Preferred Stock); in each case, whether voluntary or involuntary, or whether by operation of law or otherwise.  The terms “Transferring” and “Transferred” shall have the correlative meanings.

(d)       “Transferee” means a person to whom a Transfer is made.

3.        Voting Rights.  Except as required by law and as provided herein, holders of Series E Preferred Stock shall have no voting rights and their consent shall not be required for the taking of any corporate actions.  In addition to any vote required by law, as long as any shares of Series E Preferred Stock are outstanding, the approval (by vote or written consent, as permitted by law) of the holders of at least a majority of the then-outstanding shares of Series E Preferred Stock, voting or acting, as the case may be, as a single class, shall be required for the Corporation to modify the rights, preferences or privileges of the Series E Preferred Stock in a manner adverse to the holders of Series E Preferred Stock.

4.        Dividends.  Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking senior to the Series E Preferred Stock, with respect to dividends, as and when dividends are declared or paid on the Common Stock, the holders of Series E Preferred Stock shall be entitled to participate in such dividends on an as-converted to Common Stock basis.

5.        Liquidation Preference.

(a)       In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (a “Liquidation Event”), no distribution shall be made (a) to the holders of any shares of capital stock of the Corporation ranking junior (with respect to rights upon liquidation, dissolution or winding up) to the Series E Preferred Stock, unless each holder of Series E Preferred Stock shall have received $.0001 per share, plus any accrued but unpaid dividends with respect thereto (the “Series E Liquidation Amount”), or (b) to the holders of shares of capital stock of the Corporation ranking on a parity (with respect to rights upon liquidation, dissolution or winding up) with the Series E Preferred Stock, except for distributions made ratably on the Series E Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

(b)       Notwithstanding anything to the contrary contained herein, in the case of a Liquidation Event, if the Series E Liquidation Amount is less than an amount equal to the value of the Common Stock into which the Series E Preferred Stock could have been converted immediately prior to such Liquidation Event, calculated as set forth below (the “Conversion Value”), then the Series E Liquidation Amount shall be equal to such Conversion Value.  Further, notwithstanding the foregoing, any amounts that have been paid to a holder of Series G Preferred Stock of TerreStar Holdings Inc. upon the occurrence of a Liquidation Event at TerreStar Holdings Inc. shall be deducted from the Series E Liquidation Amount to which such holder of Series E Preferred Stock is entitled upon the occurrence of a Liquidation Event at the Corporation.  For purposes hereof the Conversion Value per share of Common Stock shall be deemed to be the average of the Closing Prices of the Common Stock over the ten (10) Trading Day period ending three (3) days prior to the Redemption Date.

6.        Conversion; Restrictions.

(a)       Optional Conversion Rights.  Subject to the restrictions set forth in this Section 6, each share of Series E Preferred Stock may be converted, at any time and from time to time, at the option of the holder, into one hundred (100) shares of Common Stock (the “Conversion Ratio”), subject to adjustment as set forth below.

(b)       Mechanics of Conversion.  Each conversion of shares of Series E Preferred Stock into shares of Common Stock pursuant to this Section 6 shall be effected by the surrender of the certificate or certificates representing the shares to be converted (the “Converting Shares”) at the principal office of the Corporation or the transfer agent of the Series E Preferred Stock (if any) at any time during normal business hours, together with written notice by the holder of such Converting Shares, stating that such holder desires to convert the Converting Shares, and the number of shares of Common Stock into which the Converting Shares are to be converted (the “Converted Shares”).  Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof.  If the issuance of any Converted Shares or the acquisition thereof by the holder of Converting Shares requires filing or registration with or approval of any governmental authority before such shares may be issued upon conversion, the Corporation will use its commercially reasonable efforts to cause such filing, registration or approval or to cooperate with such holder to satisfy such requirements, as the case may be.  Promptly after such filing, registration or approval and such surrender and the receipt of such by written notice, the Corporation will issue and deliver in accordance with the surrendering holder’s instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation will deliver to the converting holder a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates, if any) representing any shares which were represented by the certificate or certificates that were delivered to the Corporation in connection with such conversion, but which were not converted.  Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the Corporation, and at such time the rights of the holder of the Converting Shares as such holder shall cease and the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Shares.  Upon issuance of the shares in accordance with this Section 6, such Converted Shares shall be deemed to be fully authorized, validly issued, fully paid and non-assessable.  The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance).  The issuance of certificates for shares of any class of Common Stock upon the conversion of Series E Preferred Stock as permitted by and pursuant to this Section 6 shall be made without charge to the holders for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.  The Corporation shall not close its books against the transfer of shares of Series E Preferred Stock in any manner which would interfere with the timely conversion of any shares of Series E Preferred Stock.  In the event of the conversion of less than all of the shares of Series E Preferred Stock evidenced by a single certificate, the Corporation shall execute and deliver to the holder thereof, without charge to such holder, a new certificate or new certificates evidencing the shares of Series E Preferred Stock not so converted.

(c)       Adjustment.  In the event that of any of the following events, the Conversion Ratio shall be adjusted as provided herein:

(i)       In case the Corporation shall (1) pay a dividend in shares of Common Stock to all holders of Common Stock, (2) make a distribution in shares of Common Stock to all holders of Common Stock, (3) subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Ratio shall be adjusted by multiplying the Conversion Ratio in effect immediately prior to the Ex-Dividend Date (as defined below) of such dividend, distribution, subdivision or combination by the number of shares of Common Stock which a person who owns only one share of Common Stock immediately before such Ex-Dividend Date and who is entitled to participate in such dividend, distribution, subdivision or combination would own immediately after giving effect to such dividend, distribution, subdivision or combination (without giving effect to any arrangement pursuant to such dividend, distribution, subdivision or combination not to issue fractional shares of Common Stock).  Any adjustment made pursuant to this Section 6(c)(i) shall become effective immediately after the open of business on such Ex-Dividend Date.

(ii)       In case the Corporation shall issue rights or warrants to all or substantially all holders of Common Stock, entitling them, for a period expiring not more than sixty (60) days immediately following the date of issuance of such rights or warrants, to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock), at a price per share (or having a conversion, exchange or exercise price per share) that is less than the current market price (as determined pursuant to Section 6(c)(vii)) per share of Common Stock on the Trading Day (as defined below) immediately preceding the announcement of the issuance of such rights or warrants, the Conversion Ratio shall be increased by multiplying the Conversion Ratio in effect immediately prior to the Ex-Dividend Date corresponding to such record date by a fraction of which (A) the numerator shall be the sum or (1) the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date and (2) the aggregate number of shares (the “Rights Shares”) of Common Stock underlying all such issued rights or warrants (whether by exercise, conversion, exchange or otherwise), and (B) the denominator shall be the sum of (1) number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date and (2) the number of shares of Common Stock which the aggregate exercise, conversion, exchange or other price at which the Rights Shares may be subscribed for or purchased pursuant to such rights or warrants would purchase at such current market price per share of Common Stock.  Such increase shall become effectively immediately after the open of business on such Ex-Dividend Date.  In no event shall the Conversion Ratio be decreased pursuant to this Section 6(i)(ii).

(iii)   Except as set forth in the immediately following paragraph, in case the Corporation shall dividend or distribute to all or substantially all holders of Common Stock shares of Capital Stock (as defined below) of the Corporation or any subsidiary (other than Common Stock), evidence of Indebtedness (as defined below) or other assets (other than dividends or distributions requiring an adjustment to the Conversion Ratio in accordance with Sections 6(c)(iv) or 6(c)(v), or shall dividend or distribute to all or substantially all holders of Common Stock rights or warrants to subscribe for or purchase securities (other than dividends or distributions of rights or warrants requiring an adjustment to the Conversion Ratio in accordance with Section 6(c)(ii), then in each such case the Conversion Ratio shall be increased by multiplying the Conversion Ratio in effect immediately prior to the open of business on the Ex-Dividend Date corresponding to the record date for the determination of stockholders entitled to such dividend or distribution by a fraction of which (A) the numerator shall be the current market price per share of Common Stock (as determined pursuant to Section 6(c)(vii)) on the Trading Day immediately preceding the announcement of such dividend or distribution and (B) the denominator shall be an amount equal to (1) such current market price per share of Common Stock less (II) the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive), on such Ex-Dividend Date, of the portion of the shares of Capital Stock, evidences of Indebtedness, assets, rights and warrants to be dividended or distributed applicable to one share of Common Stock, such increase to become effective immediately after the open of business on such Ex-Dividend Date; provided, however, that it such denominator is equal to or less than $1.00 or, then, in lieu of the foregoing adjustment to the Conversion Ratio, adequate provision shall be made so that each holder shall have the right to receive upon exchange of shares of its Series E Preferred Stock, in addition to any consideration otherwise payable as herein provided upon such exchange, an amount of shares of Capital Stock, evidences of Indebtedness, assets, rights and/or warrants that such holder would have received had such holder converted all of its shares of Series E Preferred Stock of such Ex-Dividend Date.

Notwithstanding anything to the contrary in this Section 6(c)(iii), if, in a distribution requiring an adjustment to the Conversion Ratio pursuant to the immediately preceding paragraph, the property distributed by the Corporation to all holders of Common Stock consists solely of Capital Stock, or similar equity interests in, a subsidiary or other business unit of the Corporation, which Capital Stock or interests are, or will be upon completion of such distribution, listed on a national or regional securities exchange or quoted on an automated quotation system (a “Spin-Off”), then in lieu of adjusting the Conversion Ratio in accordance with the immediately preceding paragraph, the Conversion Ratio shall be increased (subject to the other terms of this Section ) by multiplying the Conversion Ratio in effect immediately prior to the opening of business on the thirteenth (13th) Trading Day following the Ex-Dividend Date for such distribution by a fraction (1) whose numerator is the sum of (A) the average of the Closing Prices per share of Common Stock for the ten (10) consecutive Trading Days commencing on, and including, the third (3rd) Trading Day after the Ex-Dividend Date for such distribution and (B) the product of (i) the average of the Closing Prices per share or unit, as applicable, of such Capital Stock or interests (determined as if such shares or units were shares of Common Stock for purposes of the definition of “Closing Price”) for the ten (10) consecutive Trading Days commencing on, and including, the third (3rd) Trading Day after the Ex-Dividend Date for such distribution and (ii) the number of shares or units, as applicable, of such Capital Stock or interests distributed per share of Common Stock; and (2) whose denominator is the average of the Closing Prices per share of Common Stock for the ten (10) consecutive Trading Days commencing on, and including, the third (3rd) Trading Day after the Ex-Dividend Date for such distribution.  The average Closing Prices referred to in the immediately preceding sentence shall be subject to appropriate adjustments in the good faith determination of the Board of Directors, to account for other distributions, stock splits and combinations, stock dividends, reclassifications and similar events.  Each adjustment to the Conversion Ratio made pursuant to this paragraph shall become effective immediately after the open of business on the thirteenth (13th) Trading Day following the Ex-Dividend Date for such distribution.

Rights or warrants distributed by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Corporation’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):  (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 6(c) (and no adjustment to the Conversion Ratio under this Section 6(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Ratio shall be made under this Section 6(c)(iii).  In no event shall the Conversion Ratio be decreased pursuant to this Section 6(c)(iii).

(iv)   In case the Corporation shall, by dividend or otherwise, at any time make a distribution of cash (excluding any cash that is distributed as part of a distribution requiring a Conversion Ratio adjustment pursuant to Section 6(c)(v) to all or substantially all holders of Common Stock, the Conversion Ratio shall be increased by multiplying the Conversion Ratio in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution by a fraction (A) whose numerator shall be the current market price per share of Common Stock (as determined pursuant to Section 6(c)(vii)), on the Trading Day immediately preceding the Ex-Dividend Date and (B) whose denominator shall be an amount equal to (1) such current market price per share of Common Stock less (2) the amount of the distribution per share of Common Stock; provided, however, that the Conversion Ratio shall not be adjusted pursuant to this Section 6(c)(iv) to the extent, and only to the extent, such adjustment would cause the Conversion Ratio to be less than one cent ($0.01) (which minimum amount shall be subject to appropriate adjustments, in the good faith determination of the Board of Directors, to account for stock splits and combinations, stock dividends, reclassifications and similar events); provided further that, if the denominator of such fraction shall be equal to or less than zero, the Conversion Ratio shall be instead adjusted so that the Conversion Ratio is equal to one cent ($0.01) (as adjusted in accordance with the immediately preceding proviso).  An adjustment to the Conversion Ratio pursuant to this Section 6(c)(iv) shall become effective immediately after the open of business on the Ex-Dividend Date.  In no event shall the Conversion Ratio be decreased pursuant to this Section 6(c)(iv).

(v)    In case the Corporation or any subsidiary of the Corporation shall distribute cash or other consideration in respect of a tender offer or exchange offer made by the Corporation of any subsidiary of the Corporation for all or any portion of the Common Stock where the sum of the aggregate amount of such cash distributed and the aggregate fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive), as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock, the “Purchased Shares”) exceeds the Closing Price per share of Common Stock on the first Trading Day after the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then the Conversion Ratio shall be increased by multiplying the Conversion Ratio in effect immediately prior to the close of business on the first Trading Day after the Expiration Date by a fraction (A) whose numerator is equal to the sum of (I) the Aggregate Amount and (II) the product of (a) the Closing Price per share of Common Stock on the first Trading Day after the Expiration Date and (b) an amount equal to (i) the number of shares of Common Stock outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (including all Purchased Shares) less (ii) the Purchased Shares and (B) whose denominator is equal to the product of (I) the number of shares of Common Stock outstanding as of the Expiration Time (including all Purchased Shares) and (II) such Closing Price per share of Common Stock.

An increase, if any, to the Conversion Ratio pursuant to this Section 6(c)(v) shall become effective immediately after the open of business on the Trading Day following the first Trading Day after the Expiration Date.  In the event that the Corporation or a subsidiary of the Corporation is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such tender offer or exchange offer had not been made.  If the application of this Section 6(c)(v) to any tender offer or exchange offer would result in a decrease in the Conversion Ratio, no adjustment shall be made for such tender offer or exchange offer under this Section 6(c)(v).

(vi)   In addition to the foregoing adjustments in subsections (i), (ii), (iii), (iv) and (v) above, the Corporation, from time to time and to the extent permitted by law, may increase the Conversion Ratio by any amount for a period of at least twenty (20) days or such longer period as may be required by law, if the Board of Directors of the Corporation has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Corporation.  Such Conversion Ratio increase shall be irrevocable during such period.  The Corporation shall cause notice of such increase to be mailed to each holder of Series G Junior Preferred Stock (the “Series G Preferred Stock”) of TerreStar Holdings Inc. (“Holdings”) and each holder of 6.5% of Senior Exchangeable PIK Notes due 2014 (the “6.5% Notes”) at such holder’s address as the same appears on the stock transfer books of the Holdings or on the books of the Registrar for the 65% Notes, as applicable, of TerreStar Networks Inc., (“Networks”) at least fifteen (15) days prior to the date on which such increase commences.

(vii)  For the purpose of any computation under this Section 6(c): (i) the current market price per share of Common Stock on any date shall be deemed to be the average of the Closing Prices for the ten (10) consecutive Trading Days ending on, but excluding, the earlier of such date and the close of business on the Trading Day immediately preceding the Ex-Dividend Date with respect to the issuance or distribution requiring such computation, provided, however, that such current market price per share of Common Stock shall be appropriately adjusted by the Board of Directors of the Corporation, in its good faith determination, to account for any adjustment, pursuant hereto, to the Conversion Ratio that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Ratio where the Ex-Dividend Date of such event occurs, at any time during the period that begins on, and includes, the first day of such ten (10) consecutive Trading Days and ends on, and includes, the date when the adjustment to the Conversion Ratio on account of the event requiring the computation of such current market price becomes effective, and (ii) the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation.

(viii)       The following definitions are applicable for this Section 6(c):

(A)       Unless the context requires otherwise, the term “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock have the right to receive any cash, securities or other property or in which the shares of Common Stock (or other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(B)       The term “Ex-Dividend Date” means:  (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades the regular way on the relevant exchange or in the relevant market without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades the regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective and (iii) when used with respect to any tender offer exchange offer means the first date on which the Common Stock trades the regular way on such exchange or in such market after the expiration time of such tender offer or exchange offer (as it may be amended or extended).  For purposes of determining the Ex-Dividend Date with respect to an issuance or distribution under Section 6, the Board of Directors of the Corporation may conclusively assume (and such assumption shall be binding upon the holders of the Series E Preferred Stock) that purchases and sale of the relevant security with respect to which such issuance or distribution is being made will settle based on the customary settlement cycle for purchases or sales of such security.

(C)       The terms “Trading Day” means:  any days during which (i) trading in the Common Stock generally occurs on the primary U.S. national or regional securities exchange on which it is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then admitted for trading and (ii) there is no Market Disruption Event (as defined below).

(D)       The term “Board of Directors” means the Board of Directors of the Corporation or any committee thereof duly authorized to act on its behalf.

(E)       The term “Capital Stock” means:

i.         in the case of a corporation, corporate stock;

ii.        in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

iii.       in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

iv.      any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

(F)       The term “Business Day” means each day that’s not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

(G)       The term “Indebtedness” means, with respect to any specified Person, any indebtedness of such person (excluding accrued expenses and trade payables), whether or not contingent:

i.         in respect of borrowed money;

ii.        evidenced by bonds, notes, debentures or similar instruments; or

iii.       in respect of letters of credit, banker’s acceptances or other similar instruments.

(H)       A “Market Disruption Event”, as determined by the Board of Directors, shall mean the occurrence or existence of any of the follow events:  (i) a suspension, absence or material limitation of trading in the Common Stock on its primary market for more than two hours trading or during the one-half hour before the close of trading in that market; (ii) a suspension, absence or material limitation of trading in option or futures contracts relating to the Common Stock, if available, in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market; or (iii) the Common Stock does not trade on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Market or what was the primary market for the Common Stock;

The following events shall not be Market Disruption Events:  (i) a limitation on the hours or number of days of trading in the Common Stock on its primary market, but only if the limitation results from an announced change in the regular business hours of the relevant market; and (ii) a decision to permanently discontinue trading in the option or futures contacts relating to the Common Stock.

An “absence of trading” in the primary market on which option or futures contracts relating to the Common Stock, if available, traded shall not include any time when that market is itself closed for trading under ordinary circumstances.  However, a suspension or limitation of trading in option or futures contracts relating to the Common Stock, if available, in the primary market for such option or futures contracts, by reason of any of:  (i) a price change exceeding limits set by that market; (ii) an imbalance of orders relating to such option or futures contracts; or (iii) a disparity in bid and asked quotes relating to such option or futures contracts shall constitute a suspension or material limitation of trading in option or futures contracts as the case may be, relating to the Common Stock in the primary market for those contracts.

(ix)       The Closing Price for one share of the Common Stock (or one unit of any other security for which a Closing Price must be determined) on any Business Day means:

(A)       if the Common Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the Common Stock (or any such other security) is listed or admitted to trading, or

(B)       if the Common Stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by the National Association of Securities Dealers, Inc., the last reported sale price of the principal trading session on the OTC Bulletin Board Service on such day.

If the Common Stock (or any such other security) is listed or admitted to trading on any national securities exchange but the last reported sale price is not available pursuant to the preceding sentence, then the Closing Price for one share of the Common Stock (or one unit of any such other security) on any Business Day shall mean the last reported sale price of the principal trading session of the Common Stock on the over-the-counter market as reported on the OTC Bulletin Board Service on such day.

If the last reported sale price for the Common Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for one share of the Common Stock for any Business day will be the mean, as determined by the Board of Directors of the Corporation, of the bid prices for the Common Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Board of Directors of the Corporation.  The term OTC Bulletin board Service shall include any successor service thereto.

Except as prohibited by law or by the continued listing requirements of the Nasdaq Global Market or any other securities exchange on which the Common Stock may then be listed, the Issuer may make such increases in the Conversion Ratio, in addition to those required by this Section 6(c), as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Corporation or to its stockholders will not be taxable to the recipients thereof or in order to diminish any such taxation.

Whenever the Conversion Ratio is adjusted, the Corporation shall promptly mail, or cause to be mailed, to holders of the Series G Preferred Stock of Holdings and of the 6.5% Notes of Network at the addresses appearing on the stock register books notice of the adjustment.  The notice shall be conclusive evidence of the correctness of such adjustment.

(x)        In the event that (1) the Corporation takes any action, or becomes aware of any event, which would require an adjustment in the Conversion Ratio, or (2) there is a dissolution or liquidation of the Corporation or Holdings:

(A)       The Corporation shall mail, or caused to be mailed, to holders of the Series G Preferred Stock of Holdings and of the 6.5% Notes of Network at the addresses appearing on the stock transfer books or on the books of the Registrar for the 6.5% Notes, as applicable, a written notice stating the proposed record, effective or expiration date, as the case may be, of any transaction referred to in Section 6(c).

(B)       The Corporation shall mail, or cause to be mailed, such notices at least twenty (20) days before such date; however, failure to mail such notices or any defect therein shall not affect the validity of any transaction referred to in this Section 6(c).

(d)       Reservation of Shares.  The Corporation shall, at all times when the Series E Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued shares of Common Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series E Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series E Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

(e)       Limitations on Conversion.  No holder of  Series E Preferred Stock and no Transferee thereof shall have the right to convert such shares of Series E Preferred Stock into shares of Common Stock, if:

(i)       such conversion would constitute a change of control of Networks or the Corporation pursuant to (a) that certain Indenture, dated as of February 14, 2007 relating to Networks’ 15% Senior Secured PIK Notes due 2014, as amended or supplemented from time to time; (b) that certain Indenture, dated as of February 7, 2008, relating to Network’s 6.5% Notes, as amended or supplemented from time to time; (c) the Series B Preferred Stock of the Corporation; and (d) Section 382 of the Internal Revenue Code, as amended from time to time;

(ii)       such conversion would violate or conflict with the terms of, or result in the acceleration of any indebtedness or obligation of the Corporation or any of its Affiliates under, or violate or result in a breach of, constitute a default under, or result in a change of control under any indenture, mortgage, deed of trust or other debt instrument to which the Corporation or any of its Affiliates is then a party.

7.          Rank.  Series E Preferred Stock shall, with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise, rank (i) senior and prior (to the extent set forth herein) to the Common Stock and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its express terms ranks junior to the Series E Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities, including the Common Stock, are collectively referred to herein as the “Junior Securities”), (ii) rank on a parity with each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms expressly provide that it ranks senior to or junior to the Series E Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the “Parity Securities”), and (iii) rank junior to the Series B Cumulative Convertible Preferred Stock of the Corporation (the “Series B Preferred Stock”) and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its express terms ranks senior to the Series E Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the “Senior Securities”).  The respective definitions of Junior Securities, the Parity Securities and Senior Securities shall also include any rights or options exercisable or exchangeable for or convertible into any of the Junior Securities, the Parity Securities or the Senior Securities, as the case may be.  At the date of the initial issuance of the Series E Preferred Stock (i) shares of the Series B Preferred Stock shall be the only Senior Securities issued and outstanding, (ii) there shall be no shares of Parity Securities issued and outstanding, and (iii) shares of Common Stock shall be the only Junior Securities issued and outstanding.

8.          Notices.  All notices referred to herein shall be dated and in writing, to the Corporation at its principal executive offices and to each holder of Series E Preferred Stock at such holder’s address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder), and shall be deemed to have been given (i) when delivered, if delivered personally, sent by confirmed facsimile or certified mail, return receipt requested, postage prepaid, (ii) on the next business day if sent by overnight courier and (iii) when received if delivered otherwise.

9.          Transfers.  No holder of Series E Preferred Stock may affect any Transfer, or enter into any agreement with respect to any Transfer, or grant any proxy with respect to, the Series E Preferred Stock, or any beneficial or other interest therein, to any Person other than Related Parties of such a holder of  Series E Preferred Stock.  Any purported Transfer to any Person other than a Related Party of such transferring holder of such Series E Preferred Stock shall be void ab initio.  The certificate representing the shares of Series E Preferred Stock shall bear the following legend:

THE SHARES OF SERIES E PREFERRED STOCK OF TERRESTAR CORPORATION REPRESENTED BY THIS CERTIFICATE ARE NOT TRANSFERRABLE TO ANY PERSON OR ENTITY OTHER THAN A RELATED PARTY AND ANY  PURPORTED TRANSFER SHALL BE  NULL AND VOID.

“Related Party” means, with respect to a holder of Series E Preferred Stock, (i) each Affiliate of such holder, (ii) each partner, member, director or officer of such holder and the respective members of their immediate families and (iii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding a majority or more controlling interest of which consist of any one or more of the persons described in the preceding clauses (i) and (ii).

Notwithstanding the foregoing, the initial record owner of Series E Preferred Stock, TerreStar Holdings Inc., shall be entitled to hold such shares of Series E Preferred Stock as fiduciary, for the benefit of the holders of the Series G Junior Preferred Stock of Holdings, pursuant to the Certificate of Designations of the Series G Preferred Stock of Holdings, and such holders of Series G Junior Preferred Stock shall be deemed to be the beneficial owners of the Series E Preferred Stock.

10.          Amendment and Waiver.  No amendment or waiver of any provision of the Certificate of Incorporation which would materially alter or change the powers, preferences or special rights of the Series E Preferred Stock so as to affect them adversely shall be effective without the prior consent or affirmative vote of a majority in interest of the holders of Series E Preferred Stock, either in writing or by resolution adopted at an annual or special meeting.

EXHIBIT E

TERRESTAR NETWORKS INC.

TERRESTAR CORPORATION

TERRASTAR HOLDINGS INC.

CERTAIN SUBSIDIARIES OF TERRESTAR NETWORKS INC.

$150,000,000 Aggregate Principal Amount
6.5% Senior Exchangeable PIK Notes due 2014

INDENTURE

U.S. BANK NATIONAL ASSOCIATION,

As Trustee

NON-BINDING, CONFORMED COPY CONSOLIDATING THE INDENTURE DATED FEBRUARY 7, 2008

AND

THE FIRST SUPPLEMENTAL INDENTURE DATED NOVEMBER __, 2009

i

EXHIBITS

EXHIBIT A	FORM OF NOTE

EXHIBIT B	DTC LEGEND

EXHIBIT C	REGULATION S LEGEND

EXHIBIT D	PRIVATE PLACEMENT LEGEND

EXHIBIT E	REGULATION S CERTIFICATE

EXHIBIT F	RULE 144A CERTIFICATE

EXHIBIT G	IAI CERTIFICATE

EXHIBIT H	FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP

EXHIBIT I	TEMPORARY REGULATION S GLOBAL NOTE LEGEND

EXHIBIT J	FORM OF SUPPLEMENTAL INDENTURE

EXHIBIT K	FORM OF EXCHANGE NOTICE

INDENTURE dated as of February 7, 2008, among TERRESTAR NETWORKS INC., a Delaware corporation (the “Issuer”), TERRESTAR CORPORATION, a Delaware corporation (the “Parent”), TERRASTAR HOLDINGS INC., a Delaware corporation (“Holdings”), the other guarantors from time to time party hereto and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States (or any successor trustee, the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Issuer’s Senior Exchangeable PIK Notes due 2014 issued on the Issue Date and (ii) any Additional Notes (as defined herein) that may be issued on any other issue date:

ARTICLE 1.
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01                Definitions.

“2 GHz MSS S-Band Spectrum”: any spectrum between 1 GHz and 3 GHz that can be used to provide mobile satellite service.

“Acquired Debt”: with respect to any specified Person,

(1)
Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Assets”:

(1)	all or substantially all of the assets of another Permitted Business;

(2)	Capital Stock of another Permitted Business if the Permitted Business is or, after giving effect to such acquisition, becomes a Restricted Subsidiary of the Issuer;

(3)	capital expenditures relating to an asset used or useful in a Permitted Business; or

(4)	other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

“Additional Notes”: any Notes issued under this Indenture in addition to the Initial Notes, having the same terms in all respects as the Initial Notes except that interest will accrue on the Additional Notes from their issue date.

“Affiliate”: with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent”: any Registrar, Paying Agent or Authenticating Agent.

“Agent Member”: a member of, or a participant in, the Depositary.

“Asset Sale”:

(1)
the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by Sections  5.03 and 4.10 and not by Section 5.08; and

(2)	the issuance of Equity Interests in any of the Issuer’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)	any single transaction or series of related transactions that involves assets having a fair market value of less than $10.0 million;

(2)	a disposition of assets between or among the Issuer and any Guarantors;

(3)	a transfer of assets between or among Restricted Subsidiaries that are not Guarantors or from a Restricted Subsidiary that is not a Guarantor to the Issuer or a Guarantor;

(4)	an issuance of Equity Interests by a Restricted Subsidiary of the Issuer to the Issuer or to another Restricted Subsidiary of the Issuer;

(5)
the sale, lease or other disposition of equipment, inventory or products in the ordinary course of business and any sale or other disposition of damaged, worn-out, uneconomic or obsolete assets in the ordinary course of business;

(6)	the creation of a Permitted Lien and dispositions in connection with Permitted Liens;

(7)	the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property;

(8)	foreclosure on assets, except to the extent that the value of the assets exceeds the amount of the obligation secured;

(9)
the sale or other disposition of cash or Cash Equivalents; provided that, if such cash or Cash Equivalents arise as the result of an Asset Sale or Recovery Event, such sale or disposition is in accordance with the provisions of this Indenture;

(10)	the sale or other disposition of Equity Interests in Unrestricted Subsidiaries;

(11)	a Restricted Payment that is permitted by Section 5.04 or a Permitted Investment; and

(12)	any transfer contemplated by the Transfer Agreements.

“Attributable Debt”: in respect of a Sale/Leaseback Transaction, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Authenticating Agent”: a Person engaged to authenticate the Notes in the stead of the Trustee.

“Bankruptcy Law”: Title 11, United States Code, or any similar federal or state law for the relief of debtors.

“Beneficial Owner”: as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable, or

“Board of Directors”:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such Person;

(2)	with respect to a partnership, the board of directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)	with respect to any other Person, the board of directors or committee of such Person serving a similar function.

If not otherwise specified, Board of Directors shall mean the board of directors of the Issuer.

“Business Day”: each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Business Plan”: means a business plan for the Company and the Parent adopted following the Closing but prior to February 29, 2008.

“Calculation Agent”: U.S. Bank National Association, or the successor thereto, as determined in accordance with Section 2.03.

“Canadian Entities”: TerreStar Canada Holdings and TerreStar Canada.

“Capital Lease Obligation”: at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock”:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)
any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents”:

(1)	United States dollars and in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

(2)
securities issued or directly and fully guaranteed or insured by the United States or the Canadian government or any agency or instrumentality of the United States or the Canadian government (provided that the full faith and credit of the United States or Canada, as applicable, is pledged in support of those securities) having maturities of not more than twelve months from the date of acquisition;

(3)
marketable general obligations issued by any state of the United States or province of Canada, or any political subdivision of any such state or province or any public instrumentality thereof maturing within one year from the date of acquisition (provided that the full faith and credit of the United States or Canada, as applicable, is pledged in support thereof) and, at the time of acquisition, having a credit rating of “A” or better from either S&P or Moody’s;

(4)
certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twelve months and overnight bank deposits with any U.S. domestic or Canadian commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(5)
repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)
commercial paper having a rating of at least A-3 from Moody’s Investors Service, Inc. or P-3 from Standard & Poor’s Rating Services and in each case maturing within nine months after the date of acquisition; and

(7)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Certificate of Beneficial Ownership”: a certificate substantially in the form of Exhibit H.

“Certificated Note”: a Note in registered individual form without interest coupons.

“Change of Control”: the occurrence of any of the following:

(1)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder;

(2)	the adoption of a plan relating to the liquidation or dissolution of the Issuer;

(3)
any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Parent or the Issuer, other than a Permitted Holder, measured by voting power rather than number of shares; or

(4)	the first day on which a majority of the members of the Board of Directors of the Parent or the Issuer are not Continuing Directors.

“Closing Price”: as set forth in Section 8.02.

“Collective Election”: as set forth in Section 8.10.

“Commission”: the Securities and Exchange Commission or any successor agency.

“Consolidated EBITDA”: for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1)	Consolidated Interest Expense; plus

(2)	Consolidated Income Taxes; plus

(3)	consolidated depreciation expense; plus

(4)
consolidated amortization expense or impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 “Goodwill and Other Intangibles” and Financial Accounting Standard No. 144 “Accounting for the Impairment or Disposal of Long Lived Assets”; plus

(5)
the amount of any restructuring charges or reserves (including, without limitation, for retention, severance, contract termination costs, and costs to consolidate facilities and relocate employees); plus

(6)
other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); plus

(7)	any net gain resulting from Hedging Obligations; less

(8)
non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or reserve for, anticipated cash charges made in any prior period); less

(9)	any net loss resulting from Hedging Obligations.

Notwithstanding the preceding sentence, clauses (2) through (7) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (7) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Income Taxes”: with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits (including franchise taxes) of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense”: for any period, the total interest expense of the Issuer and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, (a) to the extent not included in such interest expense:

(1)	interest expense attributable to Capital Lease Obligations and the interest component of any deferred payment obligations;

(2)	amortization of original issue discount, non-cash interest payments (other than imputed interest as a result of purchase accounting);

(3)	commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(4)
the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

(5)
costs associated with Hedging Obligations (excluding amortization of fees) provided, however, that if Hedging Obligations result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

(6)	the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, whether paid or accrued;

(7)
the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on preferred stock of its Restricted Subsidiaries that are not Guarantors payable to a party other than the Company or a wholly-owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; and

(8)
the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Issuer and its Restricted Subsidiaries) in connection with Indebtedness incurred by such plan or trust;

less (b) interest income actually received in cash for such period.

Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Issuer or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

“Consolidated Net Income”: with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)
the Net Income (but not loss) of any specified Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of such Person;

(2)
the Net Income of any Restricted Subsidiary (other than a Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders or members, except as permitted by Section 5.07; and

(3)	the cumulative effect of a change in accounting principles shall be excluded (effected either through cumulative effect adjustment or a retroactive application, in each case in accordance with GAAP).

Notwithstanding the foregoing, for the purpose of Section 5.04 only, there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries.

“Consolidated Total Assets”: the total assets of the Issuer and its consolidated Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer, determined on a consolidated basis in accordance with GAAP.

“Continuing Directors”: as of any date of determination, any member of the Board of Directors of the Issuer who:

(1)	was a member of such Board of Directors on the Issue Date; or

(2)
was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or by the Permitted Holders.

“Corporate Trust Office”: the office of the Trustee specified in Section 11.01 or any other office specified by the Trustee from time to time pursuant to such Section.

“Default”: any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary”: the depositary of each Global Note, which will initially be DTC.

“Designated Equity Contributions”: Net Proceeds received by the Issuer (to the extent the net proceeds thereof are contributed to the equity capital of the Issuer (other than in the form of Disqualified Stock) or are used to purchase Capital Stock of the Issuer (other than Disqualified Stock)) from the issuance or sales of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date and designated in an Officers’ Certificate as Designated Equity Contributions executed by the principal financial officer of the Issuer.

“Designated Equity Election”: the delivery to the Trustee of an Officers’ Certificate stating that the Issuer elects to include Designated Equity Contributions in Section 5.04(a)(4)(C)(ii).

“Disqualified Stock”: any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 5.04.

“Domestic Subsidiary”: any Restricted Subsidiary of the Issuer that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“DTC”: The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend”: the legend set forth in Exhibit B.

“EchoStar”: EchoStar Corporation and its Affiliates.

“EchoStar Master Investment Agreement”: shall mean the Master Investment Agreement among Issuer, Parent and EchoStar, dated as of February 5, 2008.

“Electing Holders”: the Holders specified in Section 6.02.

“Equity Interests”: Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Event of Default”: any of the events specified in Section 6.01; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange Act”: the Securities Exchange Act of 1934, as amended.

“Exchange Date”: with respect to any exchange of a Note pursuant to Article 8, the first day that is both a Business Day and a day on which all Exchange Requirements have been satisfied with respect to such exchange by 3:00 P.M., New York City time, on such day. If the Exercise Requirements have been satisfied with respect to an exchange on a day that is a Business Day but after 3:00 P.M., New York City time, the next day that is a Business Day will be the Exchange Date for such exchange, subject to the proviso in the prior sentence. Notwithstanding the foregoing, the Exchange Date may be postponed as provided in Section 8.01(e), in which case the Exchange Date shall be the date to which it is so postponed.

“Exchange Ratio”: (i) 1000 divided by (ii) the product of (a) 100 and (b) the average of the Closing Prices of a share of Parent Common Stock ending three (3) days immediately prior to the effective date of the First Supplemental Indenture, as described in Article 8.

“Exchange Settlement Date”: with respect to any exchange of a Note pursuant to Article 8, the fifth Business Day after the Exchange Date for such exchange.

“Ex-Dividend Date”: (i) when used with respect to any issuance or distribution, means the first date on which the Parent Common Stock trades the regular way on the relevant exchange or in the relevant market without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Holdings Series G Preferred Stock, means the first date on which the Holdings Series G Preferred Stock trades the regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender offer or exchange offer means the first date on which the Holdings Series G Preferred Stock trades the regular way on such exchange or in such market after the expiration time of such tender offer or exchange offer (as it may be amended or extended). For purposes of determining the Ex-Dividend Date with respect to an issuance or distribution under this Indenture, the Calculation Agent may conclusively assume (and such assumption shall be binding upon the Holders) that purchases and sales of the relevant security with respect to which such issuance or distribution is being made will settle based on the customary settlement cycle for purchases or sales of such security.

“Exercise Requirements”: as set forth in Section 8.01(b).

“Existing Indebtedness”: Indebtedness of the Issuer and the Restricted Subsidiaries in existence on the Issue Date, until such amounts are repaid.

“Existing Change-of-Control Restriction”: as set forth in Section 8.01(e).

“Existing Indenture”: the Indenture dated as of February 14, 2007 relating to the Issuer’s 15% Senior Secured PIK Notes due 2014 as supplemented by the First Supplemental Indenture and Second Supplemental Indenture thereto, each dated as of the Issue Date.

“FCC”: the U.S. Federal Communications Commission, or any successor thereto.

“FCC License”: any license, authorization, approval, or permit granted by the FCC pursuant to the Communications Act of 1934, as amended, to the Issuer or its Subsidiaries.

“FCC License Subsidiary”: TerreStar License Inc., a Delaware corporation.

“First Supplemental Indenture”: that certain First Supplemental Indenture dated November __, 2009 among Parent, Issuer, Holdings, the Guarantors party thereto and the Trustee, which supplemented this Indenture.

“Foreign Subsidiary”: any Restricted Subsidiary of the Issuer that is not a Domestic Subsidiary.

“Full In-Orbit Insurance”: insurance coverage of satellites following the period of time that is customarily covered by launch insurance that provides coverage against partial losses, constructive total losses and complete losses.

“GAAP”: generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board of the Public Company Accounting Oversight Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time.

“Global Note”: a Note in registered global form without interest coupons.

“Government Notes”: non-redeemable, direct obligations (or certificates representing an ownership interest in such obligations) of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Guarantee”: a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

Unless the context otherwise indicates, “Guarantee” shall mean a guarantee by a Guarantor of the Issuer’s payment Obligations pursuant to the terms of this Indenture and the Notes.

“Guarantor”: TerreStar National Services, Inc., the FCC License Subsidiary and any other Person that guarantees the Notes; provided that upon the release or discharge of such Person from its Guarantee in accordance with the provisions of this Indenture, such Person shall cease to be a Guarantor.

“Harbinger”: Harbinger Capital Partners, Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P.

“Hedging Obligations”: with respect to any specified Person, the obligations of such Person incurred in the ordinary course of business and not for speculative purposes under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)
foreign exchange contracts and currency protection agreements entered into with one of more financial institutions and designed to protect the person or entity entering into the agreement against fluctuations in currency exchanges rates with respect to Indebtedness incurred; and

(3)	other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

“Holder” or “Noteholder”: the Person in whose name a Note is registered on the Registrar’s books.

“Holdings”: TerraStar Holdings Inc., a Delaware corporation.

“Holdings Series G Preferred Stock”: the Series G Junior Preferred Stock, par value $0.01 per share, of Holdings.

“IAI” means an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Securities Act.

“IAI Certificate”: (i) a certificate substantially in the form of Exhibit G hereto or (ii) a written certification addressed to the Issuer and the Trustee to the effect that the Person making such certification is acquiring such Note (or beneficial interest) as an IAI.

“IAI Global Note”: a Global Note containing the Private Placement Legend and representing Notes issued and sold to an IAI under the Securities Act (or Additional Notes issued pursuant to the terms of this Indenture).

“Indebtedness”: (without duplication), with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments;

(3)	in respect of letters of credit, banker’s acceptances or other similar instruments;

(4)	representing Capital Lease Obligations and Attributable Debt;

(5)	representing the balance deferred and unpaid of the purchase price of any property or services due more than 12 months after such property is acquired or such services are completed;

(6)
all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Guarantor, any preferred stock (but excluding, in each case, any accrued dividends); or

(7)	representing any Hedging Obligations;

provided, however, that Indebtedness shall be deemed not to include (1) Guarantees incurred in the ordinary course of business and not in respect of borrowed money; (2) obligations to make payments to one or more insurers under satellite insurance policies in respect of premiums or the requirement to remit to such insurer(s) a portion of the future revenues generated by a satellite which has been declared a constructive total loss, in each case in accordance with the terms of the insurance policies relating thereto; (3) any obligations to make progress or incentive payments under any satellite manufacturing contract or to make payments under satellite launch contracts in respect of launch services provided thereunder, in each case, to the extent not overdue by more than 90 days; (4) obligations of such Person arising from agreements of such Person providing for indemnities, guarantees of performance, adjustments of purchase price, contingency payment obligations based on the performance of acquired or disposed assets or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; or (5) purchase price holdbacks in connection with purchasing in the ordinary course of business of such Person; provided, however, that: (a) in the case of clauses (1) and (4), such obligations are not reflected on the balance sheet of such Person (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this definition); (b) in the case of clauses (2) and (3), such amounts are not required by GAAP to be treated as indebtedness on the balance sheet of such Person; and (c) in the case of clause (4), the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by such Person in connection with such disposition.

In addition, the term “Indebtedness” includes all Indebtedness secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)
in the case of any Disqualified Stock of the specified Person or any Guarantor or preferred stock of a Restricted Subsidiary that is not a Guarantor, the repurchase price calculated in accordance with the terms of such Disqualified Stock or preferred stock as if such Disqualified Stock or preferred stock were repurchased on the date on which Indebtedness is required to be determined pursuant to this Indenture; provided that if such Disqualified Stock or preferred stock is not then permitted to be repurchased, the greater of the liquidation preference and the book value of such Disqualified Stock or preferred stock;

(3)
in the case of Indebtedness of others secured by a Lien on any asset of the specified Person, the lesser of (A) the fair market value of such asset on the date on which Indebtedness is required to be determined pursuant to this Indenture and (B) the amount of the Indebtedness so secured;

(4)
in the case of the guarantee by the specified Person of any Indebtedness of any other Person, the maximum liability to which the specified Person may be subject upon the occurrence of the contingency giving rise to the obligation;

(5)
in the case of any Hedging Obligations, the net amount payable if such Hedging Obligations were terminated at that time due to default by such Person (after giving effect to any contractually permitted set-off); and

(6)	the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture”: this Indenture as amended or supplemented from time to time.

“Industry Canada”: the Canadian Federal Department of Industry or any successor thereto.

“Industry Canada License”: the Approval in Principle issued by Industry Canada to TMI Communications and Company, Limited Partnership, dated May 6, 2002, as amended from time to time, which was transferred to TerreStar Canada and which authorizes TerreStar Canada to operate a 2GHz MSS satellite in a Canadian orbital position, and in addition, to use associated service, feeder link and telemetry, telecommand and control radio spectrum for the purposes of providing MSS services in Canada.

“Initial Notes”: the Notes issued on the Issue Date and any Notes issued in replacement thereof.

“Interest Step-Ups”: means the interest rate step-ups indicated in Section 1(d)(i) and (ii) on the reverse side of each Note.

“Invested Capital”: at any time of determination, the sum of, without duplication, (i) total consolidated Indebtedness of the Issuer, its Restricted Subsidiaries and, to the extent they are required to be consolidated with the Issuer under GAAP, the Canadian Entities, in each case determined in accordance with GAAP; (ii) cash capital contributions in the aggregate amount of $307.0 million made by the Parent and its Subsidiaries other than the Issuer or any Subsidiaries of the Issuer to the Issuer prior to the Issue Date; (iii) Net Proceeds received by the Issuer since the Issue Date from the sale of Equity Interests of the Issuer (other than proceeds of Disqualified Stock) or capital contributions by the Parent or any Subsidiary of Parent other than the Issuer or any Subsidiaries of the Issuer or any other Person other than the Issuer or any Subsidiaries of the Issuer; and (iv) in respect of the TerreStar Funding Agreement, the greater of $95.0 million and (x) the sum of the amount of cash contributed plus (y) the net value (determined as of the date of contribution after deducting estimated expenses of sale) of shares of SkyTerra common stock contributed to the Issuer pursuant thereto.

“Investment Agreements”: the Investment Agreements, dated as of the Issue Date, among the Parent, the Issuer and the initial purchasers of the Notes.

“Investments”: with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (excluding Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in Section 5.04(c). The acquisition by the Issuer or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment made by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person on the date of any such acquisition in an amount determined as provided in Section 5.04(c). Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“IRU Agreement”: the Indefeasible Right of Use Agreement that the Issuer has agreed to enter into with TerreStar Canada as such agreement may be modified from time to time in a manner not materially disadvantageous to the Holders of the Notes.

“Issue Date”: February 7, 2008.

“Issuer”: the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Leverage Ratio”: as of any date of determination, means the ratio of:

(1)	the sum of the aggregate outstanding Indebtedness of the Issuer and its Restricted Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP to

(2)
Consolidated EBITDA of the Issuer and its Restricted Subsidiaries for the most recent four fiscal quarters ended prior to the date of such determination for which financial statements are required to have been delivered under Section 4.01;

provided, however, that:

(a)	if the Issuer or any Restricted Subsidiary:

(i)
has incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Leverage Ratio is an incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense will be calculated after giving effect on a pro forma basis to such Indebtedness (but excluding any Indebtedness incurred on such date pursuant to Section 5.01(b)) as if such Indebtedness had been incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be:

(A)	the average daily balance of such Indebtedness during the relevant fiscal quarters or such shorter period for which such facility was outstanding or

(B)	if such facility was created after the end of such period, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation)

and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(ii)
has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Leverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(b)
if since the beginning of such period the Issuer or any Restricted Subsidiary will have made any Asset Sale or disposed of any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Leverage Ratio is such an Asset Sale:

(i)
Indebtedness at the end of such period will be reduced by an amount equal to the Indebtedness discharged, defeased or retired with the Net Proceeds of such Asset Sale and the assumption of Indebtedness by the Transferee;

(ii)
Consolidated EBITDA for such period will be reduced by an amount equal to Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(iii)
Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Issuer or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Issuer and its continuing Restricted Subsidiaries in connection with such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Issuer and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(c)
if since the beginning of such period the Issuer or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Issuer) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business or group of related assets or line of business, Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(d)
if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) will have incurred any Indebtedness or discharged any Indebtedness or made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (a), (b) or (c) above if made by the Issuer or a Restricted Subsidiary during such period, Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Incurrence of Indebtedness or Asset Sale or Investment occurred on the first day of such period.

The pro forma calculations will be determined in good faith by one of the Issuer’s responsible financial or accounting officers (including the pro forma effect of net cost savings from operating improvements or synergies reasonably expected to result from any acquisition, merger or disposition as determined in good faith by such officer to be realizable within 12 months following such acquisition, merger or disposition). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest rate agreement applicable to such Indebtedness if such interest rate agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the Issuer’s option, the interest rate shall be calculated by applying such optional rate chosen by the Issuer.

“Lien”: with respect to any asset, any mortgage, lien, hypothec, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof.

“Maturity Date”: June 15, 2014.

“Marketable Security”: shall mean any security listed on the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market.

“Market Disruption Event”: the occurrence or existence of any of the events as described in Section 8.03.

“Mortgages”: the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents securing Liens on the Premises, as well as the other Collateral secured by and described in the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents.

“Net Award”: any awards or proceeds in respect of any condemnation or other eminent domain proceeding.

“Net Income”: with respect to any specified Person and its Restricted Subsidiaries, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)
any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with (a) any Asset Sale (including dispositions pursuant to Sale/Leaseback Transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

(2)	any extraordinary or non-recurring gain (or loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (or loss);

(3)	any after-tax effect of income (or loss), from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;

(4)	any impairment charge or asset write-off, in each case, pursuant to GAAP and the amortization of intangibles pursuant to GAAP;

(5)	any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights; and

(6)	expenses related to the offering of the Notes.

“Net Insurance Proceeds”: any awards or proceeds in respect of any casualty insurance or title insurance claim.

“Net Proceeds”: (i) with respect to any Asset Sale or Recovery Event, the aggregate cash proceeds received by the Issuer or any of the Restricted Subsidiaries in respect of such Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any such Asset Sale) or any such Recovery Event (including any Net Insurance Proceeds in respect thereof), net of the direct costs relating to such Asset Sale or Recovery Event, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale or Recovery Event, taxes paid or payable as a result of the Asset Sale or Recovery Event, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Indebtedness, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, and any deduction of appropriate amounts to be provided by the Issuer or any Restricted Subsidiary as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such Asset Sale and retained by the Issuer and/or any Restricted Subsidiary and (ii) with respect to any issuance or sale of Capital Stock or Indebtedness, or any capital contribution, the proceeds of such issuance, sale or capital contribution, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant or other fees actually incurred in connection with such issuance, sale or capital contribution, and net of taxes paid or payable as a result thereof.

“Non-Recourse Debt”: Indebtedness,

(1)
as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) is the lender;

(2)
no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or to cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries.

“Non Stock Reference Property”: as set forth in Section 8.10.

“Non Stock Reference Property Value”: as set forth in Section 8.10.

“Noteholder”: any Holder of Notes.

“Notes”: any securities authenticated and delivered under this Indenture. From and after the issuance of any Additional Notes (but not for purposes of determining whether such issuance is permitted hereunder), “Notes” shall include such Additional Notes for purposes of this Indenture. All Notes, including any such Additional Notes, shall vote together as one series of Notes under this Indenture.

“Obligations”: any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

“Offering Memorandum”: that certain Offering Memorandum dated November ___ 2009 of Issuer, Parent and Holdings relating to offers to exchange the Original Securities (as defined therein) for the Exchange Securities (as defined therein) and the solicitation of related consents to amend the Notes and Parent Series B Preferred Stock.

“Officers”: any of the Chairman, President, Chief Executive Officer, Treasurer, Chief Financial Officer, Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Secretary or Assistant Secretary.

“Officers’ Certificate”: a certificate signed by two Officers or by one Officer and any Assistant Treasurer or Assistant Secretary of the Issuer and which complies with the provisions of this Indenture.

“Opinion of Counsel”: a signed written opinion from legal counsel. The counsel may be an employee of or counsel to the Issuer, any Guarantor or the Trustee. As to matters of fact, an Opinion of Counsel may conclusively rely on an Officers’ Certificate, without any independent investigation.

“Parent”: TerreStar Corporation, a Delaware corporation.

“Parent Common Stock”: the common stock of the Parent.

“Parent Series B Preferred Stock”: the Series B Junior Preferred Stock, par value $0.01 per share, of Parent.

“Pari Passu Indebtedness”: any Indebtedness of the Issuer or any Restricted Subsidiary that ranks pari passu in right of payment with the Notes or the Guarantees.

“Permanent Regulation S Global Note”: a Regulation S Global Note that does not bear the Temporary Regulation S Global Note Legend.

“Permitted Business”: (i) prior to adoption of the Business Plan, the lines of business in which the Parent and the Company are engaged on the date hereof and (ii) after the adoption of the Business Plan, the lines of business indicated in the Business Plan and any business incidental or reasonably related thereto or which is a reasonable extension thereof as determined in good faith by the Issuer’s Board of Directors and set forth in an Officers’ Certificate delivered to the Trustee.

“Permitted Holder”: each of Parent, Motient Ventures Holding Inc., MVH Holdings Inc., EchoStar and Harbinger.

“Permitted Investments”:

(1)	any Investment in the Issuer or any Restricted Subsidiary of the Issuer;

(2)	any Investment in cash and Cash Equivalents;

(3)	any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of the Issuer; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

(4)
any Investment made as a result of the receipt of non-cash consideration from an Asset Sale or Recovery Event that was made pursuant to and in compliance with Section 5.08 or any non-cash consideration received in connection with a disposition of assets excluded from the definitions of “Asset Sale” and “Recovery Event”;

(5)
workers’ compensation, utility, lease and similar deposits and prepaid expenses in the ordinary course of business and endorsements of negotiable instruments and documents in the ordinary course of business;

(6)
loans or advances to employees (other than executive officers) made in the ordinary course of business of the Issuer or such Restricted Subsidiary in an aggregate amount not to exceed $2.5 million at any one time outstanding;

(7)
any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(8)	Hedging Obligations;

(9)
advances or extensions of credit on terms customary in the industry in the form of accounts or other receivables incurred, and loans and advances made in settlement of such accounts receivable, all in the ordinary course of business;

(10)	Investments existing on the Issue Date;

(11)	advances, loans or extensions of credit to suppliers and vendors in the ordinary course of business;

(12)	Investments in the Canadian Entities required to be made by the Issuer under the Transfer Agreements; and

(13)
other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding, not to exceed $10.0 million in any calendar year and $60.0 million in the aggregate since the Issue Date.

“Permitted Liens”:

(1)	Liens in favor of the Issuer or any Guarantor;

(2)
Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Issuer or any Restricted Subsidiary of the Issuer or becomes a Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to and not incurred in connection with the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuer or the Restricted Subsidiary;

(3)
Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Issuer or any Restricted Subsidiary; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

(4)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(5)	Liens existing on the Issue Date and disclosed on Schedule 1 to the Indenture;

(6)	Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligation;

(7)
Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (3), clause (4) (with respect to Indebtedness refinancing Indebtedness initially incurred pursuant to clause (3) or clause (13)), clause (5) or clause (13) of Section 5.01(b) covering only the assets acquired with or financed by such Indebtedness;

(8)	statutory Liens or landlords and carriers’, warehouseman’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business;

(9)
Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

(10)
Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, in connection with satellite construction agreements and the related escrow agreements (including the satellite construction agreements in existence on the Issue Date and the related escrow agreements) or in connection with launch services agreements;

(11)
survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(12)	Liens created for the benefit of (or to secure) the Issuer’s 15% Senior Secured PIK Notes due 2014 or the guarantees thereof or any other obligations under the Existing Indenture;

(13)	rights of banks to set off deposits against debts owed to said bank;

(14)
Liens upon specific items of inventory or other goods and proceeds of the Issuer or its Subsidiaries securing the Issuer’s or any Restricted Subsidiary’s Obligations in respect of bankers’ acceptances issued or created for the account of any such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(15)	Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(16)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(17)	Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Issuer or any of its Subsidiaries relating to such property or assets;

(18)	Liens to secure Indebtedness permitted by clause (11) of Section 5.01(b) which lien is not applicable to any property or assets other than the property or assets financed thereby;

(19)	Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

(a)
the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof);

(b)
the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(20)	Liens to secure any Indebtedness permitted by clause (12) of Section 5.01(b);

(21)
Liens securing Guarantees permitted to be incurred under clause (6) of Section 5.01(b), to the extent such Guarantees relate to Indebtedness permitted to be secured by clauses (1), (6), (7), (18) or (19) of this definition.

“Permitted Refinancing Indebtedness”: any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, refund or discharge other Indebtedness of the Issuer or any of its Subsidiaries (other than intercompany Indebtedness); provided that:

(1)
the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased, refunded or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses and premiums incurred in connection therewith);

(2)
(a) if the Stated Maturity of the Indebtedness being refinanced is the same as or earlier than the Stated Maturity of the Notes, such Permitted Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, such Permitted Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

(3)
such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased, refunded or discharged;

(4)
if the Indebtedness being extended, refinanced, renewed, replaced, defeased, refunded or discharged is subordinated in right of payment to the Notes or any Subsidiary Guarantee, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, on terms at least as favorable to the Holders of the Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased, refunded or discharged; and

(5)
such Indebtedness is incurred either by the Issuer, a Guarantor or by a Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased, refunded or discharged.

“Person”: any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Private Placement Legend”: the legend set forth in Exhibit D hereto.

“Purchase Money Indebtedness”: Indebtedness,

(1)
consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed; and

(2)	incurred to finance the acquisition, lease or construction by the Issuer or a Restricted Subsidiary of such asset, including additions and improvements;

provided, however, that such Indebtedness is incurred within 180 days after the acquisition, or the completion of construction or improvement by the Issuer or such Restricted Subsidiary of such asset.

“Purchase Money Credit Agreement” shall be the Purchase Money Credit Agreement, dated as of February 5, 2008, by and among the Issuer, the Company, the guarantors party thereto, U.S. Bank National Association, as Collateral Agent, Harbinger, EchoStar, and the other lenders party thereto.

“Recovery Event”: any event, occurrence, claim or proceeding that results in any Net Award or Net Insurance Proceeds of $10.0 million or more.

“Reference Property”: as set forth in Section 8.10.

“Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of February 5, 2008, in substantially the form attached as Exhibit D to the EchoStar Master Investment Agreement.

“Regulation S”: Regulation S under the Securities Act.

“Regulation S Certificate”: a certificate substantially in the form of Exhibit E hereto.

“Regulation S Global Note”: a Global Note containing the Regulation S Legend and representing Notes issued and sold pursuant to Regulation S (or Additional Notes issued pursuant to the terms of this Indenture).

“Regulation S Legend”: the legend set forth in Exhibit C hereto.

“Reorganization”: a consolidation, merger, amalgamation or statutory arrangement or similar transaction involving the Issuer.

“Restricted Investment”: an Investment other than a Permitted Investment.

“Restricted Legend”: the Regulation S Legend or the Private Placement Legend.

“Restricted Period”: the relevant 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary”: with respect to a Person, any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless otherwise specified, “Restricted Subsidiary” refers to a Restricted Subsidiary of the Issuer.

“Rights Shares”: as set forth in Section 8.06(b).

“Rule 144A”: Rule 144A under the Securities Act.

“Rule 144A Certificate”: (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Issuer and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“Rule 144A Global Note”: a Global Note containing the Private Placement Legend and representing Notes issued and sold pursuant to Rule 144A of the Securities Act (or Additional Notes issued pursuant to the terms of this Indenture).

“S&P”: Standard & Poor’s Ratings Group, Inc., or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction”: an arrangement relating to property or assets owned by the Issuer or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or a Restricted Subsidiary transfers such property or assets to a Person (other than the Issuer or a Restricted Subsidiary of the Issuer) and the Issuer or a Restricted Subsidiary leases such property or assets from such Person.

“Securities Act”: the Securities Act of 1933, as amended.

“Significant Subsidiary”: any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“SkyTerra”: SkyTerra Communications, Inc.

“Spectrum Contribution”: the transactions contemplated by (i) the Spectrum Contribution Agreement dated as of February 5, 2008 among Parent, Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. and (ii) the Spectrum Agreement dated as of February 5, 2008 among Parent and EchoStar.

“Stated Maturity”: with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Stockholder Approval”: the approval of the stockholders of the Parent (i) to the issuance of Parent Common Stock and Junior Preferred Stock (and Parent Common Stock upon conversion of such Junior Preferred Stock) issuable in connection with the Spectrum Contribution and upon exchange of the Notes and (ii) to the extent required for such issuances, to increase the number of shares of Capital Stock authorized under the Parent’s Certificate of Incorporation.

“Subsidiary”: with respect to any specified Person,

(1)
any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)
any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“Subsidiary Guarantee”: any Guarantee by a Subsidiary of the Issuer’s payment Obligations pursuant to the terms of this Indenture and the Notes.

“Subsidiary Guarantor”: any Subsidiary of the Issuer that is a Guarantor, which term does not refer to the Canadian Entities.

“Temporary Regulation S Global Note”: Regulation S Global Note that bears the Temporary Regulation S Global Note Legend.

“Temporary Regulation S Global Note Legend”: the legend set forth in Exhibit I.

“TerreStar-1”: the main satellite designed for the Issuer’s communications system and currently under construction.

“TerreStar Canada”: TerreStar Networks (Canada) Inc., a corporation incorporated under the laws of the province of Ontario.

“TerreStar Canada Holdings”: TerreStar Networks Holdings (Canada) Inc., a corporation incorporated under the laws of the province of Ontario.

“TerreStar Funding Agreement”: the agreement among the Parent and Motient Ventures Holding Inc. entered into in connection with the issuance of the notes under the Existing Indenture in favor of the Issuer relating to certain funding commitments to the Issuer.

“TerreStar Shareholders Agreement”: the Amended and Restated Shareholders Agreement dated as of May 6, 2006 between 437158 Canada Inc. (the transferee of TMI’s shares in the capital of TerreStar Canada Holdings), the Issuer, TerreStar Canada Holdings and TerreStar Canada, as amended from time to time in a manner not materially disadvantageous to the Holders of the Notes.

“TMI”: TMI Communications and Company, Limited Partnership, a limited partnership formed under, and governed by, the laws of the Province of Quebec, or any successor thereto.

“Trading Day”: means any day during which (i) trading in the Parent Common Stock generally occurs on the primary U.S. national or regional securities exchange on which it is then listed or, if the Parent Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Parent Common Stock is then admitted for trading and (ii) there is no Market Disruption Event.

“Transfer Agreements”: the Master Agreement dated as of October 24, 2006 by and among Telesat Canada, BCE Inc., the Issuer, TerreStar Canada Holdings, TerreStar Canada, TMI Communications and Company, Limited Partnership and the Parent, along with the series of agreements attached thereto that the parties thereto have subsequently entered or will hereafter subsequently enter into, including a Shareholders Agreement of TerreStar Canada Holdings, a Rights and Services Agreement, a Tax Indemnity Agreement, a TerreStar Canada Guarantee in favor of Loral, a TerreStar Canada Guarantee in favor of the Issuer, a security agreement, a Release and Indemnity Agreement, a Guarantee and Share Pledge Agreement in favor of the Issuer, a Satellite Delivery Agreement, an Indefeasible Right of Use Agreement and an Intellectual Property License Agreement, as such agreements have been or hereafter may be modified from time to time in a manner not materially disadvantageous to the Holders.

“Trigger Event” as set forth in Section 8.06(c).

“Trust Officer”: when used with respect to the Trustee or Paying Agent, any officer within the corporate trust department of the Trustee or Paying Agent, as applicable, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or Paying Agent who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee”: the party named as such in this Indenture until a successor replaces it, and, thereafter, means the successor.

“Uniform Commercial Code”: the New York Uniform Commercial Code as in effect from time to time.

“United States”: the United States of America.

“Unrestricted Subsidiary”: any Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)
except as permitted by Section 5.05, is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;

(3)
is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries.

“U.S. FCC Letter of Intent Authorization”: the reservation of spectrum granted to TMI Communications and Company, Limited Partnership and thereafter modified by listing it in the name of the Issuer for a 2 GHz mobile satellite system pursuant to a letter of intent authorization reinstated by the FCC on June 29, 2004, as modified.

“Voting Stock”: of any specified Person as of any date, the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity”: when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)
the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

SECTION 1.02                Other Definitions.

Affiliate Transaction	5.05(a)
Change of Control Offer	3.01(a)
Change of Control Payment	4.10(a)
Covered Transaction	4.09
Excess Proceeds	5.08(a)(4)
Excess Proceeds Offer	5.08(a)(4)(i)
Guaranteed Obligations	10.01(a)
Indemnified Party	7.06
Legal Holiday	11.06
Offer Amount	3.01(a)(1)(ii)
Paying Agent	2.03
protected purchaser	2.06
Purchase Date	3.01(a)(1)(ii)
record date	8.06
Register	2.11(a)
Registrar	2.03
Repurchase Offer	3.01(a)
Restricted Payments	5.04(a)(4)
retiring Trustee	7.07
Successor Person	5.03(a)(1)
Stockholder Approval Offer	3.01(a)
TIA	1.03

SECTION 1.03                Trust Indenture Act Provisions. Whenever this Indenture refers to a provision of the Trust Indenture Act of 1939, as amended (the “TIA”), that provision is incorporated by reference in and made a part of this Indenture. This Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” mean a Noteholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Issuer or any other obligor on the Notes.

All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another stature or defined by any rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04                Rules of Construction. Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it, and all accounting determinations shall be made, in accordance with GAAP;

(c)           “or” is not exclusive;

(d)           “including” means (whether or not expressly stated) “including without limitation”;

(e)           words in the singular include the plural and words in the plural include the singular;

(f)           unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(g)           all references to “principal” of the Notes include repurchase price; and

(h)           all exhibits are incorporated by reference herein and expressly made a part of this Indenture.

ARTICLE 2.
THE SECURITIES

SECTION 2.01                Form, Dating and Denominations.

(a)           The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture (except as otherwise provided herein). The Initial Notes and any Additional Notes subsequently issued under this Indenture will have the same terms and will be treated as a single class. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Issuer is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable in denominations of $1,000 in principal amount and any multiple of $1,000 in excess thereof, except that Additional Notes issued in payment of interest may be issued in other denominations. The Initial Notes will be issued in the form of IAI Certificated Notes.

(b)           (1)           Each Global Note will bear the DTC Legend.

(2)           Each Regulation S Global Note will bear the Regulation S Legend and be issued as provided in Section 2.13.

(3)           Each Rule 144A Global Note will bear the Private Placement Legend.

(4)           Each IAI Global Note will bear the Private Placement Legend.

(5)           Each Temporary Regulation S Global Note and each Additional Note issued in payment of interest on the Regulation S Global Notes or any Temporary Regulation S Global Note will bear the Temporary Regulation S Global Note Legend.

(c)           (1)           If the Issuer determines (upon the advice of counsel and such other certifications and evidence as the Issuer may reasonably require) that a Note is eligible for resale in a single transaction at one time pursuant to Rule 144 under the Securities Act (or a successor provision) and that a Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or

(2)           after an Initial Note or any Additional Note is sold pursuant to an effective registration statement under the Securities Act, the Issuer may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear a Restricted Legend, and the Trustee will comply with such instruction.

(d)           By its acceptance of any Note bearing a Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in a Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.

SECTION 2.02                Execution and Authentication; Additional Notes.

(a)           An Officer shall execute the Notes for the Issuer by facsimile or manual signature in the name and on behalf of the Issuer. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

(b)           A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under this Indenture.

(c)           At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication. The Trustee will authenticate and deliver (i) Initial Notes for original issue in the initial aggregate principal amount not to exceed $100,000,000 and (ii) Additional Notes for original issue on or before February 25, 2008, in the initial aggregate principal amount not to exceed $50,000,000, in each case after receipt by the Trustee of an Officers’ Certificate specifying:

(i)           the principal amount of each of the Notes to be authenticated and the date on which the Notes are to be authenticated;

(ii)           the registered Holder of each of the said Notes;

(iii)           delivery instructions for each such Note;

(iv)           whether the Notes are to be issued as one or more Global Notes or Certificated Notes; and

(v)           other information the Issuer may determine to include or the Trustee may reasonably request.

(d)           The Issuer shall deliver to the Trustee and the Paying Agent, no later than 10:00 a.m., New York City time one Business Day prior to each interest payment date (i) with respect to Notes that are in certificated form, the required amount of new Certificated Additional Notes and an order to authenticate and deliver such Additional Notes or (ii) with respect to Notes that are in the form of Global Notes, an order to increase the principal amount of such Global Notes by the relevant amount on such interest payment date (or, if necessary, to authenticate new Global Notes executed by the Issuer with such increased principal amounts). On each interest payment date, the Trustee will, at the Issuer’s request, authenticate and deliver Additional Notes for original issuance to the Holders of the Notes on the relevant record date, as shown in the records of the registrar, in the aggregate principal amount required to pay such interest. Any Additional Note so issued will be dated the applicable interest payment date, will bear interest from and after such date, will mature on the Maturity Date and will be governed by, and subject to the terms, provisions and conditions of, this Indenture, except as otherwise provided herein, and will have the same rights and benefits as the Initial Notes and will bear the same Restricted Legend as the Note with respect to which the Additional Note is being issued, provided that any Additional Note representing interest on any Note bearing the Regulation S Legend shall bear the Temporary Regulation S Legend.

SECTION 2.03                Registrar, Calculation Agent and Paying Agent. The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”) and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.01.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer initially designates the Corporate Trust Office as such office of the Issuer in accordance with this Section 2.03.

The Issuer shall enter into an appropriate agency agreement with any Registrar, Calculation Agent or Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar, Calculation Agent or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Issuer may change the Registrar, Calculation Agent or Paying Agent without prior notice to the Noteholders. The Issuer or any of its Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Issuer initially appoints the Trustee as Registrar, Calculation Agent and Paying Agent in connection with the Notes.

Upon issuance of any Global Notes, the Issuer shall appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes, and the Trustee shall initially be the securities custodian with respect to any Global Notes.

The Issuer may remove any Registrar, Calculation Agent or Paying Agent upon written notice to such Registrar, Calculation Agent or Paying Agent and to the Trustee, provided that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar, Calculation Agent or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar, Calculation Agent or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar, Calculation Agent or Paying Agent may resign at any time upon not less than 10 Business Days’ prior written notice to the Issuer; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.07.

SECTION 2.04                Paying Agent to Hold Money in Trust. By 3:00 p.m., New York City time one Business Day prior to each due date of the principal and cash interest on any Note, the Issuer shall deposit with the Paying Agent (or if the Issuer or any of its Subsidiaries is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and cash interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or cash interest on the Notes and shall notify the Trustee in writing of any default by the Issuer in making any such payment within one Business Day thereof. If the Issuer or any of its Subsidiaries acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Any money deposited with any Paying Agent, or then held by the Issuer or a permitted Subsidiary in trust for the payment of principal or cash interest on any Note and remaining unclaimed for two years after such principal and interest has become due and payable shall be paid to the Issuer at its request, or, if then held by the Issuer or a permitted Subsidiary, shall be discharged from such trust; and the Noteholders shall thereafter, as general unsecured creditors, look only to the Issuer for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Issuer or such permitted Subsidiary as trustee thereof, shall thereupon cease.

SECTION 2.05                Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

SECTION 2.06                Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) notifies the Issuer or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Issuer or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (iii) satisfies any other reasonable requirements of the Trustee and the Issuer including evidence of the destruction, loss or theft of the Note. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Registrar and any co-registrar from any cost, expense or loss that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note including the payment of a sum sufficient to cover any tax or other governmental charge that may be required. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional obligation of the Issuer.

The provisions of this Section 2.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

SECTION 2.07                Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee under this Indenture (including Additional Notes) except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 11.04, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.06, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a repurchase date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or repurchased or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.08                Temporary Notes. Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Certificated Notes or Global Notes, as the case may be, and deliver them in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Issuer, without charge to the Holder.

SECTION 2.09                Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange, purchase or payment. The Trustee and no one else shall cancel, in accordance with the Trustee’s customary procedures, all Notes surrendered for registration of transfer, exchange, purchase, payment or cancellation and deliver canceled Notes to the Issuer, or if the Issuer so agrees, may destroy canceled Notes, in accordance with the Trustee’s customary procedures. The Issuer shall not issue new Notes to replace Notes that have been redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

SECTION 2.10                CUSIP Numbers. The Issuer in issuing the Notes may use one or more “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a repurchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such repurchase shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee of any change in “CUSIP” numbers.

SECTION 2.11                Registration, Transfer and Exchange.

(a)           The Notes will be issued in registered form only, without interest coupons, and the Issuer shall cause the Trustee to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

(b)           (1)           Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(2)           Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (i) as set forth in Section 2.11(b)(4) and (ii) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.12.

(3)           Agent Members will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any security.

(4)           If (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Issuer within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear a Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear a Restricted Legend. If such Note bears a Restricted Legend, then the Certificated Notes issued in exchange therefor will bear a Restricted Legend.

(c)           Each Certificated Note will be registered in the name of the Holder thereof or its nominee.

(d)           A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.12. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for such purpose; provided that

(1)           no transfer or exchange will be effective until it is registered in such register; and

(2)           the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to a Repurchase Offer, (ii) to register the transfer of or exchange any Note so selected for purchase in whole or in part, except, in the case of a partial purchase, that portion of any Note not being redeemed or purchased, or (iii) if a purchase pursuant to a Repurchase Offer is to occur after a regular record date but on or before the corresponding interest payment date, to register the transfer of or exchange any Note on or after the regular record date and before the date of purchase. Prior to the registration of any transfer, the Issuer, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

From time to time the Issuer will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Issuer and the Trustee/Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

(e)           (1)           Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2)           Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3)           Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(4)           Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

SECTION 2.12                Restrictions on Transfer and Exchange.

(a)           The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.11 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b)           Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
Rule 144A Global Note	Rule 144A Global Note	(1)
Rule 144A Global Note	Regulation S Global Note	(2)
Rule 144A Global Note	Certificated Note	(3)
Rule 144A Global Note	Global Note	(3)
Rule 144A Global Note	IAI Global Note	(3)
IAI Global Note	IAI Global Note	(6)
IAI Global Note	Rule 144A Global Note	(3)
IAI Global Note	Regulation S Global Note	(2)
IAI Global Note	Certificated Note	(3)
IAI Global Note	Global Note	(3)
Regulation S Global Note	IAI Global Note	(6)
Regulation S Global Note	Rule 144A Global Note	(4)
Regulation S Global Note	Regulation S Global Note	(1)
Regulation S Global Note	Certificated Note	(5)
Regulation S Global Note	Global Note	(5)
Certificated Note	Rule 144A Global Note	(3)
Certificated Note	Regulation S Global Note	(2)
Certificated Note	IAI Global Note	(6)
Certificated Note	Certificated Note	(3)
Global Note	Rule 144A Global Note	(3)
Global Note	Regulation S Global Note	(2)
Global Note	IAI Global Note	(6)

(1)           No certification is required.

(2)           The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note or Global Note that does not bear a Restricted Legend, then no certification is required.

(3)           The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note or Global Note that does not bear a Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note or Global Note, as the case may be, that does not bear a Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note or Global Note, as the case may be, that does not bear a Restricted Legend.

(4)           The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

(5)           Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Regulation S Global Note. If the requested transfer or exchange involves a beneficial interest in a Permanent Regulation S Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear a Restricted Legend.

(6)           The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed IAI Certificate.

(c)           No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein)

(1)           after such Note is eligible for resale in a single transaction at one time pursuant to Rule 144 under the Securities Act (or a successor provision); provided that the Issuer has provided the Trustee with an Officers’ Certificate to that effect, and the Issuer may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

(2)           sold pursuant to an effective registration statement.

Any Certificated Note delivered in reliance upon this paragraph will not bear a Restricted Legend.

(d)           The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Issuer will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

SECTION 2.13                Temporary Regulation S Global Notes.

(a)           Each Note originally sold in reliance upon Regulation S will be evidenced by one or more Regulation S Global Notes that bear the Temporary Regulation S Global Note Legend.

(b)           An owner of a beneficial interest in a Temporary Regulation S Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Regulation S Global Note, and will (x) permanently reduce the principal amount of such Temporary Regulation S Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Regulation S Global Note by the amount of such beneficial interest.

(c)           Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Regulation S Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Regulation S Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Regulation S Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Regulation S Global Note by the amount of such beneficial interest.

(d)           Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in a Temporary Regulation S Global Note shall not be entitled to receive payment of principal or interest on such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Regulation S Global Note or transferred for an interest in another Global Note or a Certificated Note.

SECTION 2.14                Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner (including, in the form of Additional Notes). The Issuer may pay the defaulted interest to the persons who are Noteholders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.15                Payment of Interest. Interest accruing on the Notes shall be paid in the form of Additional Notes as provided in Section 2.02(d). Notwithstanding anything else in this Indenture or the Notes to the contrary, all interest shall accrue and be payable in cash and not in Additional Notes commencing on the earlier of (i) acceleration of the Notes pursuant to Section 6.02 (unless such acceleration shall be rescinded in accordance with Section 6.04, in which case this clause (i) shall not apply ab initio and such interest shall be payable in Additional Notes, subject to clause (ii) of this paragraph), (ii) the occurrence of an Event of Default under Section 6.01(a)(8) (with respect to the Issuer or any of its Restricted Subsidiaries) and (iii) March 16, 2011. In addition, interest payable on any Notes in connection with a repurchase under this Indenture shall be paid in cash.

ARTICLE 3.
REPURCHASE

SECTION 3.01                Repurchase Offers.

(a)           If the Issuer shall be required to commence an offer to all Holders to purchase Notes (a “Repurchase Offer”) pursuant to Section 4.10 (a “Change of Control Offer”), Section 4.12 (a “Stockholder Approval Offer”) or Section 5.08(a)(4) (an Excess Proceeds Offer), the Issuer shall follow the procedures specified in this Section 3.01:

(1)           (A) Within 10 days after a Change of Control (unless the Issuer is not required to make such offer pursuant to Section 4.10), or (B) on the date on which the Issuer is required to make a Repurchase Offer pursuant to Section 5.08(a)(4) or (C) July 23, 2008 (unless the Issuer is not required to make such offer pursuant to Section 4.12), the Issuer shall commence a Repurchase Offer, which shall remain open for a period of at least 20 Business Days following its commencement, by sending a notice to the Trustee and each of the Holders, by first class mail, which notice shall contain all instructions and materials necessary to enable the Holders to tender Notes pursuant to such Repurchase Offer. Such notice, which shall govern the terms of the Repurchase Offer, shall describe the transaction or transactions that constitute the Change of Control or otherwise require the Repurchase Offer and shall state:

(i)           that the Repurchase Offer is being made pursuant to Section 5.08(a)(4) or Section 4.10 or Section 4.12, as the case may be, and this Section 3.01;

(ii)          the principal amount of Notes the Issuer is required to offer to repurchase or that the Issuer is required to offer to purchase all of the outstanding principal amount of Notes (such amount, the “Offer Amount”), the purchase price and that on the date specified in such notice (the “Purchase Date”), which date shall be 30 days, or if such day is not a Business Day, the next succeeding Business Day, from the date such notice is mailed, the Issuer shall repurchase an Offer Amount of Notes validly tendered and not withdrawn pursuant to Section 5.08(a)(4) or Section 4.10 or Section 4.12, as the case may be, and this Section 3.01;

(iii)         that any Note not tendered or accepted for payment shall continue to accrue interest;

(iv)        that, unless the Issuer defaults in making such payment, Notes accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Purchase Date;

(v)         that Holders electing to have a Note purchased pursuant to a Repurchase Offer may elect to have all or any portion of such Note purchased;

(vi)        that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note, or such other customary documents of surrender and transfer as the Issuer may reasonably request, duly completed, or transfer the Note by bookentry transfer, to the Issuer, the Depositary, or the Paying Agent at the address specified in the notice prior to the Purchase Date;

(vii)       that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, in each case with a copy to the Trustee, receives, not later than the Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

(viii)      that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be entitled to convert their Notes only if they validly withdraw their election;

(ix)         that Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); and

(x)          the CUSIP number, if any, printed on the Notes being repurchased and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

(2)           On the Purchase Date, the Issuer shall, to the extent lawful, (A) accept for payment, on a pro rata basis to the extent necessary in the case of a Repurchase Offer that is not a Change of Control Offer or Stockholder Approval Offer, the Notes or portions thereof properly tendered pursuant to the Repurchase Offer and not theretofore withdrawn and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.01, (B) deposit with the Paying Agent an amount equal to the cash payment required in respect of the repurchase of all Notes or portions thereof so tendered and (C) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of the Notes or portions thereof being purchased by the Issuer. The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the Change of Control Payment (or other payment due in respect of such Repurchase Offer if not a Change of Control Offer) with respect to the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon written request from the Issuer, shall authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Notes so surrendered, provided that each such new Note shall be in a minimum principal amount of $1,000 or an integral multiple of $1,000 in excess thereof (except that Additional Notes issued in payment of interest may be purchased in other denominations). Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. On the Purchase Date, all Notes purchased by the Issuer shall be delivered to the Trustee for cancellation. All Notes or portions thereof purchased pursuant to the Repurchase Offer shall be canceled by the Trustee. The Issuer shall publicly announce the results of the Repurchase Offer on or as soon as practicable after the Purchase Date, but in no case more than five Business Days thereafter. For the purposes of the preceding sentence, it shall be sufficient for the Issuer to publish the results of the Repurchase Offer on its website on the world wide web.

If the Issuer complies with the provisions of the preceding paragraph, on and after the Purchase Date interest shall cease to accrue on the Notes or the portions of Notes repurchased. If a Note is repurchased on or after an interest payment record date but on or before the related interest payment date, then any accrued and unpaid interest shall be paid to the Holder in whose name such Note was registered at the close of business on such record date and no other interest will be payable to Holders who tender pursuant to the Repurchase Offer. If any Note called is not repurchased upon surrender because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Purchase Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

(b)           The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with a Change of Control Offer or an Excess Proceeds Offer or a Stockholder Approval Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 3.01, the Issuer shall comply with such securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.01 by virtue thereof.

(c)           Once notice of repurchase is mailed in accordance with this Section 3.01, all Notes validly tendered and not withdrawn (or, in the case of a Repurchase Offer that is not a Change of Control Offer or Stockholder Approval Offer, if the Issuer is not required to repurchase all of such Notes then the pro rata portion of such Notes that the Issuer may be required to repurchase) become irrevocably due and payable on the Purchase Date at the purchase price specified herein. A notice of repurchase may not be conditional.

(d)           Other than as specifically provided in this Section 3.01 or Sections  5.08(a)(4), any purchase pursuant to this Section 3.01 or Section 5.08(a)(4) shall be made pursuant to Sections  3.02 and 3.03.

SECTION 3.02                Selection. If less than all of the Notes are to be repurchased at any time, the Trustee will select Notes for repurchase as follows:

(1)           if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2)           if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate;

provided that no Notes of $1,000 or less shall be redeemed in part, except that (a) Additional Notes issued in payment of interest may be redeemed in other denominations and (b) if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. If any Note is to be redeemed in part only, the notice of repurchase that relates to such Note shall state the portion of the principal amount thereof to be redeemed. On and after the Purchase Date, unless the Issuer defaults in payment of the repurchase price or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest will cease to accrue on the Notes or portions of the Notes called for repurchase.

SECTION 3.03                Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE 4.
AFFIRMATIVE COVENANTS

So long as any Note remains outstanding:

SECTION 4.01                Reports. The Issuer shall furnish to the Trustee and, upon written request, to Holders of the Notes a copy of all of the information and reports referred to in clauses (1) and (2) below:

(1)           (a) within 90 days after the end of each fiscal year, annual audited financial statements for such fiscal year (along with customary comparative results) and (b) within 60 days of the end of each of the first three fiscal quarters of every fiscal year, unaudited financial statements for the interim period as of, and for the period ending on, the end of such fiscal quarter (along with comparative results for the corresponding interim period in the prior year), in each case, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to the periods presented and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants (all of the foregoing financial information to be prepared on a basis substantially consistent with the then applicable Commission requirements); and

(2)           within five Business Days of the occurrence of an event required to be therein reported, such other reports containing substantially the same information required to be contained in a Current Report on Form 8-K under the Exchange Act; provided that if the Issuer becomes subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Issuer may satisfy the foregoing requirements by timely filing all reports within the periods specified in the Commission’s rules and regulations and otherwise complying with the Commission’s rules and regulations regarding public availability of such reports

If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this Section 4.01 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of its Unrestricted Subsidiaries to the extent such information would be required if the Issuer was subject to the periodic reporting requirements of the Exchange Act.

In addition, for so long as any Notes remain outstanding, if at any time the Issuer and the Guarantors are not required to file with the Commission the reports required by the preceding paragraphs, the Issuer and the Guarantors shall furnish to the Holders of Notes and prospective investors, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.02                Payment of Obligations. The Issuer shall, and shall cause each of its Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Issuer or any Restricted Subsidiary or upon the income, profits or property of the Issuer or any Restricted Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or Lien upon the property of the Issuer or any Restricted Subsidiary; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Issuer), are being maintained in accordance with GAAP or where the failure to effect such payment will not be materially disadvantageous to the Holders.

SECTION 4.03                Corporate Existence. Except as otherwise permitted in this Indenture, the Issuer and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existences and the corporate, partnership, limited liability company or other existence of any Restricted Subsidiary in accordance with their respective organizational documents (as the same may be amended from time to time).

SECTION 4.04                FCC License Subsidiary; Licenses.

(a)           All FCC Licenses acquired after the Issue Date shall, as soon as practicable after receipt thereof, be assigned to (subject to prior FCC approval) the FCC License Subsidiary, except as required by law or administrative action. All Industry Canada Licenses relating to the provision of MSS services in Canada in existence on the Issue Date or acquired after the Issue Date shall be held by TerreStar Canada or another entity designated by the Issuer that becomes a Guarantor, except as required by law or administrative action. The Issuer shall not transfer or dispose of any Capital Stock it directly or indirectly owns in each of the Canadian Entities; provided, that the Issuer may dispose of its Capital Stock of any of the Canadian Entities in compliance with Section 5.08 if such disposition does not adversely affect the rights of the Issuer under the IRU Agreement or result in the loss of the orbital slot granted by Industry Canada for TerreStar-1.

(b)           The Issuer shall maintain direct ownership of all of the Capital Stock of the FCC License Subsidiary.

SECTION 4.05                Compliance Certificates.

(a)           The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Issuer, an Officers’ Certificate as to the signers’ knowledge of the Issuer’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default. For the purposes of this Section 4.05, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

(b)           The Issuer shall promptly deliver to the Trustee and in any event within five Business Days of any Officer of the Issuer or the Parent becoming aware of the occurrence of any Default or Event of Default, an Officers’ Certificate setting forth the details of such Default or Event of Default and the action which the Issuer or the Parent, as applicable, is taking or proposes to take to remedy the same.

SECTION 4.06                Designation of Unrestricted Subsidiaries.

(a)           The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary properly designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 5.04(a) (or clause (9) of Section 5.04(b)) or under one or more clauses of the definition of Permitted Investments, as determined by the Issuer. Such designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Issuer may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default or an Event of Default.

(b)           Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complied with clause (a) of this Section 4.06 and was permitted under Section 5.04. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 5.01, the Issuer will be in default of such covenant. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 5.01, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable quarterly reference period; and (2) no Default or Event of Default would be in existence following such designation.

SECTION 4.07                Additional Guarantees.

(a)           If the Issuer or any Restricted Subsidiary acquires or creates another Domestic Subsidiary (other than an acquired Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary) after the Issue Date, such newly acquired or created Domestic Subsidiary shall, on the date on which it is acquired or created, become a Guarantor by executing and delivering to the Trustee a supplemental indenture in the form of Exhibit J hereto, pursuant to which such Domestic Subsidiary will guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Notes on a senior secured basis.

(b)           If any Restricted Subsidiary that is not a Guarantor shall Guarantee any Indebtedness of the Issuer or any Guarantor while the Notes are outstanding, then such Subsidiary shall become a Guarantor under this Indenture and shall execute and deliver to the Trustee a supplemental indenture in the form of Exhibit J hereto.

(c)           The Issuer may elect to make any Foreign Subsidiary or any Affiliate a Guarantor, with the consent of any such party, by causing such Person to execute and deliver to the Trustee a supplemental indenture in the form of Exhibit J hereto.

(d)           The Trustee shall execute an appropriate instrument prepared by the Issuer evidencing the release of a Guarantor from its obligations under its Guarantee upon receipt of an Officers’ Certificate by the Issuer or such Guarantor stating that all conditions set forth in Section 4.07(f) or Section 5.03(f), as applicable, have been satisfied or that the Capital Stock of such Guarantor has been disposed of in accordance with the provisions of this Indenture.

(e)           The foregoing provisions shall not apply to Subsidiaries that have been properly designated as Unrestricted Subsidiaries in accordance with Section 4.06 for so long as they continue to constitute Unrestricted Subsidiaries.

(f)           Any Guarantee given by any Restricted Subsidiary that was required to be given by Section 4.07(b) hereof shall be automatically released upon the release by the holders of the Indebtedness described in Section 4.07(c) or the guarantee thereof by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), which resulted in the Notes being guaranteed by such Restricted Subsidiary, at such time as (a) no other Indebtedness of the Issuer and the other Guarantors has been guaranteed by such Restricted Subsidiary or (b) the holders of all such other Indebtedness which is guaranteed by such Restricted Subsidiary also release their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness).

SECTION 4.08               Maintenance of Insurance.

(a)           The Issuer shall obtain, or cause to be obtained, prior to the launch of each satellite and shall maintain, or cause to be maintained, launch insurance with respect to each satellite launch covering the period from the launch to 180 days or more following the launch of each satellite on such terms (including coverage period, exclusions, limitations on coverage, co-insurance, deductibles and coverage amount) as is customary in the industry for similar persons at the time of such launch.

(b)           The Issuer shall procure and maintain, or cause to be procured and maintained, Full In-Orbit Insurance for each satellite; provided that such Full In-Orbit Insurance shall only be required if, and to the extent and on such terms (including coverage period, exclusions, limitations on coverage, co-insurance, deductibles and coverage amount) as is determined by the Board of Directors of the Issuer to be in the best interests of the Issuer as evidenced by a resolution of the Board of Directors.

(c)           Insurance policies required by the foregoing paragraphs obtained or renewed after the Issue Date shall:

(1)           contain no exclusions other than customary exclusions and such specific exclusions applicable to the performance of the satellite (or portion thereof, or the type of satellite or portion thereof, as applicable) being insured as are acceptable to the Board of Directors of the Issuer in order to obtain insurance for a price that is, and on other terms and conditions that are, commercially reasonable; and

(2)           subject to the proviso in clause (b) of this Section 4.08, provide coverage for all risks of loss and damage to the satellite.

(d)           In the event that the Issuer or any Guarantor receives Net Insurance Proceeds relating to any satellite, the Issuer or such Guarantor shall apply such Net Insurance Proceeds in the manner provided under Section 5.08.

SECTION 4.09                Covenants with Respect to the Canadian Entities. At all times after the Transfer Agreements have become effective, the Issuer will exercise its rights under such Transfer Agreements so as not to permit the Canadian Entities to (each, a “Covered Transaction”):

(a)           engage in (i) any sale, lease, transfer or other disposition of any assets or rights; or (ii) the issuance of any Equity Interests in a Canadian Entity or the sale of any Equity Interests of a Canadian Entity;

(b)           incur any Indebtedness; or

(c)           directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien, other than Liens on their respective assets having an aggregate value of $500,000 or less, unless, in each case, such Canadian Entity would be permitted to engage in such Covered Transaction in compliance with the Existing Indenture.

SECTION 4.10                Change of Control.

(a)           If a Change of Control occurs, the Issuer shall make an offer to each Holder to repurchase all or any part of such Holder’s Notes pursuant to a Change of Control Offer made pursuant to Section 3.01 at an offer price in cash or, at the election of such Holder, in shares of Parent Common Stock as described below (the “Change of Control Payment”) equal to 111% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of purchase.

(b)           The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 3.01 applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

(c)           If any Holder elects pursuant to Section 4.10 to receive the Change of Control Payment in shares of Parent Common Stock, such Change of Control Payment shall be in an amount of shares of Parent Common Stock (rounded to the nearest share) equal to 115% of the number of shares into which such Holder’s Notes would otherwise be exchangeable pursuant to Article 11 below.

SECTION 4.11                Financial Covenants. The Issuer shall not make any expenditures not contemplated by the Business Plan without the prior approval of at least 60% of its Board of Directors, including at least one director nominated by EchoStar and one director nominated by Harbinger; provided, however, that prior to the approval of the Business Plan the Issuer shall be permitted to make expenditures to fund operating expenses in the ordinary course of business.

SECTION 4.12                Stockholder Approval. If Stockholder Approval is not obtained by July 23, 2008, the Issuer shall make an offer to each Holder to repurchase all or any part of such Holder’s Notes pursuant to a Stockholder Approval Offer made pursuant to Section 3.01 at an offer price in cash equal to 100% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of purchase.

ARTICLE 5.
NEGATIVE COVENANTS

So long as any Note remains outstanding:

SECTION 5.01                Indebtedness.

(a)           The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt); provided, however, that the Issuer and any Subsidiary Guarantor may incur Indebtedness (including Acquired Debt) if the Issuer’s Leverage Ratio as of the date on which such additional Indebtedness is incurred would not be greater than 6.75 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of the applicable reference period.

(b)           The provisions of clause (a) of this Section 5.01 will not apply to any of the following items of Indebtedness:

(1)            Existing Indebtedness;

(2)            the incurrence by the Issuer and the Subsidiary Guarantors of Indebtedness represented by the Notes, Additional Notes issued in payment of interest on the Notes and the related Guarantees to be issued on the Issue Date, additional notes issued in payment of interest on the notes issued under the Existing Notes Indenture and additional Guarantees issued on or after the Issue Date pursuant to Section 4.07;

(3)            the incurrence by the Issuer or any Subsidiary Guarantor of Indebtedness represented by Capital Lease Obligations, mortgage financings or Purchase Money Indebtedness with respect to assets other than Capital Stock or other Investments, including the incurrence of Indebtedness representing the financing of installments of Full In-Orbit Insurance, launch insurance premiums or launch services, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in a Permitted Business, and Attributable Debt, in an aggregate principal amount not to exceed $50.0 million at any time outstanding;

(4)            the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, discharge, defease or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 5.01(a) or under any other clause of this Section 5.01(b) (excluding clause (5)), provided that for purposes of any limit contained in any such other clause the aggregate amount of Indebtedness incurred pursuant to this clause (4) outstanding at any one time shall be treated as outstanding pursuant to such other clause;

(5)            the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that:

(i)           if the Issuer or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Subsidiary Guarantor, such Indebtedness shall be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Issuer, or such Subsidiary Guarantee, in the case of a Subsidiary Guarantor; and

(ii)          (A) any subsequent issuance or transfer of Equity Interests or any other event that results in any such Indebtedness being beneficially held by a Person other than the Issuer or a Restricted Subsidiary (B) any sale or other transfer of any such Indebtedness to a Person that is neither the Issuer nor a Restricted Subsidiary or (C) the designation of a Restricted Subsidiary which holds Indebtedness as an Unrestricted Subsidiary will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);

(6)            the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations;

(7)            the Guarantee by the Issuer or any of the Subsidiary Guarantors of Indebtedness of the Issuer or any Restricted Subsidiary that was permitted to be incurred by another provision of this Section 5.01(b); provided that if the Indebtedness being guaranteed is (A) pari passu in right of payment to the Notes or any Subsidiary Guarantee, then the Guarantee related to such Indebtedness shall rank equally in right of payment to the Notes or such Subsidiary Guarantee, as the case may be, or (B) subordinated in right of payment to the Notes or any Subsidiary Guarantee, then the Guarantee of such Indebtedness shall be subordinated in right of payment to the same extent to the Notes or such Subsidiary Guarantee, as the case may be;

(8)            the incurrence of Indebtedness by the Issuer or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) in the ordinary course of business inadvertently drawn against insufficient funds, provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(9)            the incurrence of Indebtedness by the Issuer or any of its Restricted Subsidiaries incurred in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance, surety and similar bonds and completion guarantees provided by the Issuer or any Restricted Subsidiary, in each case, in the ordinary course of business;

(10)           Indebtedness of a Restricted Subsidiary incurred and outstanding on the date on which such Restricted Subsidiary was acquired by, or merged into, the Issuer or any Restricted Subsidiary (other than Indebtedness incurred (A) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Issuer or (B) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by the Issuer, the Issuer would have been able to incur $1.00 of additional Indebtedness pursuant to Section 5.01(a) after giving effect to the incurrence of such Indebtedness pursuant to this clause (10);

(11)           the incurrence of Purchase Money Indebtedness constituting Indebtedness pursuant to the Purchase Money Credit Agreement by the Issuer or any Subsidiary Guarantor to finance the procurement, construction and launch of one or more satellites and/or ground-based beam-forming earth stations in the aggregate principal amount at any time outstanding not to exceed $100.0 million;

(12)           the incurrence by the Issuer or any Subsidiary Guarantor of additional Indebtedness consisting solely of the Issuer’s 15% Senior Secured PIK Notes due 2014 issued to EchoStar under the Existing Indenture on the Issue Date, in an aggregate principal amount not to exceed $50.0 million;

(13)           the incurrence of Indebtedness by the Issuer or any Subsidiary Guarantor to finance the purchase or construction of property (real or personal) or equipment that is used for the construction of the Issuer’s terrestrial network so long as, at the time of incurrence thereof, the ratio of total consolidated Indebtedness of the Issuer and its Restricted Subsidiaries determined in accordance with GAAP (including Indebtedness under all financings under this clause (13)) to Invested Capital does not exceed 75%.

(c)           The Issuer shall not permit any of the Unrestricted Subsidiaries to incur any Indebtedness other than Non-Recourse Debt. If any Non-Recourse Debt of an Unrestricted Subsidiary shall at any time cease to constitute Non-Recourse Debt or such Unrestricted Subsidiary shall be redesignated a Restricted Subsidiary and such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary.

(d)           For purposes of determining compliance with this Section 5.01:

(1)           in the event that any Indebtedness meets the criteria of more than one of the categories described in clauses (1) through (13) of Section 5.01(b), the Issuer, in its sole discretion, will be permitted to classify such item of Indebtedness at the time of such incurrence in any manner that complies with this Section 5.01;

(2)           the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same, or less onerous, terms, the reclassification of preferred stock of the Issuer or any Subsidiary Guarantor as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock, the accrual of dividends on Disqualified Stock or preferred stock and the accretion of the liquidation preference of Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness for purposes of this Section 5.01;

(3)           Indebtedness permitted by this Section 5.01 need not be permitted solely by reference to one provision permitting such Indebtedness, but may be permitted in part by one such provision and in part by one or more other provisions of this Section 5.01 permitting such Indebtedness; and

(4)           for the purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the earlier of the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 5.01, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur pursuant to this Section 5.01 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

SECTION 5.02                Limitation on Liens. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness or trade payables (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired.

SECTION 5.03                Merger, Consolidation and Sale of Assets.

(a)           The Issuer shall not, directly or indirectly: (x) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (y) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person unless:

(1)           either: (A) the Issuer is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made (the “Successor Person”) is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that if such surviving person is not a corporation, a corporate wholly-owned Restricted Subsidiary of such Person organized under the laws of the United States, any state or the District of Columbia becomes a co-issuer of the Notes in connection therewith;

(2)           the Successor Person (if other than the Issuer) expressly assumes all the obligations of the Issuer under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

(3)           immediately after such transaction, no Default or Event of Default exists;

(4)           the Issuer or the Successor Person (if other than the Issuer) shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable annualized quarterly period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 5.01(a); and

(5)           the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, conveyance, lease or other disposition complies with the provisions of this Indenture.

(b)           For purposes of this Section 5.03, the sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

(c)           The Successor Person shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture but, in the case of a lease of all or substantially all its assets, the Issuer will note be released from the obligation to pay the principal of and interest on the Notes.

(d)           Notwithstanding the preceding, any Restricted Subsidiary may consolidate with, merge into, sell, assign, convey, lease or otherwise transfer all or part of its properties and assets to the Issuer or to any Guarantor.

(e)           A Guarantor may not consolidate, amalgamate or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuer or another Guarantor, unless:

(1)           immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)           subject to the provisions of Section 5.03(f), the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Guarantor) assumes all the obligations of such Guarantor under this Indenture (including its Guarantee) pursuant to agreements reasonably satisfactory to the Trustee.

(f)           In the event of:

(1)           a sale or disposition of all or substantially all of the assets of any Guarantor by way of merger, consolidation, amalgamation or otherwise; or

(2)           the sale or other disposition of Capital Stock of any Guarantor if, as a result of such disposition, such Person ceases to be a Subsidiary of the Issuer, then the Person acquiring such assets (in the case of clause (f)(1)) or such Guarantor (in the case of clause (f)(2)) will be automatically released and relieved of any obligations under its Guarantee; provided, that such sale or other disposition complies with Section 5.08.

SECTION 5.04                Restricted Payments.

(a)           The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)           declare or pay any dividend or make any other payment or distribution on or in respect of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer and other than dividends or distributions payable to the Issuer or a Restricted Subsidiary of the Issuer);

(2)           purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer or the Parent;

(3)           make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Issuer or any Guarantor (other than Indebtedness among the Issuer and the Guarantors) that is contractually subordinated to the Notes or to any Guarantee, except a payment of principal at the Stated Maturity thereof, or within one year prior to such Stated Maturity; or

(4)           make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(A)           no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(B)           the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable quarterly period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 5.01(a); and

(C)           such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made by the Issuer and its Restricted Subsidiaries after the Issue Date, is less than the sum, without duplication, of:

(i)           the sum of (a) 50% of Consolidated EBITDA accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Notes were initially issued to the fiscal quarter in which the Issuer first generates positive Consolidated EBITDA plus (b) 100% of Consolidated EBITDA accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issuer first generates positive Consolidated EBITDA to the end of the most recent fiscal quarter for which financial statements were published less 1.4 times the Consolidated Interest Expense of the Issuer for the same period (if such amount in this clause (i) is a negative amount, minus the amount by which such amount is less than zero), plus

(ii)          100% of the aggregate Net Proceeds received by the Issuer since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Issuer or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Equity Interests (other than Equity Interests or Disqualified Stock or debt securities) sold to a Subsidiary of the Issuer or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Issuer or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that there shall be excluded from the calculation of Net Proceeds under this clause (ii) any Net Proceeds received by the Issuer from the issue or sale of its Capital Stock or cash capital contributions received by the Issuer and which is deemed to be used to incur Indebtedness pursuant to clauses (1) and (13) of Section 5.01(b); provided, further that Designated Equity Contributions shall be excluded from the calculation of Net Proceeds under this clause (ii), plus

(iii)         100% of the aggregate Net Proceeds received by the Issuer or a Restricted Subsidiary since the Issue Date from (A) Restricted Investments, whether through interest payments, principal payments, dividends or other distributions and payments, or the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) thereof made by the Issuer and its Restricted Subsidiaries and (B) a cash dividend from, or the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of, an Unrestricted Subsidiary, in each case to the extent not otherwise included in Consolidated Net Income of the Issuer for such period.

(b)           So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1)           the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice the dividend or redemption payment would have complied with the provisions of this Indenture;

(2)           the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock and other than Equity Interests issued or sold to an employee stock ownership plan or similar trust or from the substantially concurrent contribution of common equity capital to the Issuer; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (a)(4)(C)(ii) of Section 5.04; provided, further that payments of amounts pursuant to this clause shall be excluded from subsequent calculations of the amount of Restricted Payments;

(3)           the defeasance, redemption, repurchase or other acquisition or retirement for value of Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Guarantee in exchange for, or out of the net cash proceeds of the substantially concurrent incurrence of, Permitted Refinancing Indebtedness (other than to a Subsidiary of the Issuer); provided that payments of amounts pursuant to this clause shall be excluded from subsequent calculations of the amount of Restricted Payments;

(4)           the payment of any dividend or distribution by a Restricted Subsidiary of the Issuer to the holders of its Equity Interests on a pro rata basis; provided that payments of amounts to the Issuer or any of its Restricted Subsidiaries pursuant to this clause (4) shall be excluded from subsequent calculations of the amount of Restricted Payments;

(5)           the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer or any direct or indirect parent of the Issuer held by any current or former officer, director or employee of the Issuer or any of its Restricted Subsidiaries or their estates or heirs pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such Equity Interests repurchased, redeemed, acquired or retired pursuant to this clause may not exceed $2.5 million in the aggregate since the Issue Date; provided further that cancellation in connection with a repurchase of Equity Interests of the Issuer of Indebtedness owing to the Issuer from employees, directors, officers or consultants of the Issuer or any of its Subsidiaries incurred to finance the acquisition of such Equity Interests by such individuals shall not be deemed to constitute a Restricted Payment; provided, further that payments of amounts pursuant to this clause shall be excluded from subsequent calculations of the amount of Restricted Payments;

(6)           repurchases of Equity Interests deemed to occur upon the exercise of stock options, warrants or other convertible securities to the extent such Equity Interests represent a portion of the exercise price thereof; provided that payments of amounts pursuant to this clause shall be excluded from subsequent calculations of the amount of Restricted Payments;

(7)           the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer issued on or after the Issue Date in accordance with the Leverage Ratio test set forth in Section 5.01(a); provided that payments pursuant to this clause shall be excluded from subsequent calculations of Restricted Payments;

(8)           the declaration and payment of dividends by the Issuer to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent to pay:

(i)           franchise taxes and other fees, taxes and expenses required to maintain their corporate existence; provided that payments of amounts pursuant to this clause (i) shall be excluded from subsequent calculations of the amount of Restricted Payments;

(ii)          federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Subsidiaries; provided that payments of amounts pursuant to this clause (ii) shall be excluded from subsequent calculations of the amount of Restricted Payments;

(iii)         (A) reasonable salary, bonus and other benefits payable to directors, officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are payable in cash and substantially attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries and (B) general corporate overhead expenses of any direct or indirect parent company of the Issuer to the extent such expenses are payable in cash and substantially attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; provided that payments of amounts pursuant to this clause (iii), shall not exceed $5.0 million for any fiscal year of the Issuer;

(iv)        costs, fees and expenses incident to a private placement or public offering of any securities of such parent, so long as all of the net proceeds of such offering (if it is completed) are contributed to the Issuer; provided that payments of amounts pursuant to this clause (iv) shall be excluded from subsequent calculations of the amount of Restricted Payments; and

(v)         taxes payable by any direct or indirect parent in connection with a contribution of shares of SkyTerra common stock to the Issuer pursuant to the TerreStar Funding Agreement provided that such taxes relate to increases in the value of such shares after their issuance to Motient Ventures Holding Inc., and provided, further that payments of amounts pursuant to this clause (v) shall be excluded from subsequent calculations of the amount of Restricted Payments;

(9)           other Restricted Payments in an aggregate amount since the Issue Date not to exceed $5.0 million; and

(10)         Restricted Payments made pursuant to the Transfer Agreements; provided that payments of amounts pursuant to this clause shall be excluded from subsequent calculations of the amount of Restricted Payments.

(c)           The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment that is required to be valued by this covenant shall be determined by the Board of Directors of the Issuer acting in good faith, whose resolution with respect thereto will be delivered to the Trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10 million.

SECTION 5.05                Transactions with Affiliates.

(a)           The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each, an “Affiliate Transaction”), unless:

(1)           the Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction in arm’s-length dealings by the Issuer or such Restricted Subsidiary with a Person who is not an Affiliate; and

(2)           the Issuer delivers to the Trustee:

(i)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a written resolution of the Board of Directors of the Issuer set forth in an Officers’ Certificate certifying that a majority of the disinterested members of the Board of Directors, if any, have approved such Affiliate Transaction and determined that such Affiliate Transaction complies with this Section 5.05; and

(ii)          with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, a written opinion as to the fairness to the Issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

(b)           Notwithstanding the foregoing, none of the following shall be prohibited by Section 5.05(a) or be deemed to be Affiliate Transactions:

(1)           reasonable and customary (A) directors’ fees and indemnification and similar arrangements, (B) consulting fees in an amount not to exceed $250,000 per fiscal year, (C) employee salaries, bonuses and employment agreements (including indemnification arrangements) and (D) compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee entered into in the ordinary course of business (including customary benefits thereunder) and payments pursuant thereto;

(2)           transactions between or among the Issuer and/or any of its Restricted Subsidiaries and Guarantees issued by and other transactions of the Issuer or any of its Restricted Subsidiaries for the benefit of the Issuer or any of its Restricted Subsidiaries, as the case may be;

(3)           transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer or any Restricted Subsidiary solely because the Issuer or any Restricted Subsidiary owns an Equity Interest in, or controls, such Person;

(4)           the pledge of Equity Interests of Unrestricted Subsidiaries to support the Indebtedness thereof;

(5)           issuances and sales of Equity Interests (other than Disqualified Stock) of the Issuer to Affiliates of the Issuer and the granting of registration and other customary rights in connection therewith, or the receipt of capital contributions from Affiliates of the Issuer that are not Restricted Subsidiaries of he Issuer solely in exchange for Equity Interests (other than Disqualified Stock) of the Issuer;

(6)           Restricted Payments that are permitted by Section 5.04 and Permitted Investments (other than pursuant to clause (1) or clause (3) of the definition of “Permitted Investments”);

(7)           the performance of obligations of the Issuer or any of its Restricted Subsidiaries under the terms of any agreement to which the Issuer or any Restricted Subsidiaries is a party as of or on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms are not materially more disadvantageous to the Holders than the terms of the agreements in effect on the Issue Date;

(8)           the performance of obligations of the Issuer or any of its Subsidiaries under the terms of the Transfer Agreements, the TerreStar Funding Agreement and the TerreStar Shareholders Agreement as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms are not more disadvantageous in any material respect to the Holders of the Notes than the terms of the agreements in effect on the Issue Date;

(9)           any transaction in which the Issuer or any of its Restricted Subsidiaries delivers to the Trustee a letter issued by an investment banking, appraisal or accounting firm of national standing stating that such transaction is fair from a financial point of view or meets the requirements of clause (1) of Section 5.05(a);

(10)           transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

(11)           transactions contemplated under the Investment Agreements.

SECTION 5.06                Limitation on Lines of Business. The Issuer shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.

SECTION 5.07                Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)           The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)           pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock) or pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2)           make loans or advances to the Issuer or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Issuer or any of its Restricted Subsidiaries to other Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries shall not be deemed a restriction on the ability to make loans or advances); or

(3)           sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

(b)           The preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)           agreements governing Existing Indebtedness and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive in any material respect, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(2)           this Indenture, the Notes, the related Guarantees, and the Transfer Agreements;

(3)           applicable law or any applicable rule, regulation or order;

(4)           any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, including any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of any such agreements or instruments; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive in any material respect, taken as a whole, than those contained in the agreements governing such original agreement or instrument; provided, further, that, in the case of Indebtedness, such Indebtedness was permitted by Section 5.01;

(5)           in the case of Section 5.07(a)(3):

(i)           a lease, license or similar contract that restricts in a customary manner the subletting, assignment or transfer of any subject property or asset, or the assignment or transfer of any such lease, license or other contract;

(ii)          mortgages, pledges or other security agreements otherwise permitted under this Indenture securing Indebtedness of the Issuer or any of its Restricted Subsidiaries to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

(iii)         reciprocal easement agreements of the Issuer or any of its Restricted Subsidiaries containing customary provisions restricting dispositions of the subject real property interests;

(6)           leases and other agreements containing net worth provisions entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(7)           Purchase Money Indebtedness for property acquired in the ordinary course of business and Capital Lease Obligations permitted under this Indenture that, in each case, impose restrictions on the property purchased or leased of the nature described in Section 5.07(a)(3);

(8)           any agreement for the sale or other disposition of assets or Capital Stock of a Restricted Subsidiary permitted under this Indenture that restricts the sale of assets, distributions or loans by that Restricted Subsidiary pending its sale or other disposition;

(9)           Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive in any material respect, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10)           Liens securing Indebtedness otherwise permitted to be incurred under Section 5.02 that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)           provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business; provided that such restrictions apply only to the assets or property subject to such agreements;

(12)           any agreement or instrument entered into after the Issue Date, provided that the encumbrances or restrictions in such agreement or instrument are not materially more restrictive, taken as a whole, than those contained in this Indenture or the Notes; and

(13)           restrictions on cash or other deposits or net worth under contracts or leases entered into in the ordinary course of business.

SECTION 5.08                Asset Sales and Recovery Events.

(a)           (1)           The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

(i)           the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of (such fair market value to be determined on the date of contractually agreeing to such Asset Sale);

(ii)          the fair market value is determined by the Issuer’s Board of Directors and evidenced by a resolution of such Board of Directors set forth in an Officers’ Certificate delivered to the Trustee; and

(iii)         at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

(2)           Within 180 days after the receipt of any Net Proceeds from an Asset Sale or a Recovery Event the Issuer or any Restricted Subsidiary may apply such Net Proceeds at its option to:

(i)           repay, purchase or otherwise retire the Notes or other Indebtedness (and to correspondingly reduce commitments with respect thereto) that is pari passu in right of payment with the Notes; provided that the Issuer shall also equally and ratably reduce Obligations under the Notes by making an offer (in accordance with the procedures set forth in Section 5.08(a)(4) for an Excess Proceeds Offer) to all Holders of Notes to purchase the pro rata principal amount of Notes (on the basis of the aggregate principal amount of the Notes and the principal amount of other Pari Passu Indebtedness tendered in such Excess Proceeds Offer) at a purchase price equal to 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, to the repurchase date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date);

(ii)          repay or repurchase Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another of its Restricted Subsidiaries; or

(iii)         acquire or invest in Additional Assets.

(3)           Notwithstanding the foregoing, the Issuer or such Restricted Subsidiary shall be deemed to have applied Net Proceeds from an Asset Sale or Recovery Event within such 360-day period if, within such 180-day period, the Issuer or such Restricted Subsidiary has entered into a binding commitment or agreement to invest such Net Proceeds and continues to use all commercially reasonable efforts to so apply such Net Proceeds as soon as practicable thereafter, and no Excess Proceeds Offer needs to be launched unless there occurs any abandonment or termination of such commitment or agreement after such 360-day period, in which case the Net Proceeds not so applied will constitute Excess Proceeds at such time.

(4)           Any Net Proceeds from Asset Sales or Recovery Events that are not applied or invested as provided in Section 5.08(a)(2) will constitute “Excess Proceeds.” Subject to Section 5.08(a)(2), no later than the 180th day after the Asset Sale or Recovery Event (or, at the Issuer’s option, an earlier date), if the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuer shall:

(i)           make an offer (an “Excess Proceeds Offer”) to all Holders of Notes; and

(ii)          prepay, purchase or redeem (or make an offer to do so) any other Indebtedness of the Issuer that is pari passu in right of payment with the Notes in accordance with provisions governing such Indebtedness requiring the Issuer to prepay, purchase or redeem such Indebtedness with the proceeds from any Asset Sales (of offer to do so), pro rata in proportion to the principal amount of the Notes and the respective principal or accreted amounts of such other Indebtedness required to be prepaid, purchased or redeemed or tendered for, in the case of the Notes pursuant to such Excess Proceeds Offer, to purchase the maximum aggregate principal amount of Notes that may be purchased out of such pro rata portion of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of their aggregate principal amount plus accrued and unpaid interest, if any, to the date of purchase subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date in accordance with the procedures set forth in Section 3.01(a). The offer price in any Excess Proceeds Offer will be equal to 100% of the aggregate principal amount of the Notes and such other Pari Passu Indebtedness, plus accrued and unpaid interest if any, to, but excluding, the date of purchase, and will be payable in cash, in each case, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, except that if a premium is to be paid to the Holders of such other Indebtedness, such premium shall not be paid with the Net Proceeds from Asset Sales. If any Excess Proceeds remain after consummation of an Excess Proceeds Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and the principal amount or accreted value of the other Pari Passu Indebtedness tendered in such Excess Proceeds Offer exceeds the amount of Excess Proceeds, the Excess Proceeds will be allocated by the Issuer to the Notes and such other Pari Passu Indebtedness on a pro rata basis as nearly as practicable (on the basis of the aggregate principal amount of the Notes and the principal amount of other Pari Passu Indebtedness tendered in such Excess Proceeds Offer) and the portion of each Note to be purchased will thereafter be determined by the Trustee on a pro rata basis among the Holders of such Notes with appropriate adjustments such that the Notes may only be purchased in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Upon completion of each Excess Proceeds Offer, the amount of Excess Proceeds will be reset at zero.

(b)           If the purchase date of an Excess Proceeds Offer is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Holder in whose name a Note is registered at the close of business on such record date, and no interest will be payable to Holders who tender Notes pursuant to the Excess Proceeds Offer.

(c)           Pending the final application of any Net Proceeds from an Asset Sale or Recovery Event, the Issuer and its Restricted Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(d)           For purposes of this Section 5.08, each of the following shall be deemed to be cash:

(1)           the amount of any liabilities, as shown on the most recent consolidated balance sheet or in the notes thereto, of the Issuer or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets, provided that the Issuer or such Restricted Subsidiary is released from further liability;

(2)           any securities, Notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in that conversion) within 180 days of receipt thereof; and

(3)           any stock or assets received as consideration for such Asset Sale that would otherwise constitute a permitted application of Net Proceeds (or other cash in such amount) under clauses (1), (2) or (4) of the definition of “Additional Assets.”

SECTION 5.09                Corporate Actions. Until Harbinger, EchoStar and their Affiliates are no longer holders of at least 30% in aggregate principal amount of the Notes, none of the Issuer, Parent or Holdings shall:

(a)           split, combine or reclassify its outstanding shares of capital stock, issue or sell any shares of any class of its capital stock, or any securities convertible into or exchangeable for any shares, or issue, sell, grant or enter into any subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind, contingent or otherwise, to purchase or otherwise acquire any such shares or any securities convertible into or exchangeable for any such shares, except (A) pursuant to the terms of such subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings existing on the Issue Date or pursuant to compensatory plans or arrangements, (B) for shares of capital stock of the Issuer issued and sold to the Parent;

(b)           amend any of its certificate of incorporation or bylaws; or

(c)           adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization;

(d)           take, or permit to be taken, any of the actions described in Section 6(c) of the Certificate of Designations of the Parent Series B Preferred Stock unless action has been approved by written consent of Holders of a majority in aggregate principal amount of the Notes;

provided that Issuer, Parent and Holdings may consummate the transactions described in the Offering Memorandum.

ARTICLE 6.
DEFAULTS AND REMEDIES

SECTION 6.01                Events of Default and Remedies.

(a)           Each of the following is an “Event of Default” under this Indenture:

(1)           default for three Business Days in the payment of interest on any Notes (including the failure to deliver properly authorized and authenticated Additional Notes issued in payment of interest and including any additional interest payable pursuant to Interest Step-Ups) when due;

(2)           default in the payment when due (at maturity, upon repurchase or otherwise) of the principal of or premium, if any, on, the Notes;

(3)           failure by the Issuer or any of its Restricted Subsidiaries to comply with Sections  5.03 or for three Business Days of the Exchange Date relating to an Issuer’s notice of the “Official Notice of Exchange” pursuant to Section 8.01(b) to deliver the Underlying Shares upon Exchange of the Notes in accordance with Section 8.01;

(4)           failure by the Issuer, any of its Restricted Subsidiaries, Parent or Holdings for 30 days after notice to the Issuer by the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding to comply with any term, covenant or agreement in this Indenture or the Notes (including Articles 4 or 5);

(5)           failure to pay when due, at final maturity or otherwise or a default or other event that results in acceleration of the due date of all or any portion of the principal of any Indebtedness of the Issuer or of any Guarantor or other Restricted Subsidiary, whether such Indebtedness now exists or is created after the Issue Date, in each case if the principal amount of such Indebtedness aggregates $10.0 million or more;

(6)           failure by the Issuer or any Restricted Subsidiary to pay final judgments entered by a court or courts of competent jurisdiction (not subject to appeal) aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after the date on which the right to appeal has expired;

(7)           except as permitted by this Indenture, any Guarantee, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or the Issuer or any Guarantor or any Person acting on behalf of the Issuer or any such Guarantor, shall deny or disaffirm its obligations under the Notes or any Guarantee;

(8)           (i) the Issuer, any Guarantor or any Restricted Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Issuer, any Guarantor or any Restricted Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Issuer, any Guarantor or any Restricted Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Issuer, any Guarantor or any Restricted Subsidiary, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Issuer, any Guarantor or any Restricted Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

(9)           a denial, revocation, cancellation or relinquishment, as applicable, of (i) the U.S. FCC Letter of Intent Authorization or (ii) any FCC authorization held by the Issuer or a Restricted Subsidiary of the Issuer to operate satellite and ancillary terrestrial component facilities, unless the denial, revocation, cancellation or relinquishment (x) remains subject to reconsideration, review, or appeal at the FCC or any court, provided that during the pendency of such reconsideration, review or appeal the Issuer is permitted to exercise its rights under the applicable authorization and continues to conduct its business in the ordinary course, or (y) is accompanied by the issuance of a substitute or successor license, permit, or authorization of substantially equivalent utility or the Issuer or a Restricted Subsidiary of Issuer already holds a license, permit, or authorization of substantially equivalent utility;

(10)          a revocation, cancellation or relinquishment as applicable of the Industry Canada License, which results in a loss of the orbital slot for TerreStar-1 or any replacement satellite for TerreStar-1, unless such revocation, cancellation or relinquishment (x) remains subject to reconsideration, review or appeal of Industry Canada or any court, provided that during the pendency of such reconsideration, review or appeal TerreStar Canada is permitted to exercise its rights under the Industry Canada License and continues to conduct its businesses in the ordinary course or (y) is accompanied by the issuance of a substitute or successor license, permit, or authorization of substantially equivalent utility; and

(11)          the occurrence of an “Event of Default” as such term is defined in the Existing Indenture.

(b)           The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

SECTION 6.02                Acceleration.

(a)           In the case of an Event of Default specified in clause (8) of Section 6.01, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes, or, with respect to any Event of Default relating to Section 4.11 hereof, Harbinger and EchoStar collectively, so long as Harbinger and EchoStar collectively hold at least 30% in aggregate principal amount of the then outstanding Notes (in each case, the “Electing Holders”), by notice in writing to the Trustee and the Issuer, may declare all the Notes to be due and payable. Notwithstanding anything contained in this Indenture or the Notes to the contrary, upon such a declaration, the principal of, premium, if any, and accrued and unpaid interest, if any, on the Notes will become immediately due and payable.

(b)           In the event of a declaration of acceleration of the Notes by the Electing Holders pursuant to clause (a) of this Section 6.02, each Holder, other than the Electing Holders, shall have the right to purchase for cash, and the Electing Holders shall have the obligation to sell, all of such Electing Holders’ right, title and interest in and to the Notes, for a purchase price consisting of 100% of the principal of and the accrued and unpaid interest, fees, costs and expenses on the outstanding amount of Notes held by such Electing Holders.

SECTION 6.03                Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or the Guarantees.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative (to the extent permitted by law).

SECTION 6.04                Rescission of Acceleration; Waiver of Past Defaults. The Holders of at least 70% in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes. When a Default is waived, it is deemed cured and ceases to exist and any Event of Default arising therefrom shall be deemed to have been cured and waived for every purpose under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05                Control by Majority. The Holders of a majority in aggregate principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee by this Indenture. However, the Trustee may refuse to follow any direction (a) that conflicts with law, (b) that conflicts with the provisions of this Indenture, (c) if the board of directors or trustees, or executive committee, or trust committee of directors or trustees or trust officers of the Trustee determines in good faith that the action or proceeding so directed would involve the Trustee in personal liability or expense for which it is not adequately indemnified (as determined by such body) or (d) subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Noteholders; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all liability, losses and expenses caused by taking or not taking such action.

SECTION 6.06                Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Noteholder may pursue any remedy with respect to this Indenture, the Notes or any Guarantee unless:

(a)           such Holder has previously given the Trustee notice that an Event of Default is continuing;

(b)           Holders of at least 30% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(c)           such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(d)           the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(e)           the Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

SECTION 6.07                Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08                Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may obtain judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.06.

SECTION 6.09                Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Issuer, any Subsidiary or any Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06.

SECTION 6.10                Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.06;

SECOND: to Noteholders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD: to the Issuer.

The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Noteholder and the Issuer a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11                Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.06 or a suit by Holders of more than 10% in principal amount of the Notes.

SECTION 6.12                Waiver of Stay or Extension Laws. Neither the Issuer nor any Guarantor (to the extent they may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.13                 Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent or subsequent assertion or exercise of any other right or remedy.

SECTION 6.14                Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7.
TRUSTEE

SECTION 7.01                Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(1)           the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such statements, certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the statements, certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)           this paragraph does not limit the effect of Section 7.01(b);

(2)           the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Trust Officers unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from any party authorized to direct the Trustee under this Indenture.

(d)           Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f)           Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any potential or actual liability or expense (financial or otherwise) in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability or expense is not reasonably assured to it.

SECTION 7.02                Rights of Trustee. Subject to Section 7.01:

(a)           The Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any such document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c)           The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e)           The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)            The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g)           The Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture.

(h)           The permissive rights of the Trustee to take any action enumerated in this Indenture shall not be construed as a duty to take such action.

(i)            The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(j)            The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k)            Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.

(l)            [Reserved].

(m)          The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(n)           In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(o)           The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including acts of God, earthquakes, fire, flood, terrorism, wars and other military disturbances, sabotage, epidemics, riots, interruptions, loss or malfunction of utilities, computer (hardware or software) or communications services, accidents, labor disputes, acts of civil or military authorities and governmental action.

(p)           The Trustee shall have no duty to inquire as to the performance of the Issuer with respect to the covenants contained in Articles 4 or 5. Delivery of reports, information and documents to the Trustee under Article 4 is for informational purposes only, and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Issuer’s compliance with any of its covenants hereunder.

SECTION 7.03                Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. However, the Trustee is subject to Sections  7.09, 7.10 and 7.11.

SECTION 7.04                Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

SECTION 7.05                Notice of Defaults. If a Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder notice of the Default. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Noteholders. The Issuer shall deliver to the Trustee, forthwith upon any Officer obtaining actual knowledge of any Default, written notice of any event which would constitute such Default, its status and what action the Issuer is taking or proposes to take in respect thereof. Notwithstanding anything to the contrary expressed in this Indenture, the Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder, except in the case of an Event of Default under Section 6.01(a)(1) or (2) (provided that the Trustee is Paying Agent), unless and until a Trust Officer receives written notice thereof at its Corporate Trust Office, from the Issuer or a Holder that such Default has occurred and such notice references this Indenture and the Notes.

SECTION 7.06                Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation as is agreed to in writing by the Trustee and Issuer for the Trustee’s services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, advances and expenses incurred or made by it, including but not limited to costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents, counsel, accountants and experts. The Issuer and each Guarantor, jointly but not severally, shall indemnify and defend the Trustee and its officers, directors, shareholders, agents and employees (each, an “Indemnified Party”) for and hold each Indemnified Party harmless against any and all loss, damage, claims, liability or expense (including reasonable attorneys’ fees and expenses) including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by them without negligence or bad faith on their part arising out of or in connection with the acceptance or administration of this Indenture or the Notes and the performance of their duties hereunder, including the cost and expense of enforcing this Indenture against the Issuer (including this Section 7.06), and defending itself against or investigating any claim or liability (whether asserted by a Holder or any other person). The Trustee, in its capacity as Paying Agent, Registrar, Custodian and agent for service of notice and demands, and the Trustee’s officers, directors, shareholders, agents and employees, when acting in such other capacity, shall have the full benefit of the foregoing indemnity as well as all other benefits, rights and privileges accorded to the Trustee in this Indenture when acting in such other capacity. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notify the Issuer shall not relieve the Issuer or any Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the Indemnified Parties shall provide reasonable cooperation at the Issuer’s expense in the defense. Such Indemnified Parties may have separate counsel and the Issuer shall pay the fees and expenses of such counsel; provided that the Issuer shall not be required to pay such fees and expenses if it assumes such Indemnified Parties’ defense and, in such Indemnified Parties’ reasonable judgment, there is no conflict of interest between the Issuer and such parties in connection with such defense. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an Indemnified Party through such party’s own willful misconduct, negligence or bad faith. The Issuer need not pay any settlement made without its consent (which consent shall not be unreasonably withheld).

The Trustee’s right to receive payment of any amounts due under this Indenture shall not be subordinated to any other Indebtedness of the Issuer, and the Notes shall be subordinate to the Trustee’s rights to receive such payment.

The Issuer’s payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(a)(8) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.07                Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuer in writing. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

(a)           the Trustee is adjudged bankrupt or insolvent;

(b)           a receiver or other public officer takes charge of the Trustee or its property; or

(c)           the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the “retiring Trustee”), the Issuer shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in aggregate principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s and Guarantors’ obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

SECTION 7.08                Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided, that such Person shall be qualified and eligible under this Article 7.

In case at the time such successor or successors by consolidation, merger, conversion or transfer shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Notes or this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.09                Eligibility; Disqualification. The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 7. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

SECTION 7.10                Preferential Collection of Claims against the Issuer. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 7.11                Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

ARTICLE 8.
EXCHANGE RIGHT

SECTION 8.01                Exchange Right of the Holders.

(a)           Any Holder may elect to exchange the principal amount of such Holder’s Notes, plus any accrued and unpaid interest thereupon, in whole or in part, on any day on or after the date of effectiveness of the First Supplemental Indenture to and including the Maturity Date, for each $1,000 principal amount of the Notes exchanged, for a number of shares of the Holdings Series G Preferred Stock equal to the Exchange Ratio on the Exchange Date. Upon any such exchange, Holdings and/or the Issuer shall, on the Exchange Settlement Date, deliver such shares of the Holdings Series G Preferred Stock to such Holder. The right of the Holders to exchange the Notes pursuant to this Article 8 is herein called the “Exchange Right”.

(b)           In order for the exercise of such option to be effective and the Notes to be exchanged, any material filing, registration or approval required pursuant to the first sentence of Section 8.05(c) shall have been obtained and the Issuer must receive at the applicable address of the Issuer set forth below (or at such other place or places of which the Issuer shall from time to time notify the Holders of the notes), not later than 3:00 P.M., New York City Time, on the Exchange Date (or, if the Exchange Date is not a Business Day, the next succeeding Business Day) or if the Exchange Date is a Purchase Date or a Maturity Date, on the Business Day preceding such date, either (i) the Notes to be exchanged, with the “Official Notice of Exchange” substantially in the form of Exhibit K, duly completed and signed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of such Notes to be exchanged, (b) the principal amount of such Notes and the amount of such Notes to be repaid, (c) a statement that the Exchange Right is being exercised thereby and (d) a guarantee stating that the Issuer will receive such Notes, with the “Official Notice of Exchange” substantially in the form of Exhibit K duly completed and signed, not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (provided that such Notes and form duly completed and signed are received by the Issuer by such fifth Business Day). Any such election shall be irrevocable. If the Issuer receives the Official Notice of Exchange after 3:00 P.M., New York City time, then it shall be deemed to have been received on the next Business Day. The address to which such deliveries are to be made is TerreStar Networks Inc., 12010 Sunset Hills Road, 9th Floor, Reston, VA 20190 Attn: Jeffrey W. Epstein (or at such other places as the Issuer shall have notified the Holders of the Notes). The foregoing requirements shall mean, with respect to any exchange of the Notes pursuant to this Article 8, the “Exercise Requirements” and shall apply to any such exchange.

(c)           The Issuer shall deliver such shares of the Holdings Series G Preferred Stock to the Trustee for delivery to such Holder on the Exchange Settlement Date, but not before delivery of the Notes to be exchanged to the Trustee.

(d)           If upon exchange of any Notes, the Issuer is to deliver shares of the Holdings Series G Preferred Stock, it shall not pay cash in lieu of delivering any fractional share of the Holdings Series G Preferred Stock and the number of shares of Holdings Series G Preferred Stock to be delivered shall instead be rounded to the nearest whole number.

(e)           [Reserved].

(f)            Partial exchanges of the Notes held by any Holder will be permitted only in multiples of $1,000. References herein to any portion of the Notes being exchanged shall mean the entire amount of such Notes if the entire amount is being exchanged.

(g)           Notwithstanding the provisions of this Section 8.01, a Holder shall not be entitled to exchange a principal amount of the Notes to the extent that the exchange of such principal amount of Notes would constitute a change-of-control of the Issuer or the Parent, as applicable, pursuant to (a) the Existing Indenture, (b) the Parent Series B Preferred Stock, (c) the Series A Cumulative Preferred Stock of Parent, (d) the Series B Cumulative Preferred Stock of Parent, (e) the Holdings Series G Preferred Stock or (f) Section 382 of the Internal Revenue Code (such exchange restrictions, the “Existing Change-of-Control Restrictions”; provided, however, that any Holder affected by an Existing Change-of-Control Restriction shall have the right to exchange a lesser principal amount of the Notes to the extent that the exchange of such lesser principal amount of the Notes would not trigger any Existing Change-of-Control Restriction.

SECTION 8.02                Closing Price.  The Closing Price for one share of the Parent Common Stock (or one unit of any other security for which a Closing Price must be determined) on any Business Day means:

(1)           if the Parent Common Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the Parent Common Stock (or any such other security) is listed or admitted to trading, or

(2)           if the Parent Common Stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by the National Association of Securities Dealers, Inc., the last reported sale price of the principal trading session on the OTC Bulletin Board Service on such day.

If the Parent Common Stock (or any such other security) is listed or admitted to trading on any national securities exchange but the last reported sale price is not available pursuant to the preceding sentence, then the Closing Price for one share of the Underlying Stock (or one unit of any other security) on any Business Day shall mean the last reported sale price of the principal trading session of the Parent Common Stock on the over-the-counter market as reported on the OTC Bulletin Board Service on such day.

If the last reported sale price for the Parent Common Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for one share of the Parent Common Stock for any Business Day will be the mean, as determined by the Calculation Agent, of the bid prices for the Parent Common Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. The term OTC Bulletin Board Service shall include any successor service thereto.

SECTION 8.03                Market Disruption Event. A “Market Disruption Event”, as determined by the Calculation Agent, shall mean the occurrence or existence of any of the following events: (i) a suspension, absence or material limitation of trading in the Parent Common Stock on its primary market for more than two hours of trading or during the one-half hour before the close of trading in that market; (ii) a suspension, absence or material limitation of trading in option or futures contracts relating to the Parent Common Stock, if available, in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market; (iii) the Parent Common Stock does not trade on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Market or what was the primary market for the Parent Common Stock; or (iv) any other event that materially interferes with the Issuer’s ability or the ability of any of the Issuer’s Affiliates to unwind all or a material portion of a hedge with respect to the Notes that the Issuer or its Affiliates have effected or may effect.

The following events shall not be Market Disruption Events: (i) a limitation on the hours or number of days of trading in the Parent Common Stock on its primary market, but only if the limitation results from an announced change in the regular business hours of the relevant market; and (ii) a decision to permanently discontinue trading in the option or futures contracts relating to the Parent Common Stock.

An “absence of trading” in the primary market on which option or futures contracts relating to the Parent Common Stock, if available, are traded shall not include any time when that market is itself closed for trading under ordinary circumstances. However, a suspension or limitation of trading in option or futures contracts relating to the Parent Common Stock, if available, in the primary market for such option or futures contracts, by reason of any of: (i) a price change exceeding limits set by that market; (ii) an imbalance of orders relating to such option or futures contracts; or (iii) a disparity in bid and asked quotes relating to such option or futures contracts shall constitute a suspension or material limitation of trading in option or futures contracts, as the case may be, relating to the Parent Common Stock in the primary market for those contracts.

SECTION 8.04                Taxes on Exchange. The issue of stock certificates on exchange of Notes shall be made without charge to the exchanging Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Issuer shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Holdings Series G Preferred Stock on exchange of Notes pursuant hereto. The Issuer shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Holdings Series G Preferred Stock or the portion, if any, of the Notes which are not so exchanged in a name other than that in which the Notes so exchanged were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Issuer the amount of such tax or has established to the satisfaction of the Issuer that such tax has been paid.

SECTION 8.05                Holdings and Parent to Provide Capital Stock.

(a)           Holdings shall at all times reserve out of its authorized but unissued Capital Stock or Capital Stock held in its treasury enough shares of Holdings Series G Preferred Stock to permit the exchange, in accordance herewith, of all of the Notes and shall deliver to the Issuer in connection with the exchange of any Notes, such number of shares of Holdings Series G Preferred Stock as the Issuer is required to deliver pursuant to this Article 8.  Parent shall at all times reserve all of its authorized but unissued Capital Stock or Capital Stock held in its treasury enough shares of Parent Common Stock to permit the conversion, in accordance with the Certificate of Designation for the Parent Series E Preferred Stock, such number of shares of Parent Common Stock as Holdings is required to deliver to a Person converting Parent Series E Preferred Stock pursuant to such Certificate of Designations.

(b)           Holdings covenants that all shares of Holdings Series G Preferred Stock which may be issued upon exchange of the Notes shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim created by the Parent, Holdings or Issuer.

(c)           If the issuance of any shares of Holdings Series G Preferred Stock or other securities which would be issuable upon exchange of Notes hereunder or the acquisition thereof by any Holder requires a material filing or registration with or approval of any governmental authority before such shares or securities may be issued upon such exchange, Holdings will use its commercially reasonable efforts to cause such material filing, registration or approval or to cooperate with such Holder to satisfy such requirements, as the case may be. The Parent covenants that so long as the Parent Common Stock shall be quoted on the Nasdaq Global Market, the Parent will use its commercially reasonable efforts, if permitted by the rules of the Nasdaq Global Market, to have and keep approved for quoting on the Nasdaq Global Market (subject to notice of official issuance) all Parent Common Stock issuable upon conversion of the Parent Series E Preferred Stock, and Parent will use its commercially reasonable efforts to list the shares of Parent Common Stock required to be delivered upon conversion of the Parent Series E Preferred Stock prior to such delivery upon any other national securities exchange upon which the outstanding Parent Common Stock is listed at the time of such delivery.

(d)           The Parent shall comply with all securities laws regulating the offer and delivery of shares of Parent Common Stock upon conversion of the Parent Series E Preferred Stock.

SECTION 8.06                Adjustment Events. The Calculation Agent shall adjust the Exchange Ratio for the Holdings Series G Preferred Stock as provided in this Section 8.06.

(a)           In case Holdings shall (1) pay a dividend in shares of Holdings Series G Preferred Stock to all holders of Holdings Series G Preferred Stock, (2) make a distribution in shares of Holdings Series G Preferred Stock to all holders of Holdings Series G Preferred Stock, (3) subdivide the outstanding shares of Holdings Series G Preferred Stock into a greater number of shares of Holdings Series G Preferred Stock or (4) combine the outstanding shares of Holdings Series G Preferred Stock into a smaller number of shares of Holdings Series G Preferred Stock, the Exchange Ratio shall be adjusted by multiplying the Exchange Ratio in effect immediately prior to the Ex-Dividend Date of such dividend, distribution, subdivision or combination by the number of shares of Holdings Series G Preferred Stock which a person who owns only one share of Holdings Series G Preferred Stock immediately before such Ex-Dividend Date and who is entitled to participate in such dividend, distribution, subdivision or combination would own immediately after giving effect to such dividend, distribution, subdivision or combination (without giving effect to any arrangement pursuant to such dividend, distribution, subdivision or combination not to issue fractional shares of Holdings Series G Preferred Stock). Any adjustment made pursuant to this Section 8.06(a) shall become effective immediately after the open of business on such Ex-Dividend Date.

(b)           In case Holdings shall issue rights or warrants to all or substantially all holders of Holdings Series G Preferred Stock, entitling them, for a period expiring not more than sixty (60) days immediately following the date of issuance of such rights or warrants, to subscribe for or purchase shares of Holdings Series G Preferred Stock (or securities convertible into or exchangeable or exercisable for Holdings Series G Preferred Stock), at a price per share (or having a conversion, exchange or exercise price per share) that is less than the current market price (as determined pursuant to Section 8.06(e)) of the number of shares of Parent Common Stock into which one share of Parent Series E Preferred Stock is convertible on the Trading Day immediately preceding the announcement of the issuance of such rights or warrants, the Exchange Ratio shall be increased by multiplying the Exchange Ratio in effect immediately prior to the Ex-Dividend Date corresponding to such record date by a fraction of which (A) the numerator shall be the sum of (I) the number of shares of Holdings Series G Preferred Stock outstanding immediately prior to the open of business on such Ex-Dividend Date and (II) the aggregate number of shares (the “Rights Shares”) of Holdings Series G Preferred Stock underlying all such issued rights or warrants (whether by exercise, conversion, exchange or otherwise), and (B) the denominator shall be the sum of (I) number of shares of Holdings Series G Preferred Stock outstanding immediately prior to the open of business on such Ex-Dividend Date and (II) the number of shares of Holdings Series G Preferred Stock which the aggregate exercise, conversion, exchange or other price at which the Rights Shares may be subscribed for or purchased pursuant to such rights or warrants would purchase at such current market price per share of Holdings Series G Preferred Stock. Such increase shall become effective immediately after the open of business on such Ex-Dividend Date. In no event shall the Exchange Ratio be decreased pursuant to this Section 8.06(b).

(c)           In case Holdings shall dividend or distribute to all or substantially all holders of Holdings Series G Preferred Stock shares of Capital Stock of the Parent or any Subsidiary (other than Holdings Series G Preferred Stock), evidences of Indebtedness or other assets, or shall dividend or distribute to all or substantially all holders of Holdings Series G Preferred Stock rights or warrants to subscribe for or purchase securities (other than dividends or distributions of rights or warrants requiring an adjustment to the Exchange Ratio in accordance with Section 8.06(b)), then in each such case the Exchange Ratio shall be increased by multiplying the Exchange Ratio in effect immediately prior to the open of business on the Ex-Dividend Date corresponding to the record date for the determination of stockholders entitled to such dividend or distribution by a fraction of which (A) the numerator shall be the current market price per share of Holdings Series G Preferred Stock (as determined pursuant to Section 8.06(e)) on the Trading Day immediately preceding the announcement of such dividend or distribution and (B) the denominator shall be an amount equal to (I) such current market price per share of Holdings Series G Preferred Stock less (II) the fair market value (as determined in good faith by the Calculation Agent, whose determination shall be conclusive), on such Ex-Dividend Date, of the portion of the shares of Capital Stock, evidences of Indebtedness, assets, rights and warrants to be dividended or distributed applicable to one share of Holdings Series G Preferred Stock, such increase to become effective immediately after the open of business on such Ex-Dividend Date; provided, however, that if such denominator is equal to or less than $1.00, then, in lieu of the foregoing adjustment to the Exchange Ratio, adequate provision shall be made so that each Holder shall have the right to receive upon exchange of its Notes, in addition to any consideration otherwise payable as herein provided upon such exchange, an amount of shares of Capital Stock, evidences of Indebtedness, assets, rights and/or warrants that such Holder would have received had such Holder converted all of its Notes on such Ex-Dividend Date.

Rights or warrants distributed by Holdings to all holders of Holdings Series G Preferred Stock entitling the holders thereof to subscribe for or purchase shares of Holdings’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Holdings Series G Preferred Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Holdings Series G Preferred Stock, shall be deemed not to have been distributed for purposes of this Section 8.06 (and no adjustment to the Exchange Ratio under this Section 8.06 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Ratio shall be made under this Section 8.06(c). In no event shall the Exchange Ratio be decreased pursuant to this Section 8.06(c).

(d)           In addition to the foregoing adjustments in subsections (a), (b) and (c) above, the Issuer, from time to time and to the extent permitted by law, may increase the Exchange Ratio by any amount for a period of at least twenty (20) days or such longer period as may be required by law, if the Board of Directors of the Issuer has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Issuer. Such Exchange Ratio increase shall be irrevocable during such period. The Issuer shall give notice to the Trustee and cause notice of such increase to be mailed to each Holder of Notes at such Holder’s address as the same appears on the registry books of the Registrar, at least fifteen (15) days prior to the date on which such increase commences.

(e)           For the purpose of any computation under this Section 8.06, (i) the current market price per share of Holdings Series G Preferred Stock on any date shall be deemed to be the average of the Closing Prices for the Parent Common Stock for the ten (10) consecutive Trading Days ending on, but excluding, the earlier of such date and the close of business on the Trading Day immediately preceding the Ex-Dividend Date with respect to the issuance or distribution requiring such computation multiplied by the number of shares of Parent Common Stock into which one share of Holdings Series G Preferred Stock is then convertible, provided, however, that such current market price per share of Parent Series E Preferred Stock shall be appropriately adjusted by the Calculation Agent, in its good faith determination, to account for any adjustment, pursuant hereto, to the Exchange Ratio that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Exchange Ratio where the Ex-Dividend Date of such event occurs, at any time during the period that begins on, and includes, the first day of such ten (10) consecutive Trading Days and ends on, and includes, the date when the adjustment to the Exchange Ratio on account of the event requiring the computation of such current market price becomes effective, and (ii) the number of shares of Parent Common Stock at any time outstanding shall not include shares held in the treasury of the Parent.

Unless the context requires otherwise, the term “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Holdings Series G Preferred Stock have the right to receive any cash, securities or other property or in which the shares of Holdings Series G Preferred Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

SECTION 8.07                Other Adjustments. Except as prohibited by law or by the continued listing requirements of the Nasdaq Global Market or any other securities exchange on which the Parent Common Stock may then be listed, the Issuer may make such increases in the Exchange Ratio, in addition to those required by Section 8.06 hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Parent or to its stockholders will not be taxable to the recipients thereof or in order to diminish any such taxation.

SECTION 8.08                Notice of Adjustment. Whenever the Exchange Ratio is adjusted, the Issuer shall promptly mail, or cause to be mailed, to Holders at the addresses appearing on the Registrar’s books a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

SECTION 8.09                Notice of Certain Transactions. In the event that:

(1)           Holdings takes any action, or becomes aware of any event, which would require an adjustment in the Exchange Ratio,

(2)           Parent takes any action, or becomes aware of any event, which would require an adjustment in the conversion rate for conversions of Parent Series E Preferred Stock into Parent Common Stock,

(3)           Holdings takes any action that would require a supplemental indenture pursuant to Section 8.10, or

(4)           there is a dissolution or liquidation of the Parent, Holdings or the Issuer,

the Issuer shall mail, or caused to be mailed, to Holders at the addresses appearing on the Registrar’s books and the Trustee a written notice stating the proposed record, effective or expiration date, as the case may be, of any transaction referred to in clause (1), (2), (3) or (4) of this Section 8.09. The Issuer shall mail, or cause to be mailed, such notice at least twenty (20) days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2), (3) or (4) of this Section 8.09.

SECTION 8.10                Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on Exchange Privilege. If any of the following shall occur, namely: (i) any reclassification or change in the Holdings Series G Preferred Stock issuable upon exchange of Notes (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of Holdings Series G Preferred Stock), (ii) any consolidation, merger or binding share exchange to which Holdings is a party other than a merger in which Holdings is the continuing Person and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, the Holdings Series G Preferred Stock or (iii) any sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of Holdings and its Subsidiaries, taken as a whole, in each case pursuant to which the Holdings Series G Preferred Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then Holdings or such successor or purchasing Person, as the case may be, and the Issuer shall, as a condition precedent to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing that, at and after the effective time of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the Holder of each Note then outstanding shall have the right to exchange such Note (if otherwise exchangeable pursuant to this Article 8) into the kind and amount of cash, securities or other property (collectively, “Reference Property”) receivable upon such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition by a holder of a number of shares of Holdings Series G Preferred Stock equal to a fraction whose denominator is one thousand (1,000) and whose numerator is the product of the principal amount of such Note and the Exchange Ratio in effect immediately prior to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition (assuming, if holders of Holdings Series G Preferred Stock shall have the opportunity to elect the form of consideration to receive pursuant to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, that the Collective Election shall have been made with respect to such election); provided, however, that at and after the effective time of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the Notes will thereafter to be convertible into cash, Reference Property or a combination of cash and Reference Property, at the Holder’s election, at the Exchange Ratio.

If holders of Holdings Series G Preferred Stock shall have the opportunity to elect the form of consideration to receive pursuant to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then Holdings and Issuer shall make adequate provision to give Holders, treated as a single class, a reasonable opportunity to elect (the “Collective Election”) the form of such consideration for purposes of determining the composition of the Reference Property referred to in the immediately preceding sentence, and once such election is made, such election shall apply to all Holders after the effective time of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition.

The supplemental indenture referred to in the first sentence of this Section 8.10 shall provide for adjustments of the Exchange Ratio (including any components of the Reference Property) which shall be as nearly equivalent as may be practicable to the adjustments of the Exchange Ratio provided for in this Article 8. The foregoing, however, shall not in any way affect the right a Holder of a Note may otherwise have, pursuant to Section 8.06(b) or Section 8.11, to receive rights or warrants upon exchange of a Note. If, in the case of any such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the stock or other securities and property (including cash) receivable thereupon by a holder of Holdings Series G Preferred Stock includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors of Issuer in good faith shall reasonably determine necessary by reason of the foregoing. The provisions of this Section 8.10 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.

In the event Holdings or such successor or purchasing Person, as the case may be, Parent and the Issuer shall execute a supplemental indenture pursuant to this Section 8.10, the Issuer shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Notes upon the exchange of their Notes after any such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition and any adjustment to be made with respect thereto.

SECTION 8.11                Rights Distributions Pursuant to Stockholders’ Rights Plans. Upon exchange of any Note or a portion thereof, the Parent shall make provision for the Holder thereof to receive, to the extent such Holder receives shares of Parent Common Stock upon the conversion of Holdings Series G Preferred Stock, in addition to, and concurrently with the delivery of, the consideration otherwise payable hereunder upon such exchange, the rights described in any stockholders’ rights plan the Parent may have in effect at such time and no adjustment to the Exchange Ratio shall be made on account thereof, unless such rights have been separated from the Parent Common Stock prior to the time of exchange or conversion, in which case the Exchange Ratio shall be adjusted upon such separation in accordance with Section 8.06(c).

ARTICLE 9.
AMENDMENTS

SECTION 9.01                Without Consent of Holders. The Issuer, Holdings, Parent, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees, without notice to or consent of any Holder of Notes to:

(a)           cure any ambiguity, defect or inconsistency;

(b)           provide for uncertificated Notes in addition to or in place of certificated Notes;

(c)           provide for the assumption of the Issuer’s or any Guarantor’s obligations to Holders of Notes and Guarantees in the case of a merger, consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, as applicable;

(d)           make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights of any such Holder under this Indenture, the Notes or the Guarantees in any material respect;

(e)           evidence and provide for the acceptance of an appointment of a successor trustee;

(f)            release a Guarantor from its obligations under its Guarantee, the Notes or this Indenture in accordance with the applicable provisions of this Indenture;

(g)           add Guarantees with respect to the Notes; or

(h)           comply with the rules of any applicable securities depositary or, if required, with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

After an amendment under this Section becomes effective, the Issuer shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all the Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.02                With Consent of Holders. The Issuer, Holdings, Parent, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees without notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount, of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Notwithstanding the foregoing, without the consent of each Holder affected, an amendment or waiver shall not (with respect to any Notes held by a non-consenting Holder):

(a)           reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;

(b)           reduce the principal of (or premium on) or change the fixed maturity of any Note, reduce any premium payable upon,, repurchase of any Note (other than Section 4.10 or 5.08);

(c)           reduce the rate of or change the time for payment of interest on any Note;

(d)           waive a Default or Event of Default in the payment of principal of or interest or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(e)           make any Note payable in currency other than that stated in the Notes;

(f)            make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(g)           release any Guarantor that is a Significant Subsidiary from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(h)           modify the provisions in this Indenture dealing with the application of trust moneys in any manner adverse to the Holders of the Notes; or

(i)            make any change in Section 9.01 or this Section 9.02.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment or waiver under this Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

After an amendment under this Section becomes effective, the Issuer shall mail to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all the Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.03                Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives written notice of revocation before the date the requisite number of consents are received by the Issuer or the Trustee. After an amendment or waiver becomes effective, it shall bind every Noteholder. An amendment or waiver becomes effective once the requisite number of consents are received by the Issuer or the Trustee and any other conditions to effectiveness of such consent specified in the amendment or waiver are satisfied.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

SECTION 9.04                Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION 9.05                Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture that such amendment is the legal, valid and binding obligation of the Issuer and the Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

SECTION 9.06                Compliance with TIA. Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA, if required, as in effect at the date of such amendment or supplement.

ARTICLE 10.
GUARANTEES

SECTION 10.01              Guarantee.

(a)           Each Guarantor hereby jointly and severally unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment of principal of, premium, if any, and interest on the Notes when due, whether at maturity, by acceleration, by repurchase or otherwise, subject to any applicable grace period, and all other monetary obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer, whether for expenses, indemnification or otherwise under this Indenture and the Notes (all of the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)           Each Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any Guaranteed Obligations; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 5.03.

(c)           Each Guarantor further agrees that its Guarantee herein constitutes a Guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(d)           Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

(e)           In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or premium, if any, or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by repurchase or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest or premium, if any, on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Issuer to the Holders and the Trustee.

(f)            Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

SECTION 10.02              Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be guaranteed without rendering this Indenture and the respective Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 10.03              Successors and Assigns. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04              No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05              Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06              Execution and Delivery of the Guarantee. The execution by each Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit J hereto) evidences the Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note after authentication by the Trustee constitutes due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.

SECTION 10.07              Release of Guarantees.

(a)           The Guarantee of a Guarantor will be automatically released:

(1)           in accordance with the provisions in Section 4.07(d) or 5.03(f);

(2)           with respect to any Foreign Subsidiary, if the other Guarantee which resulted in the creation of the Guarantee pursuant to Section 4.07(b) is released or discharged, except a discharge or release by or as a result of payment under such Guarantee;

(3)           if the Issuer designates such Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or

(4)           upon the Legal or Covenant Defeasance or satisfaction and discharge of the Notes and the Subsidiary Guarantees as provided under Sections  8.01, 8.02 and 8.03.

ARTICLE 11.
MISCELLANEOUS

SECTION 11.01              Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Issuer, Parent, Holdings, or a Guarantor:

TerreStar Networks Inc.
12010 Sunset Hills Road, 9th Floor
Reston, VA 20190
Attn: Jeffrey W. Epstein

with a copy to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Attention: Joerg Esdorn

if to the Trustee:

U.S. Bank National Association
EP-MN-WS3C
60 Livingston Avenue
St. Paul MN 55107-1419
Attn: Corporate Trust Services
Fax: (651) 495-8097

The Issuer, Parent, Holdings or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.02              Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, at the request of the Trustee the Issuer shall furnish to the Trustee:

(a)           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.03) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.03) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.03              Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a)           a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

(d)           a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 11.04              When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 11.05              Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.06              Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the state where the Corporate Trust Office is located. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 11.07              GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 11.08              No Recourse Against Others. A director, officer, incorporator, employee or stockholder of the Issuer or any Guarantor, as such, shall not have any liability for any obligations of the Issuer or any Guarantor under the Notes, this Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

SECTION 11.09              Successors. All agreements of the Issuer and each Guarantor in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.10              Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 11.11              Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections  of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 11.12              Severability. In case any one or more of the provisions in this Indenture, in the Notes or in the Guarantee shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 11.13              No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.14              Trust Indenture Act Controls. If any provision hereof limits, qualifies or conflicts with another provision of the TIA which is required hereunder to be a part of and govern this Indenture, the required provision shall control.

SECTION 11.15              Communications by Holders with other Holders. Noteholders may communicate pursuant to Section 312(b) of the TIA with other Noteholders with respect to their rights under this Indenture or the Notes. The Trustee shall comply with Section 312(b) of the TIA relating to Noteholder communications. The Issuer, the Trustee, the Registrar and any other person shall have the protection of Section 312(c) of the TIA.

SECTION 11.16              Submission to Jurisdiction; Agent for Service of Process. Any legal action or proceeding with respect to this Indenture, the Notes, the Guarantees or the Security Agreements may be instituted in the federal courts of the United States of America located in The City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in The City of New York and by execution and delivery of this Indenture, each of the Issuer, Parent, Holdings, the Guarantors and the Trustee consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. Each of the Issuer, Parent, Holdings, the Guarantors and the Trustee irrevocably waives any objection, including an objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Indenture, the Notes, the Guarantees, the Security Agreements or any other document related thereto. Each of the Issuer, Parent, Holdings, the Guarantors and the Trustee agrees that service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought in any such court. Each party not located in the United States hereby irrevocably appoints CT Corporation System, which currently maintains a New York City office at 111 Eighth Avenue-13th Floor, New York, New York 10011, United States of America, as its agent to receive service of process or other legal summons for purposes of any such action or proceeding that may be instituted in any state or federal court in the City and State of New York.

SECTION 11.17              Agent; Determinations. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination of a manifest error, shall be conclusive for all purposes and binding on the Issuer and the Holders and beneficial owners of the Notes. The Issuer, with the approval of at least a majority of its Board of Directors, may at any time change the Registrar, Paying Agent, Authenticating Agent and Calculation Agent with notice to the Holders.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

TERRESTAR NETWORKS INC.

By:
Name:
Title:

TERRESTAR CORPORATION

By:
Name:
Title:

TERRESTAR HOLDINGS INC.

By:
Name:
Title:

TERRESTAR NATIONAL SERVICES, INC.

By:
Name:
Title:

TERRESTAR LICENSE INC.

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Indenture Signature Page]

EXHIBIT A

[FACE OF NOTE]

TERRESTAR NETWORKS INC.

6.5% Senior Exchangeable PIK Note due 2014

[CUSIP] [CINS] __________

No. __________	$__________

TerreStar Networks Inc., a Delaware corporation (the “Issuer,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to __________, or its registered assigns, the principal sum of __________ DOLLARS ($__________) [or such other amount as indicated on the Schedule of Increases and Decreases of Notes attached hereto]1 on the earlier of (a) July 23, 2008, if the shareholders of TerreStar Corporation fail to approve the Spectrum Contribution on or prior to such date and (b) June 15, 2014 (the “Maturity Date”).

Interest Rate: As set forth on the reverse hereof.

Interest Payment Dates: March 15, June 15, September 15 and December 15.

Regular Record Dates: March 1, June 1, September 1 and December 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

1	For Global Securities only

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:	TERRESTAR NETWORKS INC.

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 6.5% Senior Exchangeable PIK Note due 2014 described in the Indenture referred to in this Note.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF SECURITY]

TERRESTAR NETWORKS INC.

6.5% Senior Exchangeable PIK Note due 2014

1.             Principal and Interest. The Issuer promises to pay the principal of this Note on the Maturity Date.

The Issuer promises to pay interest on the principal amount of this Note as follows:

(a)           Interest on this Note will accrue at a rate of 6.5% per annum from the issue date of the Note and will be payable quarterly in arrears on each Interest Payment Date as set forth on the face of this Note commencing on March 15, 2008 to the Holders of record on the Regular Record Date set forth on the face of this Note immediately preceding each Interest Payment Date; provided, that Additional Notes issued (A) after an Interest Payment Date and prior to the next succeeding Regular Record Date will accrue such interest from, and including, the immediately preceding Interest Payment Date as though such Additional Notes had been outstanding since such date;

(b)           except as set forth in this Note and the Indenture accrued interest on this Note will be payable in Additional Notes;

(c)           Interest accruing on the Notes and payable on or before March 15, 2011 shall be paid in the form of Additional Notes as provided in Section 2.15 of the Indenture. All interest shall accrue and be payable in cash and not in Additional Notes commencing on the earliest of (i) March 16, 2011, (ii) acceleration of the Securities pursuant to Section 6.04 of the Indenture (unless such acceleration shall be rescinded in accordance with Section 6.02 of the Indenture, in which case this clause (ii) shall not apply ab initio and such interest shall be payable in additional Securities, subject to clauses (i) and (iii) of this paragraph) and (iii) the occurrence of an Event of Default under Section 6.01(viii) of the Indenture (with respect to the Company or any of its Subsidiaries). In addition, interest payable on this Note in connection with a repurchase under the Indenture shall be paid in cash; and

(d)           notwithstanding clause (a) above,

(i)           if by February 29, 2008, TerreStar Corporation fails to file an information statement (the “Information Statement”) with the Securities and Exchange Commission that informs its shareholders that it has obtained the Stockholder Approval, the Issuer will pay additional interest on this Note from March 1, 2008 to the date of the Stockholder Approval, which additional interest shall equal an increase in the annual interest rate on this Note (in addition to any increases required pursuant to clause (ii) of this paragraph) by 1.0% per annum;

(ii)          if by April 30, 2008, TerreStar Corporation fails to mail the Information Statement that includes an irrevocable written consent executed by a majority of the shareholders of TerreStar Corporation that approves the Spectrum Contribution, the Issuer will pay additional interest on this Note from May 1, 2008 to the date of the Stockholder Approval, which additional interest shall equal an increase in the annual interest rate on this Note (in addition to any increases required pursuant to clause (i) of this paragraph) by 1.0% per annum;

(iii)         any certification required by the foregoing clauses (i) or (ii) shall be in the form of an Officers’ Certificate provided to the Trustee signed by the Issuer’s Chief Executive Officer and Chief Financial Officer.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date and the next Interest Payment Date, from such Interest Payment Date) or, if no interest has been paid, from the date this Note was issued. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date determined in accordance with the Indenture.

If the payment of interest as set forth in the preceding would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in this Note, the Indenture or any Guarantee, or any other agreement entered into in connection with or as security for this Note, the Indenture or any Guarantee, it is agreed that the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by any Holder under this Note, the Indenture or any Guarantee, or under any other agreement entered into in connection with or as security for this Note, the Indenture or any Guarantee, shall under no circumstances exceed the maximum amount allowed by such applicable law and any excess shall be canceled automatically and, if theretofore paid, shall be refunded by each applicable Holder to the Issuer.

2.             Indenture; Guarantee. This is one of the Notes issued under an Indenture dated as of February 7, 2008 (as amended from time to time, the “Indenture”), among Parent, the Issuer, the guarantors from time to time party thereto and U.S. Bank National Association, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are senior obligations of the Issuer. Subject to certain conditions, Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class. This Note is guaranteed by the Guarantors as set forth in the Indenture.

3.             Repurchase. This Note may be the subject of a Repurchase Offer, as further described in the Indenture. Except for certain required Repurchase Offers, there is no sinking fund or mandatory repurchase applicable to this Note.

4.             Paying Agent, Registrar, Authenticating Agent, and Calculation Agent. Initially, the Trustee will act as Paying Agent, Registrar, Authenticating Agent and Calculation Agent. The Company may change any Paying Agent, Registrar, Bid Solicitation Agent or Conversion Agent in accordance with Section 11.17 of the Indenture.

5.             Registered Form; Denominations; Transfer; Exchange. The Notes are in registered form without coupons in denominations of $1,000 principal amount and any multiple of $1,000 in excess thereof, except that Additional Notes in payment of interest may be issued in other denominations. A Holder may register the transfer or exchange of Notes in accordance with the terms of the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

6.             Defaults and Remedies. If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders may declare all the Notes to be due and payable in accordance with the terms of the Indenture. If a bankruptcy or insolvency default with respect to the Issuer, any Restricted Subsidiary of the Issuer that is a Significant Subsidiary, any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, the FCC License Subsidiary or any Canadian Entity occurs and is continuing, the Notes will automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies. Pursuant to the terms of the Indenture, any Holder of the Notes other than the Electing Holders has the right to purchase for cash, and the Electing Holders have the obligation to sell, all of such Electing Holders’ right, title and interest in and to the Notes.

7.             Amendment and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended, with the consent of the Holders of a majority in principal amount of the outstanding Notes and defaults may be waived with the consent of the Holders of 70%. Without notice to or the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect, inconsistency or similar correction.

8.             Registration Rights. The Holders are entitled to registration rights as set forth in the Registration Rights Agreement. The Holders shall be entitled to receive additional interest in certain circumstances, all as set forth in the Registration Rights Agreement.

9.             Authentication. This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

10.           Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

11.           Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Issuer will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED
ON ALL SECURITIES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows: ☐

Check One

☐
(1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended, and certification in the form of Exhibit F to the Indenture is being furnished herewith.

☐
 (2) This Note is being transferred to a non-U.S. person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

or

☐
(3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:
Seller

By:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:2
By:
To be executed by an executive officer

2
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Issuer pursuant to Section 3.01 of the Indenture, check the box: ☐

If you wish to have a portion of this Note purchased by the Issuer pursuant to Section 3.01 of the Indenture, state the amount (in original principal amount) below:

$__________.

Date:__________

Your Signature: ________________________________
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:3 ___________________________

3
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES AND DECREASES OF NOTES4

The following increases or decreases of the principal amount of this Global Note have been made:

Date of increase or decrease	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

4	For Global Securities

EXHIBIT B

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

B-1

EXHIBIT C

REGULATION S LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

C-1

EXHIBIT D

PRIVATE PLACEMENT LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHER WISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF

D-1